As filed with the Securities and Exchange Commission on April 11, 2024.

Registration No. 333-264456

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 3

TO

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

APOLLO REALTY INCOME SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Governing Instruments)

c/o Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ARIS Management, LLC

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Andrew S. Epstein, Esq. Jason D. Myers, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000	Wallace W. Kunzman. Jr., Esq. James J. Linhardt, Esq. Kunzman & Bollinger, Inc. 5100 N. Brookline, Suite 600 Oklahoma City, OK 73112 (405) 942-3501

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Dated April 11, 2024

PROSPECTUS

APOLLO REALTY INCOME SOLUTIONS, INC.

Maximum Offering of $5,000,000,000—Minimum Offering of $100,000,000

Apollo Realty Income Solutions, Inc. invests primarily in a portfolio of diversified institutional quality, income-oriented commercial real estate primarily in the United States. We are externally managed by our adviser, ARIS Management, LLC, a Delaware limited liability company (the “Adviser”). The Adviser is an affiliate of our sponsor, Apollo Global Management, Inc. (together with its affiliates, our “sponsor”), a global, high-growth alternative asset manager. We intend to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

We are offering on a continuous basis up to $5,000,000,000 in shares of common stock, consisting of up to $4,000,000,000 in shares in our primary offering and up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of nine classes of shares of our common stock, six classes of which are being offered to all investors in this offering (Class S common stock (“Class S shares”), Class D common stock (“Class D shares”), Class I common stock (“Class I shares”), Class F-S common stock (“Class F-S shares”), Class F-D common stock (“Class F-D shares”) and Class F-I common stock (“Class F-I shares” and, together with Class F-S shares and Class F-D shares, the “founder shares”)) and three classes of which are being offered through certain financial intermediaries as described below (Class A-I common stock (“Class A-I shares”), Class A-II common stock (“Class A-II shares”) and Class A-III common stock (“Class A-III shares” and together with Class A-I shares and Class A-II shares, the “anchor shares”), with a dollar value up to the maximum offering amount. During the period beginning on June 29, 2022 and ended December 31, 2023 (the “initial founder shares offering period”), the founder shares were offered to all investors in this offering, subject to the minimum investment requirement for each founder shares class as described herein. Following the initial founder shares offering period, the founder shares will only be offered to investors that subscribed for, or clients of a financial intermediary that in the aggregate subscribed for, founder shares (in any combination thereof) with aggregate proceeds to us of at least $50,000,000 as of January 2, 2024 (the “minimum founder shares subscription requirement”), unless such minimum founder shares subscription requirement is waived by the Dealer Manager. The minimum founder shares subscription requirement does not apply to purchases made by holders of founder shares under our distribution reinvestment plan. We reserve the right to waive the minimum founder shares subscription requirement and/or to renew and extend the initial founder shares offering period in our sole discretion.

Anchor shares are not being offered to all investors in this offering, but only through certain financial intermediaries identified by us whose clients initially purchased founder shares during the initial founder shares offering period and that in the aggregate subscribe for shares with minimum aggregate proceeds to us (the “minimum anchor shares subscription requirement”) as of specified measurement dates as described herein. We reserve the right to waive the minimum anchor shares subscription requirements and/or to extend the anchor shares measurement dates in our sole discretion, subject to approval by a majority of our board of directors (including a majority of our independent directors), the members of which are accountable to our stockholders as fiduciaries. See “Prospectus Summary—Q: What is the difference between the classes of shares of common stock being offered?” and “Description of Capital Stock—Common Stock” for more information about the terms of the anchor shares.

The share classes have different upfront selling commissions and dealer manager fees, different ongoing stockholder servicing fees, and different management fees and performance participation allocations. The purchase price per share for each class of common stock will vary and generally equals our prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. This is a “best efforts” offering, which means that Apollo Global Securities, LLC, the dealer manager for this offering (the “Dealer Manager”), will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering.

Although we do not intend to list shares of our common stock for trading on an exchange or other trading market, in an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a share repurchase plan whereby, subject to certain limitations, stockholders may request on a monthly basis that we repurchase all or any portion of their shares. We may choose to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any particular month, in our discretion, subject to any limitations in the share repurchase plan. The repurchase price per share for each class of common stock would be equal to the then-current offering price before applicable selling commissions and dealer manager fees (the “transaction price”), as determined monthly, for such class.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 37 for risks to consider before buying our shares, including:

•	We have a limited operating history and there is no assurance that we will achieve our investment objectives.

•	We have held our current investments for only a short period of time and you will not have the opportunity to evaluate our future investments before we make them.

•

Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify, or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders, such as when repurchase requests would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of repurchasing our shares. Our board of directors cannot terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•

The amount and source of distributions we may make to our stockholders is uncertain, and if we do make distributions, we may fund such distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital, the deferral of fees by the Adviser, or offering proceeds (including from sales of our common stock or Operating Partnership units to Apollo or the Special Limited Partner, an affiliate of Apollo), and we have no limits on the amounts we may pay from such sources.

•

The purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described above) and are not based on any public trading market. While there will be independent annual appraisals of our properties, the appraisal of properties is inherently subjective, and our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•

We have no employees and are dependent on the Adviser to conduct our operations. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Apollo Accounts (as defined herein), the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital on an ongoing basis, our ability to achieve our investment objectives could be adversely affected.

•

The shares sold in this offering will not be listed on an exchange or quoted through a national quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares. We are not required by our charter or otherwise to provide liquidity to our stockholders.

•	On acquiring shares, you will experience immediate dilution in the net tangible book value of your investment.

•

Your ability to qualify for the anchor shares, which are structured to receive greater benefits as compared to the other share classes, will depend on the eligibility of your financial intermediary. Accordingly, you should consult with your financial intermediary about the ability to acquire anchor shares and determine if it is in your best interest to invest through a financial intermediary eligible to sell or recommend anchor shares.

•

While our investment strategy targets primarily substantially stabilized income oriented commercial real estate assets that have attractive long-term fundamentals in the United States with a focus on providing current income to investors, an investment in us is not an investment in fixed income. Fixed income has material differences from an investment in us, including those related to vehicle structure, investment objectives and restrictions, risks, fluctuation of principal, safety, guarantees or insurance, fees and expenses, liquidity and tax treatment.

•

The acquisition of properties may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments.

•	Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.

•

Investing in commercial real estate assets involves certain risks, including but not limited to: tenants’ inability to pay rent; increases in interest rates and lack of availability of financing; tenant turnover and vacancies; and changes in supply of or demand for similar properties in a given market.

•	Major public health events and related disruptions in the U.S. and global economy and financial markets could adversely impact or disrupt our business.

•	Competition in acquiring properties may reduce our profitability and the return on our stockholders’ investments.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

•

We do not own the Apollo name, but we are permitted to use it as part of our corporate name pursuant to a license agreement with an affiliate of Apollo. Use of the name by other parties or the termination of our license agreement may harm our business.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Securities regulators have not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards, including the “Regulation Best Interest” standard, to any or all purchasers.

The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering different from those that appear in this prospectus.

	Price to the Public(1)	Upfront Selling Commissions(2)	Dealer Manager Fees(2)	Proceeds to Us, Before Expenses(3)
Maximum Offering(4)	$4,000,000,000	$38,901,184	$4,294,149	$3,956,804,666
Class S Shares, per Share	$21.54	$0.62	$0.10	$20.81
Class D Shares, per Share	$21.12	$0.31	—	$20.81
Class I Shares, per Share	$20.80	—	—	$20.80
Class F-S Shares, per Share	$21.54	$0.62	$0.10	$20.81
Class F-D Shares, per Share	$21.12	$0.31	—	$20.81
Class F-I Shares, per Share	$20.62	—	—	$20.62
Class A-I Shares, per Share(5)	$20.88	—	—	$20.88
Class A-II Shares, per Share(5)	$20.84	$—	$—	$20.84
Class A-III Shares, per Share(5)	$20.81	$—	$—	$20.81
Maximum Distribution Reinvestment Plan	$1,000,000,000	—	—	$1,000,000,000

(1)

The price per share shown for each of our Class I shares, Class F-I shares, Class A-I shares and Class A-II shares is the April 1, 2024 transaction price, which is equal to such class’s NAV per share as of February 29, 2024. The price per share for our Class S shares, Class D shares, Class F-S shares, Class F-D shares and Class A-III shares is based on our aggregate NAV per share as of February 29, 2024 before assessing stockholder servicing fees for the months of January and February 2024. Shares of each class will be issued on a monthly basis at a price per share generally equal to the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees.

(2)

The table assumes that all shares are sold in the primary offering, with 1/9 of the gross offering proceeds from the sale of Class S shares, 1/9 from the sale of Class D shares, 1/9 from the sale of Class I shares, 1/9 from the sale of Class F-S shares, 1/9 from the sale of Class F-D shares, 1/9 from the sale of Class F-I shares, 1/9 from the sale of Class A-I shares, 1/9 from the sale of Class A-II shares and 1/9 from the sale of Class A-III shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption. For Class S shares and Class F-S shares sold in the primary offering, investors will pay upfront selling commissions of up to 3.0% of the transaction price and upfront dealer manager fees of 0.5% of the transaction price; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class D shares and Class F-D shares sold in the primary offering, investors will pay upfront selling commissions of up to 1.5% of the transaction price. We will also pay the following selling commissions over time as stockholder servicing fees to the dealer manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class S shares and Class F-S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and Class F-S shares, respectively, in each case, payable monthly, and (b) for Class D shares and Class F-D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares and the Class F-D shares, respectively, in each case, payable monthly. No stockholder servicing fees will be paid with respect to the Class I shares, the Class F-I shares or the anchor shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”

(3)	Proceeds are calculated before deducting stockholder servicing fees or organization and offering expenses payable by us, which are paid over time.
(4)	We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering.
(5)

The anchor shares are not being offered to all investors in this offering, but only through certain financial intermediaries identified by us. See “Description of Capital Stock—Common Stock” for more information about the terms of the anchor shares.

The date of this prospectus is    , 2024

SUITABILITY STANDARDS

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment in shares of our common stock that we will accept for shares of our Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares or Class F-I shares is $2,500 and for shares of our Class A-I shares, Class A-II shares or Class A-III shares (for new clients of a financial intermediary that has qualified to offer the anchor shares that had not previously purchased any founder shares or anchor shares) is $2,500, unless waived by the Dealer Manager.

The anchor shares are not being offered to all investors in this offering, but only through certain financial intermediaries identified by us. Your ability to acquire the anchor shares, and receive the benefits associated with the anchor shares, will depend on the eligibility of your financial intermediary. For example, if you purchase founder shares through a financial intermediary that does not meet the eligibility criteria set forth in “Prospectus Summary—Q: What is the difference between the classes of shares of common stock being offered?,” then you will not qualify to have your founder shares automatically exchanged for the anchor shares. Accordingly, you should consult with your financial intermediary about the ability to acquire the anchor shares and determine if it is in your best interest to invest through a financial intermediary eligible to sell or recommend anchor shares. Your financial intermediary may not know whether it will meet the eligibility criteria set forth in this prospectus to acquire the anchor shares at the time of your purchase of the founder shares. See “Description of Capital Stock—Common Stock” for more information about the terms of the anchor shares.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. For the purpose of these suitability standards, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. Certain broker-dealers selling shares in this offering may impose greater suitability standards than the minimum income and net worth standards described above and the state-specific suitability standards described below.

Alabama Investors. Purchasers residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

California Investors. Purchasers residing in California may not invest more than 10% of their liquid net worth in us.

Idaho Investors. Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

Iowa Investors. Purchasers residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate

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investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of their net worth. Purchasers who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are not subject to the foregoing concentration limit.

Kansas Investors. It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in us and other non-traded REITs to not more than 10% of their liquid net worth.

Kentucky Investors. Purchasers residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated non-publicly traded REITs.

Maine Investors. The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Massachusetts Investors. Purchasers residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

Missouri Investors. No more than 10% of any one Missouri investor’s liquid net worth shall be invested in the securities being registered in this offering.

Nebraska Investors. Purchasers residing in Nebraska who are not “accredited investors” as defined in Regulation D under the Securities Act must limit their aggregate investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth.

New Jersey Investors. Purchasers residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of their liquid net worth. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable investments.

New Mexico Investors. Purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded REITs.

North Dakota Investors. Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.

Ohio Investors. Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable investments.

Oregon Investors. Purchasers residing in Oregon may not invest more than 10% of their liquid net worth in us.

Pennsylvania Investors. Purchasers residing in Pennsylvania may not invest more than 10% of their net worth in us.

Puerto Rico Investors. Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates, and in other non-traded REITs. For purposes of Puerto Rico’s suitability standard,

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“liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Tennessee Investors. Purchasers residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.

Vermont Investors. Purchasers residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investor’s liquid net worth. Vermont residents who are “accredited investors” as defined in 17 C.F.R. § 230.501 are not subject to the limitation described in this paragraph.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock, or by the beneficiary of the account.

Each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. Because the Dealer Manager is forming a selling group of participating broker-dealers to sell the shares, each respective participating broker-dealer will make this suitability and appropriateness determination. In making this determination, the participating broker-dealers will rely upon information provided by the investor, including at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective investor, in addition to any other pertinent factors. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:

•	meet the minimum income and net worth standards established in your state;

•	are or will be in a financial position appropriate to enable you to realize the potential benefits described in the prospectus; and

•	are able to bear the economic risk of the investment based on your overall financial situation.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. Each person selling shares on our behalf has an obligation to take reasonable efforts to determine that the purchase of our shares is a suitable and appropriate investment for each stockholder. In fulfilling this obligation, such persons rely, in part, on your representations and warranties regarding your receipt of this prospectus and regarding your net worth and annual gross income. In the event you, another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

The Securities and Exchange Commission (the “SEC”) adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities

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transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Regulation Best Interest includes the general obligation that broker-dealers and their associated persons act in the best interest of retail customers when recommending any securities transaction or investment strategy, without placing the financial or other interests of the broker-dealer ahead of the retail customer. This enhances the previous “suitability” standard of care applicable to investment recommendations.

To satisfy the general obligation under Regulation Best Interest, the broker-dealer must meet four component obligations:

•

Disclosure Obligation: The broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer.

•	Care Obligation: The broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.

•	Conflict of Interest Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.

•	Compliance Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.

As part of the Care Obligation described above, broker-dealers must evaluate reasonably available alternatives in the best interests of their clients. There are likely less costly alternatives to us that are reasonably available to you, through your broker-dealer or otherwise, and those alternatives may have a lower investment risk. Under Regulation Best Interest, participating broker-dealers must consider whether such alternatives are in the best interests of their clients. You should ask your broker-dealer or other financial professional about what reasonable alternatives exist for you, and how our offering compares to other types of investments (e.g., listed entities) that may have lower costs, complexities, and/or risks and may be available for lower or no commissions. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more or less restrictive pursuant to Regulation Best Interest than under the suitability standard.

In addition to Regulation Best Interest, certain states, including Massachusetts, have adopted or may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states.

In addition to Regulation Best Interest and any state fiduciary standards of care, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company.

The impact of Regulation Best Interest and state fiduciary standards on broker-dealers cannot be determined at this time, as little administrative or case law currently exists under Regulation Best Interest and the full scope of their applicability is uncertain and subject to evolving regulatory guidance.

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ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

The words “we,” “us,” “our” and “our company” refer to Apollo Realty Income Solutions, Inc., together with its consolidated subsidiaries, including the Operating Partnership, unless the context requires otherwise. “Apollo” refers to Apollo Global Management, Inc., together with its subsidiaries, unless the context requires otherwise.

Unless otherwise noted, numerical information relating to Apollo and its affiliates is approximate and is as of December 31, 2023.

In this prospectus, references to “assets under management” are to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments; Apollo’s assets under management equals the sum of: (i) the net asset value plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which Apollo provides investment management or advisory services, other than certain collateralized loan obligations, collateralized debt obligations, and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; (ii) the fair value of the investments of the equity and certain hybrid funds, partnerships and accounts Apollo manages or advises plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; (iii) the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and (iv) the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s assets under management measure includes assets under management for which Apollo charges either nominal or zero fees. Apollo’s assets under management measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of assets under management is not based on any definition of assets under management contained in its governing documents or in any management agreements of the funds Apollo manages. Apollo considers multiple factors for determining what should be included in its definition of assets under management. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in the funds it manages; and (3) the assets under management measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of assets under management may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses assets under management as a performance measurement of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

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Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus and should not be relied upon.

Clarity of the text in this prospectus may be affected by the size of the screen on which it is displayed.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This prospectus summary highlights all material information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Q:	What is Apollo Realty Income Solutions, Inc.?

A:

We are a Maryland corporation formed on September 8, 2021. We are externally managed by our adviser, ARIS Management, LLC, a Delaware limited liability company. The Adviser is an affiliate of our sponsor, Apollo Global Management, Inc.

Q:	Who is Apollo?

A:

Apollo is a global, high-growth alternative asset manager that seeks to provide its clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three business strategies: yield, hybrid and equity. Apollo applies a value-oriented approach across a wide spectrum of alternative asset classes including real assets, credit and private equity. As of December 31, 2023, Apollo had total assets under management of approximately $650.8 billion, comprised of assets under management of approximately $480.5 billion for its yield strategy, approximately $62.5 billion for its hybrid strategy and approximately $107.9 billion for its equity strategy, including approximately $71.2 billion in its real estate business globally. As of December 31, 2023, Apollo had 130 real estate investment professionals globally. Apollo’s experience in real estate investing, as investor and asset manager, spans market cycles and captures every level of the capital structure.

Pursuant to the advisory agreement between us and the Adviser (the “Advisory Agreement”), the Adviser is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. The Adviser is also responsible for oversight over our other service providers. See “Management—The Adviser and Apollo” and “Management—The Advisory Agreement.”

Q:	What are your investment objectives?

A:	Our investment objectives are to invest in assets that will enable us to:

•	provide current income in the form of regular, stable cash distributions to achieve an attractive dividend yield;

•	preserve and protect invested capital;

•	realize appreciation in NAV from proactive investment management and asset management; and

•

provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than public real estate companies.

We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-traded REITs may be subject to volatility related to the values of their underlying assets. See the “Risk Factors” section of this prospectus.

Q:	What is your investment strategy?

A:

Our investment strategy is to acquire primarily a portfolio of diversified institutional quality, income-oriented commercial real estate primarily in the United States that provide current income and potential capital appreciation, which we consider to be comprised of stabilized net lease commercial real estate and

“core plus” real estate in the United States. Specifically, we expect to execute an asset-focused acquisition strategy that targets primarily substantially stabilized commercial real estate assets that have attractive long-term fundamentals in the United States. To a lesser extent, we may invest in real estate debt or real estate-related debt securities primarily in the United States on a selective basis or to provide a source of liquidity for our share repurchase plan, cash management and other purposes or other real estate assets.

Our investment strategy is expected to capitalize on Apollo’s scale, experience, deep knowledge and long-standing and extensive industry relationships in order to identify and acquire our target investments at attractive pricing. We also expect to benefit from Apollo’s reputation and ability to transact in scale with speed and certainty, and extensive relationships in the real estate industry. Apollo believes its integrated model with no information barriers provides Apollo investment professionals with differentiated industry and market insights, as each investment business line draws upon the intellectual capital and experience from others, which Apollo believes is a significant competitive advantage and is distinct from other alternative asset managers. Apollo believes the sharing of knowledge and ideas derived from collaboration across businesses helps its investment professionals identify the best opportunities and protect value through strong execution and durable capital structures.

Q:	What types of properties do you acquire?

A:

Our investments in primarily a portfolio of diversified institutional quality, income-oriented commercial real estate primarily in the United States will focus on a range of asset types. These may include industrial, multifamily, retail and office assets, as well as others, including, without limitation, healthcare, student housing, life sciences, hospitality, senior living, data centers, manufactured housing and storage properties.

Q:	What is a real estate investment trust, or REIT?

A:	We intend to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2023.

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a real estate portfolio under professional management;

•

satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute to stockholders at least 90% of its REIT taxable income with certain exclusions each year; and

•

is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

Q:	What is a non-exchange traded, perpetual-life REIT?

A:

A non-exchange traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally equal to the REIT’s prior month’s NAV per share. In our perpetual-life structure, investors may request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake such consideration until seven years after we complete this offering and we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Q:	How will you identify investments and make decisions on whether to acquire properties?

A:	The Adviser has the authority to implement our investment strategy, as determined by, and subject to the direction of, our board of directors.

Apollo believes its integrated platform and its established network of relationships are critical to generating differentiated and proprietary investment ideas, allowing Apollo to successfully deploy capital across various asset classes and market environments. Apollo believes that its global franchise and integrated investment platform provides economic insights to help generate, shape, and inform its investment theses. First-hand knowledge derived from current and past Apollo funds’ portfolio companies and credit investments allows for real-time views on performance and trends across a wide variety of industries. This access to macroeconomic data as well as specific market and industry knowledge from Apollo funds’ portfolio companies enhances Apollo’s understanding of local markets and tenant credits while screening and underwriting investments. Investment professionals frequently collaborate across disciplines with each member contributing to, and drawing from, Apollo’s knowledge and experience. This relationship has led to a robust real estate-specific sourcing and financing network and provides a comprehensive view of relative value and risk.

In addition, Apollo has developed a strong network of relationships with real estate owners, leading financial institutions, operating partners, senior business executives and government officials. These relationships provide market knowledge and form the backbone of its investment-sourcing network. Apollo has, and expects to continue to have, a significant volume of deal flow. Primary sources of Apollo real estate transactions include:

•	Relationships of individual Apollo investment professionals;

•	Major corporations, real estate owners and real estate operators with which Apollo has worked in the past and that wish to divest assets or partner with Apollo;

•	Investment/commercial banks;

•	Brokers/dealers; and

•	Borrowers.

In Apollo’s opinion, its strong market position makes it attractive to potential sellers, which sometimes approach Apollo on an off-market basis because Apollo is one of the few firms that can manage large and complex property acquisitions. This market recognition gives Apollo leverage to achieve better pricing when negotiating such transactions.

Q:	Do you use leverage?

A:

Yes. We have used and expect to continue to use leverage. Our target leverage ratio after we have raised substantial proceeds in this offering and acquired a broad portfolio of equity real-estate investments (our “ramp-up period”) is approximately 65% of our gross real estate assets (measured using the greater of fair market value and purchase price, including equity in our securities portfolio), inclusive of property-level and entity-level debt and cash, but excluding debt on our securities portfolio. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio.

We have also placed limits in our charter prohibiting us from borrowing more than 300% of our net assets, which approximates borrowing 75% of the cost of our investments. We may exceed this limit if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the justification for doing so to our stockholders.

Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion of the purchase price is not free from risk, however.

Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our stockholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans. Certain of our debt may be floating rate and the effective interest rates on such debt will increase when the relevant interest benchmark increases.

For additional information on our leverage, see “Investment Objectives and Strategy—Borrowing Policies,” “Selected Information Regarding our Operations—Our Indebtedness” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

Q:	Will your investment guidelines overlap with the objectives or guidelines of any of Apollo’s affiliates, and do any Apollo affiliates receive priority with respect to certain investments?

A:

There will be overlap of real property and real estate-related securities investment opportunities with certain Other Apollo Accounts that are actively investing and similar overlap with future Other Apollo Accounts. This overlap could create conflicts of interest.

Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to Other Apollo Accounts, (ii) certain Other Apollo Accounts have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Other Apollo Accounts in accordance with Apollo’s allocation policies and procedures. Also, the investment strategies employed by Apollo for current and future Other Apollo Accounts could conflict with each other and adversely affect the prices and availability of other securities or instruments held by, or potentially considered for, one or more Other Apollo Accounts. If participation in specific investment opportunities is appropriate for us and more than one Other Apollo Account, participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures and the applicable governing documents of the relevant entities. There can be no assurance, however, that the application of such allocation policies and procedures will result in the allocation of a specific investment opportunity to us or that we will participate in all investment opportunities falling within our investment objectives. Our board of directors (including a majority of independent directors) has the duty to ensure that the allocation methodology described below is applied fairly to us.

Generally, if an investment opportunity falls within the mandate of, or is otherwise deemed suitable for, us and one or more Other Apollo Account and it is not possible to fully satisfy the investment interest of all such entities, the investment opportunity generally will be allocated pro rata based on the size of our and the Other Apollo Account’s original investment interest. The size of each entity’s investment interest will be determined generally based on each entity’s available capital or net asset value (or, in certain circumstances, the available capital or net asset value ascribed to the applicable strategy). However, a number of additional other factors can influence other allocation decisions, including:

•	the relative actual or potential exposure of us or any particular Other Apollo Account to the type of investment opportunity in terms of existing investment portfolios;

•	the investment objective of us and the Other Apollo Accounts;

•

cash availability, suitability, instructions from us and Other Apollo Accounts, permitted leverage and available financing for the investment opportunity (including taking into account the levels/rates that would be required to obtain an appropriate return);

•	the likelihood of current income;

•	the size, liquidity and duration of the investment opportunity;

•	the seniority of loan and other capital structure criteria;

•	with respect to an investment opportunity originated by a third party, the relationships of us or Other Apollo Accounts (or the relevant portfolio managers) to such third party;

•	tax considerations;

•	regulatory considerations;

•	supply or demand for an investment opportunity at a given price level;

•

our and Other Apollo Accounts’ risk or investment concentration parameters (including parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type or other risk metrics);

•	whether the investment opportunity is a follow-on investment;

•

whether the vehicle is in the process of fundraising, is open to redemptions (in which case notions of net asset value and available capital can be subjectively adjusted to account for anticipated inflows or redemptions) or is close to the end of its investment period (for closed-ended funds);

•	whether our or Other Apollo Accounts’ economic exposure has been swapped to, or otherwise assumed by, one or more other parties;

•

our governing documents and the governing documents of Other Apollo Accounts (which could include provisions pursuant to which an entity is entitled to receive an allocation of a certain type of an investment opportunity on a priority basis, which could result in us not participating in any such investment or participating to a lesser extent); and

•	such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to us or one or more Other Apollo Accounts.

The Adviser and its affiliates will weigh the factors described above (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Apollo is entitled to amend its policies and procedures at any time without prior notice or our consent.

To the extent we acquire properties through joint ventures with Other Apollo Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other Apollo Accounts. Generally, the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from registration under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Apollo Accounts.

Apollo or its affiliates or affiliates of the Adviser may also give advice to the Other Apollo Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours. At times, the investment professionals employed by the Adviser or its affiliates and other investment vehicles affiliated with the Adviser and/or Apollo may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds and/or investment companies for which he or she exercises investment responsibility and not for us.

There may also be circumstances, including in the case where there is a seller who is seeking to dispose of a pool or combination of assets, properties, securities or instruments, where we and Other Apollo Accounts participate in a single or related transactions with a particular seller where certain of such assets, properties, securities or instruments are specifically allocated (in whole or in part) to any of us and such Other Apollo Accounts. The combined purchase price paid to a seller may be allocated among the multiple assets, properties, securities or instruments based on a determination by the seller, by a third-party valuation firm and/or by the Adviser and its affiliates.

“Other Apollo Accounts” means investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised, and/or managed by Apollo or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Apollo or its affiliates side-by-side or additional general partner investments with respect thereto).

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:

We may acquire properties through one or more joint ventures with Other Apollo Accounts and/or with non-affiliated third parties. Any joint venture with Other Apollo Accounts must be approved by a majority of our directors (including a majority of our independent directors) as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners. In some cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from registration under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Apollo Accounts.

Q:	How is an investment in shares of your common stock different from listed REITs?

A:	An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

•

Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. Our board of directors, rather than the “market,” determined the initial offering price of our shares in its sole discretion after considering the initial public offering prices per share of other non-traded REITs. The estimated value of our real estate assets and liabilities will be used to determine our NAV.

•

An investment in our shares has limited or no liquidity and our share repurchase plan may be modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

•	Listed REITs are often self-managed, whereas our investment operations are managed by the Adviser.

•

Listed REITs may be reasonable alternatives to an investment in us and less costly and less complex with fewer and/or different risks than an investment in us. Transactions for listed securities often involve nominal or no commissions.

•

Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result of state-specific rules governing non-listed REITs, we include certain limits in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to the Adviser and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, the Adviser and its affiliates. A listed REIT does not typically provide for these restrictions within its charter.

•

A listed REIT is subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, stockholder meetings, related party transactions, stockholder approvals, and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so.

Q:	For whom may an investment in your shares be appropriate?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•	seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-generating portfolio of U.S. real estate, real estate debt and real estate-related securities;

•	seek to receive current income through regular distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since we are not obligated to repurchase any shares of our common stock and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion, and the opportunity to have your shares repurchased under our share repurchase plan may not always be available. See “Share Repurchases—Repurchase Limitations.”

Q:	How do you structure the ownership and operation of your assets?

A:

We own, and plan to continue to own, all or substantially all of our assets through ARIS Operating Partnership L.P. (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner. We are the sole general partner of the Operating Partnership and ARIS Special Limited Partner, LLC (the “Special Limited Partner”), a subsidiary of Apollo, owns a special limited partner interest in the Operating Partnership. In addition, each of the Adviser and the Special Limited Partner may elect to receive limited partnership units of the Operating Partnership (“Operating Partnership units”) in lieu of cash for its management fee and performance participation interest, respectively. See “Compensation.” The Adviser and the Special Limited Partner may put these units back to the Operating Partnership and receive cash unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock. The use of our Operating Partnership to hold all of our assets is referred to as an umbrella partnership real estate investment trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The following chart shows our ownership structure and our relationship with Apollo, the Adviser, the Dealer Manager and their respective affiliates as of the commencement of this offering. This chart is a simplified version of our structure and does not include all legal entities in the structure.

Q:	Are there any risks involved in buying your shares?

A:

Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below. The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following should be read in conjunction with the more complete discussion of the risks we face, which are set forth in the section entitled “Risk Factors” in this prospectus.

Risk Factor Summary

•	We have a limited operating history and there is no assurance that we will achieve our investment objectives.

•	We have held our current investments for only a short period of time and you will not have the opportunity to evaluate our future investments before we make them.

•

Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify, or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders, such as when repurchase requests would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of repurchasing our shares. Our board of directors cannot terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•

The amount and source of distributions we may make to our stockholders is uncertain, and if we do make distributions, we may fund such distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital, the deferral of fees by the Adviser or offering proceeds (including from sales of our common stock or Operating Partnership units to Apollo or the Special Limited Partner, an affiliate of Apollo), and we have no limits on the amounts we may pay from such sources.

•

The purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described above) and are not based on any public trading market. While there will be independent valuations of our properties from time to time, the valuation of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•

We have no employees and are dependent on the Adviser to conduct our operations. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other Apollo Accounts, the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital on an ongoing basis, our ability to achieve our investment objectives could be adversely affected.

•

The shares sold in this offering will not be listed on an exchange or quoted through a national quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares. We are not required by our charter or otherwise to provide liquidity to our stockholders.

•	On acquiring shares, you will experience immediate dilution in the net tangible book value of your investment.

•

Your ability to qualify for the anchor shares, which are structured to receive greater benefits as compared to the other share classes, will depend on the eligibility of your financial intermediary. Accordingly, you should consult with your financial intermediary about the ability to acquire anchor shares and determine if it is in your best interest to invest through a financial intermediary eligible to sell or recommend anchor shares.

•

While our investment strategy targets primarily substantially stabilized income oriented commercial real estate assets that have attractive long-term fundamentals in the United States with a focus on providing current income to investors, an investment in us is not an investment in fixed income. Fixed income has material differences from an investment in us, including those related to vehicle structure, investment objectives and restrictions, risks, fluctuation of principal, safety, guarantees or insurance, fees and expenses, liquidity and tax treatment.

•	The acquisition of properties may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments.

•	Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.

•

Investing in commercial real estate assets involves certain risks, including but not limited to: tenants’ inability to pay rent; increases in interest rates and lack of availability of financing; tenant turnover and vacancies; and changes in supply of or demand for similar properties in a given market.

•	Major public health events and related disruptions in the U.S. and global economy and financial markets could adversely impact or disrupt our business.

•	Competition in acquiring properties may reduce our profitability and the return on our stockholders’ investments.

•	There are limits on the ownership and transferability of our shares. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

•

We do not own the Apollo name, but we are permitted to use it as part of our corporate name pursuant to a license agreement with an affiliate of Apollo. Use of the name by other parties or the termination of our license agreement may harm our business.

Q:	Do you currently own any investments?

A:	Yes. See “Investment Portfolio” for a detailed discussion of our current investments.

Q:	What is the role of our board of directors?

A:

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have seven directors, four of whom have been determined to be independent of us, the Adviser, Apollo and its affiliates. Our independent directors are responsible for reviewing the performance of the Adviser and approving the compensation paid to the Adviser and its affiliates. Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management—Directors and Executive Officers.”

Q:	What is the difference between the classes of shares of common stock being offered?

A:

We are offering to the public nine classes of shares of our common stock, six classes of which are being offered to all investors in this offering (Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares and Class F-I shares) and three classes of which are being offered to certain investors in this offering as described below (Class A-I shares, Class A-II shares and Class A-III shares). The differences among the share classes relate to upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees as well as management fee and performance participation allocations.

During the initial founder shares offering period, the founder shares were offered to all investors in this offering, subject to the minimum investment requirement for each founder shares class as described herein. Following the initial founder shares offering period, the founder shares will only be offered to investors that subscribed for, or clients of a financial intermediary that in the aggregate subscribed for, founder shares (in any combination thereof) with aggregate proceeds to us of at least $50,000,000 as of the end of the initial founder shares offering period, unless such minimum founder shares subscription requirement is waived by the Dealer Manager. The minimum founder shares subscription requirement does not apply to purchases made by holders of founder shares under our distribution reinvestment plan.

Anchor shares are not being offered to all investors in this offering, but only through certain financial intermediaries identified by us whose clients initially purchased founder shares during the initial founder shares offering period and that in the aggregate subscribe for shares with minimum aggregate proceeds to us as of specified measurement dates as described below:

•

As of the first business day of any month during the period from April 1, 2023 through April 1, 2024 (each such date, a “Class A-I measurement date”), if we issued founder shares (in any combination thereof) to clients of a financial intermediary with aggregate proceeds to us ranging from $100,000,000 to $249,999,999 (the “minimum Class A-I subscription requirement”), such financial intermediary was identified as an “A-I Anchor Intermediary” and, effective as of the business day following the relevant Class A-I measurement date, all of the founder shares issued to clients of such intermediary were automatically exchanged for a number of Class A-I shares with an equivalent aggregate NAV as the exchanged shares. The clients of an A-I Anchor Intermediary will be eligible to purchase additional Class A-I shares for so long as we conduct a continuous public offering, whether in this offering or any subsequent follow-on public offering and subject to the minimum investment requirement for Class A-I shares as described herein.

•

As of the first business day of any month during the period from April 1, 2023 through January 2, 2024 (each such date, a “Class A-II measurement date”), if we issued founder shares or Class A-I shares (in any combination thereof) to clients of a financial intermediary that was identified as an A-I Anchor Intermediary by having satisfied the minimum Class A-I subscription requirement (on behalf of its clients) with aggregate proceeds to us ranging from $250,000,000 to $499,999,999 (the “minimum Class A-II subscription requirement”), such financial intermediary was identified as an “A-II Anchor Intermediary” and, effective as of the business day following the relevant Class A-II measurement date, all such shares issued to clients of such intermediary were automatically exchanged for a number of Class A-II shares with an equivalent aggregate NAV as the exchanged shares. The clients of an A-II Anchor Intermediary will be eligible to purchase additional Class A-II shares for so long as we conduct a continuous public offering, whether in this offering or any subsequent follow-on public offering and subject to the minimum investment requirement for Class A-II shares as described herein.

•

As of the first business day of any month during the period from April 1, 2023 through July 1, 2024 (each such date, a “Class A-III measurement date” and together with Class A-I measurement date and the Class A-II measurement date, the “anchor shares measurement dates”), if we have issued founder shares, Class A-I shares or Class A-II shares (in any combination thereof) to clients of a financial intermediary that has been identified as an A-I Anchor Intermediary by having satisfied the minimum Class A-I subscription requirement (on behalf of its clients) with aggregate proceeds to us of $500,000,000 or more (the “minimum Class A-III subscription requirement” and together with the minimum Class A-I subscription requirement and the minimum Class A-II subscription requirement, the “minimum anchor shares subscription requirements”), such financial intermediary will be identified as an “A-III Anchor Intermediary” and, effective as of the business day following the relevant Class A-III measurement date, all such shares issued to clients of such intermediary will automatically be exchanged for a number of Class A-III shares with an equivalent aggregate NAV as the exchanged shares. The clients of an A-III Anchor Intermediary will be eligible to purchase additional Class A-III shares for so long as we conduct a continuous public offering, whether in this offering or any subsequent follow-on public offering and subject to the minimum investment requirement for Class A-III shares as described herein.

However, to the extent a holder of anchor shares is no longer a client of an A-I Anchor Intermediary, A-II Anchor Intermediary or A-III Anchor Intermediary, such holder will not be eligible to make additional purchases of anchor shares (other than through its participation in our distribution reinvestment plan). We reserve the right to waive the minimum anchor shares subscription requirements and/or to extend the anchor shares measurement dates in our sole discretion, subject to approval by a majority of our board of directors (including a majority of our independent directors), the members of which are accountable to our stockholders as fiduciaries.

No upfront selling commissions, dealer manager fees or stockholder servicing fees are paid with respect to Class I shares, Class F-I shares, Class A-I shares, Class A-II shares or Class A-III shares. We have issued and may continue to issue shares of our Class E common stock (“Class E shares”) to certain of Apollo’s affiliates and employees in one or more private placements. Class E shares are not being offered pursuant to this prospectus. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences among the classes of shares of our common stock.

Additionally, lower management fees and no performance participation allocation will be paid with respect to the anchor shares and lower management fees and performance participation allocations will be paid with respect to the founder shares compared to the other share classes offered in this offering. As a result, the per share amount of distributions on the anchor shares could be higher compared to the founder shares, and the per share amount of distributions on the founder shares could in turn be higher compared to Class S shares, Class D shares and Class I shares. The lower management fees and no performance participation associated with the anchor shares will not be borne by the other share classes in this offering. See “—Q: What fees do you pay to the Adviser and its affiliates?” and “Compensation” for more details.

Assuming a constant net asset value per share of $20.00 and assuming applicable stockholder servicing fees are paid until the 8.75% of gross proceeds limit described in “Compensation—Stockholder Servicing Fee—The Dealer Manager” is reached, we expect that a one-time investment in 500 shares of each class of our shares (representing an aggregate net asset value of $10,000 for each class) would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class S shares	$300	$50	$85	$556 (6.5 years)	$906 (6.5 years)
Class D shares	$150	$—	$25	$725 (29 years)	$875 (29 years)
Class I shares	$—	$—	$—	$—	$—
Class F-S shares	$300	$50	$85	$556 (6.5 years)	$906 (6.5 years)
Class F-D shares	$150	$—	$25	$725 (29 years)	$875 (29 years)
Class F-I shares	$—	$—	$—	$—	$—
Class A-I shares	$—	$—	$—	$—	$—
Class A-II shares	$—	$—	$—	$—	$—
Class A-III shares	$—	$—	$—	$—	$—

Class S shares and Class F-S shares are available through brokerage and transaction-based accounts. Class D shares and Class F-D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares and Class F-D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares and Class F-D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares and Class F-I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares and Class F-I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares and Class F-I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Apollo or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase. Anchor shares are not being offered to all investors in this offering, but only through certain financial intermediaries identified by us. See “Description of Capital Stock—Common Stock” for more information about the terms of the anchor shares.

Certain participating broker-dealers may offer volume discounts in connection with the purchase of Class S shares, which would reduce upfront selling commissions and would therefore increase the length of time required for selling commissions, dealer manager fees and stockholder servicing fees to reach 8.75% (or such other percentage not exceeding 10% as determined by the board of directors and disclosed by us in a press release or in a document publicly filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of gross proceeds. See “—What fees do you pay to the Adviser and its affiliates?” and “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.”

Class I shares, Class F-I shares and the anchor shares have no upfront selling commissions, dealer manager fees or stockholder servicing fees, which will reduce the NAV or distributions of the other share classes. Class I shares, Class F-I shares and the anchor shares will not receive stockholder services. Class D shares and Class F-D shares have lower annual stockholder servicing fees. Investors should also inquire with their broker-dealer or financial representative about what additional fees may be charged with respect to the share class under consideration or with respect to the type of account in which the shares will be held, as that is also an important consideration when selecting a share class. Some investment professionals may offer and sell only one or a limited number of share classes being sold in connection with this offering.

Eligibility to receive the stockholder servicing fee is conditioned on a broker-dealer providing certain ongoing services with respect to the Class S shares, Class D shares, Class F-S shares or Class F-D shares, including assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests.

Q:	What is the status of your offering?

A:

As of December 22, 2022, we had satisfied the minimum offering requirement and our board of directors had authorized the release of proceeds from escrow. As of March 31, 2024, we had issued and sold 26,075,403 shares of our common stock consisting of 201,505 Class I shares, 5,379,654 Class F-I shares, 6,319,569 Class A-I shares and 14,174,675 Class A-II shares. No other classes of shares were issued or sold as of such date.

Q:	What is the per share purchase price?

A:

Each class of shares will be sold at the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees. The transaction price for each month will be available on our website at https://gwms.apollo.com/realtyincomesolutions and in prospectus supplements filed with the SEC. Although the offering price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative)

to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees differ with respect to each class.

Q:	How is NAV per share calculated?

A:

Our NAV is calculated monthly based on the net asset values of our investments (including securities investments), the addition of any other assets (such as cash on hand) and the deduction of any other liabilities. Altus Group U.S. Inc., a valuation firm, was selected by the Adviser and approved by our board of directors, including a majority of our independent directors, to serve as our independent valuation advisor and review annual third-party appraisals of our properties.

Our NAV per share is calculated by an affiliate of State Street Bank and Trust Company (“State Street”), a third-party firm that provides us with certain administrative and accounting services, and such calculation is reviewed and confirmed by the Adviser. However, the Adviser is ultimately responsible for the determination of our NAV.

NAV is not a measure used under generally accepted accounting principles in the U.S. (“GAAP”) and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our properties and real estate-related securities will be valued.

Q:	Is there any minimum investment required?

A:

The minimum initial investment in Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares or Class F-I shares is $2,500 and in Class A-I shares, Class A-II shares or Class A-III shares (for new clients of a financial intermediary that has qualified to offer the anchor shares that had not previously purchased any founder shares or anchor shares) is $2,500, and the minimum subsequent investment in our shares is $500 per transaction, unless such minimums are waived by the Dealer Manager. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, our board of directors may elect to accept smaller investments with respect to each share class in its discretion.

Q:	What is a “best efforts” offering?

A:

This is our initial public offering of common stock on a “best efforts” basis. A “best efforts” offering means that the Dealer Manager and the participating brokers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:	What is the expected term of this offering?

A:

We have registered $4,000,000,000 in shares of our common stock, in any combination of Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares, Class A-I shares, Class A-II shares and Class A-III shares, to be sold in our primary offering and up to $1,000,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of shares of our common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.

Q:	When may I make purchases of shares and at what price?

A:

Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be received in good order at least five business days prior to the first business day of the month (unless waived by the Dealer Manager). The purchase price per share of each class will be equal to the then-current transaction price, which is generally our prior month’s NAV per share for such class as of the last calendar day of such month, plus applicable upfront selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. See “How to Subscribe” for more details.

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first business day of November.

Q:	When will the transaction price be available?

A:

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which is generally the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each month when available on our website at https://gwms.apollo.com/realtyincomesolutions and in prospectus supplements filed with the SEC.

Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first business day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

Q:	May I withdraw my subscription request once I have made it?

A:

Yes. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, 888-926-2688.

Q:	When will my subscription be accepted?

A:

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first business day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at https://gwms.apollo.com/realtyincomesolutions and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares.

Q:	Will I receive distributions and how often?

A:

We have declared and intend to continue to declare monthly distributions as authorized by our board of directors and have paid, and intend to continue to pay, such distributions to stockholders of record on a monthly basis. See “Selected Information Regarding our Operations—Distributions” for information on our distributions. Any distributions we make will be at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time. Share repurchases under our share repurchase plan will be effectuated as of the opening of the last calendar day of each month and we have declared and intend to continue to declare monthly distributions with a record date as of the close of business of the last calendar day of each month. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

The discretion of our board of directors as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distribution Policy” and “Material U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares, Class A-I shares, Class A-II shares and Class A-III shares generally differ because of different allocations of class-specific stockholder servicing fees, management fees and performance participation allocations. Specifically, distributions on Class S shares or Class F-S shares could be lower than Class D shares or Class F-D shares and distributions on Class D shares or Class F-D shares could in turn be lower than Class I shares, Class F-I shares, Class A-I shares, Class A-II shares or Class A-III shares because we are required to pay higher ongoing stockholder servicing fees with respect to the Class S shares and Class F-S shares (compared to Class D shares, Class I shares, Class F-D shares, Class F-I shares, Class A-I shares, Class A-II shares and Class A-III shares) and we are required to pay higher ongoing stockholder servicing fees with respect to Class D shares and Class F-D shares (compared to Class I shares, Class F-I shares, Class A-I shares, Class A-II shares and Class A-III shares). Additionally, the per share amount of distributions on the anchor shares could be higher compared to the founder shares, and the per share amount of distributions on the founder shares could in turn be higher compared to the other share classes offered in this offering because of lower management fees and no performance participation allocation with respect to the anchor shares and lower management fees and performance participation allocations with respect to the founder shares. The lower management fees and no performance participation associated with the anchor shares will not be borne by the other share classes in this offering. In addition, Class E shares, which may be issued to certain of Apollo’s affiliates and employees in one or more private placements and are not available in this offering, pay no stockholder servicing fees, management fees or performance participation allocations.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital, the deferral of fees by the Adviser or offering proceeds (including from sales of our common stock or Operating Partnership units to Apollo or the Special Limited Partner, an affiliate of Apollo), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than our cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in Class E shares or Class E units and the Special Limited Partner elects to receive distributions on its performance participation interest in Class E units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt and real estate-related securities portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than our cash flow from operations will be higher in the early stages of the offering.

Q:	Will the distributions I receive be taxable as ordinary income?

A:

Generally, distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are paid from our current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower U.S. federal income tax rates applicable to individuals for “qualified dividends” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). However, for taxable years beginning before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income.

We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, a portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:

Yes. We have adopted a distribution reinvestment plan whereby stockholders (other than residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington and clients of certain participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Any investor who is a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington or is a client of a participating broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable. Stockholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan; however, all outstanding Class S shares, Class D shares, Class F-S shares and Class F-D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing stockholder servicing fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. The distribution reinvestment plan has been approved by a majority of our independent directors. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us. For the complete terms of the distribution reinvestment plan, see Appendix B to this prospectus.

Q:	Can I request that my shares be repurchased?

A:

Yes. However, while stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

The aggregate NAV of total repurchases of Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares, Class A-I shares, Class A-II shares, Class A-III shares and Class E shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock) is limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months).

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis after we have repurchased all shares for which repurchase has been requested due to death, disability or divorce and any minimum account repurchases made by us. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable. Neither the Adviser nor we have any discretion to choose which share classes to repurchase over other share classes based on different management fees and performance participation allocations associated with different share classes.

We may fund repurchase requests from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital, the deferral of fees by the Adviser, or offering proceeds (including from sales of our common stock or Operating Partnership units to Apollo or the Special Limited Partner, an affiliate of Apollo), and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real estate or other investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may make exceptions to, modify, or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors cannot terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Share Repurchases—Repurchase Limitations.”

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports and monthly investor statements;

•	an annual report;

•

in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

•

a monthly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we may post this information on our website, https://gwms.apollo.com/realtyincomesolutions, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov.

In addition, our monthly NAV per share for each class will be posted on our website promptly after it has become available.

Q:	What fees do you pay to the Adviser and its affiliates?

A:

We pay the Adviser, the Special Limited Partner, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us. For more information regarding our relationships with Apollo entities providing services to us or our subsidiaries, see “Conflicts of Interest—Related Party Transaction Policies” in this prospectus and “Related Party Transactions” in the notes to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference.

We do not intend to pay the Adviser or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest payments and market-based financing fees and costs to the lender in cases where the lender is an affiliate of the Adviser, if any) or development, although our charter permits us to do so, subject to certain limitations. We will, however, reimburse the Adviser for out-of-pocket expenses related to the foregoing activities to the extent such expenses are paid by the Adviser.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities

Upfront Selling Commissions and Dealer Manager Fees—The Dealer Manager

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and dealer manager fees of up to 0.5%, of the transaction price of each Class S share and Class F-S share sold in the primary offering; however, such amount may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share and Class F-D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares, Class F-I shares, Class A-I shares, Class A-II shares, Class A-III shares, Class E shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class S shares, Class D shares, Class F-S shares and Class F-D shares sold and the transaction price of each Class S share, Class D share, Class F-S share and Class F-D share. Aggregate upfront selling commissions will equal approximately $38.9 million if we sell the maximum amount, and aggregate dealer manager fees will equal approximately $4.3 million if we sell the maximum amount, in each case, in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class S shares and Class F-S shares of 3.0% and 0.5%, respectively), that 1/9 of our offering proceeds are from the sale of each of Class S shares, Class D shares, Class F-S shares, Class F-D shares, Class A-I shares, Class A-II shares and Class A-III shares and that the transaction prices of our Class S shares, Class D shares, Class F-S shares and Class F-D shares remains constant at $20.00.

Stockholder Servicing Fees—The Dealer Manager

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class S shares and Class F-S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and

Actual amounts depend upon the per share NAVs of our Class S shares, Class F-S shares, Class D shares and Class F-D shares, the number of Class S shares, Class F-S shares, Class D shares and Class F-D shares purchased and when such shares are purchased. For each of Class S shares and Class F-S shares, the stockholder servicing fees will equal approximately $3.8 million per annum if we sell the maximum amount. For each of Class D shares and Class F-D shares, the stockholder servicing fees will equal approximately $1.1 million per annum if we sell the maximum amount. In

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Class F-S shares, respectively; and

•  with respect to our outstanding Class D shares and Class F-D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares and Class F-D shares, respectively.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares, Class F-I shares, Class A-I shares, Class A-II shares, Class A-III shares or Class E shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) the stockholder servicing fees to each case, we are assuming that, in our primary offering, 1/9 of our offering proceeds are from the sale of each of Class S shares, Class F-S shares, Class D shares, Class F-D shares, Class I shares, Class F-I shares, Class A-I shares, Class A-II shares and Class A-III shares, that the NAV per share of our Class S shares, Class F-S shares, Class D shares and Class F-D shares remains constant at $20.00 and none of our stockholders participate in our distribution reinvestment plan.

participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class S shares, Class D shares, Class F-S shares and Class F-D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class S share, Class D share, Class F-S share or Class F-D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the board of directors

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
and disclosed by us in a press release or in a document publicly filed with the SEC pursuant to the Exchange Act) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class S share or Class D share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional shares, will convert into a number of Class I shares (or fraction thereof) with an equivalent aggregate NAV as such share and each Class F-S share or Class F-D share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional share, will convert into a number of Class F-I shares (or fraction thereof) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share or a Class F-S share over approximately 6.5 years from the date of purchase and with respect to a Class D share or a Class F-D share over approximately 29 years from the date of purchase, assuming payment of the full upfront selling commissions

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $20.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class S share or a Class F-S share would total approximately $1.11 and with respect to a Class D share or a Class F-D share would total approximately $1.45.

In addition, we will cease paying the stockholder servicing fee on the Class S shares, Class D shares, Class F-S shares and Class F-D shares on the earlier to occur of the following: (i) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets or (ii) the end of the month following the completion of this offering in which we, with the assistance of the Dealer Manager, determine that, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. If not already converted as described in the preceding paragraph, on the earliest of the foregoing, each Class S share or Class D share (including any fractional share) held in a stockholder’s account will convert into a number of Class I shares (or fraction thereof) with an equivalent aggregate NAV as such share and each Class F-S share or Class F-D share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional share, will convert into a

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
number of Class F-I shares (or fraction thereof) with an equivalent aggregate NAV as such share.

We will also cease paying the stockholder servicing fee on the Class S shares, Class D shares, Class F-S shares and Class F-D shares upon a listing of a class of common stock and, upon such listing or such later date or dates not to exceed twelve months from the date of listing as shall be approved by our board of directors with respect to all or any portion of the outstanding shares of the class or classes of common stock that are not so listed, each share of the class or classes of common stock that are not so listed or of such portion thereof will automatically and without any action on the part of the holder thereof convert into a number of shares of the class of common stock that is listed with an equivalent NAV as such share.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees.”

Organization and Offering Expense Reimbursement—The Adviser	The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) through December 22, 2023. We will reimburse	We estimate our organization and offering expenses to be approximately $23.5 million if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
the Adviser for all such advanced expenses ratably over the 60 months following December 22, 2024. Wholesaling compensation expenses of persons associated with the Dealer Manager will be paid by the Adviser without reimbursement from us.

After December 22, 2023, we will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Investment Activities

Acquisition Expense Reimbursement— The Adviser	We do not intend to pay the Adviser any acquisition, financing (except interest payments and market-based financing fees and costs to the lender in cases where the lender is an affiliate of the Adviser, if any) or other similar fees in connection with making investments. We will, however, reimburse the Adviser for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate-related securities, whether or not such investments are acquired and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “— Fees from Other Services—Affiliates of the Adviser” below.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Activities

Management Fee —The Adviser	We pay the Adviser a management fee equal to 1.25% of NAV for Class S shares, Class D shares and Class I shares per annum payable monthly. We pay the Adviser a management fee equal to 1.00% of NAV for Class F-S	Actual amounts of the management fee depend upon our aggregate NAV. The management fee will equal approximately $42.7 million per annum if we sell the maximum amount, in each case, in our primary

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
shares, Class F-D shares, Class F-I shares and Class A-I shares per annum payable monthly. We pay the Adviser a management fee equal to 1.00% of NAV for Class A-II shares per annum payable monthly; provided that, for the period from April 1, 2023 through September 1, 2026, this management fee is reduced to 0.92% of NAV for Class A-II shares per annum payable monthly. We pay the Adviser a management fee equal to 1.00% of NAV for Class A-III shares per annum payable monthly; provided that, for the period from April 1, 2023 through January 2, 2027, this management fee is reduced to 0.85% of NAV for Class A-III shares per annum payable monthly. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Adviser a management fee equal to (1) 1.25% of the NAV of the Operating Partnership attributable to Class S units, Class D units and Class I units not held by us; (2) 1.00% of NAV of the Operating Partnership attributable to Class F-S units, Class F-D units, Class F-I units and Class A-I units not held by us; (3) 1.00% of NAV of the Operating Partnership attributable to Class A-II units not held by us provided that, for the period from April 1, 2023 through September 1, 2026, this management fee is reduced to 0.92% of NAV of the Operating Partnership attributable to Class A-II units not held by us and (4) 1.00% of NAV of the Operating Partnership attributable to Class A-III units not held by us provided that, for the period from April 1, 2023 through January 2, 2027, this management fee is reduced to 0.85% of NAV of the Operating Partnership attributable to Class A-III units not held by us, in each case per annum payable monthly. The lower management fees associated offering, assuming that 1/9 of our offering proceeds are from the sale of each of Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares.

Class A-I shares, Class A-II shares and Class A-III shares, the NAV per share of each class of our common stock remains constant at $20.00 and before giving effect to (1) any reduction in the management fees with respect to Class A-II shares or Class A-III shares as described above and (2) any shares issued under our distribution reinvestment plan.

Actual amounts of out-of-pocket expenses paid by the Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

with the anchor shares will not be borne by the other share classes in this offering. Notwithstanding the foregoing, we will not pay the Adviser a management fee on Class E shares or Class E units, and as a result, it is a class-specific expense.

The management fee may be paid, at the Adviser’s election, in cash, Class E shares or Class E units of our Operating Partnership. If the Adviser elects to receive any portion of its management fee in Class E shares or Class E units of our Operating Partnership, we may repurchase such Class E shares or Class E units of our Operating Partnership from the Adviser at a later date. Class E shares and Class E units of our Operating Partnership obtained by the Adviser will not be subject to our share repurchase plan, including with respect to any repurchase limits or the calculation of NAV. Notwithstanding the foregoing, we have adopted a policy in which our independent directors must approve any repurchase request submitted by the Adviser that, when combined with any repurchase requests submitted by stockholders through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly limitations on repurchases. Such approval must find that the repurchase would not impair our capital or operations and be consistent with the fiduciary duties of our independent directors.

The Operating Partnership will repurchase any such Operating Partnership units for Class E shares or cash, at the Adviser’s election, unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV. The Adviser waived its management fee through January 5, 2023, the closing date of our first investment.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Adviser, (2) the actual cost of goods and services used by us and obtained from third parties, including but not limited to fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, (4) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate-related securities, whether or not such investments are acquired and (5) expenses related to personnel of the Advisor performing services for us other than those who provide investment advisory services or serve as our executive officers. See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

Performance Participation Allocation—The Special Limited Partner	So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will continue to hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our	Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Operating Partnership equal to (1) 12.5% of the Total Return with respect to Class S units, Class D units or Class I units and (2) 9.0% of the Total Return with respect to Class F-S units, Class F-D units or Class F-I units, in each case subject to a 5% Hurdle Amount and a High Water Mark with respect to such class of units, with a Catch-Up (each term as defined herein). Such allocation is made annually and accrues monthly.

Under the partnership agreement, the performance participation interest will not be paid on Class A-I units, Class A-II units, Class A-III units or Class E units, and as a result, it is a class-specific expense. To the extent no performance participation allocations will be paid with respect to the Class A-I units, Class A-II units, Class A-III units or Class E units, the performance participation allocations associated with the classes other than the Class A-I units, Class A-II units, Class A-III units or Class E units will not be affected because the fees are class-specific expenses.

For a detailed explanation of how the performance participation allocation is calculated, see “Summary of Our Operating Partnership Agreement—Special Limited Partner Interest.”

Operating Expense Reimbursement—The Adviser	The Adviser has agreed to advance certain of our operating expenses on our behalf through December 22, 2023. We will reimburse the Adviser for such advanced expenses ratably over the 60 months following December 22, 2024. Operating expenses incurred after December 22, 2023 are paid by us as incurred. See “Management—The Advisory Agreement—Management Fee, Performance Participation Interest and Expense Reimbursements.”	Actual amounts of certain of our operating expenses paid by the Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Fees from Other Services—Affiliates of the Adviser	We may retain third parties, including certain of the Adviser’s affiliates, for necessary services relating to our investments or our operations, including but not limited to any accounting and audit services (including valuation support services), account management services, administrative services, data management services, information technology services, finance/budget services, legal services, operational services, risk management services, tax services, treasury services, construction, special servicing, leasing, development, coordinating closing and post-closing procedures, property oversight, statutory services, and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, broker-dealer services, underwriting, placing, syndicating, structuring, arranging, debt advisory services and other similar services, loan servicing, property, title and/or other types of insurance, title agency services, management consulting and other similar operational matters. Any fees paid to the Adviser’s affiliates for any such services will not reduce the management fee or performance participation allocation. Any such arrangements will be at market terms and rates. For more information about such services, please see “Risk Factors—Risks Related to Conflicts of Interest—The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Apollo on more favorable terms than those payable by us.”	Actual amounts depend on whether affiliates of the Adviser are actually engaged to perform such services.

In calculating our management fee, we use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares. In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares.

Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets and (b) 25.0% of our Net Income. This limit may be exceeded only if a majority of our independent directors has made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified. See “Compensation” for the definitions of “Total Operating Expenses,” “Average Invested Assets,” and “Net Income” and “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements” for additional disclosures regarding these limits.

Q:	What are your policies related to conflicts of interests with Apollo and its affiliates?

A:

Businesses or Services Provided by the Adviser to Others. The Advisory Agreement provides that it does not (i) prevent the Adviser or any of its affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to those of ours, including, without limitation, the sponsoring, closing and/or managing of any Other Apollo Accounts, (ii) in any way bind or restrict the Adviser or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its affiliates, officers, directors or employees may be acting or (iii) prevent the Adviser or any of its affiliates from receiving fees or other compensation or profits from activities described in clauses (i) or (ii) above which shall be for the Adviser’s (and/or its affiliates’) sole benefit. In particular, there will be overlap of real property and real estate-related securities investment opportunities with certain Other Apollo Accounts that are actively investing and similar overlap with future Other Apollo Accounts.

Allocation of Future Investment Opportunities. The Advisory Agreement acknowledges that, while information and recommendations supplied to us shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment guidelines, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Adviser or its affiliates to others (including, for greater certainty, the Other Apollo Accounts and their investors, as described below). In addition, as acknowledged in the Advisory Agreement, affiliates of the Adviser advise and/or manage one or more Other Apollo Accounts and we expect will in the future sponsor, advise and/or manage additional Other Apollo Accounts. This overlap could create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us and there will be one or more investment opportunities where our participation is restricted.

Pursuant to the terms of the Advisory Agreement, we have acknowledged and/or agreed that (i) as part of Apollo’s or its affiliates’ regular businesses, personnel of the Adviser and its affiliates may from time to time work on other projects and matters (including with respect to one or more Other Apollo Accounts), and that conflicts may arise with respect to the allocation of personnel between us and one or more Other Apollo Accounts and/or the Adviser and such other affiliates, (ii) unless prohibited by our charter, Other Apollo Accounts may invest, from time to time, in investments in which we also invest (including at a different level of an issuer’s capital structure (e.g., an investment by an Other Apollo Account in a debt or mezzanine interest with respect to the same portfolio entity in which we own an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which we have an interest) and while Apollo and its affiliates will seek to resolve any such conflicts in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Apollo Accounts generally, such transactions are not required to be presented to our board of directors or any committee thereof for approval (unless otherwise required by our charter or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor, (iii) the Adviser’s affiliates may from time to time receive fees from portfolio entities or other issuers for the arranging, underwriting, syndication or refinancing of investments, placing, structuring, advisory or other additional fees, including fees related to administrative services, construction, special servicing, placing, structuring, advisory, leasing, development, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, agency capital markets/credit origination, loan servicing, property, title and/or other types of insurance, title agency services, management consulting and other similar operational matters, including with respect to Other Apollo Accounts and related portfolio entities, and while such fees may give rise to conflicts of interest we will not receive the benefit of any such fees, and (iv) the terms and conditions of the governing agreements of such Other Apollo Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other Apollo Accounts) are materially different from the terms and conditions applicable to us and our stockholders, and neither we nor any of our stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other Apollo Accounts as a result of an investment in us or otherwise.

Transactions with any Apollo Account or Affiliate. Pursuant to the terms of the Advisory Agreement, and subject to applicable law, the Adviser is not permitted to consummate on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Apollo, any Apollo Account or any of their affiliates unless such transaction is approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transaction as being fair and reasonable to us. In addition, for any such acquisition by us, our purchase price will be limited to the cost of the property to the affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the property as determined by an independent expert. In addition, we may enter into joint ventures with Other Apollo Accounts, or with Apollo, the Adviser, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners. Pursuant to the terms of the Advisory Agreement, it is agreed that the Adviser will seek to resolve any conflicts of interest in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other Apollo Accounts generally, but only those transactions set forth in this paragraph will be expressly required to be presented for approval to the independent directors of our board of directors or any committee thereof (unless otherwise required by our charter or our investment guidelines).

Corporate Opportunities. Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of Apollo or its affiliates, our directors or any person our directors control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as one of our directors or officers and intended exclusively for us or any of our subsidiaries.

Q:	Are there any limitations on the level of ownership of shares?

A:

Our charter contains restrictions on the number of shares any one person or group may own. Specifically, beginning May 31, 2024, our charter will not permit any person or group to own more than 9.8% of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption (prospectively or retroactively) from these limits by our board of directors. These limits may be decreased if our board of directors increases these limits for certain holders. See “Description of Capital Stock— Restrictions on Ownership and Transfer.” These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors—Risks Related to This Offering and Our Organizational Structure” for additional discussion regarding restrictions on share ownership.

Q:	Are there any ERISA considerations in connection with an investment in our shares?

A:

The section of this prospectus captioned “Certain ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account (“IRA”) should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law. See “Risk Factors— Retirement Plan Risks” and “Certain ERISA Considerations.”

Q:	Are there any Investment Company Act of 1940 considerations?

A:

We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities, as defined in Section 2(a)(16) of the Investment Company Act, and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which Other Apollo Accounts may invest. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

We intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on the exceptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect to be able to conduct our subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a “majority-owned subsidiary” of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines a “voting security” as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or the SEC staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or the SEC staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exception, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of assets other than “qualifying assets” and “real estate-related assets”).

We will classify our assets for purposes of our 3(c)(5)(C) exception based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and the SEC staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or the SEC staff will concur with our classification of our assets. In addition, the SEC or the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exception from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from registration under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Apollo Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from registration under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exception, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

Q:	What is the impact of being an “emerging growth company” and/or a “smaller reporting company”?

A:

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

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disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We have elected to opt out of this transition period, and will therefore comply with the new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.235 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

In addition, we are a “smaller reporting company,” as such term is defined in the Exchange Act. As a smaller reporting company, we are also eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not smaller reporting companies. To the extent that we continue to qualify as a smaller reporting company after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) scaled executive compensation disclosures; and (2) the requirement to provide only two years of audited financial statements, instead of three years.

We will remain a smaller reporting company if we have either: (1) a public float of less than $250 million; or (2) annual revenues of less than $100 million during the most recently completed fiscal year and either a public float of less than $700 million or no public float.

We do not believe that being an emerging growth company or a smaller reporting company will have a significant impact on our business or this offering. As stated above, we have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as shares of our common stock are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Q:	When will I get my detailed tax information?

A:	In the case of certain U.S. stockholders, we expect your IRS Form 1099-DIV tax information, if required, to be mailed by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial adviser or our transfer agent:

Apollo Realty Income Solutions, Inc.

PO Box 219049

Kansas City, MO 64121-9049

Overnight Address:

Apollo Realty Income Solutions, Inc.

430 W 7th St. Suite 219049

Kansas City, MO 64105-1407

Toll Free Number: 888-926-2688

RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to This Offering and Our Organizational Structure

We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We have a limited operating history and may not be able to achieve our investment objectives. As of the date of this prospectus, we have made limited investments in real properties. We cannot assure you that the past experiences of affiliates of the Adviser will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in shares of our common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.

We have held our current investments for only a short period of time and you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

We have held our current investments for a limited period of time and are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate-related securities that we may acquire, except for investments that may be described in one or more supplements to this prospectus. Because we have not held our current investments for a long period of time, it may be difficult for you to evaluate our success in achieving our investment objectives. We will seek to invest substantially all of the future net offering proceeds from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate-related securities. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the Adviser to select suitable and successful investment opportunities. Furthermore, the Adviser will have broad discretion in selecting the types of properties we will invest in and the tenants of those properties, and you will not have the opportunity to evaluate potential investments. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.

The Adviser manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of directors for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.

Our board of directors approved very broad investment guidelines that delegate to the Adviser the authority to execute acquisitions and dispositions of real estate properties and real estate-related securities on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. There can be no assurance that the Adviser will be successful in applying any strategy or discretionary approach to our investment activities. Our board of directors reviews our investment guidelines on an annual basis (or more often as it deems appropriate) and our investment portfolio periodically. The prior approval of our board of directors or a committee of independent directors will be required only as set forth in our charter (including for transactions with affiliates of the Adviser) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors rely primarily on information provided to them by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. We will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which is generally equal to our prior month’s NAV per share), and not based on the price at which you initially purchased your shares. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases.”

Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders.

We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases of shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock) is limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months). Further, our board of directors may make exceptions to, modify, or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors cannot terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable. Neither the Adviser nor we have any discretion to choose which share classes to repurchase over other share classes based on different management fees and performance participation allocations associated with different share classes.

Real estate investments cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real estate or other investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Upon suspension of our share repurchase plan, our share repurchase plan requires our board of directors to consider at least quarterly whether the continued suspension is in the best interest of our company and its stockholders; however, we are not required to authorize the recommencement of the share repurchase plan within any specified period of time. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases—Repurchase Limitations.”

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector, stock market volatility (including volatility as a result of geopolitical issues, such as the ongoing conflict between Israel and Hamas, as well as further escalation of tensions between Israel and various countries in the Middle East and North Africa, and among Russia, Belarus and Ukraine and the severe economic sanctions and export controls imposed by the U.S. and other governments against Russia, Belarus and Russian or Belarusian interests), and other impacts of major public health issues (including COVID-19), including longer-term macroeconomic effects on supply chains, inflation and labor shortages, could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. We may not generate sufficient income to make distributions to our stockholders. We have a limited track record and may not generate sufficient income to make distributions to our stockholders. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	the limited size of our portfolio in the early stages of our development;

•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties;

•	our inability to realize attractive risk-adjusted returns on our investments;

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high levels of repurchase requests under our share repurchase plan for a prolonged period of time, which could lead to the disposition of investments to generate liquidity to satisfy repurchase requests;

•	high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to stockholders, particularly during the early stages of our operations. Therefore, particularly in the earlier part of this offering, we may fund distributions to our stockholders from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales from our common stock or Operating Partnership units to Apollo or the Special Limited Partner, an affiliate of Apollo). The extent to which we pay distributions from sources other than our cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in Class E shares or Class E units and the Special Limited Partner elects to receive distributions on its performance participation interest in Class E units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related securities portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment.

We may also defer operating expenses or pay expenses (including the fees of the Adviser or distributions to the Special Limited Partner) with shares of our common stock or Operating Partnership units in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. The payment of expenses in shares of our common stock or with Operating Partnership units will dilute your ownership interest in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and the Adviser and Special Limited Partner are under no obligation to receive fees or distributions in shares of our common stock or Operating Partnership units and may elect to receive such amounts in cash.

Payments to the Adviser or the Special Limited Partner in respect of any common stock or Operating Partnership units they elect to receive in lieu of fees or distributions will dilute future cash available for distribution to our stockholders.

The Adviser or the Special Limited Partner may choose to receive, and have in the past received, shares of our common stock or Operating Partnership units in lieu of certain fees or distributions. The holders of all Operating Partnership units will be entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holder of Operating Partnership units will reduce the cash available for distribution to us and to our stockholders. Furthermore, under certain circumstances Operating Partnership units held by the Adviser or the Special Limited Partner are required to be repurchased, in cash at the holder’s election, and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to you or for investment in our operations. Repurchases of our shares or Operating Partnership units from the Adviser paid to the Adviser as a management fee are not subject to the monthly and quarterly volume limitations, and such sales receive priority over other shares being put for repurchase during such period. Repurchases of our shares or Operating Partnership units from the Special Limited Partner distributed to the Special Limited Partner with respect to its performance participation interest are subject to the monthly and quarterly volume limitations and do not receive priority over other shares being put for repurchase during such period.

Purchases and repurchases of shares of our common stock are not made based on the current NAV per share of our common stock.

Generally, our offering price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which you make your subscription request or repurchase request may be significantly different than the offering price you pay or the repurchase price you receive. In addition, we may offer and repurchase shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In such cases, the offering price and repurchase price will not equal our NAV per share as of any time.

Valuations and appraisals of our assets are estimates of fair value and may not necessarily correspond to realizable value.

For the purposes of calculating our monthly NAV, our properties have been and will continue to generally initially be valued at cost, which we expect to represent fair value at that time. Thereafter, valuations of properties will be determined by the Adviser based in part on appraisals of each of our properties by independent third-party appraisal firms reviewed by our independent valuation advisor at least once per year in accordance with valuation guidelines approved by our board of directors. Our independent valuation advisor will prepare monthly update appraisals of approximately 11/12th of our real estate portfolio and will review and provide an opinion as to the reasonableness of such third-party appraisals for the remaining 1/12th of our real estate portfolio. In the case of loans or other debt instruments with no reliable readily available market prices that are acquired by us, such initial value will generally be the acquisition price of such instrument. In the case of loans originated by us, such initial value will generally be the par value of such loan. Each such investment will then be valued by our independent valuation advisor within the first three full months after we make such investment and no less frequently than monthly thereafter. Real estate-related securities and other securities that do not have reliable readily available market quotations will be valued by one or more of the third-party pricing services in a manner consistent with loans or other debt instruments, as described above. See “Net Asset Value Calculation and Valuation Guidelines.” Although monthly valuations of each of our real properties will be reviewed and confirmed for reasonableness by our independent valuation adviser, such valuations are based on asset and portfolio level information provided by the Adviser, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation adviser.

Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties, and certain of our investments in real estate debt and real estate-related equity securities, will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and certain of investments in real estate debt and real estate-related securities will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Adviser and our independent valuation adviser. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. Further, any volatility smoothing biases in our appraisal and valuation process, generally, may lower the volatility of our NAV and cause our NAV to not accurately reflect the actual value of our properties. However, there will be no retroactive adjustment in the valuation of such assets, the offering price of shares of our common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to the Adviser and the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

We anticipate that the annual appraisals of our properties will be conducted on a rolling basis, such that properties may be appraised at different times but each property would be appraised at least once per year. When these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

The Adviser’s determination of our monthly NAV per share will be based in part on appraisals of each of our properties provided annually by independent third-party appraisal firms in individual appraisal reports reviewed by our independent valuation advisor in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal. The Adviser will review appraisal reports and monitor our properties and real estate-related securities, and is responsible for notifying the independent valuation adviser of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties and real estate-related securities or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who repurchase their shares, or stockholders who buy new shares, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The method for calculating our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.

Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase shares of our common stock and the amount of the Adviser’s management fee and the Special Limited Partner’s performance participation interest. The Adviser has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Adviser, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which shares of our common stock were sold or repurchased or on the amount of the Adviser’s management fee or the Special Limited Partner’s performance participation interest, may determine in its sole discretion to take certain corrective actions in response to such errors.

If we are unable to continue to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will be more dependent on the performance of any of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that the Dealer Manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to continue to raise substantial funds, we will make fewer investments, resulting in less breadth in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

The shares sold in this offering will not be listed on an exchange or quoted through a national quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares. We are not required by our charter or otherwise to provide liquidity to our stockholders.

The shares offered by us are illiquid assets for which there is not expected to be any secondary market nor is it expected that any will develop in the future. Your ability to transfer your shares is limited. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” In an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a share repurchase plan whereby, subject to certain limitations, stockholders may request on a monthly basis that we repurchase all or any portion of their shares. However, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. If you are able to sell your shares, you may only be able to sell them at a substantial discount for the price you paid. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only.

While we may consider a liquidity event at any time in the future, we currently do not intend to undertake such consideration until seven years after we complete this offering and we are not obligated by our charter or otherwise to effect a liquidity event at any time. In making a determination of what type of liquidity event is in the best interest of our stockholders, our board of directors, including our independent directors, may consider a variety of criteria, including, but not limited to, market conditions, asset diversification and performance, our financial condition, potential access to capital as a listed company, market conditions for the sale of our assets or listing of our shares, and the potential for stockholder liquidity. If our shares are listed, we cannot assure you a public trading market will develop. Since a portion of the offering price from the sale of shares in this offering will be used to pay expenses and fees, the full offering price paid by stockholders will not be invested in the assets we seek to acquire. As a result, even if we do complete a liquidity event, you may not receive a return of all of your invested capital.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offering and our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, we may have difficulty identifying and purchasing suitable properties, investments in real estate debt and real estate-related securities on attractive terms. There could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or at times when there are few attractive investment opportunities. Such cash may be held in an account that may be invested in money market accounts or other similarly temporary investments, which is not anticipated to generate significant interest and such temporary investments would be subject to management fees.

In the event we are unable to find suitable investments, such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for a stockholder’s investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations. In the event we fail to timely invest the net proceeds of this offering or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a board of directors resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•	staggering the board of directors into three classes;

•	requiring a two-thirds vote of stockholders to remove directors;

•	providing that only the board of directors can fix the size of the board;

•

providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	providing for a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, we have elected pursuant to Subtitle 8 that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•

two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination involving us and any person, including Apollo, the Dealer Manager and the Adviser, from the provisions of this law, provided that such business combination is first approved by our board of directors.

Our charter permits our board of directors to issue preferred stock on terms that may be senior to the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could be senior to the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter.

“Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Certain Provisions of Maryland Law and Our Charter and Bylaws —Control Share Acquisitions.”

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, as permitted by Maryland law, subject to the limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”), our charter generally limits the personal liability of our directors and officers to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, stockholders and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce stockholders’ and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify any of our directors, or the Adviser or any of its or our affiliates, for any liability or loss suffered by them or hold any of our directors, the Adviser or any of its or our affiliates harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by any of our non-independent directors, the Adviser or any of its or our affiliates, or gross negligence or willful misconduct by any of our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents.”

Maryland law and our organizational documents limit our stockholders’ power to amend our charter or dissolve us without the approval of our board of directors.

Although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or terminate us without the necessity for concurrence by our board of directors, we are required to comply with the Maryland General Corporation Law, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, our stockholders may vote to authorize the amendment of our charter or the dissolution of our company, but only after such action has been declared advisable by our board of directors. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors and also require approval by our stockholders.

Your interest in us will be diluted if we issue additional shares or if the Operating Partnership issues additional Operating Partnership units.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 1,100,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock, 100,000,000 of which are classified as Class S shares, 100,000,000 of which are classified as Class D shares, 100,000,000 of which are classified as Class I shares, 100,000,000 of which are classified as Class F-S shares, 100,000,000 of which are classified as Class F-D shares, 100,000,000 of which are classified as Class F-I shares, 100,000,000 of which are classified as Class A-I shares, 100,000,000 of which are classified as Class A-II shares, 100,000,000 of which are classified as Class A-III shares and 100,000,000 of which are classified as Class E shares, and 100,000,000 shares are classified as preferred stock. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this offering or future public offerings; (2) issue equity interests in private offerings; (3) issue shares of our common stock or Operating Partnership units upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares of our common stock or Operating Partnership units to the Adviser or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or in connection with the performance participation allocation; or (5) issue shares of our common stock or Operating Partnership units to sellers of properties we acquire in connection with an exchange of limited partnership interests of our Operating Partnership. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional Operating Partnership units, stockholders’ percentage ownership interest in our assets will be diluted. Because Operating Partnership units may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between the Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons, if you hold our common stock or Operating Partnership units, you may experience substantial dilution in your percentage ownership of our shares or your interests in the underlying assets held by the Operating Partnership.

You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs and sales load associated with your shares and will encounter substantial on-going fees and expenses.

If you purchase our shares in this offering, there are substantial fees and expenses which will be borne by you initially and ongoing as an investor. Also, you will experience immediate dilution in the net tangible book value of your shares equal to the offering costs and the sales load associated with your shares. There are also certain offering costs associated with the shares in this offering. This means that the investors who purchase shares will pay a price per share that substantially exceeds the per share value of our assets after subtracting our liabilities.

Certain clients of financial intermediaries may qualify, depending on the eligibility of their financial intermediary, to purchase anchor shares, which have a lower management fee and no performance participation allocation associated with them compared with the founder shares and other share classes offered in this offering. Investors may not know whether their financial intermediaries will be eligible to acquire the anchor shares.

Anchor shares are not being offered to all investors in this offering, but only through certain financial intermediaries identified by us whose clients initially purchased founder shares during the initial founder shares offering period and that in the aggregate subscribe for shares with minimum aggregate proceeds to us as of specified measurement dates as described in “Prospectus Summary—What is the difference between the classes of shares of common stock being offered?”

You will be subject to the same investment risks regardless of whether you become eligible to acquire the anchor shares, which are structured to receive greater benefits as compared to the other share classes in this offering. No upfront selling commissions, dealer manager fees or stockholder servicing fees will be paid with respect to the anchor shares. Additionally, lower management fees and no performance participation allocations will be paid with respect to the anchor shares compared with the founder shares and other share classes offered in this offering. As a result, the per share amount of distributions on the anchor shares could be higher compared to the founder shares, and the per share amount of distributions on the founder shares could in turn be higher compared to the other shares classes offered in this offering. To the extent lower management fees and no performance participation allocations will be paid with respect to the anchor shares, the management fees or performance participation allocations associated with the share classes other than the anchor shares will not be affected because the fees are class-specific expenses.

See “Prospectus Summary—Q: What is the difference between the classes of shares of common stock being offered?,” “Prospectus Summary—Q: Will I receive distributions and how often?,” “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements,” “Compensation,” and “Description of Capital Stock—Common Stock” for more information about the terms of the anchor shares.

Your ability to acquire anchor shares, and receive the benefits associated with the anchor shares, will depend on the eligibility of your financial intermediary. For example, if you purchase founder shares through a financial intermediary that does not meet the eligibility criteria set forth in “Prospectus Summary—Q: What is the difference between the classes of shares of common stock being offered?,” then you will not qualify to have your founder shares automatically exchanged for the anchor shares. You may not know whether your financial intermediary will be eligible to acquire anchor shares. Accordingly, you should consult with your financial intermediary about the ability to acquire anchor shares and determine if it is in your best interest to invest through a financial intermediary eligible to sell or recommend anchor shares.

We are not required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we are not required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold stockholder advisory votes on executive compensation.

In addition, we are a “smaller reporting company,” as such term is defined in the Exchange Act. As a smaller reporting company, we are also eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not smaller reporting companies. To the extent that we continue to qualify as a smaller reporting company after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) scaled executive compensation disclosures and (2) the requirement to provide only two years of audited financial statements, instead of three years.

Once we are no longer an emerging growth company or a smaller reporting company, so long as shares of our common stock are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not have any executive compensation, making the exemptions listed in (4) and (5) above generally inapplicable.

We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our Operating Partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation and our stockholders under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as general partner, have fiduciary duties under Delaware law to our Operating Partnership and to the limited partners in connection with the management of our Operating Partnership. Our duties as general partner of our Operating Partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders in connection with their management of the corporation. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our Operating Partnership provides that, for so long as we own a controlling interest in our Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners may be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees will not be liable or accountable to our Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our Operating Partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to continue to conduct our operations so that neither we, nor our Operating Partnership nor the subsidiaries of our Operating Partnership are “investment companies” under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an investment company. See “Prospectus Summary—Are there any Investment Company Act of 1940 considerations?”

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from registration under the Investment Company Act. To maintain compliance with the applicable exception or exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.

We depend on the Adviser to develop appropriate systems and procedures to control operational risk.

Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We depend on the Adviser and its affiliates to develop the appropriate systems and procedures to control operational risk. We rely heavily on our financial, accounting, communications and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Adviser will not be liable for losses incurred due to the occurrence of any such errors.

We are subject to the risk that our trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, we could be unable to achieve the market position selected by the Adviser or might incur a loss in liquidating our positions. Since some of the markets in which we may effect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange-based markets are subject. We are also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing us to suffer a loss.

Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses or limit our growth.

We rely heavily on our and Apollo’s financial, accounting, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks, which may continue to increase in sophistication and frequency in the future. Breaches of Apollo’s network security systems could involve attacks that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, often through the introduction of computer viruses, cyberattacks and other means and could originate from a wide variety of sources, including unknown third parties outside the firm. Although Apollo takes various measures to ensure the integrity of such systems, there can be no assurance that these measures will provide protection. If such systems are compromised, do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage.

In addition, we are highly dependent on information systems and technology. Apollo’s information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

Furthermore, we depend on Apollo’s headquarters in New York City, where most of Apollo’s personnel are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Apollo’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

We also rely on third-party service providers for certain aspects of our business, including for certain information systems, technology and administration. Any interruption or deterioration in the performance of these third parties or failures of their communications, information systems and technology could impair the quality of our operations and could affect our reputation and hence adversely affect our business.

As new technologies, including tools that harness generative artificial intelligence and other machine learning techniques, rapidly develop and become accessible, the use of such new technologies by us, Apollo, our affiliates and our third party service providers will present additional known and unknown risks, including, among others, the risk that confidential information may be stolen, misappropriated or disclosed and the risk that we and/or third-party service providers may rely on incorrect, unclear or biased outputs generated by such technologies, any of which could have an adverse impact on us and our business.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, a misappropriation of funds, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusions, including by computer hackers, nation-state affiliated actors, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased, and will likely continue to increase in the future. Such threats are prevalent and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyberattacks, including, without limitation, nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third-party service providers upon which we rely may be vulnerable to a heightened risk of these attacks, including retaliatory cyberattacks.

The result of these incidents could include disrupted operations, misstated or unreliable financial data, disrupted market price of our common stock, misappropriation of assets, liability for stolen assets or information, increased cybersecurity protection and insurance costs, regulatory enforcement, litigation and damage to our investor relationships. These risks require continuous and likely increasing attention and other resources from us, Apollo and third-party service providers to, among other actions, identify and quantify these risks, upgrade and expand our technologies, systems and processes to adequately address them and provide periodic training for the Adviser’s and its affiliates’ personnel to assist them in detecting phishing, malware and other schemes. Such attention diverts time and other resources from other activities and there is no assurance that such efforts will be effective. Additionally, the cost of maintaining such systems and processes, procedures and internal controls may increase from its current level.

In the normal course of business, we and our third-party service providers collect and retain certain personal information provided by borrowers, employees and vendors. We also rely extensively on computer systems to process transactions and manage our business. We can provide no assurance that the data security measures designed to protect confidential information on our systems established by us and our service providers will be able to prevent unauthorized access to this personal information. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not be detected and, in fact, may not be detected. Accordingly, we and our service providers may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is impossible for us and our service providers to entirely mitigate this risk.

Remote work has become more common among the employees and personnel of the Adviser, Apollo and other third-party service providers and has increased risks to the information technology systems and confidential, proprietary, and sensitive data of the Adviser, Apollo and other third-party service providers as more of those employees utilize network connections, computers, and devices outside of the employer’s premises or network, including working at home, while in transit, and in public locations. Those employees working remotely could expose the Adviser, Apollo and other third-party service providers to additional cybersecurity risks and vulnerabilities as their systems could be negatively affected by vulnerabilities present in external systems and technologies outside of their control.

We rely on third-party service providers for certain aspects of our business, including for certain information systems, technology and administration. Such systems may fail to operate properly or become disabled as a result of cyber incidents. Any failure or interruption of the systems of Apollo or any other counterparties that we rely on could cause delays or other problems and could have a material adverse effect on our operating results. None of us, the Adviser or Apollo have experienced any material breach of cybersecurity. However, we can provide no assurance that the networks and systems that we, the Adviser, Apollo or our third-party service providers have established or use will be effective. As our reliance on technology has increased, so have the risks posed to our communications and information systems, both internal and those provided by the Adviser, Apollo and third-party service providers. Apollo’s processes, procedures and internal controls that are designed to mitigate cybersecurity risks and cyber intrusions do not guarantee that a cyber incident will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an incident. Despite the security policies and procedures, Apollo has implemented that were designed to safeguard systems and confidential, proprietary, and sensitive data and to manage cybersecurity risk, there can be no assurance that these measures will be effective. Apollo takes steps to monitor and develop its information technology networks and infrastructure and invest in the development and enhancement of its controls designed to prevent, detect, respond to, and mitigate the risk of unauthorized access, misuse, computer viruses, and other events that could have a security impact.

Even if we are not targeted directly, cyberattacks on the United States, financial markets, financial institutions, or other businesses, including borrowers, vendors, software creators, cybersecurity service providers, and other third parties with whom we do business and rely, may occur, and such events could disrupt our normal business operations and networks in the future.

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which could harm our ability to achieve our investment objectives.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, establishes a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The full impact of Regulation Best Interest on participating broker-dealers cannot be determined at this time, and it may negatively impact whether participating broker-dealers and their associated persons recommend this offering to certain retail customers, or the amount of shares which are recommended to such customers. In particular, under SEC guidance concerning Regulation Best Interest, a broker-dealer recommending an investment in our shares should consider a number of factors under the duty of care obligation of Regulation Best Interest, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe it is in the best interest of a particular retail customer. However, if broker-dealers choose alternatives to our shares, many of which likely exist, our ability to raise capital may be adversely affected. You should ask your broker-dealer or other financial professional about what reasonable alternatives exist for you, and how our offering compares to other types of investments (e.g., listed entities) that may have lower costs, complexities, and/or risks, and that may be available for lower or no commissions. If Regulation Best Interest reduces our ability to raise capital in this offering, it may harm our ability to create a diversified portfolio of investments and to achieve our objectives.

General Risks Related to Our Investments

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•	vacancies, fluctuations in the average occupancy and room rates for hotel properties or inability to lease space on favorable terms;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	increases in interest rates and lack of availability of financing; and

•

changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.

The long term impact from major public health events and related disruptions in the U.S. and global economy and financial markets could adversely impact or disrupt our financial condition and results of operations.

We believe that our, Apollo’s and the Adviser’s ability to operate, our level of business activity and the profitability of our business, as well as the values of, and the cash flows from, the assets we may own could be impacted by the effects of future pandemics or other major public health issues. While we and the Adviser have implemented risk management and contingency plans and taken preventive measures and other precautions, no predictions of specific scenarios can be made with certainty and such measures may not adequately predict the impact on our business from such events.

The effects of future pandemics or other major public health issues could adversely impact the value of our assets, business, financial condition, results of operations and cash flows, and our ability to operate successfully.

The extent of the impact of future pandemics or other major public health issues on us will depend on many factors, including the duration and scope of the public health emergency, the actions taken by governmental authorities to contain future pandemics and their financial and economic impact, the implementation of travel advisories and restrictions, the efficacy and availability of vaccines, the disparities in vaccination rates and vaccine hesitancy, the rise of new variants and the severity of such variants, the impact of the public health emergency on overall supply and demand, goods and services, consumer confidence and levels of economic activity and the extent of its disruption to global, regional, and local supply chains and economic markets, all of which are uncertain and difficult to assess.

Climate change and regulatory and other efforts to reduce potential climate change impacts and increased focus on environmental, social and governance (“ESG”) issues could adversely affect our business.

We face a number of risks associated with climate change including both transition and physical risks. The transition risks that could impact our company include those risks related to the impact of U.S. and foreign climate- and ESG-related legislation and regulation intended to reduce greenhouse gas emissions and potential climate change impact, as well as risks arising from climate- and ESG-related business trends. Moreover, we are subject to risks stemming from the physical impacts of climate change.

New climate change-related regulations or interpretations of existing laws may result in enhanced disclosure obligations that could negatively affect us and materially increase our regulatory burden. Increased regulations generally increase the costs to us, and those higher costs may continue to increase if new laws require additional resources, including spending more time, hiring additional personnel or investing in new technologies.

We also face climate- and ESG-related business trends. Investors are increasingly taking into account ESG factors, including climate risks, diversity, equity and inclusion policies, and corporate governance in determining whether to invest in companies. Additionally, our reputation and investor relationships could be damaged as a result of our involvement with certain industries or assets associated with activities perceived to be causing or exacerbating climate change, or other ESG-related issues, as well as any decisions we make to continue to conduct or change our activities in response to considerations relating to climate change or other ESG-related issues. Conversely, if we avoid involvement with such industries or activities, we may limit our capital deployment opportunities to an extent that adversely affects our business.

Further, significant physical effects of climate change, including extreme weather events such as hurricanes or floods, can also have an adverse impact on real estate assets that we own or that secure our loans. Additionally, both transition and physical risks associated with climate change could result in increased operating costs for our borrowers and could adversely impact our borrowers’ ability to make regular payments of principal and interests. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions to increase as well. For example, nonseasonal or violent weather events can have a material impact to businesses or properties that focus on tourism or recreational travel.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. Apollo’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on Apollo’s businesses and operations (including the Adviser).

A depression, recession or slowdown in the U.S. real estate market or one or more regional real estate markets, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our investments capital structures.

For example, as a result of the 2008 financial crisis, the availability of debt financing secured by commercial real estate had been significantly restricted as a result of tightened lending standards for a prolonged period. As a result of the uncertainties in the credit market, real estate investors were unable to obtain debt financing on attractive terms, which adversely affected investment returns on acquisitions or their ability to make acquisitions or tenant improvements. Any future financial market disruptions (including financial market disruptions related to supply chain disruptions and labor shortages, rising inflation and higher interest rates or geopolitical issues, such as the ongoing conflict between Israel and Hamas, as well as further escalation of tensions between Israel and various countries in the Middle East and North Africa, and among Russia, Belarus and Ukraine and the severe economic sanctions and export controls imposed by the U.S. and other governments against Russia, Belarus and Russian or Belarusian interests) may force us to use a greater proportion of our offering proceeds to finance our acquisitions and fund tenant improvements, reducing the number of acquisitions we would otherwise make.

Certain countries have been susceptible to epidemics and pandemics. The outbreak of such epidemics or pandemics, together with the resulting public and private responses, including restrictions on travel or quarantines imposed and implementation of restrictions on operations or protective measures, have had and may in the future have a negative impact on the economy and business activity globally (including in the markets in which we intend to invest), and thereby could adversely affect the performance of our investments. Furthermore, the rapid development of epidemics or pandemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, present material uncertainty and risk with respect to us and the performance of our investments. These epidemics or pandemics could have particularly adverse impacts on certain industries, such as the hospitality and leisure industries, and may also have particular negative effects on certain regions in which we own investments. Moreover, many risk factors set forth in this prospectus may be interpreted as heightened risks as a results of the impact of such epidemics or pandemics.

Recent macroeconomic trends, including inflation and rising interest rates, may adversely affect our business, financial condition and results of operations.

Inflation in the United States may continue at an elevated level in the near-term, which could have an adverse impact on any floating rate debt we may incur in the future, and our general and administrative expenses, as these costs could increase at a rate higher than our interest income and other revenue. In response to inflationary pressure, the U.S. Federal Reserve and other global central banks raised interest rates in 2022 and 2023; however, we cannot predict with certainty any future action that the U.S. Federal Reserve and/or any other global central bank may take with respect to interest rates. To the extent our borrowing costs increase faster than the interest income earned from any floating-rate loans we may own, such increases may adversely affect our cash flows.

Our portfolio is currently concentrated in certain industries and may in the future be concentrated in a limited number of asset types, geographies or investments.

Our portfolio may be heavily concentrated at any time in only a limited number of asset types, geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. Currently, our portfolio is concentrated in industrial assets. Concentration of our investments in a particular type of asset or geography makes us more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors also approved very broad investment guidelines with which we must comply, but these guidelines provide the Adviser with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.

We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our results of operations and financial condition.

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•

acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

In addition, while we will invest primarily in stabilized, income-oriented real estate, we may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate and there is no guarantee that any renovation or repositioning will be successful, or that the actual costs will not be greater than our estimates.

The sale and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.

The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

Competition in acquiring properties may reduce our profitability and the return on our stockholders’ investments.

We face competition from various entities for investment opportunities in properties, including other REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers, some of which are likely a source of alternatives that are reasonably available to you under Regulation Best Interest. In addition to third-party competitors, other programs sponsored by the Adviser and its affiliates, particularly those with investment strategies that overlap with ours, may seek investment opportunities under Apollo’s prevailing policies and procedures. Many of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and non-traded REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purposes of investing in real estate and/or real estate debt. Additional real estate funds, vehicles and REITs with similar investment objectives may be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that competition for appropriate investment opportunities may reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may also cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

We may make a substantial amount of joint venture investments, including with Apollo affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

We may co-invest in the future with Apollo affiliates or third parties in partnerships or other entities that own real estate properties, which we collectively refer to as joint ventures. In some cases, we may acquire non-controlling interests in joint ventures. Even when we have control in a joint venture, we may not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

In addition, in connection with any shared investments in which we participate alongside any Other Apollo Accounts, the Adviser may from time to time grant absolutely and/or share with such Other Apollo Accounts certain rights relating to such shared investments for legal, tax, regulatory or other reasons, including, in certain instances, rights with respect to the structuring or sale of such shared investments. For example, we may form joint venture arrangements with an insurance-dedicated fund, which is subject to the diversification requirements imposed by Section 817(h) of the Code and regulations promulgated hereunder, and we and/or the Adviser may face conflicts of interest due to different tax and/or other considerations applicable to such insurance-dedicated funds. There is no guarantee that we will be able to co-invest with any Other Apollo Account. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from registration under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Apollo Accounts.

If we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. If we buy our joint venture partner’s interest we will have increased exposure in the underlying investment. The price we use to buy our joint venture partner’s interest or sell our interest is typically determined by negotiations between us and our joint venture partner and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current valuation of our interest in the joint venture that is used to calculate our NAV. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our joint venture partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Apollo affiliates may also entail further conflicts of interest.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with Apollo affiliates) include:

•

the joint venture partner may have economic or other interests that are inconsistent with our interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture;

•

tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner may cause it to want to take actions contrary to our interests, for example, if the joint venture partner conducts its operations so as not to be an investment company by complying with the requirements under Section 3(a)(1)(C) of the Investment Company Act or seeks to have some or all of its investments in majority-owned subsidiaries that qualify for the exclusion pursuant to Section 3(c)(5)(C) of the Investment Company Act, such joint venture partner could seek to dispose of or continue to hold joint venture investments for reasons other than the business case of particular assets, which could be at odds with us;

•	the joint venture partner may have joint control of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;

•

under the joint venture arrangement, neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Apollo;

•

under the joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we may be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so; and

•

our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such other vehicle not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with our affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on the Adviser in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on investments in real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

In our due diligence review of potential investments, we may rely on third-party consultants and advisors and representations made by sellers of potential portfolio properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

Before making investments, the Adviser will typically conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment banks and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. In addition, if the Adviser is unable to timely engage third-party providers, the ability to evaluate and acquire more complex targets could be adversely affected. When conducting due diligence and making an assessment regarding a potential investment, the Adviser will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation that the Adviser carry out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this prospectus, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.

There can be no assurance that the Adviser will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices during the due diligence phase or during our efforts to monitor the investment on an ongoing basis or that any risk management procedures implemented by us will be adequate. In the event of fraud by the seller of any portfolio property, we may suffer a partial or total loss of capital invested in that property. An additional concern is the possibility of material misrepresentation or omission on the part of the seller. Such inaccuracy or incompleteness may adversely affect the value of our investments in such portfolio property. We will rely upon the accuracy and completeness of representations made by sellers of portfolio properties in the due diligence process to the extent reasonable when we make our investments, but cannot guarantee such accuracy or completeness.

We rely on property managers to operate our properties and leasing agents to lease vacancies in our properties.

The Adviser hires property managers to manage our properties and leasing agents to lease vacancies in our properties. The property managers have significant decision-making authority with respect to the management of our properties. We are particularly dependent on property managers of any hospitality and leisure properties we invest in. Our ability to direct and control how our properties are managed on a day-to-day basis may be limited because we engage other parties to perform this function. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by, or problems in our relationship with, our property managers or leasing agents could adversely impact the operation and profitability of our properties.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could adversely affect our operations and ability to pay distributions.

We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Therefore, our financial success will be indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing loans we may own. Our tenants may be negatively affected by continued disruptions in global supply chains, natural disasters, public health or pandemic crises, actual or perceived instability in the U.S. banking system, labor shortages, or broad inflationary pressures, any of which may have a negative impact on our tenant’s ability to execute on their business plans and their ability to perform under the terms of their obligations. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect our operations and our ability to pay distributions.

Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We may be unable to renew leases as leases expire.

We may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If we are unable to promptly renew or enter into new leases, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before we will begin receiving rental payments under a replacement lease. During that period, we will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs and other operating expenses. In addition, declining economic conditions may impair our ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require us to make capital improvements to properties which would not have otherwise been planned. Any unbudgeted capital improvements that we undertake may divert cash that would otherwise be available for distributions or for satisfying repurchase requests. Ultimately, to the extent that we are unable to renew leases or re-let space as leases expire, decreased cash flow from tenants will result, which could adversely impact our operating results.

We may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These factors and others that could impede our ability to respond to adverse changes in the performance of our properties could significantly affect our financial condition and operating results.

Leases with retail properties’ tenants may restrict us from re-leasing space.

Most leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

Our properties will face significant competition.

We may face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result.

Our properties may be leased at below-market rates under long-term leases.

We may seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators or other replacements for the reduced or interrupted utilities, which also could be insufficient to fully operate our facilities and could result in our inability to provide services.

We may experience material losses or damage related to our properties and such losses may not be covered by insurance.

We may experience losses related to our properties arising from natural disasters and acts of God, vandalism or other crime, faulty construction or accidents, fire, outbreaks of an infectious disease, pandemic or any other major public health issue, war, acts of terrorism or other catastrophes. We plan to carry insurance covering our properties under policies the Adviser deems appropriate. The Adviser will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but there is no assurance that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. Most insurers are excluding terrorism coverage from their all-risk policies. In some cases, the insurers are offering significantly limited coverage against terrorist acts for additional premiums, which can greatly increase the total costs of casualty insurance for a property. As a result, not all investments may be insured against terrorism. If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

We could become subject to liability for environmental violations, regardless of whether we caused such violations.

We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition.

Our costs associated with complying with the Americans with Disabilities Act of 1990 (the “ADA”) may affect cash available for distributions.

Any domestic properties we acquire will generally be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third-party, such as a tenant, to ensure compliance with the ADA in all cases.

Our properties are, and any properties we acquire in the future will be, subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are, and any properties we acquire in the future will be, subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable (or not obligated) to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

We may be adversely affected by trends in the office real estate industry.

Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our stockholders.

Our retail tenants will face competition from numerous retail channels.

Retailers leasing our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the internet. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

Our industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.

Fluctuations in manufacturing activity in the United States may adversely affect our industrial tenants and therefore the demand for and profitability of our industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers and our industrial properties, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.

We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for multifamily housing.

Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. We expect to utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced and Congressional committees have considered a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily assets and, as a result, may adversely affect our future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could:

•	make it more difficult for us to secure new takeout financing for any multifamily development projects we acquire;

•	hinder our ability to refinance any completed multifamily assets;

•	decrease the amount of available liquidity and credit that could be used to broaden our portfolio through the acquisition of multifamily assets; and

•	require us to obtain other sources of debt capital with potentially different terms.

Short-term multifamily community leases associated with any multifamily residential properties we acquire may expose us to the effects of declining market rent and could adversely impact our ability to make cash distributions to you.

We expect that, to the extent that we invest in any multifamily residential properties, substantially all of our multifamily community leases will be on a short-term basis. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Increased levels of unemployment could adversely affect the occupancy and rental rates of any multifamily residential properties we acquire.

Increased levels of unemployment in multifamily markets could significantly decrease occupancy and rental rates. In times of increasing unemployment, multifamily occupancy and rental rates have historically been adversely affected by:

•	rental residents deciding to share rental units and therefore rent fewer units;

•	potential residents moving back into family homes or delaying leaving family homes;

•	a reduced demand for higher-rent units;

•	a decline in household formation;

•	persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment;

•	the inability or unwillingness of residents to pay rent increases; and

•	increased collection losses.

These factors generally have contributed to lower rental rates. To the extent that we invest in any multifamily residential properties, our results of operations, financial condition and ability to make distributions to you may be adversely affected if these factors do not improve or worsen.

If any credit market disruptions or economic slowdowns occur, any investments in multifamily residential properties may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any multifamily communities in which we invest may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area in the event of any tightening of mortgage lending underwriting criteria, homeowner foreclosures, declines in single-family home and condominium sales or lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

The multifamily residential properties in which we invest must comply with the Fair Housing Amendment of 1988.

The multifamily residential properties in which we invest domestically, if any, must comply with the Fair Housing Amendment Act of 1988 (“FHAA”) which requires that multifamily communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and the ADA and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily communities to ensure compliance with these requirements. Noncompliance with the FHAA and the ADA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

The hospitality or leisure industry is seasonal.

The hospitality or leisure industry is seasonal in nature. Seasonal slowdown is generally in the third quarter and, to a lesser extent, in the fourth quarter of each year. As a result of the seasonality of the hospitality or leisure industry, there will likely be quarterly fluctuations in results of operations of any hospitality or leisure properties that we may own. In addition, any such properties that we may own may be adversely affected by factors outside our control, such as extreme weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel.

The hospitality or leisure market is highly competitive and generally subject to greater volatility than our other market segments.

The hospitality or leisure business is highly competitive and influenced by factors such as general and local economic conditions, location, room rates, quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to us. Competition also comes from non-traditional hospitality sources, such as home-sharing platforms. This competition, along with other factors, such as over-building in the hospitality or leisure industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our hospitality or leisure properties.

The demand for rooms at any hospitality or leisure properties that we may acquire will change much more rapidly than the demand for space at other properties that we acquire. This volatility in room demand and occupancy rates could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to stockholders.

Investments in real estate-related debt securities are subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

The debt securities and other interests in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The debt securities in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Debt securities are also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

Our debt investments face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. For example, in response to inflationary pressure, the U.S. Federal Reserve and other global central banks raised interest rates in 2022 and 2023; however, we cannot predict with certainty any future action that the U.S. Federal Reserve and/or any other global central bank may take with respect to interest rates. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities.

Reinvestment risk could affect the price for our shares or their overall returns.

Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our securities portfolio’s current earnings rate. A decline in income could affect the market price for our shares or their overall returns.

Real estate debt investments face a number of general market-related risks that can affect the creditworthiness of issuers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.

We invest in real estate debt investments. Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for issuers to satisfy their debt payment obligations, increasing the default risk applicable to issuers, and/or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers or real estate collateral relating to our investments and may include economic and/or market fluctuations, including economic impacts resulting from actual or perceived instability in the U.S. banking system, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals (including average occupancy, operating income and room rates for hospitality properties), the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy, supply and labor shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, outbreaks of infectious diseases, pandemics or other major public health issues, negative developments in the economy or political climate that depress travel activity (including restrictions on travel), environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war and military conflicts, demand and/or real estate values generally and other factors that are beyond the control of the Adviser. Such changes may develop rapidly and it may be difficult to determine the comprehensive impact of such changes on our investments, particularly for investments that may have inherently limited liquidity. These changes may also create significant volatility in the markets for our investments which could cause rapid and large fluctuations in the values of such investments. There can be no assurance that there will be a ready market for the resale of investments because investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us. The value of securities of companies which service the real estate business sector may also be affected by such risks.

The Adviser cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the financial crisis, which has resulted in a modification to certain loan structures and/or market terms. For example, it has become increasingly difficult for real estate debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. Any such changes in loan structures and/or market terms may make it more difficult for us to monitor and evaluate investments.

The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.

Our securities investments involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate-related debt instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. See “—We may invest in subordinated debt, which is subject to greater credit risk than senior debt” below. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.

We may invest in high-yield securities which are generally subject to more risk than higher rated securities.

Debt securities that are, at the time of purchase, rated below investment grade (below Baa by Moody’s and below BBB by S&P and Fitch), an equivalent rating assigned by another nationally recognized statistical rating organization or unrated but judged by the Adviser to be of comparable quality are commonly referred to as “high-yield” securities or “junk bonds.”

Investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High-yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of high-yield securities may be more complex than for issuers of higher quality securities.

High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high-yield security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of high-yield securities defaults, in addition to risking non-payment of all or a portion of interest and principal, we may incur additional expenses to seek recovery. The market prices of high-yield securities structured as zero-coupon, step-up or payment-in-kind securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash.

The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the price at which we could sell a high-yield security, and could adversely affect the NAV of our shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high-yield securities, especially in a thinly-traded market. When secondary markets for high-yield securities are less liquid than the market for investment grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and we may have greater difficulty selling our portfolio securities. We will be more dependent on the Adviser’s research and analysis when investing in high-yield securities.

Some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid.

While it is generally anticipated that our real estate-related investments will focus primarily on investments in non-distressed CMBS and other debt investments (based on our belief that there is not a low likelihood of repayment), our investments may become distressed following our acquisition thereof. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk.

These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept payment over an extended period of time. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.

The lack of liquidity in our real estate-related securities investments may adversely affect our business.

There can be no assurance that there will be a ready market for the resale of our real estate-related securities investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us, particularly for certain of our loan investments. The credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our investments quickly.

We invest in commercial mortgage loans, which are non-recourse in nature and include limited options for financial recovery in the event of default, which may adversely affect our results of operations and financial condition.

We invest from time to time in commercial mortgage loans, including mezzanine loans and B-notes, which are secured by multifamily, commercial or other properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to publicly traded securities.

Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property and the financial circumstances of the borrower. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.

In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.

We may invest in structured products that may include structural and legal risks.

We may invest from time to time in structured products. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans, as well as MBS credit default swaps (e.g., CMBX). Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.

We will face risks related to our investments in collateralized debt obligations.

We may also invest from time to time in collateralized debt obligations (“CDOs”). CDOs include, among other things, collateralized loan obligations (“CLOs”) and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge a management fee and administrative expenses. For CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.

Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid securities. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that we may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

We may invest in subordinated debt, which is subject to greater credit risk than senior debt.

We may from time to time invest in debt instruments, including junior tranches of CMBS and “mezzanine” or junior mortgage loans (e.g., B-Notes), that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure or subordinated CMBS bonds, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of any senior creditors and, to the extent applicable, contractual inter-creditor and/or participation agreement provisions.

Investments in subordinated debt involve greater credit risk of default than the senior classes of the issue or series. Subordinated tranches of CMBS or other investments absorb losses from default before other more senior tranches of CMBS to which it is subordinate are put at risk. As a result, to the extent we invest in subordinate debt instruments (including CMBS), we would potentially receive payments or interest distributions after, and must bear the effects of losses or defaults on the senior debt (including underlying mortgage loans, senior mezzanine debt or senior CMBS bonds) before, the holders of other more senior tranches of debt instruments with respect to such issuer.

We will face risks related to our investments in mezzanine loans.

Although not secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks. Mezzanine loans may also be affected by the successful operation of other properties, but mezzanine loans are not secured by interests in the underlying commercial properties.

We may invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.

We may invest from time to time in non-controlling equity positions and other real estate-related interests. Preferred equity investments are subordinate to any indebtedness, but senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property.

We will face risks associated with hedging transactions.

Subject to maintaining our qualification as a REIT, we may utilize a wide variety of derivative financial instruments for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. Any such hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in hedging transactions may result in a poorer overall performance for us than if we had not engaged in any such hedging transaction, and the Adviser may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties. See “—We may invest in derivatives, which involve numerous risks” below.

We may invest in derivatives, which involve numerous risks.

We may enter into derivatives transactions including, but not limited to, options contracts, futures contracts, options on futures contracts, forward contracts, interest rate swaps, total return swaps, credit default swaps and other swap agreements for investment, hedging or leverage purposes. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The ability to successfully use derivative investments depends on the ability of the Adviser. The skills needed to employ derivatives strategies are different from those needed to select portfolio investments and, in connection with such strategies, the Adviser must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.

Failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements that could materially adversely affect our business, results of operations and financial condition.

Registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” or any change in our operations necessary to maintain our ability to rely upon the exemption from being regulated as a commodity pool operator could adversely affect our ability to implement our investment program, conduct our operations and/or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit investing in interests which may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

We will face risks associated with short sales.

Our use of short sales for investment and/or risk management purposes subjects us to risks associated with selling short. We may engage in short sales where we do not own or have the right to acquire the security sold short at no additional cost. Our loss on a short sale theoretically could be unlimited in a case where we are unable, for whatever reason, to close out a short position.

Our short selling strategies may limit our ability to benefit from increases in the markets. Short selling also involves a form of financial leverage that may exaggerate any losses. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to us. Finally, SEC, FINRA or other regulations relating to short selling may restrict our ability to engage in short selling.

Risks Related to Debt Financing

We may encounter adverse changes in the credit markets.

Any adverse changes in the global credit markets could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our stockholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, it may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on its investment activities, any of which would negatively impact our performance.

We have incurred and will continue to incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of properties may be financed in substantial part by borrowing, which increases our exposure to loss. Under our charter, we have a limitation that precludes us from borrowing in excess of 300% of our net assets, which approximates borrowing 75% of the cost of our investments (unless a majority of our independent directors approves any borrowing in excess of the limit and we disclose the justification for doing so to our stockholders), but such restriction does not restrict the amount of indebtedness we may incur with respect to any single investment. Our target leverage ratio after our ramp-up period is approximately 65% of our gross real estate assets (measured using the greater of fair market value and purchase price, including equity in our securities portfolio), inclusive of property-level and entity-level debt and cash, but excluding debt on our securities portfolio. See “Investment Objectives and Strategies—Borrowing Policies.” The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate properties acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for us.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may seek to obtain a line of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow and/or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain a line of credit on financially reasonable terms. In addition, we may not be able to obtain a line of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur.

The volatility of the global credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility, which often occur during economic downturns, generally credit spreads widen, interest rates rise and demand for high yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

If we were to use repurchase agreements to finance our loan investments, we may be exposed to risks that could result in losses.

We may use repurchase agreements as a form of leverage to finance our loan investments, and the proceeds from repurchase agreements generally are invested in additional loans. There is a risk that the market value of the additional loans acquired from the proceeds received in connection with a repurchase agreement may decline below the price of the loans underlying the repurchase agreement that we have sold but remain obligated to repurchase. Repurchase agreements also involve the risk that the counterparty liquidates the loans we delivered to it under the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. In addition, there is a risk that the market value of the loans we retain may decline. If the buyer of loans under a repurchase agreement were to file for bankruptcy or experiences insolvency, we may be adversely affected. Furthermore, lenders may require us to provide additional margin in the form of cash, loans or other forms of collateral under the terms of the contract, and if we fail to resolve such margin calls when due, the lenders may exercise remedies, including taking ownership of the assets securing the applicable obligations. Also, in entering into repurchase agreements, we bear the risk of loss to the extent that the proceeds of the repurchase agreement are less than the value of the underlying loans. In addition, the interest costs associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.

Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Risks Related to our Relationship with the Adviser and the Dealer Manager

We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.

Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our real estate portfolio, and our corporate operations. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with Apollo’s business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

The termination or replacement of the Adviser could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing any line of credit we obtain.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of the Adviser an event requiring the immediate repayment of the full outstanding balance of the loan. If we elect to obtain a line of credit and are able to do so, the termination or replacement of the Adviser could trigger repayment of outstanding amounts under the credit agreement governing our line of credit. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.

The Adviser’s inability to retain the services of key real estate professionals could hurt our performance.

Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by the Adviser, each of whom would be difficult to replace. Neither we nor the Adviser have employment agreements with these individuals and they may not remain associated with us. Also, we will not maintain key person life insurance on these individuals. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

The success of this offering is dependent, in part, on the ability of the Dealer Manager to retain key employees and to successfully build and maintain a network of licensed broker-dealers.

The dealer manager for this offering is Apollo Global Securities, LLC. The success of this offering and our ability to implement our business strategy is dependent upon the ability of our Dealer Manager to retain key employees and to build and maintain a network of licensed securities broker-dealers and other agents, including its affiliate Griffin Capital Securities, LLC (“GCS”) to provide wholesale and marketing services. If the Dealer Manager is unable to retain qualified employees or build and maintain a sufficient network of participating broker-dealers to distribute shares in this offering, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. In addition, the Dealer Manager currently serves and may serve as dealer manager for other issuers and GCS provides wholesaling services to other issuers. As a result, the Dealer Manager and GCS may experience conflicts of interest in allocating their respective time between this offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Apollo, we may incur additional fees and expenses.

Because the Adviser and the Dealer Manager are affiliates of our sponsor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter and its counsel in connection with a securities offering. Accordingly, unless your investment professional is affiliated with a broker-dealer that conducts an independent due diligence review and investigation of our company and this offering, you will not have the benefit of such a review, which may increase the risks and uncertainty you face as a stockholder. In addition, if any situation arises in which our interests are in conflict with those of the Adviser, the Dealer Manager or its affiliates, and we are required to retain independent counsel, we will incur additional fees and expenses.

The fees we pay in connection with this offering and the agreements entered into with Apollo and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to the Adviser, Dealer Manager and other Apollo affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Apollo and its affiliates, including the Adviser and us, were not negotiated at arm’s-length. Such agreements include our Advisory Agreement, the Operating Partnership’s partnership agreement, our dealer manager agreement (the “Dealer Manager Agreement”), and any property management and other agreements we may enter into with affiliates of the Adviser from time to time.

We do not own the Apollo name, but we may use it as part of our corporate name pursuant to a license agreement with an affiliate of Apollo. Use of the name by other parties or the termination of our license agreement may harm our business.

We have entered into a license agreement (the “License Agreement”) with Apollo IP Holdings, LLC (the “Licensor”), an affiliate of Apollo, pursuant to which it has granted us a non-exclusive, royalty-free license to use the name “Apollo.” Under the License Agreement, we have a right to use this name for so long as the Adviser serves as the Adviser pursuant to the Advisory Agreement. The Licensor will retain the right to continue using the “Apollo” name. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the “Apollo” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Apollo, the Licensor or others. Furthermore, in the event that the License Agreement is terminated, we will be required to change our name and cease using the name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business. The License Agreement will terminate concurrently with the termination of the Advisory Agreement.

Risks Related to Conflicts of Interest

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Various potential and actual conflicts of interest will arise as a result of our overall investment activities and the overall investment activities of Apollo, the Dealer Manager, the Adviser and their affiliates. The following risk factors enumerate certain but not all potential conflicts of interest that should be carefully evaluated before making an investment in us. See also “Risks Related to our Relationship with the Adviser and the Dealer Manager.” Apollo and Apollo personnel may in the future engage in further activities that may result in additional conflicts of interest not addressed below. If any matter arises that we and our affiliates (including the Adviser) determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates (including the Adviser) may take such action as we determine in good faith may be necessary or appropriate to ameliorate the conflict. Transactions between us and Apollo or its affiliates will require approval by our board of directors, including a majority of our independent directors. There can be no assurance that our board of directors or Apollo will identify or resolve all conflicts of interest in a manner that is favorable to us.

The Adviser faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which the Adviser is ultimately responsible for determining.

The Adviser is paid a management fee for its services based on our NAV, which is calculated by State Street, based on valuations provided by the Adviser. In addition, the distributions to be received by the Special Limited Partner with respect to its performance participation interest in the Operating Partnership will be based in part upon the Operating Partnership’s net assets (which is a component of our NAV). The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. The Adviser may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

The Adviser’s management fee and the Special Limited Partner’s performance participation interest may not create proper incentives or may induce the Adviser and its affiliates to make certain investments, including speculative investments, that increase the risk of our real estate portfolio.

We pay the Adviser a management fee regardless of the performance of our portfolio. The Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We may be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The existence of the Special Limited Partner’s 12.5% performance participation interest in our Operating Partnership with respect to Class S units, Class D units and Class I units and 9.0% performance participation interest in our Operating Partnership with respect to Class F-S units, Class F-D units and Class F-I units, which is based on our total distributions plus the change in NAV per share, may create an incentive for the Adviser to make riskier or more speculative investments on our behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation interest may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of.

Because the management fee and performance participation are based on our NAV, the Adviser may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to the Adviser and the Special Limited Partner.

Apollo personnel provide services to other Apollo clients and work on other projects and conflicts may arise in the allocation of personnel between us and other clients or projects.

The Adviser and its affiliates devote such time as they deem necessary to conduct our business affairs in an appropriate manner. However, a core group of real estate professionals devote substantially all of their business time not only to our activities but also to the activities of several other investment vehicles and any successor funds thereto (and their respective investments) and their related entities (which may include separate accounts, dedicated managed accounts and/or investment funds formed for specific geographical areas or investments). Consequently, conflicts may arise in the allocation of personnel, and we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Adviser and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

Apollo has implemented policies and procedures to address conflicts of interest across its various businesses, and these policies and procedures may reduce the synergies that we expect to draw on or otherwise reduce the opportunities available to us.

Apollo and its affiliates are involved in a number of other businesses and activities, which may result in conflicts of interest or other obligations that are disadvantageous to us. Specified policies and procedures implemented by Apollo to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will from time to time reduce the synergies across Apollo’s various businesses that we expect to draw on for purposes of pursuing attractive investment opportunities. Because Apollo has many different asset management businesses, including a credit business, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and subject to more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Apollo has implemented certain policies and procedures that reduce the positive synergies that we expect to utilize for purposes of finding attractive investments. For example, Apollo currently operates without ethical screens or information barriers that some other investment management firms implement to separate persons who make investment decisions from others who might possess material non-public information that could influence such decisions. In an effort to manage possible risks arising from Apollo’s decision not to implement such screens, Apollo maintains a code of ethics and provides training to relevant personnel with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, Apollo’s compliance department maintains a list of restricted securities with respect to which Apollo could have access to material non-public information and in which Apollo’s clients are not permitted to trade. In the event that any employee of Apollo obtains such material non-public information, Apollo will be restricted in acquiring or disposing of the relevant investments on behalf of us or Other Apollo Accounts, which could impact the returns generated for us or such Other Apollo Accounts. To the extent that Apollo is in possession of material non-public information or is otherwise restricted from trading in certain securities, we and the Adviser, generally also will be deemed to be in possession of such information or otherwise restricted. This could reduce the investment opportunities available to us, prevent us from exiting an investment or otherwise limit our investment flexibility. See “Conflicts of Interest—Material, Non-Public Information; Information Barriers.” Additionally, the terms of confidentiality or other agreements with or related to companies in which any Apollo fund has or has considered making an investment or which is otherwise a client of Apollo will from time to time restrict or otherwise limit our ability to make investments in or otherwise engage in businesses or activities competitive with such companies. Apollo may enter into one or more strategic relationships, in certain regions or with respect to certain types of investments that, although intended to provide greater opportunities for us, may require us to share such opportunities or otherwise limit the amount of an opportunity we can otherwise take.

Apollo and its affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Apollo. In the ordinary course of their business activities, Apollo and their affiliates may engage in activities where the interests of certain divisions of Apollo and its affiliates, including the Adviser, or the interests of their clients may conflict with the interests of our stockholders. Certain of these divisions and entities affiliated with the Adviser have or may have an investment strategy similar to ours and therefore may engage in competing activities with us. In particular, various opportunistic real estate funds and other investment vehicles seek to invest in a broad range of real estate investments.

As part of its regular business, Apollo provides a broad range of underwriting, placement agent services and other services. In addition, Apollo and its affiliates may provide services in the future beyond those currently provided. Our stockholders will not receive a benefit from the services provided to other investment vehicles or share in any of the fees generated by the provision of such services.

Apollo has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on our behalf, the Adviser will consider those relationships, which may result in certain transactions that the Adviser will not undertake on our behalf in view of such relationships. We also co-invest with clients of Apollo in particular properties, and the relationship with such clients could influence the decisions made by the Adviser with respect to such investments. Apollo is under no obligation to decline any engagements or investments in order to make an investment opportunity available to us. We may be forced to sell or hold existing investments as a result of relationships that Apollo may have or transactions or investments Apollo and its affiliates may make or have made. We also co-invest with such clients of Apollo in particular properties and the relationship with such clients could influence the decisions made by the Adviser with respect to such investments. Furthermore, there can be no assurance that all potentially suitable investment opportunities that come to the attention of Apollo will be made available to us.

Apollo may from time to time participate in underwriting or lending syndicates with respect to us or our subsidiaries and/or Other Apollo Accounts, or may otherwise be involved in the public offering and/or private placement of debt or equity securities issued by, or loan proceeds borrowed by us, or our subsidiaries. Such underwritings may be on a firm commitment basis or may be on an uncommitted “best efforts” basis. An Apollo broker-dealer may act as the managing underwriter or a member of the underwriting syndicate and purchase securities from us or our subsidiaries. Apollo may also, on our behalf or on behalf of other parties to a transaction involving us, effect transactions, including transactions in the secondary markets where it may nonetheless have a potential conflict of interest regarding us and the other parties to those transactions to the extent it receives commissions or other compensation from us and such other parties. Subject to applicable law, Apollo may receive underwriting fees, discounts, placement commissions, loan modification or restructuring fees, servicing (including loan servicing) fees, advisory fees, lending arrangement, consulting, monitoring, commitment, syndication, origination, organizational, financing and divestment fees (or, in each case, rebates of any such fees, whether in the form of purchase price discounts or otherwise, even in cases where Apollo or an Other Apollo Account or vehicle is purchasing debt) or other compensation with respect to the foregoing activities, which are not required to be shared with us or our stockholders. Apollo may nonetheless have a potential conflict of interest regarding us and the other parties to those transactions to the extent it receives commissions, discounts, fees or such other compensation from such other parties. Our independent directors will approve any transactions in which an Apollo broker-dealer acts as an underwriter, as broker for us, or as dealer, broker or advisor, on the other side of a transaction with us only where such directors believe in good faith that such transactions are appropriate for us, and our stockholders, by executing a Subscription Agreement for our shares, consent to all such transactions, along with the other transactions involving conflicts of interest described herein, to the fullest extent permitted by law. Sales of securities for our account (particularly marketable securities) may be bunched or aggregated with orders for other accounts of Apollo. It is frequently not possible to receive the same price or execution on the entire volume of securities sold, and the various prices may be averaged, which may be disadvantageous to us. Where Apollo serves as underwriter with respect to securities held by us or any of our subsidiaries, we may be subject to a “lock-up” period following the offering under applicable regulations during which time our ability to sell any securities that we continue to hold is restricted. This may prejudice our ability to dispose of such securities at an opportune time.

Other present and future activities of Apollo and its affiliates (including the Adviser and the Dealer Manager) may also give rise to additional conflicts of interest relating to us and our investment activities. In the event that any such conflict of interest arises, we will attempt to resolve such conflicts in a fair and equitable manner. Investors should be aware that conflicts will not necessarily be resolved in favor of our interests.

We may purchase assets from or sell assets to the Adviser and its affiliates, and such transactions may cause conflicts of interest.

We may purchase assets from or sell assets to the Adviser and its affiliates or their clients. These purchases and sales may cause conflicts of interest, including with respect to the consideration offered and the obligations of such affiliates. The purchases and sales referred to in this paragraph will be subject to the approval of a majority of directors (including a majority of our independent directors) not otherwise interested in the transaction.

Certain Other Apollo Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.

Through Other Apollo Accounts, Apollo currently invests and plans to continue to invest third-party capital in a wide variety of investment opportunities in the United States and globally. There will be overlap of real property and real estate-related securities investment opportunities with certain Other Apollo Accounts that are actively investing and similar overlap with future Other Apollo Accounts. See “—Apollo may raise and/or manage Other Apollo Accounts which could result in the reallocation of Apollo personnel and the direction of potential investments to such Other Apollo Accounts” below. This overlap could create conflicts of interest.

Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to Other Apollo Accounts, (ii) certain Apollo Accounts have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Other Apollo Accounts in accordance with Apollo’s allocation policies and procedures. Also, the investment strategies employed by Apollo for current and future Other Apollo Accounts could conflict with each other and adversely affect the prices and availability of other securities or instruments held by, or potentially considered for, one or more Other Apollo Accounts. If participation in specific investment opportunities is appropriate for us and more than one Other Apollo Account, participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures and the applicable governing documents of the relevant entities. There can be no assurance, however, that the application of such allocation policies and procedures will result in the allocation of a specific investment opportunity to us or that we will participate in all investment opportunities falling within our investment objectives.

Generally, if an investment opportunity falls within the mandate of, or is otherwise deemed suitable for, us and one or more Other Apollo Account and it is not possible to fully satisfy the investment interest of all such entities, the investment opportunity generally will be allocated pro rata based on the size of our and the Other Apollo Account’s original investment interest. The size of each entity’s investment interest will be determined generally based on each entity’s available capital or net asset value (or, in certain circumstances, the available capital or net asset value ascribed to the applicable strategy). However, a number of additional other factors can influence other allocation decisions, including:

•	the relative actual or potential exposure of us or any particular Other Apollo Account to the type of investment opportunity in terms of existing investment portfolios;

•	the investment objective of us and the Other Apollo Accounts;

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cash availability, suitability, instructions from us and Other Apollo Accounts, permitted leverage and available financing for the investment opportunity (including taking into account the levels/rates that would be required to obtain an appropriate return);

•	the likelihood of current income;

•	the size, liquidity and duration of the investment opportunity;

•	the seniority of loan and other capital structure criteria;

•	with respect to an investment opportunity originated by a third party, the relationships of us or Other Apollo Accounts (or the relevant portfolio managers) to such third party;

•	tax considerations;

•	regulatory considerations;

•	supply or demand for an investment opportunity at a given price level;

•

our and Other Apollo Accounts’ risk or investment concentration parameters (including parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type or other risk metrics);

•	whether the investment opportunity is a follow-on investment;

•

whether the vehicle is in the process of fundraising, is open to redemptions (in which case notions of net asset value and available capital can be subjectively adjusted to account for anticipated inflows or redemptions) or is close to the end of its investment period (for closed-ended funds);

•	whether our or Other Apollo Accounts’ economic exposure has been swapped to, or otherwise assumed by, one or more other parties;

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our governing documents and the governing documents of Other Apollo Accounts (which could include provisions pursuant to which an entity is entitled to receive an allocation of a certain type of an investment opportunity on a priority basis, which could result in us not participating in any such investment or participating to a lesser extent); and

•	such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to us or one or more Other Apollo Accounts.

The Adviser and its affiliates will weigh the factors described above (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Apollo is entitled to amend its policies and procedures at any time without prior notice or our consent.

To the extent we acquire properties through joint ventures with Other Apollo Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other Apollo Accounts. Generally, the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from registration under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Apollo Accounts.

Apollo or its affiliates or affiliates of the Adviser may also give advice to the Other Apollo Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours. At times, the investment professionals employed by the Adviser or its affiliates and other investment vehicles affiliated with the Adviser and/or Apollo may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds and/or investment companies for which he or she exercises investment responsibility and not for us.

There may also be circumstances, including in the case where there is a seller who is seeking to dispose of a pool or combination of assets, properties, securities or instruments, where we and Other Apollo Accounts participate in a single or related transactions with a particular seller where certain of such assets, properties, securities or instruments are specifically allocated (in whole or in part) to any of us and such Other Apollo Accounts. The combined purchase price paid to a seller may be allocated among the multiple assets, properties, securities or instruments based on a determination by the seller, by a third-party valuation firm and/or by the Adviser and its affiliates.

Our board of directors has adopted a resolution that renounces our interest or expectancy with respect to business opportunities and competitive activities.

Our board of directors has adopted a resolution that renounces our interest or expectancy in, or in being offered an opportunity to participate in, business opportunities, and provides that none of Apollo or its affiliates, our directors or any person our directors control must refrain from competing with us or present to us such business opportunities. Under this resolution Apollo and its affiliates and our directors or any person our directors control would not be obligated to present to us opportunities unless those opportunities are expressly offered to such person in his or her capacity as a director or officer and intended exclusively for us or any of our subsidiaries, and those persons will be able to engage in competing activities without any restriction imposed as a result of Apollo’s or its affiliates’ status as a stockholder or Apollo’s affiliates’ status as our officers or directors.

We have co-invested, and may in the future co-invest, with Apollo affiliates in real estate-related securities and such investments are at times in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest. When we hold investments in which Other Apollo Accounts have a different principal investment, conflicts of interest arise between us and Other Apollo Accounts, and the Adviser may take actions that are adverse to us.

We have co-invested, and may in the future co-invest, with Other Apollo Accounts in investments that are suitable for both us and such Other Apollo Accounts. We and/or the Other Apollo Accounts make and/or hold investments at different levels of an issuer’s capital structure, which includes us making investments directly or indirectly relating to portfolio entities of Other Apollo Accounts and vice versa. To the extent we hold interests that are different (including with respect to their relative seniority) than those held by such Other Apollo Accounts, the Adviser and its affiliates will be presented with decisions when our interests and the interests of the Other Apollo Accounts are in conflict.

Other Apollo Accounts may also participate in a separate tranche of a financing with respect to an issuer/borrower in which we have an interest or otherwise in different classes of such issuer’s securities. In connection with negotiating loans and bank financings in respect of our real estate-related transactions, from time to time Apollo will obtain the right to participate on its own behalf in a portion of the financings with respect to such transactions. If we make or have an investment in a property in which an Other Apollo Account has a mezzanine or other debt investment, Apollo may have conflicting loyalties between its duties to us and to other affiliates. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. To the extent we hold an equity interest or an interest in a loan or debt security that is different (including with respect to their relative seniority) than those held by such Other Apollo Accounts, the Adviser and its affiliates may have limited or no rights with respect to decisions when our interests and the interests of the Other Apollo Accounts are in conflict, and Apollo may have conflicting loyalties between its duties to us and to other affiliates. In that regard, actions may be taken for the Other Apollo Accounts that are adverse to us.

In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by the other affiliates participating in the transaction. In addition, it is possible that in a bankruptcy proceeding our interest may be subordinated or otherwise adversely affected by virtue of such Other Apollo Accounts’ involvement and actions relating to its investment.

We may enter into joint ventures and other shared assets which will involve risks and conflicts of interests.

We and any Other Apollo Accounts may invest in shared assets typically through the formation of joint ventures that we and such fund control equally. Such joint venture investments will involve risks and conflicts of interests. See “—General Risks Related to Our Investments—We may make a substantial amount of joint venture investments, including with Apollo affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”

Apollo may structure certain investments such that Apollo will face conflicting fiduciary duties to us and Other Apollo Accounts.

Apollo may structure certain investments such that one or more Other Apollo Accounts are offered the opportunity to participate in the debt tranche of an investment allocated to us. The Adviser and its affiliates owe fiduciary duties to the Other Apollo Accounts as well as to us. If the Other Apollo Accounts purchase high-yield securities or other debt instruments related to a property or real estate company that we hold an investment in (or if we make or have an investment in or, through the purchase of debt obligations become a lender to, a company or property in which an Other Apollo Account has a mezzanine or other debt investment), the Adviser and its affiliates will face a conflict of interest in respect of the advice given to, or the decisions made with regard to, such Other Apollo Accounts and us (e.g., with respect to the terms of such high-yield securities or other debt instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies).

Apollo may raise and/or manage Other Apollo Accounts which could result in the reallocation of Apollo personnel and the direction of potential investments to such Other Apollo Accounts.

Apollo reserves the right to raise and/or manage Other Apollo Accounts, including stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, real estate debt obligation and trading investment vehicles, real estate funds primarily making investments in a single sector of the real estate investment space (e.g., industrial, multifamily, retail or office) or making non-controlling investments in public and private debt and equity securities and/or investment funds that may have the same or similar investment objectives or guidelines as us, investment funds formed for specific geographical areas or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. See “—Certain Other Apollo Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.” In particular, we expect that there will be overlap of real property and real estate-related securities investment opportunities with certain Other Apollo Accounts that are actively investing and similar overlap with future Other Apollo Accounts. The closing of an Other Apollo Account could result in the reallocation of Apollo personnel, including reallocation of existing real estate professionals, to such Other Apollo Account. In serving in these multiple capacities, they may have obligations to Other Apollo Accounts or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our stockholders. In addition, potential investments that may be suitable for us may be directed toward such Other Apollo Account.

Apollo’s potential involvement in financing a third party’s purchase of assets from us could lead to potential or actual conflicts of interest.

We may from time to time dispose of all or a portion of an investment by way of a third-party purchaser’s bid where Apollo or one or more Other Apollo Accounts is providing financing as part of such bid or acquisition of the investment or underlying assets thereof. This may include the circumstance where Apollo or one or more Other Apollo Accounts is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from us. Such involvement of Apollo or one or more Other Apollo Accounts as such a provider of debt financing in connection with the potential acquisition of portfolio investments by third parties from us may give rise to potential or actual conflicts of interest.

Disputes between Apollo and our joint venture partners who have pre-existing investments with Apollo may affect our investments relating thereto.

Some of the third-party operators and joint-venture partners with which the Adviser may elect to co-invest our capital may have pre-existing investments with Apollo. The terms of these preexisting investments may differ from the terms upon which we invest with such operators and partners. To the extent a dispute arises between Apollo and such operators and partners, our investments relating thereto may be affected.

Certain principals and employees may be involved in and have a greater financial interest in the performance of other Apollo funds or accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.

Certain of the principals and employees of the Adviser and/or the Dealer Manager may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our real estate portfolio. Such individuals may serve in an advisory capacity to other managed accounts or investment vehicles, as members of an investment or advisory committee or a board of directors (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The other managed accounts and/or investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Adviser may have a greater financial interest in the performance of such other funds or accounts than our performance. Such involvement may create conflicts of interest in making investments on our behalf and such other funds and accounts. Such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to us and such organizations.

The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Apollo on more favorable terms than those payable by us.

Certain advisors and other service providers or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, property managers and investment or commercial banking firms) that provide goods or services to us, Apollo and/or certain entities in which we have an investment may also provide goods or services to or have business, personal, financial or other relationships with Apollo and its other businesses. Such advisors and service providers may be investors in us, affiliates of the Dealer Manager or the Adviser, sources of investment opportunities or co-investors or commercial counterparties or entities in which Apollo and/or Other Apollo Accounts have an investment, and payments by us may indirectly benefit Apollo and/or such Other Apollo Accounts. Additionally, certain employees of the Adviser may have family members or relatives employed by such advisors and service providers. The Adviser and/or its affiliates may also provide administrative services to us. These relationships may influence us, Apollo and/or the Adviser in deciding whether to select or recommend such a service provider to perform services for us or a portfolio property (the cost of which will generally be borne directly or indirectly by us or such portfolio property, as applicable).

We have engaged Nations Land Services, L.P. (“Nations”), a title agent company in which Apollo has a majority ownership. Nations acts as a title agent in facilitating and issuing title insurance in connection with investments by us, our affiliates and related parties, and third parties. Apollo receives distributions from Nations in connection with investments by our company based on its equity interest in Nations. In each case, there will be no related offset to us. During the year ended December 31, 2023, we incurred $33 thousand of expenses for services provided by Nations.

Employees of these affiliates may also receive performance-based compensation in respect of our investments. The fees and expenses of such Apollo-affiliated service providers (and, if applicable, their employees) will be borne by our investments and there will be no related offset to the management fee we pay to the Adviser. While Apollo believes that any such affiliated service providers, when engaged, generally provide (or will provide) services at rates equal to or better than those provided by third parties (even in jurisdictions where insurance rates are statutorily determined), there is an inherent conflict of interest that may incentivize Apollo to engage its affiliated service provider over a third party.

Advisors and service providers, or their affiliates, often charge different rates or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work may vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by us are different from those used by Apollo and its affiliates, the Adviser or its affiliates may pay different amounts or rates than those paid by us.

For more information regarding our relationships with Apollo entities providing services to us or our subsidiaries, see “Selected Information Regarding our Operations—Related Party Transactions” and “Conflicts

of Interest—Related Party Transaction Policies” in this prospectus and “Related Party Transactions” in the notes to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference.

The personnel of the Dealer Manager and the Adviser may trade in securities for their own accounts, subject to restrictions applicable to Apollo personnel.

The officers, directors, members, managers and employees of the Dealer Manager and the Adviser may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law and Apollo policies, or otherwise determined from time to time by the Dealer Manager or the Adviser.

We may be subject to additional potential conflicts of interests as a consequence of Apollo’s status as a public company.

As a consequence of Apollo’s status as a public company, our officers, directors, members, managers and employees and those of the Adviser may take into account certain considerations and other factors in connection with the management of the business and affairs of us and our affiliates that would not necessarily be taken into account if Apollo were not a public company.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We expect to operate so as to qualify as a REIT under the Code beginning with our taxable year ended December 31, 2023. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. In addition, we hold certain assets through our ownership interest in ARIS Mortgage Originations, LLC, which we refer to as our subsidiary REIT. Our ability to qualify as a REIT is dependent in part on the REIT qualification of our subsidiary REIT, which is required to separately satisfy each of the REIT requirements in order to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

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we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

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unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year.

Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

Our charter will not permit any person or group to own more than 9.8% of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits by our board of directors.

For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding stock may be owned directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, among other purposes, commencing May 31, 2024, our charter will prohibit beneficial or constructive ownership by any person or group of more than a certain percentage, which is expected to be 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of our outstanding common stock or 9.8% in value of our outstanding capital stock of all classes or series, which we refer to as the “ownership limit.” The constructive ownership rules under the Code and our charter are complex and may cause shares of the outstanding common stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of our outstanding common stock or our capital stock by a person could cause another person to own constructively in excess of 9.8% of our outstanding common stock or our stock, respectively, and thus violate the ownership limit. There can be no assurance that our board of directors, as permitted in the charter, will not decrease this ownership limit in the future. Any attempt to own or transfer shares of our common stock or capital stock in excess of the ownership limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of the charter to a charitable trust, and the person who attempted to acquire such excess shares not having any rights in such excess shares, or in the transfer being void.

The ownership limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). Any exemptions to the ownership limit we grant may limit the power of our board of directors to increase the ownership limit or grant further exemptions in the future.

Ownership of one or more of our tenants by a significant stockholder could cause us to fail to satisfy the REIT gross income tests.

Notwithstanding the 9.8% ownership limits in our charter, discussed above, our board of directors may grant a waiver of the ownership limit to one or more stockholders. As a result, one or more of our stockholders may own 10% or more of our stock (a “10% Stockholder”). If any such 10% Stockholder, actually or taking into account certain constructive ownership rules, owns 10% or more of any tenant, rents from such tenant will cease to qualify as “rents from real property” for purposes of the REIT gross income tests. We intend to conduct diligence in respect of ownership of our tenants by any 10% Stockholder; however, given the broad attribution rules that apply for this purpose, we may not have access to all information relevant for this determination and we may not be able in all cases to identify any such related party tenants in a timely manner. If one or more tenants of ours becomes a related party tenant for purposes of the rules described above, non-qualifying rents received from such tenant could cause us to fail our REIT gross income tests, in which case we could fail to qualify as a REIT or could be required to pay a penalty tax to retain our REIT qualification.

Non-U.S. holders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders of Our Common Stock”), other than a “qualified shareholder” or a “qualified foreign pension fund,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we currently qualify, or will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock would be subject to tax under FIRPTA, unless (i) shares of our common stock were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock, taking into account certain attribution rules. Furthermore, certain distributions by us may be subject to tax under FIRPTA unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied, subject to certain exceptions. See “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders of Our Common Stock—Disposition of Our Stock.”

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests and in the best interests of our stockholders. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

The maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders has been reduced by legislation to 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could affect our ability to raise capital.

“Fast-Pay Stock” rules may apply to certain classes of our shares.

Under Treasury Regulations promulgated under Section 7701(l) of the Code, if stock of a corporation is structured so that dividends paid with respect to the stock are economically (in whole or in part) a return of such stockholder’s investment (rather than a return on such stockholder’s investment), such stock could be characterized as “fast-pay stock.” Under such regulations, if shares pay a dividend that is reasonably expected to decline over time, as opposed to fluctuate or remain constant, such shares are presumed to be fast-pay stock unless clearly demonstrated otherwise. Our Class A-II shares and Class A-III shares, to the extent they are issued, will be subject to a reduced management fee for a limited period. As a result, distributions on such shares are expected to decrease after the expiration of this reduced management fee, and the shares will be subject to the presumption described above. However, although not free from doubt, we do not believe that such shares should be characterized as fast-pay stock and we do not intend to treat such shares as fast-pay stock because we believe the facts clearly demonstrate that the additional distributions on such shares reflect an additional return on the stockholders’ investment, rather than a return of the stockholders’ original investment in such shares. If the IRS were to successfully assert that our Class A-II shares and Class A-III shares are classified as fast-pay stock, holders of our shares, including other classes of our shares, could be required to include additional amounts in income, and additional filing requirements and penalties could apply. Prospective investors should consult with their tax advisors regarding the potential consequences of our shares being treated as fast-pay stock.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new law, regulation or administrative interpretation, or any amendment to any existing law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, tax law, regulation or administrative interpretation.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

If our Operating Partnership failed to qualify as a partnership or is not disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of our Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that our Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Investors that are governmental plans or foreign plans may be subject to laws that are similar to the aforementioned provisions of ERISA and the Code or that otherwise regulate the purchase of our shares.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in the shares. As discussed under “Certain ERISA Considerations,” if our assets are deemed to constitute “plan assets” of stockholders that are ERISA Plans (as defined below) (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA and/or Section 4975 of the Code; (ii) our management, as well as various providers of fiduciary or other services to us (including the Adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iii) the fiduciaries of stockholders that are ERISA Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.

Accordingly, prospective investors that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA; (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and IRAs); or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by the foregoing employee benefit plans or plans) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “ERISA Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any ERISA Plan is in no respect a representation by us or any other person associated with the offering of shares of our common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ESTIMATED USE OF PROCEEDS

The following tables present information about the net proceeds raised in this offering for each class, assuming that we sell the maximum primary offering amount of $4,000,000,000 and no shares under our distribution reinvestment plan. The tables assume that 1/9 of our gross offering proceeds are from the sale of Class S shares, 1/9 of our gross offering proceeds are from the sale of Class D shares, 1/9 of our gross offering proceeds are from the sale of Class I shares, 1/9 of our gross offering proceeds are from the sale of Class F-S shares, 1/9 of our gross offering proceeds are from the sale of Class F-D shares, 1/9 of our gross offering proceeds are from the sale of Class F-I shares, 1/9 of our gross offering proceeds are from the sale of Class A-I shares, 1/9 of our gross offering proceeds are from the sale of Class A-II shares and 1/9 of our gross offering proceeds are from the sale of Class A-III shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. The following tables do not include Class E shares, which may be issued to certain of Apollo’s affiliates and employees in one or more private placements and are not available in this offering, or any Operating Partnership units we may issue in one or more private placements. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner within the investment guidelines approved by our board of directors, who serve as fiduciaries to our stockholders.

The actual amount of upfront selling commissions and dealer manager fees, however, will vary from the estimated amounts shown because (1) our Class S shares, Class D shares, Class F-S shares and Class F-D shares are sold at a price that varies monthly generally based on our prior month’s NAV per share for that class of shares and actual upfront selling commissions and dealer manager fees per Class S share, Class D share, Class F-S share and Class F-D share are a percentage of the transaction price and (2) the upfront selling commission and dealer manager fees may be reduced in connection with certain categories of sales of Class S shares, Class D shares, Class F-S shares and Class F-D shares. See “Plan of Distribution.” Any reduction in upfront selling commissions and dealer manager fees will be accompanied by a corresponding reduction in the per Class S share, Class D share, Class F-S share and Class F-D share purchase price to the applicable stockholder, but will not affect the amounts available to us for investment. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund repurchases under our share repurchase plan. Generally, our policy will be to pay distributions from our cash flow from operations. However, subject to Maryland law and the discretion of our board of directors, particularly in the earlier part of this offering, we may choose to use cash flows from the sale of assets, borrowings, return of capital, the deferral of fees by the Adviser or offering proceeds (including from sales of our common stock or Operating Partnership units to Apollo or the Special Limited Partner, an affiliate of Apollo), or other sources to fund distributions to our stockholders.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares.

	Maximum Offering of $444,444,444 in Class S Shares
Gross Proceeds(1)	$444,444,444	100%
Upfront Selling Commissions and Dealer Manager Fees(2)	$15,029,522	3.38%
Organization and Offering Expenses(3)	$2,613,333	0.59%

Net Proceeds Available for Investment	$426,801,589	96.03%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.

	Maximum Offering of $444,444,444 in Class D Shares
Gross Proceeds(1)	$444,444,444	100%
Upfront Selling Commissions(2)	$6,568,144	1.48%
Organization and Offering Expenses(3)	$2,613,333	0.59%

Net Proceeds Available for Investment	$435,262,967	97.93%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Offering of $444,444,444 in Class I Shares
Gross Proceeds(1)	$444,444,444	100%
Upfront Selling Commissions(2)	—	—
Organization and Offering Expenses(3)	$2,613,333	0.59%

Net Proceeds Available for Investment	$441,831,111	99.41%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class F-S shares.

	Maximum Offering of $444,444,444 in Class F-S Shares
Gross Proceeds(1)	$444,444,444	100%
Upfront Selling Commissions and Dealer Manager Fees(2)	$15,029,522	3.38%
Organization and Offering Expenses(3)	$2,613,333	0.59%

Net Proceeds Available for Investment	$426,801,589	96.03%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class F-D shares.

	Maximum Offering of $444,444,444 in Class F-D Shares
Gross Proceeds(1)	$444,444,444	100%
Upfront Selling Commissions(2)	$6,568,144	1.48%
Organization and Offering Expenses(3)	$2,613,333	0.59%

Net Proceeds Available for Investment	$435,262,967	97.93%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class F-I shares.

	Maximum Offering of $444,444,444 in Class F-I Shares
Gross Proceeds(1)	$444,444,444	100%
Upfront Selling Commissions(2)	—	—
Organization and Offering Expenses(3)	$2,613,333	0.59%

Net Proceeds Available for Investment	$441,831,111	99.41%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A-I shares.

	Maximum Offering of $444,444,444 in Class A-I Shares
Gross Proceeds(1)	$444,444,444	100%
Upfront Selling Commissions(2)	—	—
Organization and Offering Expenses(3)	$2,613,333	0.59%

Net Proceeds Available for Investment	$441,831,111	99.41%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A-II shares.

	Maximum Offering of $444,444,444 in Class A-II Shares
Gross Proceeds(1)	$444,444,444	100%
Upfront Selling Commissions(2)	—	—
Organization and Offering Expenses(3)	$2,613,333	0.59%

Net Proceeds Available for Investment	$441,831,111	99.41%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A-III shares.

	Maximum Offering of $444,444,444 in Class A-III Shares
Gross Proceeds(1)	$444,444,444	100%
Upfront Selling Commissions(2)	—	—
Organization and Offering Expenses(3)	$2,613,333	0.59%

Net Proceeds Available for Investment	$441,831,111	99.41%

(1)

Gross offering proceeds include upfront selling commissions and dealer manager fees that the Dealer Manager is entitled to receive (including any amounts that may be retained by, or reallowed (paid) to, participating broker-dealers). We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)

For Class S shares and Class F-S shares, includes upfront selling commissions of 3.0% of the transaction price and dealer manager fees of 0.5% of the transaction price; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class D shares and Class F-D shares, includes upfront selling commissions of 1.5% of the transaction price. Amounts presented in the tables are less than 3.5% and 1.5%, as applicable, of gross proceeds because upfront selling commissions and dealer manager fees are calculated as 3.5% and 1.5%, as applicable, of the transaction price (which excludes upfront selling commissions and dealer manager fees), which means that upfront selling commissions expressed as a percentage of the total investment (including upfront selling commissions and dealer manager fees) are less than 3.5% and 1.5%, as applicable. We will also pay the following selling commissions over time as stockholder servicing fees to the Dealer Manager, subject to FINRA limitations on underwriting compensation: (a) for Class S shares and Class F-S shares only, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and Class F-S shares, respectively, in each case, payable monthly and (b) for Class D shares and Class F-D shares only, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D shares and Class F-D shares, respectively, in each case, payable monthly. The stockholder servicing fees are selling commissions paid over time. The stockholder servicing expenses borne by the participating broker-dealers may be different from and substantially less than the amount of stockholder servicing fees charged. The total amount that will be paid over time for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments, and is not expected to be paid from offering proceeds. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees” and “Compensation—Stockholder Servicing Fees.”
(3)

The Adviser has agreed to advance all of our organization and offering expenses on our behalf through December 22, 2023. We will reimburse the Adviser for such advanced expenses ratably over the 60 months following December 22, 2024. We will reimburse the Adviser for any subsequent organization and offering expenses it incurs on our behalf as and when incurred. The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering and include estimated wholesaling expenses reimbursable by us. See “Compensation—Organization and Offering Expense Reimbursement” for examples of the types of organization and offering expenses we may incur.

In the aggregate, underwriting compensation from all sources, including upfront selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, will not exceed 10% of the gross proceeds from our primary offering.

INVESTMENT OBJECTIVES AND STRATEGIES

Investment Objectives

Our investment objectives are to invest in assets that will enable us to:

•	provide current income in the form of regular, stable cash distributions to achieve an attractive dividend yield;

•	preserve and protect invested capital;

•	realize appreciation in NAV from proactive investment management and asset management; and

•

provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than public real estate companies.

We cannot assure you that we will achieve our investment objectives. In particular, we note that the NAV of non-traded REITs may be subject to volatility related to the values of their underlying assets. See the “Risk Factors” section of this prospectus.

Investment Strategy

Through its affiliation with Apollo, the Adviser acquires, manages and sells properties in our portfolio on our behalf, subject to the supervision and oversight of our board of directors. Apollo is a global, high-growth alternative asset manager that seeks to provide its clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three business strategies: yield, hybrid and equity. Apollo applies a value-oriented approach across a wide spectrum of alternative asset classes including real assets, credit and private equity. As of December 31, 2023, Apollo had total assets under management of approximately $650.8 billion, comprised of assets under management of approximately $480.5 billion for its yield strategy, approximately $62.5 billion for its hybrid strategy and approximately $107.9 billion for its equity strategy, including approximately $71.2 billion in its real estate business globally. As of December 31, 2023, Apollo had 130 real estate investment professionals globally. Apollo’s experience in real estate investing, as investor and asset manager, spans market cycles and captures every level of the capital structure.

Our investment strategy is to acquire primarily a portfolio of diversified institutional quality, income-oriented commercial real estate primarily in the United States that provide current income and potential capital appreciation, which we consider to be comprised of stabilized net lease commercial real estate and “core plus” real estate in the United States. Specifically, we expect to execute an asset-focused acquisition strategy that targets primarily substantially stabilized commercial real estate assets that have attractive long-term fundamentals in the United States. To a lesser extent, we may invest in real estate debt or real estate-related debt securities primarily in the United States on a selective basis or to provide a source of liquidity for our share repurchase plan, cash management and other purposes or other real estate assets.

Our investments in primarily a portfolio of diversified institutional quality, income-oriented commercial real estate primarily in the United States focus on a range of asset types. These may include industrial, multifamily, retail or office assets, as well as others, including, without limitation, healthcare, student housing, life sciences, hospitality, senior living, data centers, manufactured housing and storage properties. For a description of our current investments, see “Investment Portfolio.”

Our investment strategy is expected to capitalize on Apollo’s scale, experience, deep knowledge and long-standing and extensive industry relationships in order to identify and acquire our target investments at attractive pricing. We also expect to benefit from Apollo’s reputation and ability to transact in scale with speed and certainty, and extensive relationships in the real estate industry. Apollo believes its integrated model with no information barriers provides Apollo investment professionals with differentiated industry and market insights, as each investment business line draws upon the intellectual capital and experience from others, which Apollo believes is a significant competitive advantage and is distinct from other alternative asset managers. Apollo believes the sharing of knowledge and ideas derived from collaboration across businesses helps its investment professionals identify the best opportunities and protect value through strong execution and durable capital structures.

We believe that our real estate debt or real estate-related debt securities will help maintain sufficient liquidity to satisfy monthly repurchase requests under our share repurchase plan and manage cash before investing subscription proceeds into properties while also seeking attractive investment return. Our real estate debt or real estate-related debt securities strategy is designed to generate current income. We expect the Apollo commercial real estate debt team to assist in this portion of the portfolio. The Apollo commercial real estate debt team leverages the competitive advantages of the broader Apollo platform and its own proprietary investment models to seek attractive real estate-related securities investment opportunities throughout the capital structure.

We believe that our structure as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner. We expect the structure to be beneficial to your investment, as we are not limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.

Subject to limitations in our charter, we may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the Adviser, including present and future real estate limited partnerships and REITs sponsored by affiliates of the Adviser. We also may acquire interests in or securities issued by these joint ventures, tenant-in-common investments or other joint venture arrangements or other Apollo sponsored programs.

Investment Guidelines and Portfolio Allocation Targets

Our board of directors, including our independent directors, will review our investment portfolio not less than quarterly. In addition, our board of directors has adopted investment guidelines which set forth, among other things, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments which we describe in more detail below. Our board of directors, including our independent directors, will review the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment guidelines without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter and described under “Charter-Imposed Investment Limitations” below, without the concurrence of holders of a majority of the outstanding shares entitled to vote, except for amendments that do not require stockholder approval under Maryland law and do not adversely affect the rights, preferences and privileges of our stockholders.

Our investment guidelines delegate to the Adviser authority to execute acquisitions and dispositions of investments in properties and real estate-related investments, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to the Adviser with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors is required to approve any acquisition of a single property or group of related properties requiring a net equity investment that exceeds the greater of (i) $250 million or (ii) if our NAV exceeds $1 billion, 25% of our total NAV at the time of acquisition. A majority of our board of directors will periodically determine that the consideration paid for property we acquire will ordinarily be based on the fair market value of the property. If a majority of our independent directors determines, or if the property is acquired from the Adviser, a director, Apollo or any of their affiliates, such fair market value shall be determined by a qualified independent appraiser selected by our independent directors.

We anticipate that over the life of our company we will seek to invest approximately 75% of our assets in commercial real estate properties with the balance of our assets in real estate debt. Additionally, we anticipate that traditional property type sectors, such as industrial, multifamily, grocery-anchored or single-tenant retail and well-located high-quality office, will comprise approximately 60-70% of our portfolio. We will seek to round-out the portfolio with thematic investments in select sectors where we have high conviction and property type expertise, such as manufactured housing, life sciences, and hospitality. From time to time, we may diverge from these target portfolio or property type allocations based upon prevailing market conditions, the Adviser’s assessment of the relative attractiveness of investment opportunities, an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes.

Identification of Investments

Apollo believes its integrated platform and its established network of relationships are critical to generating differentiated and proprietary investment ideas, allowing Apollo to successfully deploy capital across various asset classes and market environments. Apollo believes that its global franchise and integrated investment platform provides economic insights to help generate, shape, and inform its investment theses. First-hand knowledge derived from current and past Apollo funds’ portfolio companies and credit investments allows for real-time views on performance and trends across a wide variety of industries. This access to macroeconomic data as well as specific market and industry knowledge from Apollo funds’ portfolio companies enhances Apollo’s understanding of local markets and tenant credits while screening and underwriting investments. Investment professionals frequently collaborate across disciplines with each member contributing to, and drawing from, Apollo’s knowledge and experience. This relationship has led to a robust real estate-specific sourcing and financing network and provides a comprehensive view of relative value and risk.

In addition, Apollo has developed a strong network of relationships with real estate owners, leading financial institutions, operating partners, senior business executives and government officials. These relationships provide market knowledge and form the backbone of its investment-sourcing network. Apollo has, and expects to continue to have, a significant volume of deal flow. Primary sources of Apollo real estate transactions include:

•	Relationships of individual Apollo investment professionals;

•	Major corporations, real estate owners and real estate operators with which Apollo has worked in the past and that wish to divest assets or partner with Apollo;

•	Investment/commercial banks;

•	Brokers/dealers; and

•	Borrowers.

In Apollo’s opinion, its strong market position makes it attractive to potential sellers, which sometimes approach Apollo on an off-market basis because Apollo is one of the few firms that can manage large and complex property acquisitions. This market recognition gives Apollo leverage to achieve better pricing when negotiating such transactions.

Investments in Real Estate Assets

To execute our investment strategy we intend to invest primarily in a portfolio of diversified institutional quality, income-oriented commercial real estate primarily in the United States. We may invest to a limited extent in Europe, Asia and potentially elsewhere, including as part of portfolio acquisitions where certain properties are located outside the United States. We may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. We generally will limit investment in new developments on a standalone basis, but may consider development that is ancillary to an overall investment.

We do not intend to designate specific geography or sector allocations for the portfolio; rather we intend to invest in regions or asset classes where we see the best opportunities that support our investment objectives.

Ownership Interests

Our Operating Partnership or one or more subsidiary entities controlled by our Operating Partnership will acquire properties on our behalf. In many cases, we will acquire the entire equity ownership interest in properties and exercise control over such properties. However, we may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors, including affiliates of the Adviser, to acquire properties. We generally will acquire fee simple interests for the properties (in which we own both the land and the building improvements), but may consider leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.

Joint Ventures and Other Co-Ownership Arrangements

Subject to limitations contained in our charter, we may enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements, as well as raise capital in private placements through the sale of beneficial interests in specific Delaware statutory trusts holding real properties, including properties contributed by the Operating Partnership or affiliates of Apollo, with entities affiliated with the Adviser (including insurance-dedicated funds managed by the Adviser or its affiliates) as well as third parties for the acquisition or improvement of properties for the purpose of broadening our portfolio of assets. In some cases, we may not control the management of the affairs of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from registration under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Apollo Accounts. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders. In determining whether to invest in a particular joint venture, the Adviser will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture. Other factors we will consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with those of our partner. For example, we may form joint venture arrangements with an insurance-dedicated fund, which is subject to the diversification requirements imposed by Section 817(h) of the Code and regulations promulgated thereunder, and we and/or the Adviser may face conflicts of interest due to different tax and/or other considerations applicable to such insurance-dedicated funds. See “Risks Related to This Offering and Our Organizational Structure—We may make a substantial amount of joint venture investments, including with Apollo affiliates. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”

In the event that the joint venture partner elects to sell property held in any such joint venture, we may not have sufficient funds to exercise any right of first refusal or other purchase right that we may have. Entering into joint ventures with other Apollo-sponsored programs will result in certain conflicts of interest. See “Risk Factors—Risks Related to Conflicts of Interest” and “Conflicts of Interest—Transactions with Other Apollo Accounts and Other Affiliates.”

We may enter into joint ventures with Apollo, the Adviser, one or more of our directors or any of their affiliates, including other Apollo-sponsored programs, for the acquisition of properties only if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners.

Due Diligence

The Adviser will perform a comprehensive due diligence review on each property that it proposes to purchase on our behalf. The Adviser will conduct primarily four types of due diligence:

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Financial Due Diligence. The Adviser will conduct a preliminary review of each opportunity in order to screen the attractiveness of each transaction. The preliminary review is followed by an initial projection based on macro-and micro-economic analyses. Projection assumptions generally are developed from analysis of historical operating performance, discussions with local real estate contacts or sector experts and a review of published sources and data from Apollo’s other portfolios. If the Adviser deems appropriate, it will conduct further due diligence, as described below, to confirm the initial financial review. The Adviser will forecast expected cash flows and analyze various scenarios and exit strategies utilizing its proprietary models and the financial information received. The speed and sophistication of Apollo’s analysis provides a competitive advantage in the market.

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Books and Records. The Adviser will use third-party accounting consultants as deemed necessary to review relevant books and records (for example, comparing rent rolls to leases for office buildings), confirm cash flow information provided by the seller and conduct other similar types of analysis.

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Physical Due Diligence. This primarily will involve an analysis of environmental and engineering matters by third-party consultants. The Adviser will incorporate conclusions from environmental/engineering reports into the financial projection analysis. Additionally, the Adviser will investigate each potential investment and comparable properties to assess relative market position, functionality and obsolescence.

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Legal and Tax Due Diligence. The Adviser will work closely with outside counsel to review, diligence and negotiate applicable legal and property specific documents pertaining to an investment (e.g., loan documents, leases, management agreements, purchase contracts, etc.). Additionally, the Adviser will work with internal and external tax advisors to structure investments in an efficient manner.

The Adviser would not move forward on an investment if it does not satisfy its investment criteria.

Exit Strategies

We anticipate that we will hold most of our properties for 7-10 years. One of the Adviser’s primary considerations in evaluating any potential investment opportunity is the likely exit strategy. When determining whether to sell a particular asset, the Adviser will take the following steps:

•	Evaluate Condition of the Property. Evaluate whether the asset is in the appropriate condition for a successful sale.

•	Monitor Market Conditions. Monitor the markets to identify favorable conditions for asset sales.

•	Assess Returns from the Property. Assess the returns from each investment to determine whether the expected sale price exceeds the net present value of the projected cash flows of the property.

•	Evaluate Status of Business Plan. Evaluate whether it has successfully completed the value creation plan that was established at acquisition.

We believe that holding our target assets for a long period of time will enable us to execute our business plan, generate favorable cash-on-cash returns and drive long-term cash flow and NAV growth.

Generally, we will reinvest proceeds from the sale, financing or disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements.

Investments in Real Estate Debt or Real Estate-Related Securities

Our real estate debt or real estate-related securities investments focus on non-distressed public and private real estate debt or real estate-related securities, which may also include preferred equity.

As part of our real estate-related investment strategy, we invest in loans, which may include commercial mortgage loans, bank loans, mezzanine loans and other interests relating to real estate. We may also invest in CMBS. CMBS may include multi-issuer CMBS, single-issuer CMBS and “rake bonds,” in each case, relating to real estate-related companies or assets.

We may also invest in real estate-related derivatives, including, without limitation, total return swaps and credit default swaps that have real estate-related securities as reference assets. See “—Derivative Instruments and Hedging Activities.”

We do not intend to make loans to other persons or to engage in the purchase and sale of any types of investments other than those related to real estate.

We may also invest, without limit, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale. However, we may only invest in equity securities that are not listed on a national securities exchange or traded in an over-the-counter market if a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

Further, while we do not intend to make open market purchases of common stock in public equity REITs or other companies focused on owning real property, we may receive common equity in such entities in connection with the disposition of properties.

Issuing Securities for Property

Subject to limitations contained in our charter, we may issue, or cause to be issued, shares of our stock or limited partnership units in our Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders have no preemptive rights to purchase any such shares of our stock or limited partnership units, and any such issuance might cause a dilution of a stockholder’s initial investment. We may enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at specified times. Although we may enter into such transactions, we do not currently intend to do so.

Derivative Instruments and Hedging Activities

We may use derivatives for hedging purposes and, subject to maintaining our status as a REIT and compliance with any applicable exemption from being regulated as a commodity pool operator, we may also use derivatives for investment purposes and as a form of effective leverage. Our principal investments in derivative instruments may include investments in interest rate swaps, total return swaps, credit default swaps and indices thereon, and short sales (typically related to treasuries), but we may also invest in futures transactions, options and options on futures. See “Risk Factors—We may invest in derivatives, which involve numerous risks.”

Cash, Cash Equivalents and Other Short-Term Investments

We intend to hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:

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money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	Credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

Other Investments

We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code. We do not intend to underwrite securities of other issuers.

Borrowing Policies

We have used and intend to continue to use financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio. Subject to the limitation on indebtedness for money borrowed in our charter described below, our target leverage ratio after our ramp-up period is approximately 65% of our gross real estate assets (measured using the greater of fair market value and purchase price, including equity in our securities portfolio), inclusive of property-level and entity-level debt and cash, but excluding debt on our securities portfolio. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, will not be included as part of the calculation above. Furthermore, the refinancing of any amount of existing indebtedness will not be deemed to constitute incurrence of new indebtedness so long as no additional amount of net indebtedness is incurred in connection therewith (excluding the amount of transaction expenses associated with such refinancing). See “Selected Information Regarding our Operations—Our Indebtedness.”

Our real estate-related securities portfolio may have embedded leverage, including through the use of reverse repurchase agreements and derivatives, including, but not limited to, total return swaps, securities lending arrangements and credit default swaps. During our ramp-up period, but subject to the limitation on indebtedness for money borrowed in our charter described below, we may employ greater leverage in order to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by us or our Operating Partnership. In an effort to provide for a ready source of liquidity to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flows and/or net proceeds from our continuous offering, we may decide to seek to obtain a line of credit under which we would reserve borrowing capacity. If we decide to obtain a line of credit and are able to do so, borrowings under the line may be used not only to repurchase shares, but also to fund acquisitions or for any other corporate purpose.

Our actual leverage level is affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock generally will cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of shares of our common stock generally will cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund repurchases of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Our board of directors reviews our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. We may exceed our targeted leverage ratio at times if the Adviser deems it advisable for us. For example, if we obtain a line of credit to fund repurchases, we will consider actual borrowings when determining whether we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at a leverage ratio of 65% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed 65% of our gross real estate assets. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.

There is no limit on the amount we may borrow with respect to any individual property or portfolio. However, a majority of our independent directors must approve that our aggregate borrowings, secured and unsecured, are reasonable in relation to our net assets. Further, under our charter we may not incur indebtedness for money borrowed in an amount exceeding 300% of the cost of our net assets, which approximates borrowing 75% of the cost of our investments. This limitation includes indebtedness for money borrowed with respect to our securities portfolio. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash reserves) less total liabilities. However, we may borrow in excess of this amount if such excess is approved by a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess.

Our charter prohibits us from obtaining loans from any of our directors, Apollo or any of their affiliates, unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same or similar circumstances.

Temporary Strategies; Ramp-Up Period

Before we have raised substantial proceeds in this offering and acquired a broad portfolio of equity real estate investments, during the period in which the net proceeds of this offering are being invested or during periods in which the Adviser determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our investment strategy. During these periods, subject to compliance with the applicable exception or exemption under Investment Company Act, we may deviate from our target allocations and invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Adviser considers consistent with this strategy. It is impossible to predict when, or for how long, the Adviser will use these alternative strategies. There can be no assurance that such strategies will be successful.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities.

•	We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;

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We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities);

•	We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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We will not make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with the Adviser, our sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

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We will not make or invest in mortgage loans, including construction loans but excluding any investment in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•	We will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness or equity interest of any of our directors, our sponsor, the Adviser or any of our affiliates;

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We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to any of our directors, our sponsor, the Adviser, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Also, options or warrants issuable to the directors, our sponsor, the Adviser, or any of their affiliates cannot exceed an amount equal to 10% of the outstanding shares on the date of grant of any options or warrants. Options or warrants may be issued to persons other than any of our directors, our sponsor, the Adviser, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant;

•	We will not engage in the business of underwriting or the agency distribution of securities issued by other persons;

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We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system; or

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We will not acquire equity securities unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons. Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock—Restrictions on Roll-Up Transactions.”

Investment Company Act Considerations

We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

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under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities, as defined in Section 2(a)(16) of the Investment Company Act, and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. We anticipate that our assets generally will be held in our wholly and majority-owned subsidiaries, each formed to hold a particular asset. A smaller portion of our assets are anticipated to be real estate-related securities.

We intend to conduct our operations so that we and most of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on the exceptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a “majority-owned subsidiary” of such person. The Investment Company Act defines a “voting security” as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or the SEC staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or the SEC staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exception, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of assets other than “qualifying assets” and “real estate-related assets”).

We will classify our assets for purposes of our 3(c)(5)(C) exception based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and the SEC staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exception from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on the no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned subsidiaries or controlled subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from registration under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Apollo Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate, however, we and our subsidiaries may invest in such securities to a certain extent.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from registration under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exception, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors—Risks Related to This Offering and Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENT PORTFOLIO

Investments in Real Property

The following table provides information regarding our portfolio of real estate properties as of December 31, 2023 ($ in thousands):

Investment	Number of Properties	Property Type	Location	Acquisition Date	Sq. Feet (in thousands)	Occupancy	Gross Asset Value (1)
Rickenbacker	1	Industrial	Columbus, Ohio	January 2023	165	100%	$52,000
16000 Pines	1	Retail	Pembroke Pines, Florida	August 2023	118	99%	56,800
Hallmark	1	Industrial	Liberty, Missouri	October 2023	847	100%	65,404

Total investments in real estate:	3				1,131		$174,204

(1)	Based on fair value as of December 31, 2023

Investments in Real Estate Debt

The following table summarizes our investments in real estate debt as of December 31, 2023 ($ in thousands):

	December 31, 2023
Type of Investment in Real Estate Debt	Number of Positions	Weighted Average Coupon(1)	Weighted Average Maturity Date (2)	Face Amount	Cost Basis	Fair Value
Commercial real estate loans	11	9.1%	September 2027	$252,868	$252,668	$252,868
Mezzanine loan	1	10.0%	September 2026	50,000	50,000	50,000
Real estate-related securities	14	7.0%	May 2037	25,811	25,314	25,321

Total investments in real estate debt	26	9.3%	April 2028	$328,679	$327,983	$328,189

(1)	Based on applicable benchmark rates as of December 31, 2023.
(2)	Weighted average maturity date is based on fully extended maturity.

The following table summarizes our investments in commercial real estate loans as of December 31, 2023 ($ in thousands):

Commercial Real Estate Loan Portfolio

#	Type	Property Type	Geography	Coupon(1)	Maturity Date(2)	Commitment	Cost Basis	Fair Value
1	First Mortgage	Industrial	Northeast	9.4%	March 2028	$50,000	$41,292	$41,292
2	First Mortgage	Multifamily	Northeast	9.7%	October 2025	50,000	34,470	34,670
3	First Mortgage	Other	Mid-Atlantic	9.5%	June 2028	50,000	40,651	40,651
4	First Mortgage	Hotel	Various	9.5%	August 2026	25,000	25,000	25,000
5	First Mortgage	Hotel	Various	9.1%	July 2028	25,000	23,795	23,795
6	Mezzanine	Industrial	Various	10.0%	September 2026	50,000	50,000	50,000
7	First Mortgage	Other	West	9.4%	September 2028	100,000	2,576	2,576
8	First Mortgage	Multifamily	Northeast	8.4%	January 2029	50,000	50,000	50,000
9	First Mortgage	Multifamily	Northeast	9.0%	June 2025	26,000	26,000	26,000
10	First Mortgage	Other	Various	8.6%	December 2028	50,000	8,884	8,884
11	First Mortgage	Multifamily	Midwest	7.8%	December 2028	25,000	—	—
12	First Mortgage	Multifamily	West	6.0%	February 2029	60,000	—	—

	Total/Weighted Average			9.3%	July 2027	$561,000	$302,668	$302,868

(1)	Based on applicable benchmark rates as of December 31, 2023.
(2)	Weighted average maturity date is based on fully extended maturity.

The weighted average Loan to Value (“LTV”) on our commercial real estate loan portfolio was 54% as of December 31, 2023. LTV is as of the dates the loans were originated or acquired by us.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained the Adviser to manage the acquisition and dispositions of our investments, subject to the supervision of the board of directors.

We have a seven-member board. Our board of directors may change the number of directors, but not to fewer than three directors nor, unless our bylaws are amended, more than 15. Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Our charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Apollo or the Adviser. A director is deemed to be associated with Apollo or the Adviser if he or she owns any interest (other than (i) an interest in us or (ii) an interest in an affiliate of Apollo that was acquired and divested prior to the commencement of our initial public offering and that was de minimis relative to its owner’s net worth) in, is employed by, is an officer or director of, or has any material business or professional relationship with Apollo, the Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Apollo or advised by the Adviser. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from Apollo, the Adviser or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, Apollo, the Adviser or any of their affiliates. Our charter requires that a director have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws have been ratified by our board of directors, including a majority of our independent directors.

Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Pursuant to our election to be subject to Section 3-804(c) of the MGCL relating to the filling of vacancies on our board of directors, a vacancy created by an increase in the number of directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, or in the case of election of an independent director, after nomination by a majority of the remaining independent directors (if any remaining directors are independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Our board of directors generally meets quarterly or more frequently if necessary, in addition to meetings of any committees of the board of directors described below. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on the Adviser and on information provided by the Adviser. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and the Adviser. Our board of directors is empowered to fix the compensation of all officers and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowings, the general terms of which are set forth in this prospectus. The board of directors may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.

None of the members of our board of directors, the Adviser or any of their affiliates may vote or consent on matters submitted to the stockholders regarding (i) the removal of the Adviser, any director or any of their affiliates or (ii) any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by members of our board of directors, the Adviser and any of their respective affiliates will not be included.

Directors and Executive Officers

Our directors and executive officers are set forth below.

Name	Age	Position
Stuart Rothstein	58	Chairman of the Board of Directors
Philip Mintz	56	Co-Chief Executive Officer, Co-President and Director
Randy Anderson	55	Co-Chief Executive Officer, Co-President and Director
Anastasia Mironova	38	Interim Chief Financial Officer, Treasurer and Secretary
Lisa Coca	55	Independent Director
Gary Meltzer	60	Independent Director
Michael Swell	58	Independent Director
Roberta Sydney	64	Independent Director

Stuart Rothstein, 58, has been one of our directors since September 2021 and has served as Chairman of our board of directors since June 2022. Since March 2012, Mr. Rothstein has been the President and Chief Executive Officer and one of the directors of Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) (“ARI”). From September 2009 through April 2013, Mr. Rothstein served as the Chief Financial Officer, Treasurer and Secretary of ARI and from January 2022 to April 2022, he also served as the interim Chief Financial Officer, Treasurer, and Secretary of ARI. Since February 2024, Mr. Rothstein has been Chair of the board of directors of Apollo Asset Backed Credit Company LLC. Since April 2023, Mr. Rothstein has been the Chief Operating Officer—Asset Backed Finance of Apollo and since 2009, Mr. Rothstein has been a partner and the Chief Operating Officer—Real Estate of Apollo. In those roles, Mr. Rothstein is responsible for managing the day-to-day operations of the businesses as well as strategic planning, development and implementation of growth and product strategies and new business development. Mr. Rothstein previously served as the Chief Financial Officer, Treasurer and Secretary of Apollo Residential Mortgage, Inc. (NYSE: AMTG) from July 2011 through January 2014. Prior to joining Apollo in 2009, Mr. Rothstein was a Co-Managing Partner of Four Corners Properties, a privately held real estate investment company. Previously, he was employed by KKR Financial Advisors, LLC, RBC Capital Markets, Related Capital Company and Spieker Properties, Inc. Mr. Rothstein graduated from the Schreyer Honors College at the Pennsylvania State University with a BS in Accounting and received an MBA from the Stanford University Graduate School of Business. Mr. Rothstein was selected to serve on our board of directors because of the strategic leadership and business judgment he has demonstrated in his various leadership roles with Apollo and his extensive managerial and executive experience.

Philip Mintz, 56, has served as our Co-Chief Executive Officer, Co-President and has been one of our directors since June 2022. In March 2024, Mr. Mintz informed us of his intention to resign from the positions of Co-Chief Executive Officer and Co-President, effective as of June 30, 2024. He expects to remain a director on our board of directors. Mr. Mintz is also a Partner at Apollo, where he leads real estate investing efforts in the United States. Mr. Mintz joined Apollo in 2015, following Apollo’s acquisition of Venator Real Estate Capital

Partners, the firm which Mr. Mintz founded in 2013 and the manager of the $1 billion Trophy Property Development Fund (“TPD”). Beginning in 2012 and until 2013, Mr. Mintz served as Chief Investment Officer of Winnington Capital in Hong Kong, the prior manager of TPD. Mr. Mintz currently serves on the board of directors, among others, of Shanghai Weixin Enterprise Company Limited and MaxCap Group Pty Ltd, since January 2018 and October 2021, respectively. Previously, he was the Chief Investment Officer of Asia Pacific Land, a Tokyo based real estate investment manager with offices in Tokyo, Hong Kong, Shanghai and Taipei. Mr. Mintz was previously a Partner at Warburg Pincus, where he initiated the Asian real estate investing efforts and deployed over $800 million in equity. He was also the Chief Executive Officer of General Electric Real Estate Asia, where he led a team of 300 employees throughout the region and managed assets in excess of $4 billion. Mr. Mintz holds a BA in Political Science from Duke University, a JD from Fordham University, and an MBA from New York University. Mr. Mintz was selected to serve on our board of directors because of his extensive executive experience and real estate investment expertise.

Dr. Randy Anderson, 55, has served as our Co-Chief Executive Officer, Co-President and has been one of our directors since June 2022. Since May 2022, Dr. Anderson has been a Partner at Apollo. Dr. Anderson has served as a Portfolio Manager and Chairman of the Board of Trustees of Apollo Diversified Real Estate Fund (formerly known as Griffin Institutional Access Real Estate Fund), Apollo’s affiliate, since inception in 2014, and additionally as President since May 2022. Dr. Anderson has also been a member of the Investment Committee of Apollo Real Estate Fund Adviser, LLC, the investment adviser to Apollo Diversified Real Estate Fund, since its formation in 2014. Between January 2021 and May 2022, he also served as Chief Executive Officer of Griffin Capital Asset Management Company, LLC. Previously, from 2015 and until December 2020, Dr. Anderson was President of Griffin Capital Asset Management Company, LLC. Between 2012 and 2013, Dr. Anderson held several executive positions at Bluerock Real Estate LLC, including as a founding partner and Portfolio Manager of the Bluerock Total Income Plus Real Estate Fund. In 2007, Dr. Anderson was President, Chief Executive Officer, and Founding Partner of Franklin Square Capital Partners, where he helped establish, strategically organize, and capitalize the firm. Formerly, Dr. Anderson served as Chief Economist for CNL Financial Group, Divisional President for CNL Real Estate Advisors, Chief Economist and Director of Research for Marcus and Millichap, and Vice President of Research for Prudential Real Estate Advisors. Dr. Anderson served as the Howard Phillips Eminent Scholar Chair and Professor of Real Estate at the University of Central Florida between 2008 and 2013, where he established the Professional MS in Real Estate program. While at the University of Central Florida, Dr. Anderson was a member of the University Foundation Investment Sub-Committee which provides investment advice for the endowment, was the academic member of the Florida Association of Realtors Education Foundation Advisory Board, and was an ex-officio board member of the Central Florida Commercial Association of Realtors. Dr. Anderson is a former co-editor of the Journal of Real Estate Portfolio Management and the Journal of Real Estate Literature. Dr. Anderson received the Kinnard Young Scholar Award from the American Real Estate Society, an award which recognizes outstanding real estate scholarship for young academics, served as the Executive Director for the American Real Estate Society, was named a Homer Hoyt Fellow and a NAIOP Distinguished Fellow, and has been invited to guest lecture at leading global universities. Dr. Anderson received his BA in Finance from North Central College in 1991 and holds a Ph.D. in Finance from the University of Alabama, where he graduated with highest distinction in 1996. Dr. Anderson was selected to serve on our board of directors because of his extensive professional and academic expertise in real estate and finance.

Anastasia Mironova, 38, has served as our Interim Chief Financial Officer, Treasurer and Secretary since March 2024. Ms. Mironova is responsible for managing the day-to-day accounting function as well as quarterly and annual financial and regulatory reporting. Ms. Mironova has served as the Chief Financial Officer, Treasurer and Secretary of ARI since joining Apollo in April 2022. Prior to joining Apollo, she served from May 2021 to April 2022 as a partner focused on public REITs and debt funds at BDO USA, LLP (“BDO”). Prior to BDO, Ms. Mironova spent 15 years until April 2021 at Deloitte (including Deloitte & Touche LLP and Deloitte CIS), where her main area of focus was public mortgage REITs. Ms. Mironova graduated from the Finance Academy under the Government of the Russian Federation with a Masters in Finance and Credit. She is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Lisa Coca, 55, has been one of our directors since June 2022. Between February 2021 and December 2022, Ms. Coca served as an independent director and Chair of the audit committee for Broadscale Acquisition Corp. (NASDAQ: SCLE). Ms. Coca has also been a Partner at Toyota Ventures since September 2021, where she leads the firm’s Climate Fund, which focuses on investing in carbon neutrality solutions. Between December 2019 and April 2021, Ms. Coca served as a managing director and entrepreneur-in-residence for Intel Corporation’s (NASDAQ: INTC) Emerging Growth & Incubations Division, leading teams responsible for creating new business plans. Ms. Coca was also a founding member of GE Ventures, where she launched and led the Enterprise Software Investment practice as well as the EDGE program between 2012 and April 2019. Between 2005 and 2011, Ms. Coca worked in a variety of roles at GE Real Estate, first as Managing Director for the Commercial Initiatives Group, identifying and developing new investment opportunities, then as the Global Sustainability and Ecomagination Leader, focusing on leveraging technology and operating best practices to reduce the environmental impact of the firm’s assets, and most recently as Vice President for Sustainability for GECRE International. Formerly, Ms. Coca also served as Director at Deutsche Bank’s DB Real Estate division, managing distribution and investor relations for mezzanine debt and real estate opportunity funds. Ms. Coca currently serves on the boards of directors of Alora, a privately held ocean agriculture company, and Yard Stick PBC, a private soil carbon measurement technology company, since July 2023 and August 2023, respectively. She also serves on the Board of Trustees of the Girls’ Middle School and previously served on the board of directors of BizWorld.org, a non-profit fostering entrepreneurship in children. Ms. Coca graduated with Honors from the University of Pennsylvania’s Wharton School and earned an MBA from the Stanford Graduate School of Business. Ms. Coca was selected to serve on our board of directors because of her considerable experience in business development, real estate and board oversight.

Gary Meltzer, 60, has been one of our directors since June 2022. Since October 2020, Mr. Meltzer has served as Executive Advisor, Consultant and Investor at Harris Ariel Advisory LLC, where he provides business advisory services to early stage companies focusing on strategy, governance, operations, finance and risk. Between 1985 and September 2020, Mr. Meltzer served in a variety of roles at PricewaterhouseCoopers LLP (“PwC”), including most recently as the Managing Partner responsible for PwC’s Bay Area and Northwest Market and as a member of PwC’s Extended Leadership Team. Prior to his latest positions at PwC, Mr. Meltzer was a member of PwC’s Financial Services Leadership Team from 2010 to 2016, leading the Asset and Wealth Management sector. Mr. Meltzer currently serves on the boards of directors of American Century Mutual Funds (Equity) and ExcelFin Acquisition Corp. (NASDAQ: XFIN) since December 2022 and October 2021, respectively, and serves as the chair of the audit committee of ExcelFin Acquisition Corp. Mr. Meltzer also serves as a Senior Advisor to Pontoro Inc., an Advisory Board Member of the Binghamton University School of Management, and a Founding Member of the Children’s Heart Fund at Mount Sinai Health System in New York. He previously served as a member of the Leadership Council for Tipping Point Community and as a member of the board of directors and the executive committee for the Bay Area Council. Mr. Meltzer received a BS in Accounting from Binghamton University and is a Certified Public Accountant in the State of New York. Mr. Meltzer was selected to serve on our board of directors because of his strong background in public accounting and auditing.

Michael Swell, 58, has been one of our directors since June 2022. From 2007 to December 2021, Mr. Swell was a Partner and Managing Director of Goldman Sachs Asset Management, where he served as Head of Global Fixed Income Portfolio Management and Head of U.S. Fixed Income. Prior to joining Goldman Sachs Asset Management, Mr. Swell was Head of Fixed Income of Friedman, Billings, Ramsey Group from 2004 to 2007, where he founded the mortgage fixed income sales, trading and underwriting division. From 1993 to 2004, Mr. Swell served as Head of Securities Sales and Trading Group at Freddie Mac, where he oversaw the trading, sales and risk management aspects of its mortgage trading arm. Mr. Swell currently serves as a strategic advisor for Artist Verified, Inc. (since February 2023), a member of the advisory board of Vested, Inc., a venture capital investment firm (since July 2023), and as an independent director of the Trust Company of the West/Met West 1940 Act Mutual Fund Complex, a mutual fund company (since March 2024). Mr. Swell graduated cum laude from Brandeis University, with both a BA in Politics and Economics and an MA in International Economics and Finance. Mr. Swell was selected to serve on our board of directors because of his significant professional and management experience and strong background in finance.

Roberta Sydney, 64, has been one of our directors since June 2022. Since March 2023, Ms. Sydney has served as chair of the board of directors for Buttcon Holdings, a Canadian construction company. Ms. Sydney founded a commercial real estate development company, Sydney Associates, Inc. in 1999 and oversaw the acquisition, development, financing, and selective divestment of real estate assets until 2019. She also served as Principal at State Street Global Advisors from 1997 to 1999 while also taking over and leading a family construction company, Sydney Construction, Inc., during the same period. From 1993 to 1996, she served as Senior Vice President, Consumer Lending and Mortgage at BayBank, focusing on asset management and mortgage originations. Ms. Sydney previously served as chair of the board of directors and chair of the nominating and governance committee for HEI Civil, a heavy civil construction general contractor, and as an independent director and the compensation committee chair on the board of directors of Plaxall, Inc., a New York manufacturing and real estate company. Ms. Sydney also previously served as an independent director at Kiavi (formerly known as LendingHome, Inc.), a privately held real estate single family rental lending company, where she served as lead independent director and as a member of the nominating and governance committee. She also served as an independent director of Tiedemann Advisors, Inc., a global wealth advisor. Ms. Sydney serves on the Trustee Advisory Board of the Beth Israel Deaconess Medical Center, a Harvard Medical School teaching hospital. Ms. Sydney received a BA in French Language and Literature from Wellesley College, an MBA from Harvard Graduate School of Business, and an MS in Real Estate Development from Massachusetts Institute of Technology. Ms. Sydney was selected to serve on our board of directors because of her extensive experience with real estate investments and her extensive board oversight experience.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of the Adviser, they have certain duties as executive officers of our company arising from Maryland law, our charter and our bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of directors from time to time.

Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.

Committees of the Board of Directors

Our entire board of directors is responsible for supervising our business. However, pursuant to our charter, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board of directors, provided that each committee consists of at least a majority of independent directors. Members of each of the committees discussed below are appointed by our board of directors.

Audit Committee. Our board of directors has established an audit committee, which consists of Messrs. Meltzer and Swell and Mses. Coca and Sydney. Mr. Meltzer serves as the chairperson of the audit committee and qualifies as an “audit committee financial expert” as that term is defined by the SEC. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes,

•	the integrity and audits of our financial statements,

•	our compliance with legal and regulatory requirements,

•	the qualifications and independence of our independent auditors and

•	the performance of our internal and independent auditors.

In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.

Compensation Committee. Our board of directors has established a compensation committee, which consists of Messrs. Swell and Meltzer and Mses. Coca and Sydney. Mr. Swell serves as the committee’s chairperson. The primary purpose of the compensation committee is to oversee our compensation programs. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if required, produces the report to be included in our annual proxy statement. We are externally managed by the Adviser pursuant to the Advisory Agreement and as of the date hereof we have no employees.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Code.

Nominating and Corporate Governance Committee. Our board of directors has established a nominating and corporate governance committee, which consists of Mses. Sydney and Coca and Messrs. Meltzer and Swell. Ms. Sydney serves as the chairperson of the nominating and corporate governance committee. This committee:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our board of directors; and

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors.

Corporate Governance

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics, as it relates to those also covered by Apollo’s Code of Business Conduct and Ethics, operates in conjunction with, and in addition to, Apollo’s Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth the expectations of our board of directors as to how it and they should perform its and their respective functions.

Compensation of Directors

We compensate each of our non-employee directors who are not affiliated with the Adviser or Apollo with an annual retainer of $100,000, plus an additional retainer of $10,000 to each chairperson of our committees. On an annual basis, $25,000 is paid in the form of an annual grant of restricted stock based on the then-current per share transaction price of our Class E shares at the time of grant and the remaining amount is paid in cash. Restricted stock grants will generally vest one year from the date of grant. We do not pay our directors additional fees for attending board meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with the Adviser or Apollo do not receive additional compensation for serving on the board of directors or committees thereof.

Executive Compensation

We are externally managed and currently have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. Our Advisory Agreement provides that the Adviser is responsible for managing our investment activities, and as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

Although we do not pay our executive officers any cash compensation, we pay the Adviser the fees described under the heading “— The Advisory Agreement.”

2022 Equity Incentive Plan

Our board of directors has adopted and our sole stockholder has approved the Apollo Realty Income Solutions, Inc. 2022 Equity Incentive Plan.

Purpose. The purpose of the 2022 Equity Incentive Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, consultants and advisors can acquire and maintain an equity interest in us or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock. This equity interest will strengthen our participants’ commitment to our welfare and will align their interests with those of our stockholders.

Administration. The 2022 Equity Incentive Plan is administered by the compensation committee of our board of directors or another subcommittee of our compensation committee to which it has properly delegated power, or if no such committee or subcommittee exists, our board of directors (the “Compensation Committee”). The Compensation Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2022 Equity Incentive Plan and any instrument or agreement relating to, or any award granted under, the 2022 Equity Incentive Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation Committee deems appropriate for the proper administration of the 2022 Equity Incentive Plan; adopt sub-plans; and to make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2022 Equity Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2022 Equity Incentive Plan. Unless otherwise expressly provided in the 2022 Equity Incentive Plan, all designations, determinations, interpretations, and other decisions under or with respect to the 2022 Equity Incentive Plan or any award or any documents evidencing awards granted pursuant to the 2022 Equity Incentive Plan are within the sole discretion of the Compensation Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any participant, any holder or beneficiary of any award, and any of our stockholders. The Compensation Committee may make grants of awards to eligible persons pursuant to terms and conditions set forth in the applicable award agreement, including subjecting such awards to performance criteria listed in the 2022 Equity Incentive Plan.

Awards Subject to 2022 Equity Incentive Plan. The 2022 Equity Incentive Plan provides that the total number of shares of common stock that may be issued under the 2022 Equity Incentive Plan is 10,000,000 (the “Absolute Share Limit”). No more than the number of shares of common stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of incentive stock options. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $500,000 in total value (or $1,000,000 in total value during such non-employee director’s first year of service on our board of directors). Except for substitute awards (as described below), in the event any award expires or is cancelled, forfeited or terminated without issuance to the participant of the full number of shares to which the award related, the unissued shares of common stock may be granted again under the 2022 Equity Incentive Plan. Awards may, in the sole discretion of the Compensation Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards will not be counted against the Absolute Share Limit, except that substitute awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above. No award may be granted under the 2022 Equity Incentive Plan after the tenth anniversary of the effective date of the 2022 Equity Incentive Plan, but awards granted before then may extend beyond that date.

Options. The Compensation Committee may grant non-qualified stock options and incentive stock options, under the 2022 Equity Incentive Plan, with terms and conditions determined by the Compensation Committee that are not inconsistent with the 2022 Equity Incentive Plan. All stock options granted under the 2022 Equity Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date such stock options are granted (other than in the case of options that are substitute awards). All stock options that are intended to qualify as incentive stock options need to be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under the 2022 Equity Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of our common stock is prohibited by our insider trading policy (or “blackout period” imposed by us), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law, (1) in cash or its equivalent at the time the stock option is exercised; (2) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Compensation Committee (so long as such shares have been held by the participant for at least six months or such other period established by the Compensation Committee to avoid adverse accounting treatment); or (3) by such other method as the Compensation Committee may permit in its sole discretion, including, without limitation, (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights under the 2022 Equity Incentive Plan, with terms and conditions determined by the Compensation Committee that are consistent with the 2022 Equity Incentive Plan. The Compensation Committee may award stock appreciation rights in tandem with options or independent of any option. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Compensation Committee) equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (2) the number of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will be determined by the Compensation Committee at the time of grant, but in no event may such amount be less than 100% of the fair market value of a share of common stock on the date the stock appreciation right is granted (except for stock appreciation rights granted in substitution of previously granted awards).

Restricted Shares and Restricted Stock Units. The Compensation Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of common stock for each restricted stock unit, or, in the sole discretion of the Compensation Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the 2022 Equity Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock. Participants have no rights or privileges as a stockholder with respect to restricted stock units.

Restricted Limited Partnership Units. The 2022 Equity Incentive Plan lets us grant restricted limited partnership units that are issued by an affiliated partnership. A restricted limited partnership unit may be a full partnership unit or may include LTIP units. LTIP units are structured as profits interests in a partnership and provide distributions to the holder of the award based on the achievement of specified levels of profitability by the relevant partnership or the achievement of certain goals or events. Initially, LTIP units will not have full parity with full partnership units with respect to liquidating distributions. Under the terms of the LTIP units, the relevant partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of partnership unit holders. When the capital accounts of the holders of LTIP units equalize with the capital accounts of other full partnership unit holders, the LTIP units will achieve full parity with full partnership units of the relevant partnership for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of full partnership units, and thereafter enjoy all the rights of full partnership units. The Compensation Committee will establish all other limitations and conditions of awards of restricted operating partnership units as it deems appropriate.

Dividends and Dividend Equivalents. The Compensation Committee in its sole discretion may provide part of an award with dividends or dividend equivalents, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion. Unless otherwise provided in the award agreement, any dividend payable in respect of any share of restricted stock that remains subject to vesting conditions at the time of payment of such dividend will be retained by the Company and remain subject to the same vesting conditions as the share of restricted stock to which the dividend relates.

Other Equity-Based Awards and Cash-Based Awards. The Compensation Committee may grant other equity-based or cash-based awards under the 2022 Equity Incentive Plan, with terms and conditions determined by the Compensation Committee that are consistent with the 2022 Equity Incentive Plan.

Effect of Certain Events on 2022 Equity Incentive Plan and Awards. In the event of (1) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other securities, issuance of warrants or other rights to acquire shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control, as defined in the 2022 Equity Incentive Plan), or (2) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Compensation Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (1) or (2), an “Adjustment Event”), the Compensation Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Absolute Share Limit, or any other limit applicable under the 2022 Equity Incentive Plan with respect to the number of awards which may be granted under the 2022 Equity Incentive Plan, (B) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under the 2022 Equity Incentive Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (i) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, (ii) the exercise price or strike price with respect to any award, or (iii) any applicable performance measures; it being understood that, in the case of any “equity restructuring,” the Compensation Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.

In connection with any change in control, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (1) a substitution or assumption of awards, or to the extent the surviving entity does not substitute or assume the awards, the acceleration of vesting of, the exercisability of, or lapse of restrictions on awards and (2) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other holders of our common stock in such event), including, in the case of stock options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or strike price thereof.

Nontransferability of Awards. Each award will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any of our subsidiaries. However, the Compensation Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue, or terminate the 2022 Equity Incentive Plan or any portion thereof at any time; but no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (1) such approval is necessary to comply with any regulatory requirement applicable to the 2022 Equity Incentive Plan or for changes in U.S. GAAP to new accounting standards; (2) it would materially increase the number of securities which may be issued under the 2022 Equity Incentive Plan (except for adjustments in connection with certain corporate events); or (3) it would materially modify the requirements for participation in the 2022 Equity Incentive Plan; and any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a participant’s termination). However, except as otherwise permitted in the 2022 Equity Incentive Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to such award will not to that extent be effective without such individual’s consent. In addition, without stockholder approval, except as otherwise permitted in the 2022 Equity Incentive Plan, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right; (2) the Compensation Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right; and (3) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Clawback/Repayment. All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by our board of directors or the Compensation Committee and as in effect from time to time and (2) applicable law. To the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to the Company.

The Adviser and Apollo

We are externally managed by the Adviser, ARIS Management, LLC, a Delaware limited liability company. The Adviser is an affiliate of our sponsor, Apollo Global Management, Inc.

Apollo is a global, high-growth alternative asset manager that seeks to provide its clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three business strategies: yield, hybrid and equity. Apollo applies a value-oriented approach across a wide spectrum of alternative asset classes including real assets, credit and private equity. As of December 31, 2023, Apollo had total assets under management of approximately $650.8 billion, comprised of assets under management of approximately $480.5 billion for its yield strategy, approximately $62.5 billion for its hybrid strategy and approximately $107.9 billion for its equity strategy, including approximately $71.2 billion in its real estate business globally. As of December 31, 2023, Apollo had 130 real estate investment professionals globally. Apollo’s experience in real estate investing, as investor and asset manager, spans market cycles and captures every level of the capital structure.

Pursuant to the Advisory Agreement, the Adviser has contractual and fiduciary responsibilities to us and our stockholders and will be responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We or the Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. The Adviser will leverage the global resources of Apollo to achieve our investment goals and objectives.

Significant investment opportunities are generally approved by the Adviser’s investment committee (the “Investment Committee”). Smaller property acquisitions are reviewed by a subset of the Investment Committee. The high level of interaction between the Investment Committee and investment professionals from the inception of a transaction to closing helps identify potential issues early and enables the team to more effectively streamline resources and workflows. The Investment Committee process emphasizes a consensus-based approach to decision making among the members. The current members of the Investment Committee, along with their respective positions at Apollo, are as follows:

Name	Position
Stuart Rothstein	Partner and Chief Operating Officer, Real Estate
Philip Mintz	Partner
Randy Anderson	Partner
Jess Lipsey	Partner
Spencer Propper	Partner

For information concerning the background of Messrs. Rothstein, Mintz and Anderson see “—Directors and Executive Officers” above. Information concerning the background of the remainder of the individuals named in the chart above is set forth below.

Jess Lipsey, 41, has served as the Co-Chief Investment Officer of the Adviser since June 2022. Since April 2022, Mr. Lipsey has been a member of the Investment Committee of the Adviser. Mr. Lipsey is a Partner at Apollo, where he is a member of the Real Estate Private Equity Group and holds responsibility for sourcing, executing and monitoring investments. Prior to joining Apollo in 2010, Mr. Lipsey worked at Lehman Brothers Real Estate Partners, where he was involved in the acquisition and asset management of equity and structured debt investments across the US. Previously, he was an analyst in the Real Estate Investment Banking Group at Wachovia Securities, where he participated in advisory and financing assignments on behalf of private and public companies. Since July 2021, Mr. Lipsey has served on the Board of Directors of Newport Parent Corporation. Mr. Lipsey graduated magna cum laude from Washington and Lee University with a BS in Business Administration and Accounting. He is a member of the Urban Land Institute and the International Council of Shopping Centers.

Spencer Propper, 37, has served as the Co-Chief Investment Officer of the Adviser since June 2022. Since May 2022, Mr. Propper has been a Partner at Apollo. Mr. Propper has served as Portfolio Manager of Apollo Diversified Real Estate Fund (formerly known as Griffin Institutional Access Real Estate Fund), Apollo’s affiliate, since inception in 2014. Mr. Propper has also been a member of the Investment Committee of Apollo Real Estate Fund Adviser, LLC, the investment adviser to Apollo Diversified Real Estate Fund, since its formation in 2014. Prior to joining Apollo in April 2022, Mr. Propper served as Managing Director of Griffin Capital Company, LLC, Chief Operating Officer of Griffin Capital Asset Management Company, LLC, and Portfolio Manager of Griffin Institutional Access Real Estate Fund (now Apollo Diversified Real Estate Fund). Before joining Griffin in January 2014, he was a Director at Lakemont Group, a boutique real estate investment banking and consulting firm, from June 2008 to December 2013. At Lakemont Group, Mr. Propper specialized in structured finance, market analysis and strategic due diligence, and managed projects for clients such as pension funds, private equity firms and publicly traded real estate companies, including providing portfolio management services to the Bluerock Total Income Plus Real Estate Fund. Mr. Propper holds an MBA and a BS in Finance and Real Estate from the University of Central Florida.

The Advisory Agreement

Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and our Operating Partnership. Pursuant to the Advisory Agreement, our board of directors has delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

•

serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•

sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;

•

with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•	engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.

Term and Termination Rights

The term of the Advisory Agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of the Adviser before renewing the Advisory Agreement. The criteria used in such evaluation will be reflected in the minutes of the applicable meetings of the independent directors. The Advisory Agreement may be terminated:

•	immediately by us (1) for “cause” or (2) upon the bankruptcy of the Adviser;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by the Adviser.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.

In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that the successor advisor possess sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Management Fee, Performance Participation and Expense Reimbursements

Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee equal to 1.25% of NAV for Class S shares, Class D shares and Class I shares per annum payable monthly. We pay the Adviser a management fee equal to 1.00% of NAV for Class F-S shares, Class F-D shares, Class F-I shares and Class A-I shares per annum payable monthly. We pay the Adviser a management fee equal to 1.00% of NAV for Class A-II shares per annum payable monthly; provided that, for the period from April 1, 2023 through September 1, 2026, this management fee is reduced to 0.92% of NAV for Class A-II shares per annum payable monthly. We will pay the Adviser a management fee equal to 1.00% of NAV for Class A-III shares per annum payable monthly; provided that, for the period from April 1, 2023 through January 2, 2027, this management fee is reduced to 0.85% of NAV for Class A-III shares per annum payable monthly. The lower management fees associated with the anchor shares will not be borne by the other share classes in this offering. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Adviser a management fee equal to (1) 1.25% of the NAV of the Operating Partnership attributable to Class S units, Class D units and Class I units not held by us; (2) 1.00% of NAV of the Operating Partnership attributable to Class F-S units, Class F-D units, Class F-I units and Class A-I units not held by us; (3) 1.00% of NAV of the Operating Partnership attributable to Class A-II units not held by us provided that, for the period from April 1, 2023 through September 1, 2026, this management fee is reduced to 0.92% of NAV of the Operating Partnership attributable to Class A-II units not held by us and (4) 1.00% of NAV of the Operating Partnership attributable to Class A-III units not held by us provided that, for the period from April 1, 2023 through January 2, 2027, this management fee is reduced to 0.85% of NAV of the Operating Partnership attributable to Class A-III units not held by us, in each case per annum payable monthly. Notwithstanding the foregoing, we will not pay the Adviser a management fee on Class E shares or Class E units, and as a result, it is a class-specific expense. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares.

The management fee may be paid, at the Adviser’s election, in cash, Class E shares or Class E Operating Partnership units. If the Adviser elects to receive any portion of its management fee in Class E shares or Class E Operating Partnership units, we may repurchase such Class E shares or Class E Operating Partnership units from the Adviser at a later date. Class E shares and Class E Operating Partnership units obtained by the Adviser will not be subject to our share repurchase plan, including with respect to any repurchase limits or the calculation of NAV. Notwithstanding the foregoing, we have adopted a policy in which our independent directors must approve any repurchase request submitted by the Adviser that, when combined with any repurchase requests submitted by stockholders through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly limitations on repurchases. Such approval must find that the repurchase would not impair our capital or operations and be consistent with the fiduciary duties of our independent directors.

Performance Participation. So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will continue to hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to (1) 12.5% of the Total Return with respect to Class S units, Class D units and Class I units and (2) 9.0% of the Total Return with respect to Class F-S units, Class F-D units and Class F-I units, in each case subject to a 5% Hurdle Amount and a High Water Mark with respect to such class of units, with a Catch-Up (each term as defined herein). Under the partnership agreement, the performance participation interest will not be paid on Class A-I units, Class A-II units, Class A-III units or Class E units, and as a result, it is a class-specific expense. To the extent no performance participation allocations will be paid with respect to the Class A-I units, Class A-II units, Class A-III units or Class E units, the performance participation allocations associated with the classes other than the Class A-I units, Class A-II units, Class A-III units or Class E units will not be affected because the fees are class-specific expenses.

Expense Reimbursement. We reimburse the Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Adviser, (2) the actual cost of goods and services used by us and obtained from third parties, including but not limited to fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, (4) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate-related securities, whether or not such investments are acquired and (5) expenses related to personnel of the Advisor performing services for us other than those who provide investment advisory services or serve as our executive officers. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, reports to be filed with the CFTC, reports, disclosures, and/or other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and Other Apollo Accounts)).

The Adviser has agreed to advance all of our organization and offering expenses on our behalf through December 22, 2023. The Adviser has also agreed to advance certain of our operating expenses on our behalf through December 22, 2023. We will reimburse the Adviser for all such advanced expenses ratably in 60 equal monthly installments following December 22, 2024. After December 22, 2023, we will reimburse the Adviser for any organization and offering expenses and operating expenses that it incurs on our behalf as and when incurred.

Reimbursement by the Adviser. The Adviser will reimburse us for any expenses that cause our Total Operating Expenses in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets and (2) 25% of our Net Income. See “Compensation” for the definitions of “Total Operating Expenses,” “Average Invested Assets,” and “Net Income.”

Notwithstanding the foregoing, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Adviser would not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Adviser and the Special Limited Partner to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.

Independent Directors’ Review of Compensation. Our independent directors will evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of the Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Adviser in relation to the size, composition and performance of our investments;

•	the success of the Adviser in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Adviser and its affiliates through their advisory relationship with us (including the performance participation allocation paid to the Special Limited Partner);

•	the quality and extent of the services and advice furnished by the Adviser;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by the Adviser for its own account.

In addition to the management fee, performance participation and expense reimbursements, we have agreed to indemnify and hold harmless the Adviser and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents” below.

Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and the Adviser and its affiliates subject to the limitations of the NASAA REIT Guidelines and Maryland law. A majority of independent directors must approve our compliance with the liability and indemnification provisions described in this “Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents” section. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law (the “MGCL”) requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, the Adviser and its or our affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the Adviser or its or our affiliates, the liability or loss was not the result of negligence or misconduct; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, the Adviser, any of the Adviser’s affiliates, any of our affiliates, or any person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•

a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Adviser and its or our affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we must indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC and certain state securities regulators take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

Our Operating Partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner.

Legal Proceedings

Neither we nor the Adviser is currently involved in any material litigation. As a registered investment adviser, the Adviser may be examined periodically by the SEC.

COMPENSATION

We pay the Adviser, the Special Limited Partner, the Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us. For more information regarding our relationships with Apollo entities providing services to us or our subsidiaries, see “Conflicts of Interest—Related Party Transaction Policies” in this prospectus and “Related Party Transactions” in the notes to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference.

We do not intend to pay the Adviser or its affiliates any separate fees for property acquisitions, dispositions, financings (except interest payments and market-based financing fees and costs to the lender in cases where the lender is an affiliate of the Adviser, if any) or development, although our charter permits us to do so, subject to certain limitations. We will, however, reimburse the Adviser for out-of-pocket expenses related to the foregoing activities to the extent such expenses are paid by the Adviser.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Activities
Upfront Selling Commissions and Dealer Manager Fees(1)(2)—The Dealer Manager

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and dealer manager fees of up to 0.5%, of the transaction price of each Class S share and Class F-S share sold in the primary offering; however, such amount may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share and Class F-D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares, Class F-I shares, Class A-I shares, Class A-II shares, Class A-III shares, Class E shares or shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class S shares, Class D shares, Class F-S shares and Class F-D shares sold and the transaction price of each Class S share, Class D share, Class F-S share and Class F-D share. Aggregate upfront selling commissions will equal approximately $38.9 million if we sell the maximum amount, and aggregate dealer manager fees will equal approximately $4.3 million if we sell the maximum amount, in each case, in our primary offering, assuming payment of the full upfront selling commissions and dealer manager fees (with a split for Class S shares and Class F-S shares of 3.0% and 0.5%, respectively), that 1/9 of our offering proceeds are from the sale of each of Class S shares, Class D shares, Class F-S shares, Class F-D shares, Class A-I shares, Class A-II shares and Class A-III shares and that the transaction prices of our Class S shares, Class D shares, Class F-S shares and Class F-D shares remains constant at $20.00.

Stockholder Servicing Fees(2)(3)—The Dealer Manager	Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services	Actual amounts depend upon the per share NAVs of our Class S shares, Class F-S shares, Class D shares and Class F-D shares, the number of Class S shares, Class F-S shares,

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class S shares and Class F-S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and Class F-S shares, respectively; and

•  with respect to our outstanding Class D shares and Class F-D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares and Class F-D shares, respectively.

We do not pay a stockholder servicing fee with respect to our outstanding Class I shares, Class F-I shares, Class A-I shares, Class A-II shares, Class A-III shares or Class E shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class S shares, Class D shares, Class F-S shares and Class F-D shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

Class D shares and Class F-D shares purchased and when such shares are purchased. For each of Class S shares and Class F-S shares, the stockholder servicing fees will equal approximately $3.8 million per annum if we sell the maximum amount. For each of Class D shares and Class F-D shares, the stockholder servicing fees will equal approximately $1.1 million per annum if we sell the maximum amount. In each case, we are assuming that, in our primary offering, 1/9 of our offering proceeds are from the sale of each of Class S shares, Class F-S shares, Class D shares, Class F-D shares, Class I shares, Class F-I shares, Class A-I shares, Class A-II shares and Class A-III shares, that the NAV per share of our Class S shares, Class F-S shares, Class D shares and Class F-D shares remains constant at $20.00 and none of our stockholders participate in our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class S share, Class D share, Class F-S share or Class F-D share

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the board of directors and disclosed by us in a press release or in a document publicly filed with the SEC pursuant to the Exchange Act) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class S share or Class D share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional shares, will convert into a number of Class I shares (or fraction thereof) with an equivalent aggregate NAV as such share and such Class F-S share or Class F-D share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional share, will convert into a number of Class F-I shares (or fraction thereof) with an

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share or a Class F-S share over approximately 6.5 years from the date of purchase and with respect to a Class D share or a Class F-D share over approximately 29 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $20.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class S share or a Class F-S share would total approximately $1.11 and with respect to a Class D share or a Class F-D share would total approximately $1.45.

In addition, we will cease paying the stockholder servicing fee on the Class S shares, Class D shares, Class F-S shares and Class F-D shares on the earlier to occur of the following: (i) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets or (ii) the end of the month following the completion of this offering in which we, with the assistance of the Dealer Manager, determine that, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. If not already converted as described in the preceding paragraph,

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
on the earliest of the foregoing, each Class S share or Class D share (including any fractional share) held in a stockholder’s account will convert into a number of Class I shares (or fraction thereof) with an equivalent aggregate NAV as such share and each Class F-S share or Class F-D share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional share, will convert into a number of Class F-I shares (or fraction thereof) with an equivalent aggregate NAV as such share.

We will also cease paying the stockholder servicing fee on the Class S shares, Class D shares, Class F-S shares and Class F-D shares upon a listing of a class of common stock and, upon such listing or such later date or dates not to exceed twelve months from the date of listing as shall be approved by our board of directors with respect to all or any portion of the outstanding shares of the class or classes of common stock that are not so listed, each share of the class or classes of common stock that are not so listed or of such portion thereof will automatically and without any action on the part of the holder thereof convert into a number of shares of the class of common stock that is listed with an equivalent NAV as such share.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see the “Plan of Distribution— Underwriting Compensation—Stockholder Servicing Fees.”

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Expense Reimbursement(2) (4)—The Adviser	The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) through December 22, 2023. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following December 22, 2024. Wholesaling compensation expenses of persons associated with the Dealer Manager will be paid by the Adviser without reimbursement from us.	We estimate our organization and offering expenses to be approximately $23.5 million if we sell the maximum offering amount.

After December 22, 2023, we will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Investment Activities
Acquisition Expense Reimbursement(5)—The Adviser	We do not intend to pay the Adviser any acquisition, financing (except interest payments and market-based financing fees and costs to the lender in cases where the lender is an affiliate of the Adviser, if any) or other similar fees in connection with making investments. We will, however,	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

reimburse the Adviser for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate-related securities, whether or not such investments are acquired and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “—Fees from Other Services—Affiliates of the Adviser” below.

Operational Activities
Management Fee—The Adviser(6)	We pay the Adviser a management fee equal to 1.25% of NAV for Class S shares, Class D shares and Class I shares per annum payable monthly. We pay the Adviser a management fee equal to 1.00% of NAV for Class F-S shares, Class F-D shares, Class F-I shares and Class A-I shares per annum payable monthly. We pay the Adviser a management fee equal to 1.00% of NAV for Class A-II shares per annum payable monthly; provided that, for the period from April 1, 2023 through September 1, 2026, this management fee is reduced to 0.92% of NAV for Class A-II shares per annum payable monthly. We pay the Adviser a management fee equal to 1.00% of NAV for Class A-III shares per annum payable monthly; provided that, for the period from April 1, 2023 through January 2, 2027, this management fee is reduced to 0.85% of NAV for Class A-III shares per annum payable monthly. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Adviser a management fee equal to (1) 1.25% of the NAV of the Operating Partnership attributable to Class S units, Class D units and Class I units not held by us; (2) 1.00% of NAV of the Operating Partnership attributable to Class F-S units, Class F-D units, Class F-I units and Class A-I units not held by us; (3)

Actual amounts of the management fee depend upon our aggregate NAV. The management fee will equal approximately $42.7 million per annum if we sell the maximum amount, in each case, in our primary offering, assuming that 1/9 of our offering proceeds are from the sale of each of Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-S shares, Class A-I shares, Class A-II shares and Class A-III shares, the NAV per share of each class of our common stock remains constant at $20.00 and before giving effect to (1) any reduction in the management fees with respect to Class A-II shares or Class A-III shares as described above and (2) any shares issued under our distribution reinvestment plan.

Actual amounts of out-of-pocket expenses paid by the Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
1.00% of NAV of the Operating Partnership attributable to Class A-II units not held by us provided that, for the period from April 1, 2023 through September 1, 2026, this management fee is reduced to 0.92% of NAV of the Operating Partnership attributable to Class A-II units not held by us and (4) 1.00% of NAV of the Operating Partnership attributable to Class A-III units not held by us provided that, for the period from April 1, 2023 through January 2, 2027, this management fee will be reduced to 0.85% of NAV of the Operating Partnership attributable to Class A-III units not held by us, in each case per annum payable monthly. The lower management fees associated with the anchor shares will not be borne by the other share classes in this offering. Notwithstanding the foregoing, we will not pay the Adviser a management fee on Class E shares or Class E units, and as a result, it is a class-specific expense.

The management fee may be paid, at the Adviser’s election, in cash, Class E shares or Class E units of our Operating Partnership. If the Adviser elects to receive any portion of its management fee in Class E shares or Class E units of our Operating Partnership, we may repurchase such Class E shares or Class E units of our Operating Partnership from the Adviser at a later date. Class E shares and Class E units of our Operating Partnership obtained by the Adviser will not be subject to our share repurchase plan, including with respect to any repurchase limits or the calculation of NAV. Notwithstanding the foregoing, we have adopted a policy in which our independent directors must approve any repurchase request submitted by the Adviser that, when combined with any repurchase requests submitted by stockholders through our share repurchase plan, would cause us to exceed the 2%

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

monthly or 5% quarterly limitations on repurchases. Such approval must find that the repurchase would not impair our capital or operations and be consistent with the fiduciary duties of our independent directors.

The Operating Partnership will repurchase any such Operating Partnership units for Class E shares or cash, at the Adviser’s election, unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV. The

Adviser waived its management fee through January 5, 2023, the closing date of our first investment.

In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Adviser, (2) the actual cost of goods and services used by us and obtained from third parties, including but not limited to fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, (4) out-of-pocket expenses in connection with

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
the selection and acquisition of properties and real estate-related securities, whether or not such investments are acquired and (5) expenses related to personnel of the Advisor performing services for us other than those who provide investment advisory services or serve as our executive officers. See “Management—The Advisory Agreement— Management Fee, Performance Participation and Expense Reimbursements.”

Performance Participation Allocation—The Special Limited Partner	So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will continue to hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to (1) 12.5% of the Total Return with respect to Class S units, Class D units or Class I units and (2) 9.0% of the Total Return with respect to Class F-S units, Class F-D units or Class F-I units, in each case subject to a 5% Hurdle Amount and a High Water Mark with respect to such class of units, with a Catch-Up (each term as defined herein) Such allocation is made annually and accrues monthly.	Actual amounts of the performance participation depend upon the Operating Partnership’s actual annual total return and, therefore, cannot be calculated at this time.

Under the partnership agreement, the performance participation interest will not be paid on Class A-I units, Class A-II units, Class A-III units or Class E units, and as a result, it is a class-specific expense. To the extent no performance participation allocations will be paid with respect to the Class A-I units, Class A-II units, Class A-III units or Class E units, the performance participation allocations associated with the classes other than the Class A-I units, Class A-II units, Class A-III units or Class E units will not be affected because the fees are class-specific expenses.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:

•  First, if the Total Return with respect to Class S units, Class D units, Class I units, Class F-S units, Class F-D units and Class F-I units for the applicable period exceeds the sum, with respect to such relevant class of Operating Partnership units, of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Special Limited Partner with respect to such class of Operating Partnership units equals 12.5% (with respect to Class S units, Class D units or Class I units) or 9.0% (with respect to Class F-S units, Class F-D units or Class F-I units) of the sum of (x) the Hurdle Amount with respect to such class of Operating Partnership units for that period and (y) any amount allocated to the Special Limited Partner with respect to such class of Operating Partnership units pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•  Second, to the extent there are remaining Excess Profits, (i) with respect to Class S units, Class D units or Class I units, 12.5% of such remaining Excess Profits and (ii) with respect to Class F-S units, Class F-D units or Class F-I units, 9.0% of such remaining Excess Profits.

“Total Return” with respect to any Operating Partnership units for any period since the end of the prior calendar year shall equal the sum of:

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

(i) all distributions accrued or paid (without duplication) on such Operating Partnership units plus

(ii)  the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of additional Operating Partnership units, (y) any allocation/accrual to the performance participation interest and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses) allocable to such Operating Partnership units.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of any relevant units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” with respect to any Operating Partnership units means, for any period during a calendar year, that amount that results in a 5% annualized internal rate of return on the NAV of such Operating Partnership units outstanding at the beginning of the then-current calendar year and such Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of any such Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of such Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

applicable stockholder servicing fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any such Operating Partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.

Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” with respect to any Operating Partnership units shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return with respect to such Operating Partnership units and decrease by any positive annual Total Return with respect to such Operating Partnership units, provided that each Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of each Loss Carryforward Amount will exclude the Total Return related to any relevant Operating Partnership units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High Water Mark.”

The Special Limited Partner will also be allocated a performance participation with respect to all Operating Partnership units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

Distributions on the performance participation interest may be payable in cash or Class E units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such Operating Partnership units from the Special Limited Partner at a later date. Any such repurchase requests will be subject to the same repurchase limits that exist under our share repurchase plan. The Operating Partnership will repurchase any such Operating Partnership units for Class E shares or cash, at the Special Limited Partner’s election, unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV.

See “Summary of Our Operating Partnership Agreement—Special Limited Partner Interest.”

Operating Expense Reimbursement—The Adviser	The Adviser has agreed to advance certain of our operating expenses on our behalf through December 22, 2023. We will reimburse the Adviser for such advanced expenses ratably over the 60 months following December 22, 2024. Operating expenses incurred after December 22, 2023 are paid by us as incurred. See “Management—The Advisory Agreement—Management Fee, Performance Participation Interest and Expense Reimbursements.”	Our operating expenses paid by the Adviser that we reimburse are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Fees from Other Services— Affiliates of the Adviser	We may retain third parties, including certain of the Adviser’s affiliates, for necessary services relating to our investments or our operations, including but not limited to any accounting and audit services (including valuation support services), account management services, administrative services, data management services, information technology services, finance/budget services, legal services, operational services, risk management services, tax services, treasury services, construction, special servicing, leasing, development, coordinating closing and post-closing procedures, property oversight, statutory services, and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, broker-dealer services, underwriting, placing, syndicating, structuring, arranging, debt advisory services and other similar services, loan servicing, property, title and/or other types of insurance, title agency services, management consulting and other similar operational matters. Any fees paid to the Adviser’s affiliates for any such services will not reduce the management fee or performance participation allocation. Any such arrangements will be at market terms and rates. For more information about such services, please see “Risk Factors—Risks Related to Conflicts of Interest—The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services to the Dealer Manager, the Adviser or Apollo on more favorable terms than those payable by us.”	Actual amounts depend on whether affiliates of the Adviser are actually engaged to perform such services.

(1)

Upfront selling commissions and dealer manager fees for sales of Class S shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Upfront Selling Commissions and Dealer Manager Fees.” If all shares sold in this offering are Class S shares, our total upfront selling commissions would be approximately $135.3 million if we raise the maximum offering, assuming that the maximum upfront selling commission is paid for each share sold in our primary offering, the NAV per Class S share is $20.00 and we do not reallocate any shares between our primary offering and our distribution reinvestment plan.
(2)

We will cease paying stockholder servicing fees at the date following the completion of the primary portion of this offering at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering.

(3)

In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for the stockholder servicing fee or distributions payable on our shares. See “Plan of Distribution—Underwriting Compensation—Stockholder Servicing Fees.” If all shares sold in this offering are Class S shares, our total annual stockholder servicing fees would be approximately $33 million if we raise the maximum offering, assuming that our NAV per share for Class S shares is $20.00 and no shares are issued pursuant to our distribution reinvestment plan.

(4)

These amounts represent estimated expenses incurred in connection with our organization and this offering, including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals. These amounts do not include wholesaling compensation expenses of persons associated with the Dealer Manager, which will be paid by the Adviser without reimbursement from us. Under no circumstances may our total organization and offering expenses (including upfront selling commissions, stockholder servicing fees and due diligence expenses) exceed 15% of the gross proceeds from this offering.

(5)

We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, miscellaneous expenses, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the Adviser or its affiliates. Acquisition expenses, together with any acquisition fees for a particular real estate-related asset, will in no event exceed 6% of the gross purchase price of the property. However, a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to us.

(6)

In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, stockholder servicing fees or distributions payable on our shares.

Our Total Operating Expenses, including any performance participation allocation made to the Special Limited Partner with respect to its performance participation interest in the Operating Partnership, will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets and (b) 25.0% of our Net Income. This limit may be exceeded only if a majority of our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified. For purposes of these limits:

•	“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with our charter, (vi) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

•

“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

•

“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.

See “Management—The Advisory Agreement—Management Fee, Performance Participation and Expense Reimbursements.”

CONFLICTS OF INTEREST

We pay the Adviser a management fee regardless of the performance of our portfolio. The Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We will be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

In addition, the Special Limited Partner has the ability to earn distributions on its performance participation interest each year based on the total return of our Operating Partnership, which may create an incentive for the Adviser to invest in assets with higher yield potential, which are generally riskier or more speculative, or sell an asset prematurely for a gain, in an effort to increase short-term net income and thereby increase the distributions on performance participation interest to which the Special Limited Partner is entitled. If our interests and those of the Adviser are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.

We are subject to conflicts of interest arising out of our relationship with Apollo, including the Adviser and its affiliates. Additionally, the compensation arrangements of the Adviser or its affiliates and their personnel (including certain of their personnel who also serve as officers and/or directors of our company) could influence the Adviser’s advice to us. There is no guarantee that the policies and procedures adopted by us, the terms of our charter, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Adviser, Apollo and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest. Notwithstanding the foregoing, we believe our directors, officers, and the Adviser’s personnel will devote a sufficient amount of time to our business to fulfill their responsibilities to us. Transactions between us and the Advisor or its affiliates will be subject to approval by our independent directors.

See “Risk Factors—Risks Related to Conflicts of Interest.”

Some examples of conflicts of interest that may arise by virtue of our relationship with the Adviser and Apollo include:

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Broad and Wide-Ranging Activities. The Adviser, Apollo and their affiliates engage in a broad spectrum of activities, including a broad range of activities relating to investments in the real estate industry, and have invested or committed billions of dollars in capital through various investment funds, managed accounts and other vehicles affiliated with Apollo. In the ordinary course of their business activities, the Adviser, Apollo and their affiliates may engage in activities where the interests of certain divisions of Apollo and its affiliates, including the Adviser, or the interests of their clients may conflict with the interests of our stockholders. Certain of these divisions and entities affiliated with the Adviser have or may have investment objectives or guidelines similar to our investment guidelines and therefore may compete with us. In particular, Apollo invests in a broad range of real properties and real estate-related debt investments via numerous different investment funds, managed accounts and other vehicles.

•

Apollo’s Policies and Procedures. Specified policies and procedures implemented by Apollo and its affiliates, including the Adviser, to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the advantages across Apollo’s and its affiliates’ various businesses that Apollo expects to draw on for purposes of pursuing attractive investment opportunities. Because Apollo has many different asset management, advisory and other businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Apollo has implemented certain policies and procedures that may reduce the benefits that Apollo expects to utilize for purposes of identifying and managing its investments. For example, to the extent that Apollo is in possession of material non-public information or is otherwise restricted from trading in certain securities, we and the Adviser generally also will be deemed to be in possession of such information or otherwise restricted. Additionally, the terms of confidentiality or other agreements with or related to companies in which any investment vehicle of Apollo has or has considered making an investment or which is otherwise an advisory client of Apollo and its affiliates may restrict or otherwise limit the ability of Apollo or its affiliates, including the Adviser, to engage in businesses or activities competitive with such companies.

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Allocation of Investment Opportunities. There will be overlap of real property and real estate-related securities investment opportunities with certain Other Apollo Accounts that are actively investing and similar overlap with future Other Apollo Accounts. This overlap could create conflicts of interest.

Certain inherent conflicts of interest arise from the fact that (i) Apollo provides investment advisory and/or management services to Other Apollo Accounts, (ii) certain Other Apollo Accounts have one or more overlapping investment strategies and (iii) all or a portion of an investment opportunity may be allocated to Other Apollo Accounts in accordance with Apollo’s allocation policies and procedures. Also, the investment strategies employed by Apollo for current and future Other Apollo Accounts could conflict with each other and adversely affect the prices and availability of other securities or instruments held by, or potentially considered for, one or more Other Apollo Accounts. If participation in specific investment opportunities is appropriate for us and more than one Other Apollo Account, participation in such opportunities will be allocated pursuant to Apollo’s allocation policies and procedures and the applicable governing documents of the relevant entities. There can be no assurance, however, that the application of such allocation policies and procedures will result in the allocation of a specific investment opportunity to us or that we will participate in all investment opportunities falling within our investment objectives. Our board of directors (including a majority of independent directors) has the duty to ensure that the allocation methodology described below is applied fairly to us.

Generally, if an investment opportunity falls within the mandate of, or is otherwise deemed suitable for, us and one or more Other Apollo Account and it is not possible to fully satisfy the investment interest of all such entities, the investment opportunity generally will be allocated pro rata based on the size of our and the Other Apollo Account’s original investment interest. The size of each entity’s investment interest will be determined generally based on each entity’s available capital or net asset value (or, in certain circumstances, the available capital or net asset value ascribed to the applicable strategy). However, a number of additional other factors can influence other allocation decisions, including:

•	the relative actual or potential exposure of us or any particular Other Apollo Account to the type of investment opportunity in terms of existing investment portfolios;

•	the investment objective of us and the Other Apollo Accounts;

•

cash availability, suitability, instructions from us and Other Apollo Accounts, permitted leverage and available financing for the investment opportunity (including taking into account the levels/rates that would be required to obtain an appropriate return);

•	the likelihood of current income;

•	the size, liquidity and duration of the investment opportunity;

•	the seniority of loan and other capital structure criteria;

•	with respect to an investment opportunity originated by a third party, the relationships of us or Other Apollo Accounts (or the relevant portfolio managers) to such third party;

•	tax considerations;

•	regulatory considerations;

•	supply or demand for an investment opportunity at a given price level;

•

our and Other Apollo Accounts’ risk or investment concentration parameters (including parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type or other risk metrics);

•	whether the investment opportunity is a follow-on investment;

•

whether the vehicle is in the process of fundraising, is open to redemptions (in which case notions of net asset value and available capital can be subjectively adjusted to account for anticipated inflows or redemptions) or is close to the end of its investment period (for closed-ended funds);

•	whether our or Other Apollo Accounts’ economic exposure has been swapped to, or otherwise assumed by, one or more other parties;

•

our governing documents and the governing documents of Other Apollo Accounts (which could include provisions pursuant to which an entity is entitled to receive an allocation of a certain type of an investment opportunity on a priority basis, which could result in us not participating in any such investment or participating to a lesser extent); and

•	such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to us or one or more Other Apollo Accounts.

The Adviser and its affiliates will weigh the factors described above (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. Apollo is entitled to amend its policies and procedures at any time without prior notice or our consent.

To the extent we acquire properties through joint ventures with Other Apollo Accounts, such investments will be allocated as described above, and we may be allocated interests in such joint ventures that are smaller than the interests of the Other Apollo Accounts. Generally, the level of control we have with respect to any joint venture will correspond to our economic interest in such joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from registration under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Apollo Accounts.

Apollo or its affiliates or affiliates of the Adviser may also give advice to the Other Apollo Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours. At times, the investment professionals employed by the Adviser or its affiliates and other investment vehicles affiliated with the Adviser and/or Apollo may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds and/or investment companies for which he or she exercises investment responsibility and not for us.

There may also be circumstances, including in the case where there is a seller who is seeking to dispose of a pool or combination of assets, properties, securities or instruments, where we and Other Apollo Accounts participate in a single or related transactions with a particular seller where certain of such assets, properties, securities or instruments are specifically allocated (in whole or in part) to any of us and such Other Apollo Accounts. The combined purchase price paid to a seller may be allocated among the multiple assets, properties, securities or instruments based on a determination by the seller, by a third-party valuation firm and/or by the Adviser and its affiliates.

•

Corporate Opportunities. Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of Apollo or its affiliates, our directors or any person our directors control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as one of our directors or officers and intended exclusively for us or any of our subsidiaries.

•

Investments in Different Levels or Classes of an Issuer’s Securities. From time to time, to the extent permitted by our charter, we and the Other Apollo Accounts may make investments at different levels of an issuer’s or borrower’s capital structure or otherwise in different classes of the same issuer’s securities. We may make investments that are senior or junior to, or have rights and interests different from or adverse to, the investments made by the Other Apollo Accounts. Such investments may conflict with the interests of such Other Apollo Accounts in related investments, and the potential for any such conflicts of interests may be heightened in the event of a default or restructuring of any such investments. While Apollo will seek to resolve any such conflicts in a fair and equitable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among the Other Apollo Accounts, such transactions are not required to be presented to our board of directors for approval (unless otherwise required by our charter or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor.

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Pursuit of Differing Strategies. At times, the investment professionals employed by the Adviser or its affiliates and other investment vehicles affiliated with the Adviser and/or Apollo may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds and/or investment vehicles for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds and/or investment vehicles should take differing positions with respect to a particular security. In these cases, the investment professionals may place separate transactions for one or more accounts, clients, entities, funds and/or investment vehicles which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other accounts, clients, entities, funds and/or investment vehicles. For example, an investment professional may determine that it would be in the interest of another account to sell a security that we hold long, potentially resulting in a decrease in the market value of the security held by us.

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Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to the Adviser or its affiliates differ among the accounts, clients, entities, funds and/or investment vehicles that it manages. If the amount or structure of the management fee, the Special Limited Partner’s performance participation interest and/or the Adviser’s or its affiliates’ compensation differs among accounts, clients, entities, funds and/or investment vehicles (such as where certain funds or accounts pay higher base management fees, incentive fees, performance-based management fees or other fees), the Adviser might be motivated to help certain accounts, clients, entities, funds and/or investment vehicles over others. Similarly, the desire to maintain assets under management or to enhance the Adviser’s performance record or to derive other rewards, financial or otherwise, could influence the Adviser or its affiliates in affording preferential treatment to those accounts, clients, entities, funds and/or investment vehicles that could most significantly benefit the Adviser or its affiliates. The Adviser may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds and/or investment vehicles. Additionally, the Adviser or its affiliates might be motivated to favor accounts, clients, entities, funds and/or investment vehicles in which it has an ownership interest or in which Apollo and/or its affiliates have ownership interests. Conversely, if an investment professional at the Adviser or its affiliates does not personally hold an investment in the fund but holds investments in other Apollo affiliated vehicles, such investment professional’s conflicts of interest with respect to us may be more acute.

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Underwriting, Syndicating, Placement Activities and Other Services. As part of its regular business, Apollo provides a broad range of underwriting, syndicating, placement and other services. In the regular course of its businesses, Apollo represents potential purchasers, sellers and other involved parties, including corporations, financial buyers, management, stockholders and institutions, with respect to transactions that could give rise to investments that are suitable for us. Apollo will be under no obligation to decline any such engagements in order to make an investment opportunity available to us. In connection with its businesses, Apollo may come into possession of information that limits its ability to engage in potential transactions. In addition, in connection with selling investments by way of a public offering, an Apollo broker-dealer may act as the managing underwriter or a member of the underwriting syndicate on a firm commitment or best efforts basis and purchase securities on that basis. Apollo may retain any commissions, remuneration, or other profits and receive compensation from such underwriting activities, which have the potential to create conflicts of interest. Apollo may also participate in underwriting syndicates from time to time with respect to us, portfolio companies of Other Apollo Accounts, or third parties or may otherwise be involved in the private placement of debt or equity securities issued by us or such portfolio companies or third parties, or otherwise in arranging financings with respect thereto. Subject to applicable law, Apollo may receive underwriting fees, placement commissions, or other compensation with respect to such activities, which will not be shared with us or our stockholders. Where Apollo serves as underwriter with respect to a portfolio company’s securities, we or the applicable Other Apollo Account holding such securities may be subject to a “lock-up” period following the offering under applicable regulations during which time our ability to sell any securities that we continue to hold is restricted. This may prejudice our ability to dispose of such securities at an opportune time.

Certain affiliates of Apollo are engaged in a variety of services with respect to loan instruments, such as arranging, structuring and syndicating loans, debt advisory, loan servicing and other similar services, and may provide services to us, Other Apollo Accounts, other affiliates or third-parties. In connection with such activities, conflicts of interest will arise with respect to, among other things, the fees or other compensation received by the affiliated service provider, which will not be shared by us or our stockholders.

Apollo has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on our behalf, the Adviser may consider those relationships (subject to its obligations under our charter and the Advisory Agreement), which may result in certain transactions that the Adviser will not undertake on our behalf in view of such relationships.

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Service Providers. Certain of our service providers (including lenders, brokers, attorneys, investment banking firms and property managers) may be sources of investment opportunities, counterparties therein or advisors with respect thereto. This may influence the Adviser in deciding whether to select such a service provider. In addition, in instances where multiple Apollo businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other Apollo affiliates rather than us.

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Material, Non-Public Information; Information Barriers. We, directly or through Apollo, the Adviser or certain of their respective affiliates may come into possession of material non-public information with respect to an issuer in which we have invested or may invest. Should this occur, the Adviser may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Due to these restrictions, the Adviser may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.

Apollo currently operates without ethical screens or information barriers that some other investment management firms implement to separate persons who make investment decisions from others who might possess material non-public information that could influence such decisions. In an effort to manage possible risks arising from Apollo’s decision not to implement such screens, Apollo maintains a code of ethics and provides training to relevant personnel with respect to conflicts of interest and how such conflicts are identified and resolved under Apollo’s policies and procedures. In addition, Apollo’s compliance department maintains a list of restricted securities with respect to which Apollo could have access to material non-public information and in which Apollo’s clients are not permitted to trade. In the event that any employee of Apollo obtains such material non-public information, Apollo will be restricted in acquiring or disposing of the relevant investments on behalf of us or Other Apollo Accounts, which could impact the returns generated for us or such Other Apollo Accounts.

Notwithstanding the maintenance of restricted securities lists and other internal controls, it is possible that the internal controls relating to the management of material non-public information could fail and result in Apollo, or one of its investment professionals or other employees, buying or selling a security while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on Apollo’s reputation, result in the imposition of regulatory or financial sanctions and, as a consequence, negatively impact Apollo’s ability to provide its investment management services to us. In addition, Apollo’s investment professionals or other employees will acquire, in their capacities as investment professionals or otherwise of us or one or more of Apollo’s clients, non-public information regarding investment opportunities, business methodologies, strategies and other proprietary information that is shared with and ultimately used for the benefit of Other Apollo Accounts. Although Apollo will endeavor to ensure that such information sharing and use does not prejudice us or one or more Other Apollo Accounts, there can be no assurance that such endeavors will be sufficient or successful.

While Apollo currently operates without information barriers on an integrated basis, Apollo could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, Apollo’s ability to operate as an integrated platform would be impaired, which would limit the Adviser’s access to certain Apollo personnel and could adversely impact its ability to manage our investments. The establishment of such information barriers could also lead to operational disruptions and result in restructuring costs, including costs related to hiring additional personnel as existing investment professionals are allocated to either side of such barriers, which could adversely affect Apollo’s business and us.

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Possible Future Activities. The Adviser and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Adviser and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Adviser, Apollo and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities.

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Transactions with Other Apollo Accounts and Other Affiliates. From time to time, we may enter into purchase and sale transactions and joint ventures with Other Apollo Accounts. Such transactions will be conducted in accordance with, and subject to, our charter (including the requirement that such transaction be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair and reasonable and on terms no less favorable than those available from unaffiliated third parties), the terms and conditions of the Advisory Agreement, and our code of business conduct and ethics and applicable laws and regulations. These requirements will also apply to purchase and sale transactions and joint ventures with Apollo, any of our directors or any affiliates thereof.

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Other Affiliate Transactions. In connection with investments in which we participate alongside Other Apollo Accounts, we may from time to time share certain rights with such Other Apollo Accounts relating to such investments for legal, tax, regulatory or other similar reasons, including, in certain instances, certain control-related rights with respect to jointly held investments. When making any decisions related to such investments, there may be conflicting interests. There can be no assurance that the return on our investment will be equivalent to or better than the returns obtained by Apollo or its other affiliates.

Further conflicts could arise once we and Apollo or its affiliates have made our respective investments. For example, if we enter into a joint venture with an Other Apollo Account, our interests and the interests of such Other Apollo Account may conflict, for example when one joint venture partner seeks to sell the property in the joint venture but the other joint venture partner does not. In such situations, the ability of the Adviser to recommend actions in our best interests might be impaired.

Related Party Transaction Policies and Procedures

We have also adopted written policies and procedures for review, approval and ratification of transactions involving us and “related persons” (as defined in Item 404 of Regulation S-K under the Exchange Act). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:

Policies

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Any covered related party transaction must be approved by our board of directors or by the Audit Committee or a committee appointed by our board of directors consisting solely of disinterested directors (each, an “Appointed Committee”). In considering a related party transaction, our board of directors or The Appointed Committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives to the transaction; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to us.

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On at least an annual basis, our board of directors or the Appointed Committee, as applicable, will monitor each related party transaction to assess whether it is advisable for us to amend or terminate the transaction.

Procedures

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Management or the affected director or executive officer will bring a potential related party transaction matter to the attention of the Chairperson of the Audit Committee or, if the Chairperson of the Audit Committee is the affected director, to the attention of the Chairperson of the Nominating and Corporate Governance Committee.

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The appropriate Chairperson shall determine whether a particular matter is a related party transaction under the Related Party Transaction Policies and Procedures, and, therefore, should be considered by our board of directors or the Appointed Committee.

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If a director is involved in a potential related party transaction, such director will be recused from all discussions and decisions by our board of directors or the Appointed Committee about the transaction.

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Each related party transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable after our board of directors learns of the transaction.

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No director shall participate in any discussion or approval of a related party transaction for which such director is a related party, except that the director shall provide all material information concerning the interested transaction to our board of directors or the Appointed Committee.

•	If a related party transaction will be ongoing, our board of directors or the Appointed Committee may establish guidelines for our Company to follow in its ongoing dealings with the related party.

•	All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

Our NAV for each class of shares is based on the net asset values of our investments (including real estate-related securities), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, including the allocation/accrual of any performance participation to the Special Limited Partner, and will also include the deduction of any stockholder servicing fees specifically applicable to such class of shares, in all cases as described below.

General

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Adviser and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our independent valuation advisor will review our valuation guidelines and methodologies related to investments in real property with the Adviser and our board of directors at least annually. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. The Adviser will calculate the fair value of our real estate properties based in part on values provided by third-party independent appraisers and reviewed by our independent valuation advisor and update appraisals prepared by our independent valuation advisor. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other public REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

Our Independent Valuation Advisor

With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., to serve as our independent valuation advisor with respect to our real properties and certain real estate debt and other debt investments, which will review annual third-party appraisals prepared for 1/12th of our properties, prepare updated appraisals for the remaining 11/12th of our properties, and also provide an opinion as to the reasonableness of the third-party appraisals each month. The Adviser, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows. While our independent valuation advisor is responsible for reviewing our property valuations, our independent valuation advisor is not responsible for, and does not calculate, our NAV. The Adviser is ultimately responsible for the determination of our NAV.

Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of the independent valuation advisor in reports we publicly file with the SEC.

Our independent valuation advisor will discharge its responsibilities in accordance with our valuation guidelines. Our board of directors will not be involved in the monthly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated by State Street, and such calculation will be reviewed and confirmed by the Adviser. Pursuant to our valuation services agreement with our independent valuation advisor, the Adviser will receive appraisal reports from third-party appraisal firms for approximately 1/12th of our properties that have been reviewed by our independent valuation advisor each month along with update appraisals prepared by our independent valuation advisor based on the annual third-party appraisals prepared by other third-party appraisal firms for the rest of our properties. Our independent valuation advisor will also administer the valuation process for our investments in real estate debt and other debt investments that do not have reliable readily available market quotations on a monthly basis. Based in part on these appraisals, the Adviser will render a final valuation in order for State Street to calculate our NAV. The appraisals performed by independent third-party appraisal firms and reviewed by our independent valuation advisor will be one of several components considered by the Adviser in determining the value of our properties that will be used when State Street calculates our NAV per share for each class of shares.

We have agreed to pay fees to our independent valuation advisor based on the number of properties and real estate debt appraised and not based on the estimated values of such properties and certain real estate debt and other debt investments. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our properties.

Our independent valuation advisor and certain of the independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal management and real estate valuation advisory services to Apollo and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. Our independent valuation advisor and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for Apollo and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisor or the applicable appraiser as certified in the applicable appraisal report.

Valuation of Investments

Consolidated Properties

Our independent valuation advisor will administer the real property valuation process for us and will assist us in our engagement of and manage the process associated with third-party appraisal firms with respect to the valuation of our real property investments.

Investments in newly acquired properties will initially be valued at cost. Each property will then be valued by an independent third-party appraisal firm within the first three months of acquisition and no less than annually thereafter. Each third-party appraisal is reviewed by our independent valuation advisor for reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report. Each third-party appraisal and review by our independent valuation advisor is performed in accordance with the Uniform Standards of Professional Appraisal Practice, or the similar industry standard for the country where the property appraisal is conducted. Any appraisal provided by an independent third-party appraisal firm will not be used in the valuation of the applicable property until our independent valuation advisor has reviewed and confirmed for reasonableness such appraisal.

Our independent valuation advisor will cause approximately 1/12th of our properties to be appraised by third-party appraisers each month. Each asset will be appraised by a third-party appraiser other than our independent valuation advisor once per year. Each month our independent valuation advisor will value the remaining approximately 11/12th of our properties that are not being appraised by a third-party appraiser that month.

In addition, the Adviser will monitor our properties for events that the Adviser believes may have a material impact on the most recent estimated values of such property. Possible examples of such a material change include an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property, capital market events, recent financial results or changes in the capital structure of the property, material changes in cap rates or discount rates, any regulatory changes that affect the investment, or a significant industry event or adjustment to the industry outlook that may cause the value of a property to change materially. Upon the occurrence of such a material event and provided that the Adviser is aware that such event has occurred, the Adviser will promptly notify our independent valuation advisor and request that our independent valuation advisor promptly provide an estimate of the change in value of the property.

In addition to the interim estimated valuation adjustment, our independent valuation advisor, at its discretion, may perform an interim appraisal to confirm the estimated property value that was previously communicated to the Adviser. Any estimates of value or interim appraisals should be performed as soon as reasonably practicable after a determination by the Adviser that a material change has occurred and the financial effects of such change are quantifiable by our independent valuation advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

The Adviser will value our real properties using the valuation methodology it deems most appropriate and consistent with industry best practices and market conditions. The Adviser expects the primary methodology used to value our real properties will be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Income related to each property will be accrued on the basis of data extracted from (1) the annual budget for such property and (2) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when the Adviser becomes aware of such events and the relevant information is available. Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate and projections of future rent and expenses based on appropriate market evidence. Other methodologies that may also be used to value properties include sales comparisons and cost approaches.

Real estate appraisals are reported on a free and clear basis, excluding any property-level indebtedness that may be in place.

Unconsolidated Properties

Unconsolidated properties held through joint ventures generally will be valued in a manner that is consistent with the methods described above. Once the value of a property held by the joint venture is determined and we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture would then be determined by the Adviser using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.

Real Estate Debt and Other Debt Investments

Our independent valuation advisor will administer the valuation process for our investments in real estate debt and other debt investments that do not have reliable readily available market quotations (including mortgage loans and mezzanine loans) on a monthly basis. In the case of loans or other debt instruments with no reliable readily available market prices that are acquired by us, such initial value will generally be the acquisition price of such instrument. In the case of loans originated by us, such initial value will generally be the par value of such loan. Each such investment will then be valued by our independent valuation advisor within the first three full months after we make such investment and no less frequently than monthly thereafter. Our independent valuation advisor will determine subsequent revaluations of loans and other debt instruments by considering, among other factors, the changes in value of the underlying real estate or other collateral, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates. Our independent valuation advisor will value each debt investment at least monthly and will coordinate with the Adviser to monitor events intra-month that may affect the values of our real estate debt or other debt and incorporate the impact of those events in estimated fair values, as needed.

Real Estate-Related Securities and Other Securities

Real estate-related securities and other securities that do not have reliable readily available market quotations will be valued by one or more of the third-party pricing services in a manner consistent with real estate debt and other debt investments, as described above. Where such securities have a single broker quote, third-party pricing services will also consider such quote in determining estimated fair value.

Investments with Reliable Market Quotations

In general, real estate-related securities will be valued by the Adviser based on market quotations or at fair value determined in accordance with GAAP. Market quotations may be obtained from third-party pricing service providers or broker-dealers. When reliable market quotations for real estate-related securities are not available from a third-party service provider, the Adviser will use commercially reasonable efforts to use two or more quotations from broker-dealers and will value such real estate-related securities based on the average of the quotations obtained. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. Pursuant to the valuation guidelines adopted by our board of directors, if market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Adviser. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations). Our board of directors has delegated to the Adviser the responsibility for monitoring significant events that may materially affect the values of our real estate-related securities and derivative investments and for determining whether the value of the applicable investments should be re-evaluated in light of such significant events.

Liabilities

We will include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to the Adviser and the Dealer Manager, any accrued performance participation allocation to the Special Limited Partner, accounts payable, accrued operating expenses (subject to the below), property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities related to stockholder servicing fees will be allocable to a specific class of shares and will only be included in the NAV calculation for that class. Our debt will typically be valued at fair value in accordance with GAAP. For purposes of calculating our NAV, neither (1) the organization and offering expenses paid by the Adviser through December 22, 2023 nor

(2) operating expenses paid by the Adviser through December 22, 2023 will be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs. The Adviser’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be appraised.

NAV and NAV Per Share Calculation

We are offering to the public nine classes of shares of our common stock, six classes of which are being offered to all investors in this offering (Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares and Class F-I shares) and three classes of which are being offered to certain financial intermediaries (Class A-I shares, Class A-II shares and Class A-III shares), with a dollar value up to the maximum offering amount. Our NAV will be calculated for each of these classes by State Street. Our board of directors, including a majority of our independent directors, may replace State Street with another party, including the Adviser, if it is deemed appropriate to do so. The Adviser is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by State Street.

Each class will have an undivided interest in our assets and liabilities, other than class-specific stockholder servicing fees, management fees and performance participation allocations. In accordance with the valuation guidelines, State Street calculates our NAV per share for each class as of the last business day of each month.

At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) will be allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first business day of such month. The NAV calculation will be available generally within 15 calendar days after the end of the applicable month. Changes in our monthly NAV will include, without limitation, accruals of our net portfolio income, interest expense, the management fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV will also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through December 22, 2023. The Adviser has agreed to advance certain of our operating expenses on our behalf through December 22, 2023. We will reimburse the Adviser for such advanced expenses ratably over the 60 months following December 22, 2024. For purposes of calculating our NAV, neither (1) the organization and offering expenses paid by the Adviser through December 22, 2023 nor (2) operating expenses paid by the Adviser through December 22, 2023 will be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, State Street will incorporate any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific stockholder servicing fees, management fees and performance participation allocations. For each applicable class of shares, the stockholder servicing fee will be calculated as a percentage of the aggregate NAV for such class of shares. The declaration of distributions will reduce the NAV for each class of our common stock in an amount equal to the accrual of our liability to pay any such distribution to our stockholders of record of each class. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

The combination of the Class S NAV, Class D NAV, Class I NAV, Class F-S NAV, Class F-D NAV, Class F-I NAV, Class A-I NAV, Class A-II NAV, Class A-III NAV and Class E NAV will equal the aggregate net asset value of our assets, which will consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to class-specific stockholder servicing fees, management fees and performance participation allocations. The value of our interest in the Operating Partnership will be equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, real estate-related securities, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued performance participation allocation and the expenses attributable to its operations). The Adviser will calculate the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources.

Relationship between NAV and Our Transaction Price

Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price is generally based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.

In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time.

Our transaction price (including any subsequent revised transaction price) will be made publicly available by posting it on our website at https://gwms.apollo.com/realtyincomesolutions and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you). Please see the “How to Subscribe” section of this prospectus for additional information on how we communicate a change in our transaction price and the timing of when we accept subscription requests.

As our upfront selling commissions and dealer manager fees are a percentage of the transaction price, any increase or decrease in our transaction price will have a corresponding impact on the absolute amount of fees paid in connection with your purchase and thus the number of shares you would be able to purchase for the same aggregate amount. For example, an increase in the transaction price after your subscription was submitted would result in fewer shares purchased for the same aggregate amount (inclusive of upfront costs).

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are repurchased, existing stockholders or new purchasers of our common stock, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Risk Factors—Valuations and appraisals of our assets are estimates of fair value and may not necessarily correspond to realizable value,” “—Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month” and “—It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”

Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend the offering and/or our share repurchase plan if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•

a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	shares of our common stock would trade at their NAV per share on a national securities exchange;

•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or

•	the NAV per share would equate to a market price of an open-ended real estate fund.

April 1, 2024 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted as of April 1, 2024 (and repurchases, if applicable, as of March 31, 2024) is as follows:

Transaction Price (per share)
Class S	$20.81
Class D	$20.81
Class I	$20.80
Class F-S	$20.81
Class F-D	$20.81
Class F-I	$20.62
Class A-I	$20.88
Class A-II	$20.84
Class A-III	$20.81

The transaction price for each of our Class I shares, Class F-I shares, Class A-I shares and Class A-II shares is equal to such class’s NAV per share as of February 29, 2024. A detailed presentation of the NAV per share/unit is set forth below. As of February 29, 2024, we did not have any Class S shares, Class D shares, Class F-S shares, Class F-D shares, or Class A-III shares outstanding. As a result, the transaction price for each of our Class S shares, Class D shares, Class F-S shares, Class F-D shares, and Class A-III shares is based on our total NAV per share as of February 29, 2024. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees. The repurchase price, if applicable, for each share class equals the transaction price of such class.

February 29, 2024 NAV Per Share

NAV per share is calculated in accordance with the valuation guidelines approved by our board of directors. Our NAV per share is posted on our website at https://gwms.apollo.com/realtyincomesolutions and is made available on our toll-free, automated telephone line at 888-926-2688. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in this prospectus for important information about how our NAV is determined. The Adviser is ultimately responsible for determining our NAV.

Our total NAV presented in the following tables includes the NAV of our Class F-I shares, Class A-I shares, Class A-II shares and Class E shares, and Class E units held by parties other than the Company. The following table provides a breakdown of the major components of our total NAV as of February 29, 2024 ($ and shares/units in thousands):

Components of NAV	February 29, 2024
Investments in real estate	$175,600
Investments in real estate debt	451,384
Cash	38,082
Other assets	4,201
Mortgage notes at fair value, net of deferred financing costs	(35,270)
Other liabilities	(5,434)
Accrued performance participation allocation	(134)
Management fee payable	(503)

Net asset value	$627,926

Number of outstanding shares/units	30,168

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of February 29, 2024 ($ and shares/units in thousands, except per share/unit data):

NAV Per Share/Unit	Class I Shares	Class F-I Shares	Class A-I Shares	Class A-II Shares	Class E Shares(1)	Third-party Operating Partnership Class A-I Units(2)	Third-party Operating Partnership Class E Units(2)	Total
Net asset value	$1,970	$109,597	$123,614	$280,264	$3,057	$107,693	$1,731	$627,926
Number of outstanding shares/units	95	5,316	5,920	13,450	146	5,158	83	30,168

NAV per share/unit as of February 29, 2024	$20.7999	$20.6170	$20.8798	$20.8358	$20.9454	$20.8798	$20.9454	$20.8141

(1)	Class E shares of our common stock are offered to certain of Apollo’s affiliates and employees in one or more private placements.
(2)	Includes the partnership interests of the Operating Partnership held by parties other than us.

Consistent with our disclosure regarding our NAV calculation, our investments in real estate and real estate debt are initially valued at cost. Once we establish new values for our real estate investments, we provide information on key assumptions used in the discounted cash flow methodology and a sensitivity analysis related thereto. The valuations of our real properties as of February 29, 2024, excluding certain newly acquired properties that are held at cost which we believe reflects the fair value of such properties, were provided by the independent valuation advisor in accordance with our valuation procedures. Certain key assumptions that were used by the independent valuation advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property types where we have multiple real estate investments. A change in these assumptions or factors would impact the calculation of the value of our property investments. Once we own more than one retail property, we will include the key assumptions for such property type.

Property Type	Discount Rate	Exit Capitalization Rate
Industrial	8.0%	6.5%

For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Industrial Investment Values
Discount rate	0.25% Decrease	+2.08%
(weighted average)	0.25% Increase	(2.02)%
Exit Capitalization Rate	0.25% Decrease	+2.09%
(weighted average)	0.25% Increase	(1.94)%

Historical NAV Per Share

The following table presents our monthly NAV per share for each of our nine classes of shares from December 31, 2022 through the date of this prospectus:

Date	Class S Shares	Class D Shares	Class I Shares	Class F-S Shares	Class F-D Shares	Class F-I Shares	Class A-I Shares	Class A-II Shares	Class A-III Shares
December 31, 2022	$20.0200	$20.0200	$20.0200	$20.0200	$20.0200	$20.0200	$20.0200	$20.0200	$20.0200
January 31, 2022	$20.0400	$20.0400	$20.0400	$20.0400	$20.0400	$20.0400	$20.0400	$20.0400	$20.0400
February 28, 2023	$20.0500	$20.0500	$20.0500	$20.0500	$20.0500	$20.0500	$20.0500	$20.0500	$20.0500
March 31, 2023(1)	$20.1500	$20.1500	$20.1500	$20.1500	$20.1500	$20.1400	$20.1800	$20.1500	$20.1500
April 30, 2023	$20.2400	$20.2400	$20.2400	$20.2400	$20.2400	$20.1900	$20.2500	$20.2400	$20.2400
May 31, 2023	$20.2900	$20.2900	$20.2900	$20.2900	$20.2900	$20.2100	$20.3000	$20.2900	$20.2900
June 30, 2023	$20.3600	$20.3600	$20.3600	$20.3600	$20.3600	$20.2500	$20.3800	$20.3600	$20.3600
July 31, 2023	$20.3800	$20.3800	$20.3800	$20.3800	$20.3800	$20.2700	$20.4200	$20.3800	$20.3800
August 31, 2023	$20.4600	$20.4600	$20.4600	$20.4600	$20.4600	$20.3400	$20.5100	$20.4600	$20.4600
September 30, 2023	$20.5000	$20.5000	$20.5000	$20.5000	$20.5000	$20.3800	$20.5600	$20.5000	$20.5000
October 31, 2023(2)	$20.5368	$20.5368	$20.5368	$20.5368	$20.5368	$20.4096	$20.6098	$20.5368	$20.5368
November 30, 2023	$20.6435	$20.6435	$20.6435	$20.6435	$20.6435	$20.4647	$20.6802	$20.6435	$20.6435
December 31, 2023(3)	$20.7231	$20.7231	$20.7231	$20.7231	$20.7231	$20.5312	$20.7641	$20.7231	$20.7231
January 31, 2024	$20.7222	$20.7222	$20.7222	$20.7222	$20.7222	$20.5400	$20.7854	$20.7425	$20.7222
February 29, 2024	$20.8141	$20.8141	$20.7999	$20.8141	$20.8141	$20.6170	$20.8798	$20.8358	$20.8141

(1)	Due to an anchor share exchange, the May 1, 2023 transaction price represents NAV as of April 4, 2023.
(2)	Due to an anchor share exchange, the December 1, 2023 transaction price represents NAV as of November 2, 2023.
(3)	Due to an anchor share exchange, the February 1, 2024 transaction price represents NAV as of January 3, 2024.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Our Indebtedness

In October 2023, certain of our indirect subsidiaries (the “Sellers”) entered into a Master Repurchase Agreement (the “JPM Repurchase Agreement”) with JPMorgan Chase Bank, National Association. The JPM Repurchase Agreement provides for a maximum aggregate purchase price of $250.0 million and has a three-year term plus two one-year extension options. Subject to the terms and conditions thereof, the JPM Repurchase Agreement provides for the purchase, sale and repurchase of senior mortgage loans and participation interests in performing senior mortgage loans satisfying certain conditions set forth in the JPM Repurchase Agreement. The Operating Partnership has agreed to provide a limited guarantee of the obligations of the Sellers under the JPM Repurchase Agreement.

As of December 31, 2023, we had $95.2 million of cash on hand and up to $250.0 million of undrawn capacity on our JPM Repurchase Agreement. Additionally, as of December 31, 2023, we had a $36.0 million mortgage secured by one of our equity properties.

Distributions

The following table summarizes the net distributions per share for each class and each record date declared by us in 2024 as of the date of this prospectus.

Record Date	Class I Shares	Class F-I Shares	Class A-I Shares	Class A-II Shares	Class E Shares
January 31, 2024	$—	$0.0800	$0.0798	$0.0811	$0.0972
February 29, 2024	$0.0755	$0.0800	$0.0798	$0.0813	$0.0973
March 31, 2024	$0.0850	$0.0895	$0.0893	$0.0907	$0.1068

Related Party Transactions

The following table details the components of our expenses due to our Adviser:

	December 31, 2023	December 31, 2022
Organization and offering	$7,906	$6,620
General and administrative	6,895	1,678

Management fee payable	468	—

Accrued performance participation allocation	562	—

Total	$15,831	$8,298

Accrued Organization and Offering Expenses

The Adviser has advanced $7.9 million of organization and offering expenses (including legal, accounting, and other expenses attributable to our organization, but excluding upfront selling commissions, dealer manager fees and stockholder servicing fees) on our behalf through December 31, 2023. We will reimburse the Adviser and its affiliates for all such advanced costs ratably over a 60-month period beginning on December 22, 2024.

Accrued General and Administrative Expenses

The Adviser has agreed that it and/or its affiliates will advance certain general and administrative expenses on our behalf through December 22, 2023. The Adviser has advanced $6.9 million of general and administrative expenses on our behalf as of December 22, 2023. We will reimburse the Adviser for all such advanced costs ratably over a 60-month period beginning on December 22, 2024.

Management Fee

During the year ended December 31, 2023, we incurred management fees of $3.4 million.

For the year ended December 31, 2023, the Adviser elected to receive its management fee in Class E shares and Class E units. In connection with the Adviser’s election, we issued 99,410 Class E shares and 45,687 Class E units to the Adviser during the year ended December 31, 2023, in satisfaction of the management fee from January through November 2023. The Adviser elected to reinvest the dividends declared on the Class E shares and Class E units issued for its management fee. In connection with such dividend reinvestment, we issued 1,349 Class E shares and 859 Class E units to the Adviser in lieu of cash for the dividends paid during the year ended December 31, 2023.

Performance Participation Allocation

During the year ended December 31, 2023, the Special Limited Partner recognized $0.6 million related to the performance participation allocation, which was issued in Class E units subsequent to year end.

Affiliate Title Agent Provider

We have engaged Nations Land Services, L.P. (“Nations”), a title agent company in which Apollo has a majority ownership. Nations acts as a title agent in facilitating and issuing title insurance in connection with investments by us, our affiliates, and related parties, and third parties. Apollo receives distributions from Nations in connection with our investments based on its equity interest in Nations. In each case, there will be no related offset to us. During the year ended December 31, 2023, we incurred $33 thousand of expenses for services provided by Nations.

Share Repurchases

During the year ended December 31, 2023 and through March 31, 2024 we repurchased shares of our common stock in the following amounts, which represented all of the share repurchase requests received for the same period:

Month of	Total Number of Shares Repurchased	Average Price Paid per Share	Total Number of Shares Repurchased as Part of Publicly Announced Plans or Programs	Repurchases as Percentage of NAV(1)	Maximum Number of Shares Pending Repurchase Pursuant to Publicly Announced Plans or Programs(1)
January 2023	—	$—	—	0.00%	—
February 2023	—	$—	—	0.00%	—
March 2023	—	$—	—	0.00%	—
April 2023	—	$—	—	0.00%	—
May 2023	—	$—	—	0.00%	—
June 2023	—	$—	—	0.00%	—
July 2023	7,389	$20.38	7,389	0.05%	—
August 2023	—	$—	—	0.00%	—
September 2023	—	$—	—	0.00%	—
October 2023	—	$—	—	0.00%	—
November 2023	—	$—	—	0.00%	—
December 2023	—	$—	—	0.00%	—
January 2024	5,000	$20.73	5,000	0.02%	—
February 2024	2,476	$20.54	2,476	0.01%	—
March 2024	—	$—	—	0.00%	—

Total	14,866		14,866		—

(1)	Repurchases are limited under the share repurchase plan as described in “Share Repurchases.”

PRIOR PERFORMANCE

The information presented in this section presents the historical experience of real estate investment vehicles sponsored or managed in the last ten years by Apollo and its affiliates. Our structure and investment strategy are different from certain of these prior vehicles and our performance will depend on factors that may not be applicable to or affect the performance of these other vehicles. Further, all but two of the prior vehicles discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and other expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in the prior vehicles summarized in this section. Investors who purchase our shares will not thereby acquire an ownership interest in any of the entities to which the following information relates. The Prior Performance Tables included in this prospectus, beginning on page A-1, include further information regarding certain prior vehicles. References herein to Apollo include its affiliates.

Capital Raising

During the ten-year period ended December 31, 2023, Apollo has managed 24 vehicles (inclusive of any co-investment accounts and related parallel funds and alternative investment vehicles) that invest or have invested primarily in real estate or real estate related investments (the “prior Apollo real estate vehicles”), consisting of: (1) five vehicles that invest or have invested primarily in stabilized net lease commercial real estate primarily in the United States; (2) nine vehicles that invest or have invested primarily in “opportunistic” commercial real estate and real estate-related investments in the United States, Europe, and/or Asia; (3) four vehicles that invest or have invested primarily in “core plus” commercial real estate and real estate-related investments in Europe; (4) three vehicles that invest or have invested primarily in real estate debt or real estate-related debt investments primarily in the United States or Europe (two of which are NYSE-listed public REITs); and (5) three vehicles that invest or have invested primarily in infrastructure and infrastructure-related investments globally. In the aggregate, during this ten-year period, approximately $21.0 billion(1) from over 240 investors was raised in the 22 private prior Apollo real estate vehicles. Additionally, during this ten-year period, approximately $3.2 billion was raised in the two public prior Apollo real estate vehicles.

Please see “Appendix A: Prior Performance Tables—Table I” for more detailed information about fund raising for certain prior Apollo real estate vehicles during the three-year period ended December 31, 2023.

(1)

Includes certain commitments made in Euro or British Pound Sterling (“GBP”) which have been translated to U.S. Dollars at an exchange rate of €1.00 to $1.10 and £1.00 to $1.27 as of December 31, 2023, respectively.

Investments

During the ten-year period ended December 31, 2023, as set forth in the table below, certain of the prior Apollo real estate vehicles made investments in 2,224 real estate properties with an aggregate equity investment amount of approximately $8.5 billion.

The table below provides details about the location and aggregate dollar amount of these properties.

	Property Investments
	Total
Location	Number	Cost(1)
United States	251	$2,269,377
Europe	1,954	$5,615,008
Asia Pacific	19	$640,548
TOTAL ALL LOCATIONS	2,224	$8,524,933

(1)

Represents the vehicles’ equity investments. Includes certain investments made in Euro or GBP which have been translated to U.S. Dollars at an exchange rate of €1.00 to $1.10 and £1.00 to $1.27 as of December 31, 2023, respectively. Dollars in thousands.

The following table gives a breakdown of the aggregate investments in real property (based on dollar amount of investments) made by certain of the prior Apollo real estate vehicles, categorized by property type, as of December 31, 2023. The table below and above excludes properties held by portfolio companies with significant operations other than owning real estate.

Type of Property	Total(1)
Office	36%
Hotels	12%
Retail	9%
Residential	19%
Mixed Use	4%
Industrial	16%
Data Center	2%
Other	41%

Total	100%

(1)	Values may not total 100% due to rounding.

Sales and Dispositions

During the ten-year period ended December 31, 2023, 1,624 investments in real estate properties have been disposed of by the prior Apollo real estate vehicles.

Please see “Appendix A: Prior Performance Tables—Table III” for information about the operating results of certain prior Apollo real estate vehicles, the offerings of which are closed in the five-year period ended December 31, 2023.

Investment Objectives

We consider a prior Apollo real estate vehicle to have investment objectives similar to ours if the vehicle seeks to acquire a portfolio of diversified institutional quality, income-oriented commercial real estate primarily in the United States that provides current income and potential capital appreciation. We consider a portfolio of this type to be comprised of stabilized net lease commercial real estate and “core plus” real estate. Specifically, we expect to execute an asset-focused acquisition strategy that targets primarily substantially stabilized commercial real estate assets that have attractive long-term fundamentals in the United States.

In contrast, we consider vehicles that have investment objectives that seek higher investment returns such as opportunistic strategies, have a different geographic focus or focus on different categories of target assets, such as vehicles that primarily focus on real estate debt or real estate-related debt investments, to have investment objectives that are not similar to ours.

Consistent with our analysis described above, of the prior Apollo real estate vehicles described in greater detail below, only the Net Lease Vehicles (as defined below) have investment objectives similar to ours. The other prior Apollo real estate vehicles do not have investment objectives similar to ours due to either different return objectives, geographic focus or target assets.

Approximately 2.8% of the aggregate funds raised from investors by all of the prior Apollo real estate vehicles were invested in vehicles with investment objectives similar to ours. The aggregate cost of the underlying properties of the prior Apollo real estate vehicles with similar investment objectives to ours is about 6% of the total aggregate cost incurred by all of the prior Apollo real estate vehicles during the ten-year period ended December 31, 2023. During the ten-year period ended December 31, 2023, there was one sale of real property by the prior Apollo real estate vehicles with investment objectives similar to ours. The aggregate net sales proceeds received was approximately $3.6 million and the aggregate original equity cost was $2.1 million.

Summary of the Prior Apollo Real Estate Vehicles

Below is a description of each prior Apollo real estate vehicle. Certain commitment amounts raised for AGRE U.S., EPF, EPF II, EPF III, and EPF IV (each as defined below) have been converted from GBP or Euro to U.S. Dollars at an exchange rate of €1.00 to $1.10 or £1.00 to $1.27 as of December 31, 2023, respectively.

Net Lease Vehicles

The five vehicles described briefly below, which we define as “Net Lease Vehicles,” have investment objectives similar to ours because each seeks to acquire primarily income-oriented commercial real estate assets primarily in the United States that provide current income and potential capital appreciation and there is expected to be a commonality of personnel managing the vehicles.

•

NNN Opportunities Fund, L.P. (“NNN”) had its final closing in July 2020 with an aggregate $125 million capital commitment. In January 2021, committed capital from the same limited partners increased by $20 million to $145 million. In April 2023, committed capital was further increased by existing limited partners by $26 million to $171 million. NNN pursues an investment strategy focused primarily on stabilized net lease commercial real estate assets primarily in the United States.

•

NNN AGP Opportunities Fund, L.P. (“NNN AGP I”) had its final closing in January 2021 with an aggregate $8 million capital commitment. NNN AGP I pursues an investment strategy focused primarily on stabilized net lease commercial real estate assets primarily in the United States.

•

NNN AGP Opportunities Fund II, L.P. (“NNN AGP II”) had its final closing in April 2021 with an aggregate $125 million capital commitment. NNN AGP II pursues an investment strategy focused primarily on stabilized net lease commercial real estate assets primarily in the United States.

•

NNN AGP Opportunities Fund III, L.P. (“NNN AGP III”) had its final closing in November 2021 with an aggregate $150 million capital commitment. NNN AGP III pursues an investment strategy focused primarily on stabilized net lease commercial real estate assets primarily in the United States.

•

NNN Opportunities Fund IV, L.P. (“NNN IV”) had its final closing in November 2021 with an aggregate $125 million capital commitment. NNN IV pursues an investment strategy focused primarily on stabilized net lease commercial real estate assets primarily in the United States.

Apollo Opportunistic Vehicles

The nine vehicles described briefly below, which we define as the “Apollo Opportunistic Vehicles,” do not have investment objectives that are similar to ours because they seek higher returns by targeting primarily opportunistic real estate assets that focus on capital appreciation rather than current income at acquisition. Moreover, with respect to certain of these vehicles, the geographic focus is outside the United States.

•

AGRE U.S. Real Estate Fund, L.P. (“AGRE U.S.”) had its final closing in April 2012 with approximately $647 million in aggregate capital commitments. AGRE U.S. pursued an investment strategy focused primarily on opportunistic real estate and real-estate related investments primarily in the United States.

•

Apollo U.S. Real Estate Fund II L.P. (“Apollo U.S. II”) had its final closing in August 2016 with approximately $1.3 billion in aggregate capital commitments. Apollo U.S. II pursued an investment strategy focused primarily on opportunistic real estate and real-estate related investments primarily in the United States.

•

Apollo U.S. Real Estate Fund III L.P. (“Apollo U.S. III”) had its final closing in June 2021 with approximately $1.3 billion in aggregate capital commitments. Apollo U.S. III pursues an investment strategy focused primarily on opportunistic real estate and real-estate related investments primarily in North America.

•

Apollo Asia Real Estate Fund L.P. (“Apollo Asia”) had its final closing in April 2017 with approximately $691 million in aggregate capital commitments. Apollo Asia pursued an investment strategy focused primarily on opportunistic real estate and real-estate related investments primarily in China and India.

•

Apollo Asia Real Estate Fund II L.P. (“Apollo Asia II”) had its final closing in May 2022 with approximately $1.3 billion in aggregate capital commitments. Apollo Asia II pursues an investment strategy focused primarily on opportunistic real estate and real-estate related investments primarily in China, India, Thailand and Australia.

•

Apollo European Principal Finance Fund L.P. (“EPF”) had its final closing in December 2009 with approximately $1.4 billion in aggregate capital commitments. EPF pursued an investment strategy focused primarily on European non-performing loans portfolios and related investments which arise through the acquisition, management and resolution of non-performing loans portfolios.

•

Apollo European Principal Finance Fund II L.P. (“EPF II”) had its final closing in December 2012 with approximately $3.4 billion in aggregate capital commitments. EPF II pursued an investment strategy focused primarily on European non-performing loans portfolios and related investments which arise through the acquisition, management and resolution of non-performing loans portfolios.

•

Apollo European Principal Finance Fund III L.P. (“EPF III”) had its final closing in November 2017 with approximately $4.5 billion in aggregate capital commitments. EPF III pursues an investment strategy focused primarily on non-performing, non-core, capital-inefficient and illiquid loans and assets arising from the deleveraging and distress in the European financial system.

•

Apollo European Principal Finance Fund IV L.P. (“EPF IV”) had its last closing in December 2022 with approximately $3.1 billion in aggregate capital commitments. EPF IV will pursue an investment strategy focused primarily on non-performing, non-core and capital inefficient whole loans, real assets and other asset-backed credit and credit-like instruments, as well as associated operating platforms arising from the deleveraging and distress in the European financial system.

European Core Plus Vehicles

The four vehicles described briefly below, which we define as the “European Core Plus Vehicles,” do not have investment objectives that are similar to ours because even though they seek to acquire similar types of assets as we do, their geographic focus is Europe, while we expect to focus our strategy on assets primarily in the United States. Furthermore, there will likely not be an overlap in investment professionals responsible for managing the European Core Plus Vehicles and us.

•

A-A Euro Investment Fund (Lux) SCSp (“A-A Europe”) launched in October 2021 with approximately $105 million in aggregate capital commitments and has an investment strategy focused primarily on core-plus real estate and real estate-related assets in Europe.

Hemingway Solutions (“Hemingway”) is a privately-owned, pan European real estate management company focused on providing real estate solutions to clients across the UK & European Office and Logistics markets across three compartments as described below.

•

Hemingway Real Estate Germany (“Compartment 1”) launched in November 2018 with an investment strategy focused primarily on core-plus real estate and real estate-related assets in Europe. Since launch, Compartment 2 has deployed total capital of approximately $693 million.

•

Hemingway Real Estate Belgium (“Compartment 2”) launched in June 2021 with an investment strategy focused primarily on core-plus real estate and real estate-related assets in Europe. Since launch, Compartment 1 has deployed total capital of approximately $552 million.

•

Hemingway Real Estate Reinsurance (“Compartment 3”) launched in November 2021 with an investment strategy focused primarily on core-plus real estate and real estate-related assets in Europe. Since launch, Compartment 3 has deployed total capital of approximately $96 million.

Apollo Real Estate Debt Vehicles

The three vehicles described briefly below, which we define as the “Apollo Real Estate Debt Vehicles,” do not have investment objectives that are similar to ours because they invest primarily in real estate debt investments.

•

A-A Debt Euro Investment Fund (Lux) SCSp, SICAV-RAIF (“A-A European Debt”) launched in October 2021 and has an investment strategy focused primarily on real estate debt and real estate-related debt assets relating to the core plus real estate and real estate-related assets in Europe acquired by A-A Europe. A-A European Debt had approximately $403 million in aggregate capital commitments as of December 31, 2023.

•

Apollo Commercial Real Estate Finance, Inc. (“ARI”) is a NYSE-listed REIT that launched in September 2009 with an initial market capitalization of $200 million. ARI pursues an investment strategy focused primarily on origination, acquisition, investment in and management of performing commercial first mortgage loans, subordinate financings and other commercial real estate-investments. Since inception, ARI has deployed total capital of approximately $23.1 billion.

•

Apollo Residential Mortgage, Inc. (“AMTG”) was a NYSE-listed REIT that launched in July 2011 with an initial market capitalization of $200 million. AMTG pursued an investment strategy focused primarily on residential mortgage assets throughout the United States. In August 2016, AMTG merged with and into ARI with ARI being the surviving corporation.

Upon written request, you may obtain, without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by the two public Apollo real estate vehicles described above. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses. These reports and exhibits, as well as other reports required to be filed with the SEC, are also available at the SEC’s website at www.sec.gov.

Apollo Infrastructure Vehicles

The three vehicles described briefly below, which we define as the “Infrastructure Vehicles,” do not have investment objectives that are similar to ours because they seek to acquire primarily infrastructure and infrastructure-related investments.

•

Apollo Infra Equity US Fund, L.P. and Apollo Infra Equity International Fund, L.P. (“Infra I”) had its final closing in December 2018 with approximately $897 million in aggregate capital commitments. Infra I pursued an investment strategy focused primarily on infrastructure and infrastructure-related investments acquired from an unaffiliated third party across a diversified set of technologies, end markets and structures.

•

Apollo Infrastructure Opportunities Fund II, L.P. (“Infra II”) had its final closing in December 2021 with approximately $3.8 billion in aggregate capital commitments. Infra II pursues an investment strategy focused primarily on infrastructure and infrastructure-related investments acquired from an unaffiliated third party across a diversified set of technologies, end markets and structures.

•

Apollo Infrastructure Opportunities Fund III, L.P. (“Infra III”) had its initial closing in September 2023 with approximately $1.0 billion in aggregate capital commitments. Infra III pursues an investment strategy focused primarily on infrastructure and infrastructure-related investments acquired from an unaffiliated third party across a diversified set of technologies, end markets and structures.

Material Adverse Developments on Prior Vehicles

Certain of the prior Apollo real estate vehicles have been affected from time to time by general economic conditions, capital market trends and other external factors during their respective operating periods. However, there have been no major adverse business developments or conditions experienced by any prior Apollo real estate vehicles that would be material to investors, including as a result of the COVID-19 pandemic. You should not rely on the past performance of investments by other prior Apollo real estate vehicles to predict our future results. Our investment strategy and personnel differ from the investment strategy and personnel of certain other prior Apollo real estate vehicles (unless otherwise noted) in the past, present and future.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2024, information regarding the number and percentage of shares, which includes Operating Partnership units, as if each Operating Partnership unit were redeemed for one share, owned by each director, our co-chief executive officers, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 9 West 57th Street, 42nd Floor, New York, NY 10019.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares
Directors and Executive Officers(1)
Stuart Rothstein	—	—
Philip Mintz	9,903	*
Randy Anderson	—	—
Anastasia Mironova	—	—
Lisa Coca	1,237	*
Gary Meltzer	1,237	*
Michael Swell	1,237	*
Roberta Sydney	1,237	*
All directors and executive officers as a group (eight persons)	14,851	*
Greater than 5% Beneficial Owners
CI PM ARIS BL LP(2)	3,357,209	12.76%

*	Represents less than 1%.
(1)	The business address of each director and executive officer is c/o Apollo Realty Income Solutions, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.
(2)	The business address for CI PM ARIS BL LP is 15 York Street, Toronto, Ontario M5J 0A3.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find More Information; Incorporation by Reference” section below.

Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock. Of the total shares of stock authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 100,000,000 of which are classified as Class S shares, 100,000,000 of which are classified as Class D shares, 100,000,000 of which are classified as Class I shares, 100,000,000 of which are classified as Class F-S shares, 100,000,000 of which are classified as Class F-D shares, 100,000,000 of which are classified as Class F-I shares, 100,000,000 of which are classified as Class A-I shares, 100,000,000 of which are classified as Class A-II shares, 100,000,000 of which are classified as Class A-III shares and 100,000,000 of which are classified as Class E shares, and 100,000,000 shares are classified as preferred stock with a par value $0.01 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. With respect to (i) any amendment of our charter that would materially and adversely affect the rights, preferences and privileges of only a particular class of common stock, (ii) any matter submitted to stockholders that relates solely to a particular class of common stock or (iii) any matter submitted to stockholders in which the interests of a particular class of common stock differ from the interests of all other classes of common stock, only the affirmative vote of the holders of a majority of such affected class of common stock, with no other class of common stock voting except such affected class of common stock voting as a separate class, will be required. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any new class or series of shares of stock.

We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. SS&C GIDS, Inc. (f/k/a DST Systems, Inc.) acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.

Class S Shares

Each Class S share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and a dealer manager fee of 0.5%, of the NAV per share of each Class S share sold in the offering on the date of the purchase; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

The upfront selling commission and dealer manager fee are each not payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class S shares.

We will cease paying the stockholder servicing fee with respect to any Class S share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the board of directors and disclosed by us in a press release or in a document publicly filed with the SEC pursuant to the Exchange Act) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class S share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares), including any fractional share, will convert into a number of Class I shares (or fraction thereof) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share over approximately 6.5 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $20.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class S share would total approximately $1.11.

Class D Shares

Each Class D share issued in the primary offering is subject to an upfront selling commission of up to 1.5% of the NAV per share of each Class D share sold in the offering on the date of the purchase. We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager reallows (pays) the stockholder servicing fees to participating broker-

dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

We will cease paying the stockholder servicing fee with respect to any Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to such shares would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the board of directors and disclosed by us in a press release or in a document publicly filed with the SEC pursuant to the Exchange Act) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class D share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional share, will convert into a number of Class I shares (or fractional share) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share over approximately 29 years from the date of purchase, assuming opting out of the distribution reinvestment plan and a constant NAV of $20.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class D share would total approximately $1.45.

Class I Shares

Class I shares pay no upfront selling commissions or stockholder servicing fees.

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Apollo or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

Class F-S Shares

During the initial founder shares offering period, the Class F-S shares were offered to all investors in this offering, subject to the minimum investment requirement for Class F-S shares as described herein. Following the initial founder shares offering period, the Class F-S shares will only be offered to investors that subscribed for, or clients of a financial intermediary that in the aggregate subscribed for, founder shares (in any combination thereof) with aggregate proceeds to us of at least $50,000,000 as of the end of initial founder shares offering period, unless such minimum founder shares subscription requirement is waived by the Dealer Manager. The minimum founder shares subscription requirement does not apply to purchases made by holders of founder shares under our distribution reinvestment plan. We reserve the right to waive the minimum founder shares subscription requirement and/or to renew and extend the initial founder shares offering period in our sole discretion.

Each Class F-S share issued in the primary offering is subject to an upfront selling commission of up to 3.0%, and a dealer manager fee of 0.5%, of the NAV per share of each Class F-S share sold in the offering on the date of the purchase; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class F-S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class F-S shares. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

The upfront selling commission and dealer manager fees are each not payable in respect of any Class F-S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the stockholder servicing fee payable with respect to all our outstanding Class F-S shares.

We will cease paying the stockholder servicing fee with respect to any Class F-S share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the board of directors and disclosed by us in a press release or in a document publicly filed with the SEC pursuant to the Exchange Act) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class F-S share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares), including any fractional share, will convert into a number of Class F-I shares (or fraction thereof) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class F-S share over approximately 6.5 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $20.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class F-S share would total approximately $1.11.

Class F-D Shares

During the initial founder shares offering period, the Class F-D shares were offered to all investors in this offering, subject to the minimum investment requirement for Class F-D shares as described herein. Following the initial founder shares offering period, the Class F-D shares will only be offered to investors that subscribed for, or clients of a financial intermediary that in the aggregate subscribed for, founder shares (in any combination thereof) with aggregate proceeds to us of at least $50,000,000 as of the end of initial founder shares offering period, unless such minimum founder shares subscription requirement is waived by the Dealer Manager. The minimum founder shares subscription requirement does not apply to purchases made by holders of founder shares under our distribution reinvestment plan. We reserve the right to waive the minimum founder shares subscription requirement and/or to renew and extend the initial founder shares offering period in our sole discretion.

Each Class F-D share issued in the primary offering is subject to an upfront selling commission of up to 1.5% of the NAV per share of each Class F-D share sold in the offering on the date of the purchase. We pay the Dealer Manager selling commissions over time as a stockholder servicing fee with respect to our outstanding Class F-D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class F-D shares, including any Class F-D shares sold pursuant to our distribution reinvestment plan. The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

Class F-D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class F-D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class F-D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

We will cease paying the stockholder servicing fee with respect to any Class F-D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions and stockholder servicing fees paid with respect to such shares would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the board of directors and disclosed by us in a press release or in a document publicly filed with the SEC pursuant to the Exchange Act) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class F-D share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional share, will convert into a number of Class F-I shares (or fractional share) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class F-D share over approximately 29 years from the date of purchase, assuming opting out of the distribution reinvestment plan and a constant NAV of $20.00 per share. Under these assumptions, if a stockholder holds his or her shares for this time period, this fee with respect to a Class F-D share would total approximately $1.45.

Class F-I Shares

During the initial founder shares offering period, the Class F-I shares were offered to all investors in this offering, subject to the minimum investment requirement for Class F-I shares as described herein. Following the initial founder shares offering period, the Class F-I shares will only be offered to investors that subscribed for, or clients of a financial intermediary that in the aggregate subscribed for, founder shares (in any combination thereof) with aggregate proceeds to us of at least $50,000,000 as of the end of initial founder shares offering period, unless such minimum founder shares subscription requirement is waived by the Dealer Manager. The minimum founder shares subscription requirement does not apply to purchases made by holders of founder shares under our distribution reinvestment plan. We reserve the right to waive the minimum founder shares subscription requirement and/or to renew and extend the initial founder shares offering period in our sole discretion.

Class F-I shares pay no upfront selling commissions or stockholder servicing fees.

Class F-I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class F-I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class F-I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Apollo or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

Class A-I Shares

Class A-I shares are not being offered to all investors in this offering, but only through certain financial intermediaries identified by us whose clients initially purchased founder shares during the initial founder shares offering period and that in the aggregate hold shares with the minimum Class A-I subscription requirement. If such financial intermediary’s clients hold shares with the minimum Class A-I subscription requirement on or before the Class A-I measurement date, such financial intermediary will be identified as an “A-I Anchor Intermediary” and, effective as of the business day following the Class A-I measurement date, all of the founder shares subscribed for by clients of such intermediary will automatically be exchanged for a number of Class A-I shares with an equivalent aggregate NAV as the exchanged shares. The clients of an A-I Anchor Intermediary will be eligible to purchase additional Class A-I shares for so long as we conduct a continuous public offering, whether in this offering or any subsequent follow-on public offering and subject to the minimum investment requirement for Class A-I shares as described herein. However, to the extent a holder of Class A-I shares is no longer a client of an A-I Anchor Intermediary, such holder will not be eligible to make additional purchases of Class A-I shares (other than through its participation in our distribution reinvestment plan). We reserve the right to waive the minimum Class A-I subscription requirement and/or to extend the Class A-I measurement date in our sole discretion, subject to approval by a majority of our board of directors (including a majority of our independent directors), the members of which are accountable to our stockholders as fiduciaries.

Class A-I shares pay no upfront selling commissions, stockholder servicing fees or performance participation allocations. To the extent lower management fees and no performance participation allocations will be paid with respect to the Class A-I shares, the management fees or performance participation allocations associated with the share classes other than the anchor shares will not be affected because the fees are class-specific expenses.

Class A-II Shares

Class A-II shares are not being offered to all investors in this offering, but only through certain financial intermediaries identified by us whose clients initially purchased founder shares during the initial founder shares offering period and that in the aggregate hold shares with the minimum Class A-II subscription requirement. If such financial intermediary’s clients hold shares with the minimum Class A-II subscription requirement on or before the Class A-II measurement date, such financial intermediary will be identified as an “A-II Anchor Intermediary” and, effective as of the business day following the Class A-II measurement date, all of the founder shares subscribed for by clients of such intermediary will automatically be exchanged for a number of Class A-II shares with an equivalent aggregate NAV as the exchanged shares. The clients of an A-II Anchor Intermediary will be eligible to purchase additional Class A-II shares for so long as we conduct a continuous public offering, whether in this offering or any subsequent follow-on public offering and subject to the minimum investment requirement for Class A-II shares as described herein. However, to the extent a holder of Class A-II shares is no longer a client of an A-II Anchor Intermediary, such holder will not be eligible to make additional purchases of Class A-II shares (other than through its participation in our distribution reinvestment plan). We reserve the right to waive the minimum Class A-II subscription requirement and/or to extend the Class A-II measurement date in our sole discretion, subject to approval by a majority of our board of directors (including a majority of our independent directors), the members of which are accountable to our stockholders as fiduciaries.

Class A-II shares pay no upfront selling commissions, stockholder servicing fees or performance participation allocations. To the extent lower management fees and no performance participation allocations will be paid with respect to the Class A-II shares, the management fees or performance participation allocations associated with the share classes other than the anchor shares will not be affected because the fees are class-specific expenses.

Class A-III Shares

Class A-III shares are not being offered to all investors in this offering, but only through certain financial intermediaries identified by us whose clients initially purchased founder shares during the initial founder shares offering period and that in the aggregate hold shares with the minimum Class A-III subscription requirement. If such financial intermediary’s clients hold shares with the minimum Class A-III subscription requirement on or before the Class A-III measurement date, such financial intermediary will be identified as an “A-III Anchor Intermediary” and, effective as of the business day following the Class A-III measurement date, all of the founder shares subscribed for by clients of such intermediary will automatically be exchanged for a number of Class A-III shares with an equivalent aggregate NAV as the exchanged shares. The clients of an A-III Anchor Intermediary will be eligible to purchase additional Class A-III shares for so long as we conduct a continuous public offering, whether in this offering or any subsequent follow-on public offering and subject to the minimum investment requirement for Class A-III shares as described herein. However, to the extent a holder of Class A-III shares is no longer a client of an A-III Anchor Intermediary, such holder will not be eligible to make additional purchases of Class A-III shares (other than through its participation in our distribution reinvestment plan). We reserve the right to waive the minimum Class A-III subscription requirement and/or to extend the Class A-III measurement date in our sole discretion, subject to approval by a majority of our board of directors (including a majority of our independent directors), the members of which are accountable to our stockholders as fiduciaries.

Class A-III shares pay no upfront selling commissions, stockholder servicing fees or performance participation allocations. To the extent lower management fees and no performance participation allocations will be paid with respect to the Class A-III shares, the management fees or performance participation allocations associated with the share classes other than the anchor shares will not be affected because the fees are class-specific expenses.

Class E Shares

Class E shares are not being offered pursuant to this prospectus. We have and may continue issuing Class E shares to certain of Apollo’s affiliates and employees in one or more private placements. We will conduct such offerings pursuant to exemptions to registration under the Securities Act and not as a part of this offering. Class E shares pay no stockholder servicing fees, management fees or performance participation allocations.

Other Terms of Common Stock

As described in the “—Class S Shares”,”—Class D Shares”, “—Class F-S Shares” and “—Class F-D Shares” sections above, each Class S share, Class D share, Class F-S share and Class F-D share (including any fractional share) held in a stockholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares or Class F-I shares, as applicable, with an equivalent NAV as such share upon a determination that total upfront selling commissions and stockholder servicing fees paid with respect to such shares would exceed the applicable limit.

If such shares have not then already converted into Class I shares or Class F-I shares, such shares will convert on the earliest of:

•	our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets; or

•	after termination of the offering in which such Class S shares, Class D shares, Class F-S shares and Class F-D shares were sold, the end of the month in which we, with the assistance of the Dealer

Manager, determine that all underwriting compensation from all sources in connection with the offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds of the offering.

In addition, upon the listing of a class of common stock or such later date or dates not to exceed twelve months from the date of listing as shall be approved by our board of directors with respect to all or any portion of the outstanding shares of the class or classes of common stock that are not so listed, each share of the class or classes of common stock that are not so listed or of such portion thereof will automatically and without any action on the part of the holder thereof convert into a number of shares of the class of common stock that is listed with an equivalent NAV as such share.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.

However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to cause us to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

A majority of our independent directors must ensure that an annual meeting of the stockholders will be held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only by a majority of our directors, a majority of our independent directors or our co-chief executive officers, our co-presidents or the chairman of our board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting, our secretary will provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting and setting a meeting date not less than 15 nor more than 60 days after the distribution of such notice. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director. A majority of our independent directors must approve matters to ensure that the voting rights of the stockholders, including that a majority of stockholders present in person or by proxy at an annual meeting of the stockholders at which a quorum is present, may, without the necessity for concurrence by the directors, vote to elect the directors.

Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. In addition, although the NASAA REIT Guidelines indicate that stockholders are permitted to amend our charter or terminate us without the necessity for concurrence by our board of directors, we are required to comply with the MGCL, which provides that any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, except with respect to the election or removal of our directors, prior to a stockholder vote, our board of directors must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the stockholders. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws and any other proper purpose. If the Adviser or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, the Adviser and/or our board of directors, as the case may be, will be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Furthermore, pursuant to our charter, any stockholder and any designated representative thereof will be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: Apollo Realty Income Solutions, Inc., 9 West 57th Street, 42nd Floor, New York, NY 10019. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.

Restrictions on Ownership and Transfer

Our charter contains restrictions on the number of shares of our stock that a person or group may own. Beginning May 31, 2024, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine.

For taxable years beginning on or after January 1, 2024, our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code, and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Our charter prohibits, for taxable years beginning on or after January 1, 2022, any person from beneficially or constructively owning shares of our stock that would otherwise cause us to fail to qualify as a REIT. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee will acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See the “Suitability Standards” section of this prospectus.

Distribution Policy

We have declared and intend to continue to declare monthly distributions as authorized by our board of directors and have paid, and intend to continue to pay, such distributions to stockholders of record on a monthly basis. We commenced paying distributions in April 2023 and have paid distributions each month since such date. See “Selected Information Regarding our Operations—Distributions” for information on our distributions. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share for each class of our common stock. We then calculate each stockholder’s specific distribution amount for the month using applicable record and declaration dates, and your distributions begin to accrue on the date you are admitted as a stockholder.

Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares, Class A-I shares, Class A-II shares, Class A-III shares and Class E shares will likely differ because of different allocations of class-specific stockholder servicing fees, management fees and performance participation allocations. We expect to use the “record share” method of determining the per share amount of distributions on Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares, Class A-I shares, Class A-II shares, Class A-III shares and Class E shares, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific stockholder servicing fees, management fees and performance participation allocations for such period. Such amount will be divided by the number of shares of our common stock outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific stockholder servicing fees, management fees and performance participation allocations allocable to such class.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. See the “Material U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT” and “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements” sections of this prospectus. Generally, income distributed to stockholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. The discretion of our board of directors will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by Maryland law. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of distributions paid by us.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital, the deferral of fees by the Adviser or offering proceeds (including from sales of our common stock or Operating Partnership units to Apollo or the Special Limited Partner, an affiliate of Apollo), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than our cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in Class E shares or Class E units and the Special Limited Partner elects to receive distributions on its performance participation interest in Class E units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related securities portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering.

Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distributions in kind will not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan whereby stockholders (other than residents of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington and clients of certain participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Any investor who is a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington or is a client of a participating broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder. A majority of our independent directors must ensure that at least annually all material information regarding our distributions is provided to the stockholders as well as the effect of reinvesting the distributions, including the tax consequences thereof. The distribution reinvestment plan has been approved by a majority of our independent directors. See the “Material U.S. Federal Income Tax Considerations” section of this prospectus for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable. Stockholders will not pay upfront selling commissions when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to our Class S shares, Class D shares, Class F-S shares and Class F-D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Account Statements

Our transfer agent will provide on a monthly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the month, (2) the number of shares purchased during the month, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal must be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and must indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a “Roll-up Entity,” that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to the Adviser; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

•	in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the “—Meetings and Special Voting Requirements” section above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

In our charter, we have elected pursuant to Subtitle 8 that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.

Vacancies on Board of Directors; Removal of Directors

Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director or an increase in the number of directors may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions.

Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

Determinations by Our Board of Directors

Our charter contains a provision that clarifies the authority of our board of directors to manage our business and affairs. This provision enumerates certain matters and states that the determination as to any such enumerated matters made by or pursuant to the direction of our board of directors (consistent with our charter) is final and conclusive and binding upon us and our stockholders. This provision does not alter the duties our directors owe to us or our stockholders pursuant to our charter and under Maryland law. Further, it would not restrict the ability of a stockholder to challenge an action by our board of directors which was taken in a manner that is inconsistent with our charter or the directors’ duties under Maryland law or which did not comply with any requirements of the provision.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the Limited Partnership Agreement of ARIS Operating Partnership L.P., which we refer to as the “partnership agreement.”

Management of Our Operating Partnership

ARIS Operating Partnership L.P. was formed on February 22, 2022 to acquire and hold assets on our behalf.

We hold and intend to continue to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

We are and expect to continue to be the sole general partner of the Operating Partnership. As of the date of this prospectus, the only limited partners of the Operating Partnership are us, in our capacity as limited partner, and ARIS Special Limited Partner, LLC, the special limited partner of the Operating Partnership and an affiliate of Apollo.

As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. Pursuant to the Advisory Agreement, however, we have delegated to the Adviser authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.

The Special Limited Partner has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our stockholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the Operating Partnership’s limited partners may be resolved in favor of our stockholders. We are not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Capital Contributions

We intend to contribute the net proceeds from this offering, after payment of fees and expenses attributable to our offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership agreement.

Classes of Partnership Units

Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into nine classes of units: (a) Class S units; (b) Class D units; (c) Class I units; (d) Class F-S units; (e) Class F-D units; (f) Class F-I units; (g) Class A-I units; (h) Class A-II units; (i) Class A-III units; and (j) Class E units. In general, the Class S units, Class D units, Class I units, Class F-S units, Class F-D units, Class F-I units, Class A-I units, Class A-II units, Class A-III units and Class E units are intended to correspond on a one-for-one basis with our Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares, Class A-I shares, Class A-II shares, Class A-III shares and Class E shares. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to the Operating Partnership and receive Operating Partnership units that correspond to the classes of shares of our common stock sold.

In general, each Class S unit, Class D unit, Class I unit, Class F-S unit, Class F-D unit, Class F-I unit, Class A-I unit, Class A-II unit, Class A-III unit and Class E unit will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the Operating Partnership’s liquidation, each Class S unit, Class D unit, Class I unit, Class F-S unit, Class F-D unit, Class F-I unit, Class A-I unit, Class A-II unit, Class A-III unit and Class E unit will share on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the Operating Partnership.

For each Class S unit, Class D unit, Class I unit, Class F-S unit, Class F-D unit, Class F-I unit, Class A-I unit, Class A-II unit, Class A-III unit or Class E unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Operating Partnership units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Operating Partnership units without our consent as general partner.

The Adviser may elect to receive its management fee in cash, Class E shares or Class E units, and distributions on the Special Limited Partner’s performance participation allocation may be payable in cash or Class E units at the election of the Special Limited Partner. See “Compensation—Management Fee” and “—Special Limited Partner Interest” below.

For holders other than us, the Adviser or the Special Limited Partner, after owning an Operating Partnership unit for one year (or such shorter period as consented to by us in our sole discretion), Operating Partnership unit holders generally may, subject to certain restrictions, redeem Operating Partnership units for cash or, at our election, for a corresponding number of shares of our common stock. The Adviser and the Special Limited Partner may exchange Class E units for a corresponding number of Class E shares at any time. From time to time, we may issue Class E units to certain of Apollo’s affiliates in one or more private placements.

Special Limited Partner Interest

So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will continue to hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to (1) 12.5% of the Total Return with respect to Class S units, Class D units and Class I units and (2) 9.0% of the Total Return with respect to Class F-S units, Class F-D units and Class F-I units, in each case subject to a 5% Hurdle Amount and a High Water Mark with respect to such class of units, with a Catch-Up (each term as defined below). Such allocation will be made annually and accrue monthly. Under the partnership agreement, the performance participation interest will not be paid on Class A-I units, Class A-II units, Class A-III units or Class E units, and as a result, it is a class-specific expense.

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:

•

First, if the Total Return with respect to Class S units, Class D units, Class I units, Class F-S units, Class F-D units and Class F-I units for the applicable period exceeds the sum, with respect to such relevant class of Operating Partnership units, of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner with respect to such class of Operating Partnership units equals 12.5% (with respect to Class S units, Class D units or Class I units) or 9.0% (with respect to Class F-S units, Class F-D units or Class F-I units) of the sum of (x) the Hurdle Amount with respect to such class of Operating Partnership units for that period and (y) any amount allocated to the Special Limited Partner with respect to such class of Operating Partnership units pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•

Second, to the extent there are remaining Excess Profits, (i) with respect to Class S units, Class D units or Class I units, 12.5% of such remaining Excess Profits and (ii) with respect to Class F-S units, Class F-D units or Class F-I units, 9.0% of such remaining Excess Profits.

“Total Return” with respect to any Operating Partnership units for any period since the end of the prior calendar year shall equal the sum of:

(i)	all distributions accrued or paid (without duplication) on such Operating Partnership units plus

(ii)

the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of additional Operating Partnership units, (y) any allocation/accrual to the performance participation interest and (z) applicable stockholder servicing fee expenses (including any payments made to us for payment of such expenses) allocable to such Operating Partnership units.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of any relevant units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” with respect to any Operating Partnership units means, for any period during a calendar year, that amount that results in a 5% annualized internal rate of return on the NAV of such Operating Partnership units outstanding at the beginning of the then-current calendar year and such Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of any such Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of such Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest and applicable stockholder servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any such Operating Partnership units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.

Except as described in Loss Carryforward below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” with respect to any Operating Partnership units shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return with respect to such Operating Partnership units and decrease by any positive annual Total Return with respect to such Operating Partnership units, provided that each Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of each Loss Carryforward Amount will exclude the Total Return related to any relevant Operating Partnership units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High Water Mark.”

The Special Limited Partner will also be allocated a performance participation with respect to all Operating Partnership units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

Distributions on the performance participation interest may be payable in cash or Class E units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Class E units, the Special Limited Partner may request the Operating Partnership to repurchase such Class E units from the Special Limited Partner at a later date. Any such repurchase requests will be subject to the same repurchase limits that exist under our share repurchase plan. The Operating Partnership will repurchase any such Operating Partnership units for Class E shares or cash, at the Special Limited Partner’s election, unless our board of directors determines that any such repurchase for cash would be prohibited by applicable law or our charter, in which case such Operating Partnership units will be repurchased for shares of our common stock with an equivalent aggregate NAV.

The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV is measured during the subsequent calendar year. In our first calendar year of operations, the performance participation will be prorated for the portion of the calendar year.

The measurement of the foregoing net assets change is also subject to adjustment by our board of directors to account for any unit dividend, unit split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions made after the commencement of this offering that the board of directors deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).

The Special Limited Partner will not be obligated to return any portion of performance participation paid based on our subsequent performance.

Changes in our Operating Partnership’s NAV per unit of each class generally correspond to changes in our NAV per share of the corresponding class of our common stock, except that for purposes of calculating the Special Limited Partner’s performance participation the effect of any allocation to the performance participation interest or any stockholder servicing fee expenses will be excluded. Distributions with respect to the performance participation interest are calculated from the Operating Partnership’s Total Return over a calendar year. As a result, the Special Limited Partner may be entitled to receive compensation under the performance participation for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance participation at such time, even if no performance participation allocation for such year are ultimately payable to the Special Limited Partner at the end of such calendar year.

In the event the Advisory Agreement is terminated, the Special Limited Partner will be allocated any accrued performance participation with respect to all Operating Partnership units as of the date of such termination.

Issuance of Additional Limited Partnership Interests

As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests (including Operating Partnership units), preferred partnership interests or convertible securities.

Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including Operating Partnership units) on a tax-deferred basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in the Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests

Without the consent of a majority in interest of the limited partners of the Operating Partnership, other than interests held by us, we may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.

With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC and certain state securities regulators, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are the Operating Partnership’s partnership representative and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Apollo Realty Income Solutions, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury regulations”), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Except to the extent described below, no advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities, will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies (“RICs”);

•	trusts and estates;

•	holders who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us;

•	and, except to the extent discussed below:

•	tax-exempt organizations; and

•	Non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our stock as capital assets, which generally means as property held for investment. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX

PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR STOCK WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR STOCK.

Taxation of Our Company — General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2023. We believe that we have been organized and have operated in a manner which will allow us to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in this manner.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with this offering. We have received an opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2023, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this registration statement are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this registration statement. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with such representations and covenants. While we believe that we are organized and operated and intend to continue to be organized and to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Clifford Chance US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain REIT qualification.

Our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, through actual annual operating results, asset requirements, distribution levels, diversity of stock ownership, and the various other requirements imposed under the Code. Accordingly, there can be no assurance that we will operate in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”

The sections of the Code that relate to the qualification and taxation of REITs are highly technical and complex. The following describes the material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code.

Provided we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that generally results from an investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. Non-corporate U.S. stockholders are generally taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, ordinary dividends received by non-corporate U.S. stockholders from us or other entities that are taxed as REITs are not eligible for the reduced qualified dividend rate. However, for taxable years beginning before January 1, 2026, non-corporate U.S. taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. Assuming relevant holding period requirements and other applicable requirements are satisfied, this results in an effective maximum U.S. federal income tax rate of 29.6% on such income for non-corporate U.S. taxpayers. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•	We will be required to pay tax at regular corporate rates (currently 21%) on any undistributed income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, such income will be subject to a 100% tax. See “— Prohibited Transactions” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%). See “— Foreclosure Property” below.

•

If we fail to satisfy the 75% or 95% gross income tests, as described below, but have, nevertheless, maintained our qualification as a REIT because we meet certain other requirements, we will be subject to a tax equal to 100% of the gross income attributable to the greater of either (a) the amount by which we fail the 75% gross income test for the taxable year or (b) the amount by which we fail the 95% gross income test for the taxable year, as the case may be, multiplied by a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount, as described more fully below, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of the highest corporate tax rate (currently 21%) and the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods (the “required distribution”), we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•

If we acquire an asset from a corporation which is or has been a C corporation (which generally includes a corporation that is not a REIT, a RIC or an S corporation) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset within the five-year period beginning on the date on which we acquired the asset, then we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent the fair market value of the asset exceeds our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that no election will be made under Treasury regulation Section 1.337(d)-7 for the C corporation to be subject to an immediate tax when the asset is acquired.

•

We will be subject to a 100% tax on any “redetermined rents,” “redetermined TRS service income,” “redetermined deductions” or “excess interest” that are directly or constructively paid between us, our tenants and/or any “taxable REIT subsidiary” of our company if and to the extent that the IRS successfully adjusts the reported amounts of these items. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of our company to any of our tenants. Redetermined TRS service income is the gross income of our taxable REIT subsidiary attributable to services rendered to us or on our behalf (less deductions properly allocable thereto) to the extent such income (less such deduction) is increased by the IRS to an amount that would reflect the amount of such income based on an arm’s length negotiation with an unrelated party. Redetermined deductions and excess interest represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

•

To the extent we have subsidiaries or own interests in other lower-tier entities that are taxable C corporations, including various taxable REIT subsidiaries, the earnings of such entities will be subject to U.S. federal corporate income tax.

•

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

General

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to its beneficial owners;

(3) that would be taxable as a domestic corporation, but for its election to be taxed as a REIT;

(4) that is not a financial institution or an insurance company under the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of each taxable year (the “5/50 test”);

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8) that uses a calendar year for U.S. federal income tax purposes;

(9) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10) that meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification, described below, including with respect to the nature of its income and assets, and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT.

We believe that we currently satisfy conditions (1) through (10) above. In addition, for taxable years beginning on or after January 1, 2023, our charter provides for restrictions regarding ownership and transfer of our stock intended to assist us in satisfying the share ownership requirements described in (5) above, and, beginning on or after May 31, 2024, to assist us in satisfying the share ownership requirements described in (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, we could fail to qualify as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with the stockholder’s return disclosing the actual ownership of the shares and other information.

For purposes of condition (8), we have a calendar taxable year.

Effect of Subsidiary Entities

Ownership of a Partnership Interest

In the case of a REIT that is a partner in a partnership (references herein to “partnership” include limited liability companies that are classified as partnerships for U.S. federal income tax purposes), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the REIT asset and gross income tests described below. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. For purposes of the 10% value test only, however, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding certain securities described in the Code. Thus, our proportionate share of the assets and income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT asset and gross income requirements described below. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT and that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Income Tests” and “— Asset Tests.”

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” is a corporation which, together with a REIT that owns an interest in such corporation, makes an election to be treated as a taxable REIT subsidiary. The separate existence of a taxable

REIT subsidiary or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary would generally be subject to U.S. federal corporate income tax and any applicable state and local taxes on its earnings, which may reduce the cash flow generated by it or its subsidiaries in the aggregate and its ability to make distributions to stockholders. A REIT may own up to 100% of the stock of a taxable REIT subsidiary. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. This treatment can affect the gross income and asset tests calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of taxable REIT subsidiaries in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

We may hold assets in one or more taxable REIT subsidiaries, including assets that may be treated as dealer property, and other assets that could adversely affect our ability to qualify as a REIT if held directly by us. However, we are subject to the limitation that securities of taxable REIT subsidiaries may not represent more than 20% of our total assets. The values of some of our assets, including assets that we hold through taxable REIT subsidiaries may not be precisely determined, and values are subject to change in the future. Accordingly, there can be no assurance that we will be able to comply with the 20% limitation. If dividends are paid to us by one or more of our taxable REIT subsidiaries, if any, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates (generally, a maximum of 20%) rather than at ordinary income rates.

The 20% limitation on the value of securities of taxable REIT subsidiaries that we hold limits the extent to which we can conduct activities through a taxable REIT subsidiary or expand the activities that we conduct through a taxable REIT subsidiary. In addition, we may from time to time need to make distributions from a taxable REIT subsidiary in order to keep the value of our securities of taxable REIT subsidiaries below 20% of our total assets. However, taxable REIT subsidiary dividends will generally not constitute qualifying income for purposes of the 75% gross income test. See “— Income Tests.” While we monitor our compliance with both this income test and the limitation on the percentage of our assets represented by taxable REIT subsidiary securities, and intend to conduct our affairs so as to comply with both, the two may at times be in conflict with one another. It is possible that we may wish to distribute a dividend from a taxable REIT subsidiary in order to reduce the value of our securities of taxable REIT subsidiaries below 20% of our assets, but be unable to do so without violating the 75% gross income test. Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for REIT qualification, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, deductions for interest paid on any debt incurred by a taxable REIT subsidiary, including loans that we make to the taxable REIT subsidiary as well as debt from third parties, may be limited to the sum of (i) the interest income of the taxable REIT subsidiary for the taxable year, and (ii) 30% of the adjusted taxable income of the taxable REIT subsidiary for the taxable year. In addition, if a taxable REIT subsidiary pays interest, rent or another amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm’s length transaction, or if the amount of compensation a taxable REIT subsidiary receives for services is less than the amount that would be paid to an unrelated party in an arm’s length transaction, the REIT generally will be subject to an excise tax equal to 100% of such difference. We cannot assure you that we will be successful in avoiding this excise tax. Finally, a taxable REIT subsidiary’s ability to derive income from lodging and health care related properties is subject to certain limitations under the Code.

Subsidiary REITs

The Operating Partnership holds certain assets through our Subsidiary REIT, and may establish one or more additional subsidiary REITs to hold certain assets and conduct certain activities. Each such subsidiary REIT is treated as a separate entity for U.S. federal income tax purposes, and we are not treated as owning the assets of such subsidiary REIT or recognizing the income recognized by such subsidiary REIT. Each such subsidiary REIT is generally subject to U.S. federal income tax in the same manner as us and will be subject to the same gross income tests, asset tests and other REIT qualification requirements and considerations as are applicable to us.

The stock of our subsidiary REIT is a qualifying asset to us for the purpose of the 75% asset test so long as the subsidiary REIT continues to qualify as a REIT for U.S. federal income tax purposes. See “— Asset Tests.” Dividends received by the Operating Partnership from a subsidiary REIT are qualifying income to us for purposes of both the 75% and 95% gross income tests so long as the subsidiary REIT continues to qualify as a REIT for U.S. federal income tax purposes. See “— Income Tests.” Our ability to qualify as a REIT is dependent in part on the REIT qualification of our subsidiary REIT.

Income Tests

We must meet two annual gross income requirements to qualify as a REIT. First, each year we must derive at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gain from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gain with respect to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, each year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, from investments meeting the 75% gross income test described above, as well as from dividends, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents from Real Property

Lease income we receive will qualify as “rents from real property” only if the following conditions are met:

•

The amount of lease income is not based in whole or in part on the income or profits of any person. “Rents from real property” may, however, include lease income based on a fixed percentage of receipts or sales;

•

We, or an actual or constructive owner of 10% or more of our stock, do not actually or constructively own (i) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock, of such tenant, or (ii) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. One or more of our stockholders may own 10% or more of our stock (a “10% Stockholder “). If any such 10% Stockholder, actually or taking into account the relevant constructive ownership rules, owns 10% or more of any tenant, as discussed above, rents from such tenant will cease to qualify as “rents from real property” for purposes of the REIT gross income tests. We conduct diligence in respect of ownership of our tenants by any 10% Stockholder on an ongoing basis; however, given the broad attribution rules that apply for this purpose, we may not have access to all information relevant for this determination and we may not be able in all cases to identify any such related party tenants in a timely manner. If one or more of our tenants becomes a related party tenant for purposes of the rules described above, non-qualifying rents received from such tenant could cause us to fail our REIT gross income tests, in which case we could fail to qualify as a REIT or could be required to pay a penalty tax to retain our REIT qualification. Rental payments from a taxable REIT subsidiary will qualify as “rents from real property” even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space;

•	Lease income partly attributable to personal property leased in connection with a lease of real property does not exceed 15% of the total lease income received under the lease;

•

We do not operate or manage the property or furnish or render certain non-customary services to tenants of the property, other than through an independent contractor from whom we derive no revenue or through a taxable REIT subsidiary. We may, however, provide services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may provide a de minimis amount (1% or less) of non-customary services. In such a case, only the amount received for non-customary services are not treated as rents from real property and the provision of the services does not otherwise disqualify the rents from treatment as “rents from real property.” If, however, the gross income from such non-customary services exceeds 1% of the total gross income from the property for the relevant taxable year, none of the gross income derived from such property is treated as “rents from real property.” For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Fee Income

We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on, or an interest in, real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary are not included for purposes of the REIT gross income tests.

Dividend Income

We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (3) primarily to manage risk with respect to a hedging transaction described in clause (1) or (2) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, provided, in each case, that the hedging transaction is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests.

To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from the disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

Due to these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Failure to Satisfy the Income Tests

We intend to maintain our REIT qualification by carefully monitoring any potential non-qualifying income received by us for purposes of the 75% and 95% gross income tests discussed above. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT if we are entitled to relief under the Code. Generally, we may be entitled to relief for a taxable year if:

•	our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect; and

•	following the identification of such failure, we attach a schedule of the sources of our gross income to our U.S. federal income tax return.

It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. See “— Relief from Violations; Reasonable Cause.” If we fail to satisfy one or both of the gross income tests described above and these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “— Taxation of Our Company—General,” even if these relief provisions apply, and we retain our qualification as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring our income.

Asset Tests

At the close of each quarter of each of our taxable years, we must satisfy five tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For purposes of this test, real estate assets include real property (such as land, buildings, leasehold interests in real property), real estate mortgages, interests in other REITs, debt instruments issued by publicly offered REITs, stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing such mortgage, and personal property to the extent income from such personal property is treated as “rents from real property” because the personal property is rented in connection with a rental of real property and constitutes less than 15% of the aggregate property rented. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class. Third, of the investments included in the 25% asset class and, except for investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities that we hold may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote (the “10% voting test”) or value (the “10% value test” and, together with the 10% voting test, the “10% asset tests”) of the outstanding securities of any one issuer. Fourth, not more than 20% of the value of our total assets may be represented by securities in one or more taxable REIT subsidiaries. Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

The 5% and 10% asset tests described above do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% asset test described above. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership, (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which:

(a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for purposes of a partnership issuer, our interest as a partner in the partnership).

We expect that any real property and temporary investments that we have acquired and will acquire will generally be qualifying assets for purposes of the 75% asset test.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of a quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire or increase our ownership interest in securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% or 10% asset tests at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of the amount described in the preceding sentence, as long as the failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test. See “— Relief from Violations; Reasonable Cause.”

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset test requirements, and we intend to monitor our compliance with such tests on an ongoing basis. There can be no assurance, however, that we will continue to be successful in this effort. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, the values of some of our assets may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Relief from Violations; Reasonable Cause

The Code provides relief from violations of the REIT gross income requirements, as described above under “— Income Tests — Failure to Satisfy the Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “— Asset Tests — Failure to Satisfy the Asset Tests” above) and other REIT requirements (see “— Failure to Qualify” below), again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we did not have reasonable cause for a failure, we would fail to qualify as a REIT. Whether we would have reasonable cause for any such failure cannot be known with certainty because the determination of whether reasonable cause exists depends on the facts and circumstances at the time and we cannot provide any assurance that we in fact would have reasonable cause for a particular failure or that the IRS would not successfully challenge our view that a failure was due to reasonable cause. Moreover, we may be unable to actually rectify a failure and restore asset test compliance within the required timeframe due to our inability to transfer or otherwise dispose of assets, including as a result of restrictions on transfer imposed by our lenders and/or the inability to acquire additional qualifying assets due to transaction risks, access to additional capital or other considerations. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any penalty tax could be substantial.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to (A) the sum of (1) 90% of our “REIT taxable income;” and (2) 90% of our after-tax net income, if any, from foreclosure property; minus (B) the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.” In general, “REIT taxable income” means taxable income without regard to the dividends paid deduction and excluding any net capital gain. In addition, in order to qualify as a REIT for any taxable year, we are required to distribute prior to the end of such year any earnings and profits from any non-REIT taxable year.

We are required to distribute income, if any, in the taxable year in which it is earned or in the following taxable year if such dividend distributions are declared in October, November or December of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return, provided we pay such distribution with or before our first regular dividend payment following such declaration, and such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to holders of stock in the year in which they are paid, even though these distributions relate to our prior year for purposes of our 90% distribution requirement.

In order for distributions to be counted towards a REIT’s distribution requirement and to give rise to a tax deduction by the REIT, they generally must not be “preferential dividends.” A dividend is not a preferential dividend if it is distributed pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in the organizational documents. These preferential dividend limitations will not apply to us during any period that we are treated as a “publicly offered REIT”, which generally includes a REIT required to file annual and periodic reports with the SEC, and as a result we do not expect to be subject to the preferential dividend rule.

To the extent that we distribute at least 90%, but less than 100% of our “REIT taxable income,” we will be subject to tax at regular corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have each stockholder include its proportionate share of such undistributed long-term capital gains in its income and receive a corresponding credit for its proportionate share of the tax paid by us. Each stockholder would then increase its adjusted basis in our stock by the difference between the designated amount included in its long-term capital gain and the tax deemed paid with respect to its proportionate share. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

From time to time we may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries, and payment of expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. In addition, we generally are required to include certain amounts in income no later than the time that the amounts are reflected on our financial statements, which could cause us to be required to take income into account earlier than under general tax principles, resulting in “phantom income.” If these timing differences occur, in order to meet the REIT distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our stock. Both a taxable stock distribution and sale of stock resulting from such distribution could adversely affect the price of our stock.

Under certain circumstances, we may be able to rectify a failure to meet a distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest and a penalty based upon the amount of any deduction claimed for deficiency dividends.

If we fail to distribute on an annual basis at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution amount over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior periods) and (2) the retained amounts on which we have paid U.S. federal corporate income tax. We intend to make timely distributions so that we are not subject to the non-deductible 4% excise tax.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument in the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be treated as held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be treated as in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers, or that the safe-harbor provision of the Code will apply. The 100% tax will not apply to gains from the sale of property by any taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. To the extent that we hold any assets for sale that we believe could subject us to the prohibited transaction tax, we intend to hold such assets through a taxable REIT subsidiary.

The Code provides a safe harbor for the sale of a real estate asset that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, among other things, (i) we must have held the property for at least two years (and, in the case of property which consists of land or improvements not acquired through foreclosure or deed in lieu of foreclosure, or lease termination, we must have held the property for two years for the production of rental income), (ii) we must not have made capital expenditures on the property in the two years preceding the sale in an amount that exceeds 30% of the net selling price of the property, and (iii) either (a) we have not made more than seven sales of property (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies) for the taxable year, (b) the aggregate tax basis of property (other than sales of foreclosure property or sales to which Section 1033 of the Code applies) sold during the taxable year does not exceed 10% of the aggregate tax basis of all of our assets as of the beginning of the taxable year, (c) the aggregate fair market value of property (other than sales of foreclosure property or sales to which Section 1033 of the Code applies) sold during the taxable year does not exceed 10% of the aggregate fair market value of all of our assets as of the beginning of the taxable year, (d) the aggregate tax basis of property (other than sales of foreclosure property or sales to which Section 1033 of the Code applies) sold during the taxable year does not exceed 20% of the aggregate tax basis of all of our assets as of the beginning of the taxable year and the 3-year average adjusted bases percentage for the taxable year does not exceed 10%, or (e) the aggregate fair market value of property (other than sales of foreclosure property or sales to which Section 1033 of the Code applies) sold during the taxable year does not exceed 20% of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the 3-year average fair market value percentage for the taxable year does not exceed 10%, and (iv) in the case of clauses (iii)(b) through (e), substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or through a taxable REIT subsidiary. For these purposes, the sale of more than one property to one buyer as part of one transaction constitutes one sale. There is limited, if any, applicable precedent with respect to the application of certain requirements of the foregoing safe harbor. Accordingly, there can be no assurance that the IRS would not successfully contend that a sale of property by us was a prohibited transaction.

Foreclosure Property

We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise constitute qualifying income for purposes of the 75% gross income test. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation of the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation would reduce the cash available for distribution by us to our stockholders. Distributions to our stockholders in any year in which we fail to qualify as a REIT would not be deductible by us and we would not be required to distribute any amounts to our stockholders. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, dividends received by non-corporate stockholders would generally be taxable as qualified dividend income at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to statutory relief.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on such items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT gross income tests, based on our capital interest in such partnerships, and we will include our share of partnership items in our computation of our taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership, excluding for these purposes certain securities as described in the Code). See “— Effect of Subsidiary Entities — Ownership of a Partnership Interest” above. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or have only limited influence, over the partnership.

Entity Classification

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, would be subject to an entity-level tax on its net income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “— Asset Tests” and “— Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for U.S. federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Allocations with Respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the partnership’s capital accounts or the other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquire appreciated (or depreciated) properties by way of capital contributions, allocations would need to be made in a manner consistent with these requirements. As a result, we could be allocated greater (or lesser) amounts of depreciation and taxable income in respect to such contributed properties than would have been the case if all of the partnership’s assets had been acquired in exchange for cash at their agreed upon fair market value.

Taxation of Taxable U.S. Stockholders

When we use the term “U.S. stockholder,” we mean a beneficial owner of shares of our stock who is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (a) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has a valid election in place to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. tax purposes) holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our stock, you should consult your tax advisor regarding the consequences of your ownership and disposition of shares of our stock.

Distributions Generally

Provided that we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will generally be taxable to our U.S. stockholders as ordinary income. For this purpose, our earnings and profits will be allocated first to our outstanding classes of preferred shares, if any, and then to our outstanding classes of common stock, based on their relative priorities. Provided we qualify as a REIT, our dividends will not be eligible for the dividends received deduction generally available to U.S. stockholders that are corporations.

Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates that are typically applicable to non-corporate U.S. stockholders who receive dividends from taxable C corporations. However, for taxable years beginning before January 1, 2026, pursuant to Section 199A of the Code, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to recently finalized Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. stockholder must meet two holding period requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, Treasury regulations provide that stockholders of RICs are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of: (i) the excess of any undistributed “REIT taxable income” that we retained from the immediately preceding year, and on which we were subject to corporate level tax, (ii) dividends we receive from taxable domestic C corporations (including taxable REIT subsidiaries) and certain foreign corporations, insofar as specified holding period and other requirements are met, and (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions on which we have been subject to tax, provided that, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our stockholders as dividends with respect to the taxable year.

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. stockholder, and will reduce the adjusted tax basis which each U.S. stockholder has in its shares of stock by the amount of the distribution, but not below zero. Return of capital distributions in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year.

Dividends we declare in October, November, or December of any year and pay to a stockholder of record on a specified date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we pay the dividend in January of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses, or any credits for foreign taxes incurred by us. To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

Capital Gain Distributions

Distributions designated as net capital gain dividends will be taxable to U.S. stockholders as capital gain income. Such capital gain income will be taxable to U.S. stockholders at a maximum rate of 20% in the case of non-corporate U.S. stockholders and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals to the extent of previously claimed depreciation deductions. U.S. stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

•	include their proportionate share of our undistributed net capital gains in their taxable income;

•	receive a credit for their proportionate share of the tax paid by us; and

•	increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by us.

Dispositions of Our Stock

If you are a U.S. stockholder and you sell or dispose of your shares of our stock, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of our stock. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S.

stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by non-corporate U.S. stockholders upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 37% for taxable years beginning before January 1, 2026) if the shares are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our stock are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of shares of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are broadly written, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Possible Application of “Fast-Pay Stock” Rules

Under Treasury Regulations promulgated under Section 7701(l) of the Code, if stock of a corporation is structured so that dividends paid with respect to the stock are economically (in whole or in part) a return of such stockholder’s investment (rather than a return on such stockholder’s investment), such stock could be characterized as “fast-pay stock.” Under such regulations, if shares pay a dividend that is reasonably expected to decline over time, as opposed to fluctuate or remain constant, such shares are presumed to be fast-pay stock unless clearly demonstrated otherwise. Our Class A-II shares and Class A-III shares, to the extent they are issued, will be subject to a reduced management fee for a limited period. As a result, distributions on such shares are expected to decrease after the expiration of this reduced management fee, and the shares will be subject to the presumption described above. However, although not free from doubt, we do not believe that such shares should be characterized as fast-pay stock and we do not intend to treat such shares as fast-pay stock because we believe the facts clearly demonstrate that the additional distributions on such shares reflect an additional return on the stockholders’ investment, rather than a return of the stockholders’ original investment in such shares. If the IRS were to successfully assert that our Class A-II shares and Class A-III shares are classified as fast-pay stock, holders of our shares, including other classes of our shares, could be required to include additional amounts in income, and additional filing requirements and penalties could apply. Prospective investors should consult with their tax advisors regarding the potential consequences of our shares being treated as fast-pay stock.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses”

against income or gain relating to our stock. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation, but the foregoing rule will not apply to distributions representing dividends to the extent such amounts are taxed at the preferential rates as discussed above unless the U.S. stockholders elect to be taxed on such amounts at a higher rate.

Medicare Tax on Unearned Income

Certain non-corporate U.S. stockholders must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of our stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our stock. The 20% deduction currently allowed by Section 199A of the Code, with respect to ordinary REIT dividends received by non-corporate taxpayers, is allowed only for Chapter 1 of the Code and thus is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Except as provided below, the IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity, provided that the shares of the REIT are not otherwise used in an unrelated trade or business. Based on that ruling, provided that a tax-exempt U.S. stockholder has not held its shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt U.S. stockholder.

For tax-exempt U.S. stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) and (c)(17) of the Code, respectively, income from an investment in our stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to any pension trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by a qualified trust is treated, for purposes of the 5/50 test, as owned by the beneficiaries of the trust, rather than by the trust itself; and

•

either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

•	The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

•	the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

•	the total gross income of the REIT.

A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT.”

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of beneficial owners of our stock that are not U.S. stockholders (“Non-U.S. stockholders”) are complex and no attempt will be made herein to provide more than a summary of such rules. This discussion is based on current law and addresses only select and not all aspects of U.S. federal income taxation.

PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF NON-U.S., U.S. FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT INCLUDING ANY REPORTING REQUIREMENTS.

Distributions

Distributions to Non-U.S. stockholders that are not attributable to gain from sales or exchanges by us of U.S. real property interests, not designated by us as capital gain dividends or retained capital gains, and not effectively connected with a U.S. trade or business of the Non-U.S. stockholder, generally will be treated as ordinary income and will be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. In general, Non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock except to the extent described below. However, if income from an investment in our stock is treated as effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. stockholder unless: (1) a lower treaty rate applies and any required form, such as an applicable IRS Form W-8, evidencing eligibility for that reduced rate is provided by the Non-U.S. stockholder to us; (2) the Non-U.S. stockholder provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income; or (3) the Non-U.S. stockholder provides us with any other IRS Form W-8 establishing an exemption to such withholding tax.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. stockholder’s stock, such distributions will give rise to tax liability if the Non-U.S. stockholder would otherwise be subject to U.S. federal income tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that our stock is subject to tax under FIRPTA, as further discussed below, we will also be required to withhold 15% of any distribution in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 15%. Non-U.S. stockholders that are treated as “qualified foreign pension funds” and “qualified shareholders” (except with respect to certain “applicable investors” of a “qualified shareholder,” as discussed below) are exempt from the federal income and withholding taxes applicable under FIRPTA on such distributions by us.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sale or exchange of a U.S. real property interest held by us directly or through pass-through subsidiaries, which includes certain interests in U.S. real property, but generally does not include mortgage loans, will be taxed to a Non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). We expect to hold both assets that constitute U.S. real property interests and assets that do not. To the extent our assets do not constitute U.S. real property interests, distributions by us from the sales of such assets will not be subject to tax under the FIRPTA rules. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to Non-U.S. stockholders as if such gain were effectively connected with a U.S. trade or business. Non-U.S. stockholders thus will be taxed at the normal capital gain rates applicable to U.S. stockholders, and will also be subject to a 21% U.S. federal withholding tax on such distributions. Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. The FIRPTA withholding tax will not apply to any capital gain dividend with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the Non-U.S. stockholder did not own more than 10% of such class of stock, taking into account certain attribution rules, at any time during the one-year period ending on the date of such dividend. Instead, any such capital gain dividend will be treated as a distribution subject to the rules applicable to ordinary dividends discussed above. Also, the branch profits tax will not apply to such a distribution. However, it is not anticipated that our stock will be regularly traded on an established securities market. In addition, Non-U.S. stockholders that are treated as “qualified foreign pension funds” and “qualified shareholders” (except with respect to certain “applicable investors” of a “qualified shareholder,” as discussed below) are exempt from income and withholding taxes applicable under FIRPTA on distributions from us to the extent attributable to U.S. real property interest capital gains.

Disposition of Our Stock

Gain recognized by a Non-U.S. stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by Non-U.S. persons. Although we expect to be a domestically controlled REIT, no assurance can be given that we will initially be or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, an alternative exemption to tax under FIRPTA might be available if either (a) we are not (and have not been for the five year period prior to the sale) a U.S. real property holding corporation (as defined in the Code and applicable Treasury regulations to generally include a corporation, 50% or more of the assets of which consist of U.S. real property interests) or (b) the selling Non-U.S. stockholder owns, actually or constructively, 10% or less of our stock throughout a specified testing period and our shares are regularly traded (as defined in applicable Treasury regulations) on an established securities market. However, it is not anticipated that our stock will be regularly traded on an established securities market. If we do not qualify as a domestically controlled REIT and we are a U.S. real property holding corporation, amounts realized by such Non-U.S. stockholder upon a sale of our stock generally will be subject to withholding under FIRPTA at a rate of 15%, including applicable alternative minimum tax (and a special alternative minimum tax in the case of non-resident alien individuals). However, Non-U.S. stockholders that are treated as “qualified foreign pension funds” and “qualified shareholders” (except with respect to certain “applicable investors” of a “qualified shareholder,” as discussed below) are exempt from income and withholding taxes applicable under FIRPTA on the sale of our stock.

Gain not subject to FIRPTA will be taxable to a Non-U.S. stockholder if: (1) the Non-U.S. stockholder’s investment in the stock is effectively connected with a U.S. trade or business, in which case the Non-U.S. stockholder will generally be subject to the same treatment as U.S. stockholders with respect to such gain, and in the case of any corporate Non-U.S. stockholder will also be subject to the branch profits tax; or (2) the Non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of the stock were to be subject to taxation under FIRPTA, the Non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain.

Qualified Foreign Pension Funds

Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to their employers, or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to their employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides, or otherwise makes available, annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such trust, corporation, organization or arrangement which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such trust, corporation, organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate.

Qualified Shareholders

Shares of a REIT held (directly or through partnerships) by a “qualified shareholder,” as defined below, will not constitute a U.S. real property interest, and capital gain dividends from such a REIT will not be treated as gain from the sale of a U.S. real property interest, unless a person (other than a qualified shareholder) that holds an interest (other than interests solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the shares of the REIT. However, certain “applicable investors” of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor) and hold more than 10% of our stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either (a) is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or (b) is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the non-U.S. person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Backup Withholding and Information Reporting

We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each Non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A Non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a Non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Foreign Accounts

Withholding taxes may be imposed on certain U.S. source payments made to “foreign financial institutions” and certain other non-U.S. entities under the Foreign Account Tax Compliance Act (“FATCA”). Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined above) who own our stock through foreign accounts or foreign intermediaries and to certain Non-U.S. stockholders. A 30% withholding tax may be imposed on dividends on our stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding FATCA.

State, Local and Foreign Taxation

We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign tax laws on an investment in our securities.

Possible Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect us and our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to us or our investors will be changed. Prospective investors are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory, or administrative developments on an investment in our shares.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of any class of shares of our common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and any entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in any class of shares of our common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of an ERISA Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between an ERISA Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any ERISA plan assets. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the shares on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and the statutory exemption of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (relating to the purchase and sale of securities and related lending transactions, provided that, neither the security’s issuer nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the ERISA Plan involved in the transaction and provided further that, the ERISA Plan pays no more than, and receives no less than, “adequate consideration” in connection with the transaction) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of an ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when an ERISA Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of shares of our common stock.

Publicly Offered Securities

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

Operating Company

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”). An entity is a REOC if (i) on its

“initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.

It is anticipated that, from and after the date we make our first investment, either (i) shares of our common stock will qualify for the exception for a “publicly offered security” or (ii) the terms and conditions of our investments, and the rights obtained and exercised with respect to such investments, will enable us to qualify as a REOC within the meaning of the Plan Assets Regulation. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute ERISA “plan assets” (i.e., if we fail to qualify as a REOC as of our initial valuation date, or during any subsequent annual valuation period, and one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of an ERISA Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of an ERISA Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the ERISA Plan. In such case, an ERISA Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is an ERISA Plan, the fiduciary of any such ERISA Plan would not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for an ERISA Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA Plan.

Representation

By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchase and holding of the shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The sale of shares of our common stock to an ERISA Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

PLAN OF DISTRIBUTION

We are offering up to $5,000,000,000 in shares of our common stock pursuant to this prospectus on a “best efforts” basis through Apollo Global Securities, LLC, the Dealer Manager, a registered broker-dealer affiliated with the Adviser. Because this is a “best efforts” offering, the Dealer Manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Our offering consists of up to $4,000,000,000 in shares in our primary offering and up to $1,000,000,000 in shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate shares of common stock between our primary offering and our distribution reinvestment plan.

We are offering to the public nine classes of shares of our common stock, six of which are being offered to all investors in this offering (Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, and Class F-I shares) and three of which are being offered to certain investors in this offering as described below (Class A-I shares, Class A-II shares and Class A-III shares). We are offering to sell any combination of our share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different upfront selling commissions and dealer manager fees, different ongoing stockholder servicing fees and different management fees and performance participation allocations.

Class S shares and Class F-S shares are available through brokerage and transaction-based accounts. Class D shares and Class F-D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares and Class F-D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares and Class F-D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares and Class F-I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares and Class F-I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares and Class F-I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Apollo or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. The anchor shares are not being offered to all investors in this offering, but only through certain financial intermediaries identified by us. See “Description of Capital Stock—Common Stock” for more information about the terms of the anchor shares. We also may offer Class I shares or another class of shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we may conduct such offerings pursuant to exemptions to registration under the Securities Act or as a part of this offering. We may also offer Class I shares to other investment vehicles. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. The minimum initial investment in shares of our common stock that we will accept for shares of our Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares or Class F-I shares is $2,500 and for shares of our Class A-I shares, Class A-II shares or Class A-III shares (for new clients of a financial intermediary that has qualified to offer the anchor shares that had not previously purchased any founder shares or anchor shares) is $2,500, unless waived by the Dealer Manager.

When deciding which class of shares to purchase, you should consider, among other things, whether you are eligible to purchase one or multiple classes of shares, the amount of your investment, the length of time you intend to hold the shares and the upfront selling commissions, dealer manager fees and stockholder servicing fees attributable to the Class S shares, Class D shares, Class F-S shares or Class F-D shares and whether you qualify for any discounts as described below. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase. Some investment professionals may offer and sell only one or a limited number of share classes being sold in this offering.

Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in us.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Shares have been and will continue to generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees differ with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable, which is generally equal to our prior month’s NAV per share for that share class.

Underwriting Compensation

We have entered into a Dealer Manager Agreement with the Dealer Manager, pursuant to which the Dealer Manager has agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for shares for Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares, Class A-I shares, Class A-II shares or Class A-III shares.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Dealer Manager Fees as a % of Transaction Price
Class S shares(1)	Up to 3.0%	0.5%
Class D shares	Up to 1.5%	None
Class I shares	None	None
Class F-S shares(1)	Up to 3.0%	0.5%
Class F-D shares	Up to 1.5%	None
Class F-I shares	None	None
Class A-I shares	None	None
Class A-II shares	None	None
Class A-III shares	None	None

(1)	Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price.

The following table shows the stockholder servicing fees we pay the Dealer Manager with respect to the Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares, Class A-I shares, Class A-II shares and Class A-III shares on an annualized basis as a percentage of our NAV for such class. The stockholder servicing fees will be paid monthly in arrears.

Stockholder Servicing Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None
Class F-S shares	0.85%
Class F-D shares	0.25%
Class F-I shares	None
Class A-I shares	None
Class A-II shares	None
Class A-III shares	None

Upfront Selling Commissions and Dealer Manager Fees

Class S Shares, Class D Shares, Class F-S Shares and Class F-D Shares. Subject to any discounts described below, the Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and dealer manager fees of 0.5%, of the NAV per share of each Class S share or Class F-S share sold in the primary offering; however, such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the NAV per share of each Class D share or Class F-D share sold in the primary offering. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

Investors who purchase $150,000 or more in Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their broker-dealer, for volume discounts on the upfront selling commissions. The Dealer Manager and any participating broker-

dealers and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.

The following table illustrates the various discount levels that may be offered for Class S shares purchased in the primary offering:

Your Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share
Up to $149,999.99	3.00%
$150,000 to $499,999.99	2.50%
$500,000 to $999,999.99	2.00%
$1,000,000 and up	1.50%

If you qualify for a volume discount as the result of multiple purchases of our Class S shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer, provided your holdings at the time of such subsequent purchase entitle you to the applicable volume discount. For this purpose, if you purchase Class S shares issued and sold in this offering you will receive the benefit of such Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable, may combine their purchases as a “single purchase”; provided that, purchases by an individual investor and his or her spouse living in the same household may also be combined as a “single purchase” for purposes of determining the applicable volume discount.

Requests to combine subscription orders of Class S shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class S shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class S shares.

Class I Shares, Class F-I Shares, Class A-I Shares, Class A-II Shares and Class A-III Shares. Class I shares, Class F-I shares, Class A-I shares, Class A-II shares and Class A-III shares pay no upfront selling commissions or dealer manager fees.

Stockholder Servicing Fees

Class S Shares, Class D Shares, Class F-S Shares and Class F-D Shares. Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class S shares and Class F-S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares or

Class F-S shares, respectively, and (ii) with respect to our outstanding Class D shares or Class F-D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares or Class F-D shares, respectively. We do not pay a stockholder servicing fee with respect to our outstanding Class I shares, Class F-I shares or Class E shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. The stockholder servicing fees are selling commissions paid over time. The stockholder servicing expenses borne by the participating broker-dealers may be different from and substantially less than the amount of stockholder servicing fees charged. Because the stockholder servicing fees with respect to Class S shares, Class D shares, Class F-S shares or Class F-D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class S share, Class D share, Class F-S share or Class F-D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such shares would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the board of directors and disclosed by us in a press release or in a document publicly filed with the SEC pursuant to the Exchange Act) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such shares). At the end of such month, such Class S share or Class D share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional share, will convert into a number of Class I shares (or fraction thereof) with an equivalent aggregate NAV as such share and such Class F-S share or Class F-D share (and any shares issued under our distribution reinvestment plan upon the reinvestment of distributions paid with respect thereto or with respect to any shares issued under our distribution reinvestment plan directly or indirectly attributable to such share), including any fractional share, will convert into a number of Class F-I shares (or fraction thereof) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share or a Class F-S share over approximately 6.5 years from the date of purchase, and with respect to a Class D share or a Class F-D share over approximately 29 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, opting out of the distribution reinvestment plan and a constant NAV of $20.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class S share or a Class F-S share would total approximately $1.11, and with respect to a Class D share or a Class F-D share would total approximately $1.45.

Eligibility to receive the stockholder servicing fee is conditioned on a broker-dealer providing certain ongoing services with respect to the Class S shares, Class D shares, Class F-S shares or Class F-D shares, including assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. Holders of our Class S shares, Class D shares, Class F-S shares and Class F-D shares will receive the same services as described above regardless of the level of the stockholder servicing fee paid. If the applicable broker-dealer is not eligible to receive the stockholder servicing fee due to failure to provide these services, the Dealer Manager will waive the stockholder servicing fee that the broker-dealer would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase and are similar to a commission in that the amount of fees is fixed regardless of the specific services provided.

The stockholder services described above do not include account monitoring. Broker-dealers separately may offer account monitoring services to their clients but are not required to do so. Your broker-dealer’s Client Relationship Summary discloses whether it offers account monitoring services, and if so, you may contact your broker-dealer for more information. The Dealer Manager will not monitor your account.

Class I Shares, Class F-I Shares, Class A-I Shares, Class A-II Shares and Class A-III Shares. Class I shares, Class F-I shares, Class A-I shares, Class A-II shares and Class A-III shares pay no stockholder servicing fees.

Other Compensation

We or the Adviser may also pay directly, or reimburse the Dealer Manager if the Dealer Manager pays on our behalf, any organization and offering expenses (other than upfront selling commissions, dealer manager fees and stockholder servicing fees).

Limitations on Underwriting Compensation

In addition to the conversion feature described above in “—Stockholder Servicing Fees,” we will cease paying the stockholder servicing fee on the Class S shares, Class F-S shares, Class D shares and Class F-D shares on the earlier to occur of the following: (i) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets or (ii) the end of the month following the completion of this offering in which we, with the assistance of the Dealer Manager, determine that, in the aggregate, underwriting compensation from all sources in connection with this offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. If not already converted as described above in “—Stockholder Servicing Fees,” on the earliest of the foregoing, each Class S share and Class D share (including any fractional share) held in a stockholder’s account will convert into a number of Class I shares with an equivalent aggregate NAV as such share and each Class F-S share or Class F-D share (including any fractional share) held in a stockholder’s account will convert into a number of Class F-I shares with an equivalent aggregate NAV as such share. We will also cease paying the stockholder servicing fee on the Class S shares, Class D shares, Class F-S shares and Class F-D shares upon a listing of a class of common stock and, upon such listing or such later date or dates not to exceed twelve months from the date of listing as shall be approved by our board of directors with respect to all or any portion of the outstanding shares of the class or classes of common stock that are not so listed, each share of the class or classes of common stock that are not so listed or of such portion thereof will automatically and without any action on the part of the holder thereof convert into a number of shares of the class of common stock that is listed with an equivalent NAV as such share.

The Dealer Manager, with the assistance of the transfer agent, will monitor the aggregate amount of underwriting compensation that we and the Adviser pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including upfront selling commissions, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross offering proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Adviser has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class S shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class S shares are sold with the highest possible upfront selling commissions and (5) NAV per share remains $20.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying stockholder servicing fees with respect to any Class S stockholder after the time the total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares in such Class S stockholder’s account reach 8.75% (or such other percentage not exceeding 10% as determined by the board of directors and disclosed by us in a press release or in a document publicly filed with the SEC pursuant to the Exchange Act) of the gross proceeds from the offering of such Class S shares in the aggregate (assuming such stockholder purchased all of his or her Class S shares at the same time).

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $4,000,000,000

Upfront selling commissions	$135,265,700	3.38%
Stockholder servicing fees(1)	214,734,300	5.37%
Reimbursement of wholesaling activities(2)	49,900,000	1.25%
Legal fees allocable to the Dealer Manager	100,000	0.00%
Total(2)	$400,000,000	10.00%

(1)

We pay the Dealer Manager a stockholder servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. The Dealer Manager reallows (pays) the stockholder servicing fee to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and waives stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

(2)

Wholesale reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c) commissions and non-transaction based compensation paid to registered persons associated with the Dealer Manager and GCS, which is a registered broker-dealer and an affiliate of the Dealer Manager and Apollo, in connection with the wholesaling of our offering, and (d) expense reimbursements for actual costs incurred by employees of the Dealer Manager and GCS in the performance of wholesaling activities. The Dealer Manager has entered into a wholesale marketing agreement with GCS for it to wholesale and market this offering through various distribution channels, including regional and independent retail broker-dealers and registered investment advisers. The Adviser will reimburse the Dealer Manager for the expenses set forth in (c) and (d) above without reimbursement from us, and we will reimburse the Dealer Manager or its affiliates for the other expenses set forth above, in each case, to the extent permissible under applicable FINRA rules.

Dealer Manager

Apollo Global Securities, LLC serves as our Dealer Manager and is a registered broker-dealer and FINRA member whose purpose is to distribute Apollo managed or affiliated investment products. The Dealer Manager provides services to its Apollo affiliates, including our company, and not to investors in its investment products. The Dealer Manager has not and will not make any recommendation regarding, and will not monitor, any investment. As such, when the Dealer Manager presents an investment strategy or product to an investor or a prospective investor, the Dealer Manager does not collect the information necessary to determine, and the Dealer Manager does not engage in a determination regarding, whether an investment in the strategy or product is in the best interests of, or is suitable for, the investor. You should exercise your own judgment and/or consult with your own professional advisor to determine whether it is advisable for you to invest in our company or any other Apollo investment product. Please note that the Dealer Manager will not provide the kinds of financial services that you might expect from another financial intermediary, such as overseeing any brokerage or similar account. For financial advice relating to an investment in our company, contact your own investment professional.

The Dealer Manager performs services for us pursuant to the Dealer Manager Agreement, as amended, restated, or otherwise modified from time to time. Either party may terminate the Dealer Manager Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Dealer Manager Agreement. Our obligations under the Dealer Manager Agreement to pay the stockholder servicing fees with respect to the Class S shares, Class D shares, Class F-S shares and Class F-D shares distributed in this offering as described therein will survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares or Class F-I shares, as applicable, as described above in “—Stockholder Servicing Fees”).

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

Liquidity of Prior Vehicles

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior direct participation programs or REITs sponsored by Apollo. Apollo has sponsored us and Apollo Debt Solutions BDC (“ADS”), which is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act. ADS is a non-exchange traded and perpetual life business development company. While ADS may consider a liquidity event, it currently does not intend to undertake a liquidity event, and it is not obligated by its charter or otherwise to effect a liquidity event at any time. Also, we do not provide a liquidity date as set forth in the “Prospectus Summary” and “Investment Objectives and Strategies” sections of this prospectus.

Offering Restrictions

Notice to Prospective Investors in the European Economic Area

Our shares are not intended to be offered, sold or otherwise made available to and should not be offered to the public in the European Economic Area except to any legal entity which is a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (the “EEA Prospectus Regulation”), provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EEA Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EEA Prospectus Regulation.

For the purposes of this provision, the expression “an offer of shares to the public” in relation to any shares means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares.

Notice to Prospective Investors in the United Kingdom

Our shares are not intended to be offered, sold or otherwise made available to and should not be offered to the public in the United Kingdom except to any legal entity which is a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the UK Prospectus Regulation, provided that no such offer of shares shall require us or the Dealer Manager to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of shares to the public” in relation to any shares means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order, or (iii) who are persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in only with, relevant persons.

Notice to Prospective Investors in Switzerland

Neither we nor our shares have been or will be approved by the Swiss Financial Market Supervisory Authority FINMA (“FINMA”) for offering to non-qualified investors in Switzerland pursuant to art. 120 para. 1 and 2 of the Swiss Federal Act on Collective Investment Schemes of 23 June 2006, as amended (the “CISA”). Investors do not benefit from the specific investor protection afforded by the CISA nor from any supervision by FINMA in connection with an approval for offering. This document does not constitute an issuance prospectus pursuant to the Swiss Federal Act on Financial Services of 15 June 2018, as amended (the “FinSA”), nor otherwise under Swiss law, and may not comply with the information standards required thereunder. The shares will not be listed on any stock exchange or other regulated trading venue in Switzerland and, consequently, the information presented in this document does not necessarily comply with the information standards set out in the relevant listing rules.

The shares may only be offered or advertised in Switzerland and this document and any other offering materials or documentation relating to us and/or the shares may only be distributed in Switzerland to qualified investors pursuant to art. 10 para. 3 CISA that qualify as such based on their quality as per se professional or institutional clients pursuant to art. 4 para. 3 to 5 of the FinSA, i.e., excluding any high-net-worth private clients or private investment structures established for such clients (without professional treasury operations) that are considered professional clients on the basis of an opting-out pursuant to art. 5 para. 1 FinSA only. Further, pursuant to art. 10 para. 3ter CISA, certain investors may be eligible on the basis of a long-term investment management or investment advisory agreement with a prudentially regulated financial intermediary.

No key information document according to the FinSA nor any equivalent document recognized under the FinSA has been or will be prepared in relation to the shares, and, therefore, the shares may not be offered or recommended to retail clients within the meaning of the FinSA in Switzerland (irrespective of their CISA status) unless the shares are placed with (and are solely available to) such clients under an investment management agreement in accordance with art. 58 para. 2 FinSA.

Notice to Prospective Investors in Hong Kong

This document has not been delivered for registration to the Registrar of Companies in Hong Kong and the contents have not been reviewed by any regulatory authority in Hong Kong. Our shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our shares has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our shares may not be circulated or distributed, nor may our shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

Notice to Prospective Investors in Israel

The shares offered hereunder may not be offered or sold to the public in Israel absent the publication of a prospectus that has been approved by the Israel Securities Authority (the “ISA”). This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”) or the Israeli Joint Investments Trust Law, 5754-1994 (the “Israeli Joint Investments Trust Law”), and has not been filed with or approved by the ISA and the shares offered hereunder have not been approved or disapproved by the ISA, nor have such shares been registered for sale in Israel under the Israeli Securities Law nor have such shares been registered under the Israeli Joint Investments Trust Law. In Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

HOW TO SUBSCRIBE

You may buy or request that we repurchase shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary that has a selling agreement with the Dealer Manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, shares of our common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies or suspends the share repurchase plan.

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” in this prospectus. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix C. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

•

Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Checks should be made payable, or wire transfers directed, to “Apollo Realty Income Solutions, Inc.” After you have satisfied the applicable minimum purchase requirement for shares of our Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares of $2,500 or for our Class A-I shares, Class A-II shares or Class A-III shares (for new clients of a financial intermediary that has qualified to offer the anchor shares that had not previously purchased any founder shares or anchor shares) of $2,500, additional purchases must be at least $500 per transaction, unless such purchase requirements are waived by the Dealer Manager. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan. See “Description of Capital Stock—Common Stock” for more information about the terms of the anchor shares.

•

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating broker-dealers may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first business day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer).

For example, if you wish to subscribe for shares of our common stock in October, your subscription request must be received in good order at least five business days before November 1. Generally, the offering price will equal the NAV per share of the applicable class as of the last calendar day of September, plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective on the first business day of November.

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first business day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at https://gwms.apollo.com/realtyincomesolutions and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your request before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first business day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

You have the option of placing a transfer on death (TOD) designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.

Purchase Price

Shares have been and will continue to generally be sold at the prior month’s NAV per share of the class of share being purchased, plus applicable upfront selling commissions and dealer manager fees. Although the price you pay for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Each class of shares may have a different NAV per share because stockholder servicing fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

•

On each business day, our transfer agent will collect subscription orders. Notwithstanding the submission of an initial subscription order, we can reject subscription orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first business day of the month. If a subscription order is received less than five business days prior to the first business day of the month, unless waived by the Dealer Manager, the subscription order will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your subscription order.

•

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which is generally the transaction price for the then-current month for such share class.

•

Completed subscription requests will not be accepted by us before the later of (i) two business days before the first business day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

•

Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line, 888-926-2688.

•

You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website, https://gwms.apollo.com/realtyincomesolutions, including supplements to the prospectus.

Our transaction price is generally based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at https://gwms.apollo.com/realtyincomesolutions and prospectus supplement filings, you will have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first business day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASES

General

While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below. Our sponsor, the Adviser, the directors and any affiliate are prohibited from receiving a fee on the repurchase of shares by us.

You may request that we repurchase shares of our common stock through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:

•

Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase plan, impact the timing of a stockholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. Please contact your broker-dealer first if you want to request the repurchase of your shares.

•

Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month (a “Repurchase Date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the Repurchase Date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which is generally equal to our prior month’s NAV per share).

•

A stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free, automated telephone line, 888-926-2688. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

•

If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the repurchase request will be executed, if at all, on the next month’s Repurchase Date at the transaction price applicable to that month, unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.

•

Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which can be found in our share repurchase plan filed as an exhibit to this registration of which this prospectus forms a part and which will also be available on our website, https://gwms.apollo.com/realtyincomesolutions. Written requests should be sent to the transfer agent at the following address:

Apollo Realty Income Solutions, Inc.

PO Box 219049

Kansas City, MO 64121-9049

Overnight Address:

Apollo Realty Income Solutions, Inc.

430 W 7th St. Suite 219049

Kansas City, MO 64105-1407

Toll Free Number: 888-926-2688

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

•

For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days. Please check with your broker-dealer that such payment may be made via check or wire transfer, as further described below.

•

Stockholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•

A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital, the deferral of fees by the Adviser, or offering proceeds (including from sales of our common stock or Operating Partnership units to Apollo or the Special Limited Partner, an affiliate of Apollo), and we have no limits on the amounts we may pay from such sources as long as we are able to pay our indebtedness as it becomes due in the usual course of business and our total assets are not less than our total liabilities.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund repurchases or for other corporate purposes.

Repurchase Limitations

We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the aggregate NAV of total repurchases of Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-D shares, Class F-I shares, Class A-I shares, Class A-II shares, Class A-III shares and Class E shares (including repurchases at certain non-U.S. investor access funds primarily created to hold shares of our common stock) will be limited to no more than 2% of our aggregate NAV per month (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month) and no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to stockholders as of the end of the immediately preceding three months).

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis after we have repurchased all shares for which repurchase has been requested due to death, disability or divorce and any minimum account repurchases made by us. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable. Neither the Adviser nor we have any discretion to choose which share classes to repurchase over other share classes based on different management fees and performance participation allocations associated with different share classes.

If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. The transaction price for each month will be available on our website at https://gwms.apollo.com/realtyincomesolutions and in prospectus supplements filed with the SEC.

Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, due to changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase plan is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. Upon suspension of our share repurchase plan, our share repurchase plan requires our board of directors to consider at least quarterly whether the continued suspension of our share repurchase plan is in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of our share repurchase plan within any specified period of time. Our board of directors cannot terminate our share repurchase plan absent a liquidity event which results in our stockholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.

Shares held by the Adviser acquired as payment of the Adviser’s management fee will not be subject to our share repurchase plan, including with respect to any repurchase limits or the calculation of NAV. Stockholders who are exchanging a class of our shares for shares of another class with an equivalent aggregate NAV will not be subject to, and will not be treated as repurchases for the calculation of, the 2% monthly or 5% quarterly limitations on repurchases. Notwithstanding the foregoing, we have adopted a policy in which our independent directors must approve any repurchase request submitted by the Adviser that, when combined with any repurchase requests submitted by stockholders through our share repurchase plan, would cause us to exceed the 2% monthly or 5% quarterly limitations on repurchases. Such approval must find that the repurchase would not impair our capital or operations and be consistent with the fiduciary duties of our independent directors.

Items of Note

When you make a request to have shares repurchased, you should note the following:

•	if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

•	you will not receive interest on amounts represented by uncashed repurchase checks;

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•

all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the repurchase authorization form or calling our customer service number at 888-926-2688, we will utilize the first-in-first-out method.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any subscription orders for shares of our common stock. For example, we may reject any subscription orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our shares in the amount of $2,500 or less;

•	purchases or repurchases initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the Dealer Manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of the Adviser and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

REPORTS TO STOCKHOLDERS

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of the management fee and the aggregate amount of any other fees paid to the Adviser and any affiliate of the Adviser by us or third parties doing business with us during the year;

•	our Total Operating Expenses for the year, stated as a percentage of our Average Invested Assets and as a percentage of our Net Income;

•	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

•

a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Adviser, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, https://gwms.apollo.com/realtyincomesolutions, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request. See the “Where You Can Find More Information” section below.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Clifford Chance US LLP, New York, New York. Clifford Chance US LLP, New York, New York, has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders and non-U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes. Certain legal matters relating to this offering have been reviewed for the Dealer Manager by Kunzman & Bollinger, Inc.

EXPERTS

The consolidated financial statements of Apollo Realty Income Solutions, Inc. as of December 31, 2023 and 2022, and for the year ended December 31, 2023, and for the period from February 18, 2022 (date of initial capitalization) through December 31, 2022, incorporated by reference in this prospectus by reference to Apollo Realty Income Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The statements included in this prospectus under the captions “Net Asset Value Calculation and Valuation Guidelines—Our Independent Valuation Advisor” and “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments,” relating to the role of our independent valuation advisor, have been reviewed by Altus Group U.S. Inc., an independent valuation firm, and are included in this prospectus given the authority of such firm as experts in property valuations and appraisals. Altus Group U.S. Inc. does not admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus. The following documents, which have been filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 11, 2024; and

•	our Current Reports on Form 8-K, filed on January 8, 2024, January 26, 2024, January 31, 2024, February 29, 2024 and March 28, 2024.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov.

Website Disclosure

We also maintain a website at https://gwms.apollo.com/realtyincomesolutions, where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us is routinely accessible through and posted on our website at https://gwms.apollo.com/realtyincomesolutions.

APPENDIX A: PRIOR PERFORMANCE TABLES

The following unaudited prior performance tables disclose certain information relating to the performance, operations and investment for certain real estate investment vehicles sponsored or managed by Apollo and its affiliates. We have presented all prior Apollo real estate vehicles that have investment objectives similar to ours as required by applicable SEC guidance.

This information should be read together with the summary information included in the “Prior Performance” section of this prospectus.

By purchasing shares in this offering, you will not acquire any ownership interest in any prior Apollo real estate vehicle to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the prior vehicles discussed. Further, each of the prior Apollo real estate vehicles discussed in this Appendix A was conducted through privately held entities that were subject neither to the up-front commissions, fees and other expenses associated with this offering nor to all of the laws and regulations that will apply to us as a publicly offered REIT.

Description of the Tables

The following tables are included herein:

Table I -	Experience in Raising and Investing Funds

Table II -	Compensation to Sponsor

Table III -	Operating Results of Prior Vehicles

Table IV -	(Omitted) Results of Completed Vehicles has been omitted since none of the prior Apollo real estate vehicles had completed its operations during the five-year period ended December 31, 2023

Table V -	Sales or Disposals of Property

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of Apollo as a sponsor in raising and investing funds in real estate vehicles for which the offerings have closed during the three-year period ended December 31, 2023. NNN AGP Opportunities Fund, L.P. (“NNN AGP I”), NNN AGP Opportunities Fund II, L.P. (“NNN AGP II”), NNN AGP Opportunities Fund III, L.P. (“NNN AGP III”) and NNN Opportunities Fund IV, L.P. (“NNN IV,” and collectively, the “Net Lease Vehicles”) have investment objectives similar to ours. Apollo has no other real estate vehicles with similar investment objectives to ours that have closed within the last three years.

($ in thousands)	NNN AGP I	NNN AGP II	NNN AGP III	NNN IV
Dollar amount offered	$8,000	$125,000	$150,000	$125,000
Dollar amount raised	$8,000	$125,000	$150,000	$125,000
Length of offering (in months)	1	1	1	1
Months to invest 90% of amount available for investment (measured from beginning of offering)	1	6	1	N/A	(*)

(*)	NNN IV has not reached 90% invested as of December 31, 2023.

TABLE II

COMPENSATION TO SPONSOR

Table II provides a summary of certain information regarding the compensation paid to Apollo from real estate vehicles for which the offerings have closed during the three-year period ended December 31, 2023. The Net Lease Vehicles have investment objectives similar to ours. Apollo has no other real estate vehicles with similar investment objectives to ours that have closed within the last three years.

($ in thousands)	NNN AGP I	NNN AGP II	NNN AGP III	NNN IV
Date offering commenced	January 2021	April 2021	November 2021	November 2021
Dollar amount raised	$8,000	$125,000	$150,000	$125,000
Aggregate compensation paid or reimbursed to the sponsor or its affiliates(*)	$782	$5,708	$4,747	$1,390

(*)	Aggregate compensation includes management fees and reimbursements.

TABLE III

OPERATING RESULTS OF PRIOR VEHICLES

Table III summarizes the operating results of Apollo’s prior vehicles that have had offerings close during the five-year period ended December 31, 2023. The Net Lease Vehicles have investment objectives similar to ours. Apollo has no other real estate vehicles with similar investment objectives to ours that have closed within the last five years.

All figures are as of December 31 of the year indicated, unless otherwise noted.

	NNN(*)
	Year Ended (Unaudited)
($ in thousands)	2020(**)	2021	2022	2023
Summary Operating Results
Total investment income	$1,367	$15,330	$17,239	16,529
Total expenses	913	3,451	3,298	2,596
Net investment income/(loss)	453	11,878	13,942	13,933
Net realized gain/(loss) from investments	—	—	—	1,761
Net change in unrealized gain/(loss) from investments	—	17,587	10,623	5,361
Net increase/(decrease) in partners’ capital resulting from operations	453	29,465	24,564	21,055
Summary Statements of Cash Flows
Net cash flows (used in) provided by operating activities	(76,443)	(41,700)	12,847	(7,852)
Net cash flows provided by (used in) investing activities	—	—	—	—
Net cash flows provided by (used in) financing activities	78,367	40,370	(12,845)	8,308
Amount and Source of Cash Distributions
Cash distributions paid to limited partners:	852	24,106	12,845	18,990
Amount of reinvested distributions paid to limited partners:	—	—	—	—
Total distributions paid to limited partners (per $1,000 invested):	10.76	167.76	89.39	111.23
Source of cash distributions:
From operations	852	14,106	12,845	13,506
From sale of properties	—	—	—	5,484
From refinancings	—	10,000	—	—

Summary Balance Sheet

Total assets	79,083	149,193	160,921	189,906

Total liabilities	263	539	547	439

(*)	Presented on an investment company basis in accordance with GAAP.
(**)	For the period from July 27, 2020 (Commencement of Operations) to December 31, 2020.

	NNN AGP I(*)
	Year Ended (Unaudited)
	2021(**)	2022	2023
($ in thousands)

Summary Operating Results
Total investment income	$829	$944	$1,105
Total expenses	403	386	360
Net investment income/(loss)	426	558	745
Net realized gain/(loss) from investments	—	—	—
Net change in unrealized/gain (loss) from investments	1,839	649	603
Net increase/(decrease) in partners’ capital resulting from operations	2,265	1207	1,348
Summary Statements of Cash Flows
Net cash flows (used in) provided by operating activities	(7,381)	569	732
Net cash flows provided by (used in) provided by investing activities	—	—	—
Net cash flows provided by (used in) financing activities	7,450	(560)	(745)
Amount and Source of Cash Distributions
Cash distribution paid to partners:	550	560	745
Total distributions paid to partners (per $1,000 invested):	68.75	70.00	93.13
Source of cash distribution:
From operations	550	560	745
From sale of properties	—	—	—
From refinancings	—	—	—

Summary Balance Sheet

Total assets	9,786	10,445	11,034

Total liabilities	71	83	69

(*)	Presented on an investment company basis in accordance with GAAP.
(**)	For the period from January 13, 2021 (Commencement of Operations) to December 31, 2021.

	NNN AGP II(*)
	Year Ended (Unaudited)
	2021(**)	2022	2023
($ in thousands)

Summary Operating Results
Total investment income	$4,402	$8,096	$9,497
Total expenses	1,396	3,125	1,977
Net investment income/(loss)	3,006	4,971	7,520
Net realized gain/(loss) from investments	—	—	—
Net change in unrealized gain/(loss) from investments	6,739	(2,804)	(11,935)
Net increase/(decrease) in partners’ capital resulting from operations	9,745	2,167	(4,415)
Summary Statements of Cash Flows
Net cash flows (used in) provided by operating activities	(98,508)	(16,158)	7,452
Net cash flows provided by (used in) provided by investing activities	—	—
Net cash flows provided by (used in) financing activities	99,789	16,157	(7,300)
Amount and Source of Cash Distributions
Cash distribution paid to partners:	2,983	5,050	7,300
Total distributions paid to partners (per $1,000 invested):	29.03	40.73	58.88
Source of cash distribution:
From operations	2,983	5,050	7,300
From sale of properties	—	—	—
From refinancings	—	—	—

Summary Balance Sheet

Total assets	109,946	128,350	116,567

Total liabilities	411	492	423

(*)	Presented on an investment company basis in accordance with GAAP.
(**)	For the period from April 8, 2021 (Commencement of Operations) to December 31, 2021.

	NNN AGP III(*)
	Year Ended (Unaudited)
	2021(**)	2022	2023
($ in thousands)

Summary Operating Results
Total investment income	$410	$7,592	8,425
Total expenses	409	2,799	1,946
Net investment income/(loss)	1	4,793	6,478
Net realized gain/(loss) from investments	—	—	—
Net change in unrealized gain/(loss) from investments	—	(353)	(15,229)
Net increase/(decrease) in partners’ capital resulting from operations	1	4,440	(8,751)
Summary Statements of Cash Flows
Net cash flows (used in) provided by operating activities	(145,091)	4,905	6,398
Net cash flows provided by (used in) provided by investing activities	—	—	—
Net cash flows provided by (used in) financing activities	146,081	(4,815)	(6,455)
Amount and Source of Cash Distributions
Cash distribution paid to partners:	—	4,815	6,455
Total distributions paid to partners (per $1,000 invested):	—	32.96	44.19
Source of cash distribution:
From operations	—	4,815	6,455
From sale of properties	—	—	—
From refinancings	—	—	—

Summary Balance Sheet

Total assets	146,459	146,200	130,915

Total liabilities	377	494	414

(*)	Presented on an investment company basis in accordance with GAAP.
(**)	For the period from November 22, 2021 (Commencement of Operations) to December 31, 2021.

	NNN IV(*)
	Year Ended (Unaudited)
($ in thousands)	2021(**)	2022	2023
Summary Operating Results
Total investment income	$188	$1,911	1,909
Total expenses	143	1,473	707
Net investment income/(loss)	45	438	1,203
Net realized gain/(loss) from investments	—	—	—
Net change in unrealized gain/(loss) from investments	—	(117)	(1,357)
Net increase/(decrease) in partners’ capital resulting from operations	45	321	(154)
Summary Statements of Cash Flows
Net cash flows (used in) provided by operating activities	(33,768)	498	1,180
Net cash flows provided by (used in) provided by investing activities	—	—	—
Net cash flows provided by (used in) financing activities	34,496	(492)	(1,707)
Amount and Source of Cash Distributions
Cash distribution paid to partners***	—	34,717	1,707
Total distributions paid to partners (per $1,000 invested)****	—	505.19	24.84
Source of cash distribution
From operations ***	—	34,717	1,707
From sale of properties	—	—	—
From refinancings	—	—	—

Summary Balance Sheet

Total assets	34,662	34,555	32,670

Total liabilities	120	185	161

(*)	Presented on an investment company basis in accordance with GAAP.
(**)	For the period from December 1, 2021 (Commencement of Operations) to December 31, 2021.
(***)	In relation to 2022, of this amount, $34,225 is return of contribution for a transaction that did not consummate and $492 is from operations.
(****)	In relation to 2022, total distributions paid to partners (per $1,000 invested) relating to $492 from operations is $7.16.

TABLE V

SALES OR DISPOSALS OF PROPERTY

Table V summarizes all sales or disposals of property by Apollo’s prior real estate programs with similar investment objectives to ours during the three-year period ended December 31, 2023.

			Selling Price, Net of Closing Costs and GAAP Adjustments ($ in thousands)					Cost of Properties Including Closing and Soft Costs ($ in thousands)
Property(1)	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditure(2)
3711 88th Street NE, Marysville, Washington 98270	12/29/2020	11/15/2023	3,637	6,294	—	—	9,930	6,294	2,059	8,353	2,490

(1)	Excludes sale of partial interests.
(2)	Represents net income received by the property during the hold period.

APPENDIX B: DISTRIBUTION REINVESTMENT PLAN

This Distribution Reinvestment Plan (the “Plan”) is adopted by Apollo Realty Income Solutions, Inc. (the “Company”) pursuant to its Articles of Amendment and Restatement (as amended, restated or otherwise modified from time to time, the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who (i) purchase Class S Common Stock, $0.01 par value per share, Class D Common Stock, $0.01 par value per share, Class I Common Stock, $0.01 par value per share, Class F-S Common Stock, $0.01 par value per share, Class F-D Common Stock, $0.01 par value per share, Class F-I Common Stock, $0.01 par value per share, Class A-I Common Stock, $0.01 par value per share, Class A-II Common Stock, $0.01 par value per share, or Class A-III Common Stock, $0.01 par value per share, of the Company (collectively the “Public Shares”) pursuant to the Company’s continuous public offering (the “Public Offering”), (ii) purchase Class E Common Stock, $0.01 par value per share (“Class E Shares” and, together with the Public Shares, the “Shares”), pursuant to an applicable exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) (the “Class E Private Offering”) or (iii) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who do not opt out of participating in the Plan or who affirmatively elect to participate in the Plan, as applicable (as set forth in Section 3 below) (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant.

2. Effective Date. The effective date of this Plan shall be the date that the minimum offering requirements are met in connection with the Public Offering and the escrowed subscription proceeds are released to the Company.

3. Procedure for Participation. Any Stockholder who has (i) purchased Shares pursuant to the Public Offering and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), (ii) purchased Shares pursuant to the Class E Private Offering or (iii) purchased Shares pursuant to a Future Offering will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement; provided, however, that any Stockholder who (a) resides in a state or jurisdiction that requires affirmative enrollment in the Plan or (b) is a client of a participating broker-dealer that requires affirmative enrollment in the Plan will only become a Participant if they elect to become a Participant by noting such election on their subscription agreement. If any Stockholder initially elects not to be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the Public Offering or any broker-dealer participating in the distribution of Shares for the Public Offering. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4. Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth, investment concentration, status as an “accredited investor” as defined in Regulation D of the Securities Act (solely with respect to purchasers in the Class E Private Offering), or other investment suitability standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus or the private placement memorandum with respect to the Class E Private Offering, as applicable. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling Shares on behalf of the Company to the Participant to make every reasonable effort to determine that the purchase of Shares by stockholders who purchased Shares in the Public Offering is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares.

A. Participants will acquire Shares from the Company (including Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed)) under the Plan (the “Plan Shares”) at a price equal to the NAV per Share applicable to the class of Shares purchased by the Participant on the date that the distribution is payable (calculated as of the most recent month end). No upfront selling commissions will be payable with respect to shares purchased pursuant to the Plan, but certain of such shares will be subject to ongoing stockholder servicing fees. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares and such Participant’s participation in the Plan will be terminated to the extent that a reinvestment of such Participant’s distributions in Shares would cause the percentage ownership or other limitations contained in the Charter to be violated.

B. Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Public Offering, (ii) Class E Shares issued by the Company pursuant to an applicable exemption from registration under the Securities Act, or (iii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”).

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding Shares.

8. Reports. On a monthly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the month; (ii) the number and class of Shares purchased pursuant to the Plan during the month; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the Plan. On an annual basis, tax information with respect to income earned on Shares under the Plan for the calendar year will be provided to each applicable participant.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering ten business days’ prior written notice to the Company. This notice must be received by the Company prior to the last day of a month in order for a Participant’s termination to be effective for such month (i.e., a timely termination notice will be effective as of the last day of a month in which it is timely received and will not affect participation in the Plan for any prior month). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Stockholder in cash.

10. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote amend any aspect of the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least ten business days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the Plan for any reason upon ten business days’ written notice to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

APPENDIX C: FORM OF SUBSCRIPTION AGREEMENT

PAGE 1 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes S, D and I) (1) YOUR INVESTMENT (2) OWNERSHIP TYPE (Select Only One) A. Investment Investment Amount $ ______________   Initial Investment ($2,500 minimum   Subsequent Purchase ($500 minimum initial investment) per transaction) B. Investment Method   By wire: Please wire funds according to the instructions below. Name: DST as Agent for Apollo Realty Income Solutions, Inc. Bank Name: UMB Bank, N.A. ABA: 1010-0069-5 DDA: 9872586654   By mail: Attach a check to this Subscription Agreement. Make all checks payable to: Apollo Realty Income Solutions, Inc.*   Broker-Dealer/Registered Representative will make payment on your behalf * Cash, cashiers checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted. C. Share Class Selection (required) The undersigned hereby tenders this Subscription Agreement and applies for the purchase of the dollar amount of shares of common stock (the Shares) of Apollo Realty Income Solutions, Inc. (ARIS) set forth below. ARIS is externally managed by its adviser, ARIS Management, LLC, which is an affiliate of the sponsor, Apollo Global Management, Inc. (together with its subsidiaries, Apollo). Taxable Account Type Brokerage Account Number   Individual or Joint Tenant With Rights of Survivorship   Transfer on Death (Optional Designation. See Section 3.C)   Tenants in Common   Community Property   Uniform Gift/Transfer to Minors State of   Trust (Include Certification of Investment Powers Form)   Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)   Estate Non-Taxable Account Type Custodian Account Number   IRA   Roth IRA   SEP IRA   Simple IRA   Pension Plan (Include Certification of Investment Powers Form)   Other Custodian Information (To Be Completed By Custodian) Custodian Name Custodian Tax ID # Custodian Phone # Custodian Stamp Here   SHARE CLASS S   SHARE CLASS D (available for certain fee-based wrap accounts and other eligible investors as disclosed in the Prospectus)   SHARE CLASS I (available for certain fee-based wrap accounts and other eligible investors as disclosed in the Prospectus) Entity Name Retirement Plan / Trust / Corporation / Partnership / Other Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3.A and 3.B Entity Name Tax ID Number Date of Trust Exemptions (See Form W-9 instructions at www.irs.gov) Entity Type (Select one. Required)   Retirement Plan   Trust   S-Corp   C-Corp   LLC   Partnership   Other _________________ Jurisdiction (if Non-U.S.) Exempt payee code (if any) Exemption from FATCA reporting code (Attach a completed applicable Form W-8) (if any)

PAGE 2 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes S, D and I) (3) INVESTOR INFORMATION A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.) B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Executor / Co-Authorized Signatory Information, if applicable.) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.) FIRST NAME (MI) LAST NAME SOCIAL SECURITY NUMBER / TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER RESIDENTIAL STREET ADDRESS CITY STATE ZIP EMAIL ADDRESS If you are a non-U.S. citizen, please specify your country of citizenship (required):   Resident Alien   Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021) Country of Citizenship If you are an Apollo employee, officer, director, affiliate, or an Immediate Family Member thereof,1 please select one below (required):   Apollo employee or   ARIS officer or director or   Apollo affiliate or   Not Applicable Immediate Family Member Immediate Family Member Immediate Family Member FIRST NAME (MI) LAST NAME SOCIAL SECURITY NUMBER / TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER RESIDENTIAL STREET ADDRESS CITY STATE ZIP EMAIL ADDRESS If you are a non-U.S. citizen, please specify your country of citizenship (required):   Resident Alien   Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021) Country of Citizenship If you are an Apollo employee, officer, director, affiliate, or an Immediate Family Member thereof,1 please select one below (required):   Apollo employee or   ARIS officer or director or   Apollo affiliate or   Not Applicable Immediate Family Member Immediate Family Member Immediate Family Member _______________________________ 1 "Immediate Family Member means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister in-law of an officer or director, and includes adoptive relationships. DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY)   PRIMARY   SECONDARY ________% DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY)   PRIMARY   SECONDARY ________% DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY)   PRIMARY   SECONDARY ________% DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY)   PRIMARY   SECONDARY ________% C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) Not available for Louisiana residents. (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.) Custodian/Guardian (required for a minor Beneficiary, cannot be same as Investor or Co-Investor):

PAGE 3 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes S, D and I) (4) CONTACT INFORMATION (If different than provided in Section 3.A) (6) SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTIONS (Select only one) MAILING STREET ADDRESS CITY STATE ZIP EMAIL ADDRESS Please read entire section carefully. A. If you are NOT a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, AND you are a client of a broker-dealer that permits automatic enrollment in the distribution reinvestment plan, you are automatically enrolled in our Distribution Reinvestment Plan. If you do NOT wish to be enrolled in our Distribution Reinvestment Plan, and you instead elect to receive cash distributions, check this box and complete the information in Section 6.B:  If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, OR you are a client of a broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan, you are NOT automatically enrolled in our Distribution Reinvestment Plan. If you wish to enroll in our Distribution Reinvestment Plan, check this box:  You will receive cash distributions if you are NOT enrolled in the Distribution Reinvestment Plan. If you are NOT enrolled in the Distribution Reinvestment Plan, please complete Section 6.B to indicate how you prefer to receive your cash distributions. B. Complete the section below ONLY if you are NOT participating in the Distribution Reinvestment Plan and you instead have elected above to receive cash distributions. For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian. 1.   Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.) 2.   Cash/Check Mailed to Third Party/Custodian 3.   Cash/Direct Deposit Attach a pre-printed voided check. (Non-Custodial Investors Only) I authorize Apollo Realty Income Solutions, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Apollo Realty Income Solutions, Inc. in writing to cancel it. In the event that Apollo Realty Income Solutions, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. NAME / ENTITY NAME / FINANCIAL INSTITUTION MAILING ADDRESS CITY STATE ZIP ACCOUNT NUMBER (Required) FINANCIAL INSTITUTION NAME MAILING ADDRESS CITY STATE ZIP YOUR BANKS ABA ROUTING NUMBER YOUR BANK ACCOUNT NUMBER PLEASE ATTACH A PRE-PRINTED VOIDED CHECK (5) INTERESTED PARTY INFORMATION (For mailed statements) RESIDENTIAL STREET ADDRESS CITY STATE ZIP FIRST NAME (MI) LAST NAME DAYTIME PHONE NUMBER EMAIL ADDRESS

PAGE 4 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes S, D and I) Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Apollo Realty Income Solutions, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials. Please initial to consent to electronic delivery EMAIL (If blank, the email provided in Section 4 or Section 3.A will be used.) (7) ELECTRONIC DELIVERY FORM (Optional) (8) SUBSCRIBER SIGNATURES Apollo Realty Income Solutions, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/ taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Apollo Realty Income Solutions, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Apollo Realty Income Solutions, Inc. to accept this subscription, I hereby represent and warrant to you as follows: 8.A. Please Note: All Items in this Section 8.A. must be read and initialed I have received a copy of the final Prospectus. I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of $250,000, or (ii) a minimum net worth (as previously described) of $70,000 and a minimum annual gross income of $70,000. In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under SUITABILITY STANDARDS. I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. I am purchasing the Shares for my own account. I understand that the transaction price per Share at which my investment will be executed will be made available on Apollo Realty Income Solutions, Inc.'s website at www.gwms.apollo.com/ realtyincomesolutions and in a prospectus supplement filed with the SEC, available at www. sec.gov. INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INVESTOR CO-INVESTOR

PAGE 5 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes S, D and I) (8) SUBSCRIBER SIGNATURES I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase Shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Apollo Realty Income Solutions, Inc.s toll-free, automated telephone line, (888) 926-2688. 8.B. If you live in any of the following states, please read the following carefully: Alabama, Arkansas, California, Idaho, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee, Vermont, and Washington. If I am NOT a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont, or Washington, AND I am a client of a broker-dealer that permits automatic enrollment in the Distribution Reinvestment Plan, I acknowledge that I will be automatically enrolled in the Distribution Reinvestment Plan unless I elect in Section 6 of this Subscription Agreement to receive my distributions in cash. If I am an Alabama resident, my investment in Apollo Realty Income Solutions, Inc. and its affiliates may not exceed 10% of my liquid net worth. INVESTOR CO-INVESTOR INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS If I am a California resident, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth. If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and an annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth. If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of my net worth. If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other non-traded real estate investment trusts to not more than 10% of such investors liquid net worth. If I am a Kentucky resident, my investment in Apollo Realty Income Solutions, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. If I am a Massachusetts resident, my investment in Apollo Realty Income Solutions, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. If I am a Missouri resident, no more than 10% of my liquid net worth shall be invested in the securities being registered in this offering. If I am a Nebraska resident, and I do not meet the definition of accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of my net worth. INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS

PAGE 6 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes S, D and I) If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in Apollo Realty Income Solutions, Inc., and its affiliates, and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. New Jersey investors are advised that Class S shares and Class F-S shares are subject to upfront selling commissions of up to 3.0% of the transaction price, a dealer manager fee of up to 0.5% of the transaction price and a stockholder servicing fee of 0.85% per annum of the aggregate NAV, Class D shares and Class F-D shares are subject to upfront selling commissions of up to 1.5% of the transaction price and a stockholder servicing fee of 0.25% per annum of the aggregate NAV. Because the purchase price for the Class S shares, Class D shares, Class F-S shares, and Class F-D shares is the transaction price plus applicable upfront fees, the upfront fees may reduce such shares purchase price that is available to Apollo Realty Income Solutions, Inc. for investment and other capital needs. Also, the stockholder servicing fees may reduce the amount of distributions, and the fees could result in a reduction in the NAV of the Class S shares, Class D shares, Class F-S shares, and Class F-D shares if distributions are declared in an amount less than the stockholder servicing fees. If I am a New Mexico resident I must limit my investment in Apollo Realty Income Solutions, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. If I am a North Dakota resident, I have a net worth of at least 10 times my investment in Apollo Realty Income Solutions, Inc. If I am an Ohio resident, my investment in Apollo Realty Income Solutions, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. If I am an Oregon resident, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth. If I am a Pennsylvania resident, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my net worth. If I am a Puerto Rico resident, my investment in Apollo Realty Income Solutions, Inc, its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. If I am a Tennessee resident, who is not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my net worth. If I am a Vermont resident who is not an accredited investor as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. If I am an accredited investor as defined in 17 C.F.R. § 230.501, I am not subject to the limitation described in this paragraph. For these purposes, liquid net worth is defined as an investors total assets (not including home, home furnishings, or automobiles) minus total liabilities. For purposes of the acknowledgments above, an affiliate of Apollo Realty Income Solutions, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Apollo Realty Income Solutions, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Apollo Realty Income Solutions, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Apollo Realty Income Solutions, Inc., including any partnership in which Apollo Realty Income Solutions, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Apollo Realty Income Solutions, Inc. In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. I declare that the information supplied above is true and correct and may be relied upon by Apollo Realty Income Solutions, Inc. I acknowledge that the Broker-Dealer/Registered Representative (Broker-Dealer/Registered Representative of record) indicated in Section 9 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/ Registered Representative of record at any time by contacting Apollo Realty Income Solutions, Inc. at the number indicated below. (8) SUBSCRIBER SIGNATURES INVESTOR CO-INVESTOR INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS

PAGE 7 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes S, D and I) SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: (1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and (4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY) (8) SUBSCRIBER SIGNATURES SIGNATURE OF INVESTOR DATE SIGNATURE OF CO-INVESTOR OR CUSTODIAN (If applicable) DATE (9) REGISTERED REPRESENTATIVE/ INVESTMENT ADVISOR REPRESENTATIVE BROKER DEALER/ RIA INFORMATION (Required Information.) The Registered Representative/Investment Advisor Representative (as applicable) must sign below to complete the order. Registered Representative/Investment Advisor Representative (as applicable) hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investors legal residence. Please note that unless previously agreed to in writing by Apollo Realty Income Solutions, Inc., all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, this Section 9 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investors prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned Registered Representative represents and certifies that, if the investor is a retail customer as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investors investment profile and the potential risks, rewards, and costs associated with such an investment and (b)(i) the undersigned has not placed its interests or those of the Registered Representative ahead of the interest of the investor in recommending such investment and (ii) undersigned and the Registered Representative have complied with any applicable enhanced standard of conduct, including but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Registered Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firms existing Anti-Money Laundering Program and Customer Identification Program. BROKER DEALER OR RIA FIRM REGISTERED REP OR INVESTMENT ADVISOR REP NAME E-MAIL ADDRESS FAX NUMBER OPERATIONS CONTACT NAME OPERATIONS CONTACT E-MAIL ADDRESS ADVISOR MAILING ADDRESS CITY STATE ZIP FIRM CRD NUMBER REP/RIA NUMBER TELEPHONE NUMBER REGISTERED REP OR INVESTMENT ADVISOR SIGNATURE DATE BRANCH MANAGER SIGNATURE (If required by Broker-Dealer) DATE

PAGE 8 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes S, D and I) (10) MISCELLANEOUS If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Apollo Realty Income Solutions, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Apollo Realty Income Solutions, Inc. and the Broker-Dealer in writing. The Broker-Dealer may notify Apollo Realty Income Solutions, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Apollo Realty Income Solutions, Inc. may rely on such notification to terminate such investors participation in the Distribution Reinvestment Plan. No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Apollo Realty Income Solutions, Inc. Apollo Realty Income Solutions, Inc. Investor Relations: (888) 926-2688 Email: ARISAPOLLO.ai@dstsystems.com Return the completed Subscription Agreement to: Regular Mail To: Apollo Realty Income Solutions, Inc. PO Box 219049 Kansas City, MO 64121 Overnight To: Apollo Realty Income Solutions, Inc. 430 W 7th Street Suite 219049 Kansas City, MO 64105

PAGE 1 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes F-S, F-D and F-I) (1) YOUR INVESTMENT (2) OWNERSHIP TYPE (Select Only One) A. Investment Investment Amount $ Initial Investment ($2,500 minimum Subsequent Purchase ($500 minimum initial investment) per transaction) B. Investment Method By wire: Please wire funds according to the instructions below. Name: DST as Agent for Apollo Realty Income Solutions, Inc. Bank Name: UMB Bank, N.A. ABA: 1010-0069-5 DDA: 9872586654 By mail: Attach a check to this Subscription Agreement. Make all checks payable to: Apollo Realty Income Solutions, Inc.* Broker-Dealer/Registered Representative will make payment on your behalf * Cash, cashiers checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted. C. Share Class Selection (required) The undersigned hereby tenders this Subscription Agreement and applies for the purchase of the dollar amount of shares of common stock (the Shares) of Apollo Realty Income Solutions, Inc. (ARIS) set forth below. ARIS is externally managed by its adviser, ARIS Management, LLC, which is an affiliate of the sponsor, Apollo Global Management, Inc. (together with its subsidiaries, Apollo). Taxable Account Type Brokerage Account Number Individual or Joint Tenant With Rights of Survivorship Transfer on Death (Optional Designation. See Section 3.C) Tenants in Common Community Property Uniform Gift/Transfer to Minors State of Trust (Include Certification of Investment Powers Form) Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required) Estate Non-Taxable Account Type Custodian Account Number IRA Roth IRA SEP IRA Simple IRA Pension Plan (Include Certification of Investment Powers Form) Other Custodian Information (To Be Completed By Custodian) Custodian Name Custodian Tax ID # Custodian Phone # Custodian Stamp Here SHARE CLASS F-S SHARE CLASS F-D (available for certain fee-based wrap accounts and other eligible investors as disclosed in the Prospectus) SHARE CLASS F-I (available for certain fee-based wrap accounts and other eligible investors as disclosed in the Prospectus) Entity Name Retirement Plan / Trust / Corporation / Partnership / Other Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3.A and 3.B Entity Name Tax ID Number Date of Trust Exemptions (See Form W-9 instructions at www.irs.gov) Entity Type (Select one. Required) Retirement Plan Trust S-Corp C-Corp LLC Partnership Other Jurisdiction (if Non-U.S.) Exempt payee code (if any) Exemption from FATCA reporting code (Attach a completed applicable Form W-8) (if any)

PAGE 2 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes F-S, F-D and F-I) (3) INVESTOR INFORMATION A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.) B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Executor / Co-Authorized Signatory Information, if applicable.) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.) FIRST NAME (MI) LAST NAME SOCIAL SECURITY NUMBER / TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER RESIDENTIAL STREET ADDRESS CITY STATE ZIP EMAIL ADDRESS If you are a non-U.S. citizen, please specify your country of citizenship (required): Resident Alien Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021) Country of Citizenship If you are an Apollo employee, officer, director, affiliate, or an Immediate Family Member thereof,1 please select one below (required): Apollo employee or ARIS officer or director or Apollo affiliate or Not Applicable Immediate Family Member Immediate Family Member Immediate Family Member FIRST NAME (MI) LAST NAME SOCIAL SECURITY NUMBER / TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER RESIDENTIAL STREET ADDRESS CITY STATE ZIP EMAIL ADDRESS If you are a non-U.S. citizen, please specify your country of citizenship (required): Resident Alien Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021) Country of Citizenship If you are an Apollo employee, officer, director, affiliate, or an Immediate Family Member thereof,1 please select one below (required): Apollo employee or ARIS officer or director or Apollo affiliate or Not Applicable Immediate Family Member Immediate Family Member Immediate Family Member 1 "Immediate Family Member means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister in-law of an officer or director, and includes adoptive relationships. DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) PRIMARY SECONDARY % DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) PRIMARY SECONDARY % DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) PRIMARY SECONDARY % DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) PRIMARY SECONDARY % C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) Not available for Louisiana residents. (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.) Custodian/Guardian (required for a minor Beneficiary, cannot be same as Investor or Co-Investor):

PAGE 3 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes F-S, F-D and F-I) (5) INTERESTED PARTY INFORMATION (For mailed statements) (4) CONTACT INFORMATION (If different than provided in Section 3.A) (6) SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTIONS (Select only one) RESIDENTIAL STREET ADDRESS CITY STATE ZIP MAILING STREET ADDRESS CITY STATE ZIP FIRST NAME (MI) LAST NAME DAYTIME PHONE NUMBER EMAIL ADDRESS EMAIL ADDRESS Please read entire section carefully. A. If you are NOT a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, AND you are a client of a broker-dealer that permits automatic enrollment in the distribution reinvestment plan, you are automatically enrolled in our Distribution Reinvestment Plan. If you do NOT wish to be enrolled in our Distribution Reinvestment Plan, and you instead elect to receive cash distributions, check this box and complete the information in Section 6.B: If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, OR you are a client of a broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan, you are NOT automatically enrolled in our Distribution Reinvestment Plan. If you wish to enroll in our Distribution Reinvestment Plan, check this box: You will receive cash distributions if you are NOT enrolled in the Distribution Reinvestment Plan. If you are NOT enrolled in the Distribution Reinvestment Plan, please complete Section 6.B to indicate how you prefer to receive your cash distributions. B. Complete the section below ONLY if you are NOT participating in the Distribution Reinvestment Plan and you instead have elected above to receive cash distributions. For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian. 1. Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.) 2. Cash/Check Mailed to Third Party/Custodian 3. Cash/Direct Deposit Attach a pre-printed voided check. (Non-Custodial Investors Only) I authorize Apollo Realty Income Solutions, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Apollo Realty Income Solutions, Inc. in writing to cancel it. In the event that Apollo Realty Income Solutions, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. NAME / ENTITY NAME / FINANCIAL INSTITUTION MAILING ADDRESS CITY STATE ZIP ACCOUNT NUMBER (Required) FINANCIAL INSTITUTION NAME MAILING ADDRESS CITY STATE ZIP YOUR BANKS ABA ROUTING NUMBER YOUR BANK ACCOUNT NUMBER PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

PAGE 4 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes F-S, F-D and F-I) Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Apollo Realty Income Solutions, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials. Please initial to consent to electronic delivery EMAIL (If blank, the email provided in Section 4 or Section 3.A will be used.) (7) ELECTRONIC DELIVERY FORM (Optional) (8) SUBSCRIBER SIGNATURES Apollo Realty Income Solutions, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/ taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Apollo Realty Income Solutions, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Apollo Realty Income Solutions, Inc. to accept this subscription, I hereby represent and warrant to you as follows: 8.A. Please Note: All Items in this Section 8.A. must be read and initialed I have received a copy of the final Prospectus. I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of $250,000, or (ii) a minimum net worth (as previously described) of $70,000 and a minimum annual gross income of $70,000. In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under SUITABILITY STANDARDS. I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. I am purchasing the Shares for my own account. I understand that the transaction price per Share at which my investment will be executed will be made available on Apollo Realty Income Solutions, Inc.'s website at www.gwms.apollo.com/ realtyincomesolutions and in a prospectus supplement filed with the SEC, available at www. sec.gov. INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INVESTOR CO-INVESTOR

PAGE 5 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes F-S, F-D and F-I) (8) SUBSCRIBER SIGNATURES I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase Shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Apollo Realty Income Solutions, Inc.s toll-free, automated telephone line, (888) 926-2688. 8.B. If you live in any of the following states, please read the following carefully: Alabama, Arkansas, California, Idaho, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee, Vermont, and Washington. If I am NOT a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont, or Washington, AND I am a client of a broker-dealer that permits automatic enrollment in the Distribution Reinvestment Plan, I acknowledge that I will be automatically enrolled in the Distribution Reinvestment Plan unless I elect in Section 6 of this Subscription Agreement to receive my distributions in cash. If I am an Alabama resident, my investment in Apollo Realty Income Solutions, Inc. and its affiliates may not exceed 10% of my liquid net worth. INVESTOR CO-INVESTOR INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS If I am a California resident, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth. If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and an annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth. If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of my net worth. If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other non-traded real estate investment trusts to not more than 10% of such investors liquid net worth. If I am a Kentucky resident, my investment in Apollo Realty Income Solutions, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. If I am a Massachusetts resident, my investment in Apollo Realty Income Solutions, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. If I am a Missouri resident, no more than 10% of my liquid net worth shall be invested in the securities being registered in this offering. If I am a Nebraska resident, and I do not meet the definition of accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of my net worth. INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS

PAGE 6 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes F-S, F-D and F-I) If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in Apollo Realty Income Solutions, Inc., and its affiliates, and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. New Jersey investors are advised that Class S shares and Class F-S shares are subject to upfront selling commissions of up to 3.0% of the transaction price, a dealer manager fee of up to 0.5% of the transaction price and a stockholder servicing fee of 0.85% per annum of the aggregate NAV, Class D shares and Class F-D shares are subject to upfront selling commissions of up to 1.5% of the transaction price and a stockholder servicing fee of 0.25% per annum of the aggregate NAV. Because the purchase price for the Class S shares, Class D shares, Class F-S shares, and Class F-D shares is the transaction price plus applicable upfront fees, the upfront fees may reduce such shares purchase price that is available to Apollo Realty Income Solutions, Inc. for investment and other capital needs. Also, the stockholder servicing fees may reduce the amount of distributions, and the fees could result in a reduction in the NAV of the Class S shares, Class D shares, Class F-S shares, and Class F-D shares if distributions are declared in an amount less than the stockholder servicing fees. If I am a New Mexico resident I must limit my investment in Apollo Realty Income Solutions, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. If I am a North Dakota resident, I have a net worth of at least 10 times my investment in Apollo Realty Income Solutions, Inc. If I am an Ohio resident, my investment in Apollo Realty Income Solutions, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. If I am an Oregon resident, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth. If I am a Pennsylvania resident, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my net worth. If I am a Puerto Rico resident, my investment in Apollo Realty Income Solutions, Inc, its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. If I am a Tennessee resident, who is not an "accredited investor" as defined in 17 C.F.R. (S) 230.501, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my net worth. If I am a Vermont resident who is not an accredited investor as defined in 17 C.F.R. (S) 230.501, my investment in this offering may not exceed 10% of my liquid net worth. If I am an accredited investor as defined in 17 C.F.R. (S) 230.501, I am not subject to the limitation described in this paragraph. For these purposes, liquid net worth is defined as an investors total assets (not including home, home furnishings, or automobiles) minus total liabilities. For purposes of the acknowledgments above, an affiliate of Apollo Realty Income Solutions, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Apollo Realty Income Solutions, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Apollo Realty Income Solutions, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Apollo Realty Income Solutions, Inc., including any partnership in which Apollo Realty Income Solutions, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Apollo Realty Income Solutions, Inc. In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. I declare that the information supplied above is true and correct and may be relied upon by Apollo Realty Income Solutions, Inc. I acknowledge that the Broker-Dealer/Registered Representative (Broker-Dealer/Registered Representative of record) indicated in Section 9 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/ Registered Representative of record at any time by contacting Apollo Realty Income Solutions, Inc. at the number indicated below. (8) SUBSCRIBER SIGNATURES INVESTOR CO-INVESTOR INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS

PAGE 7 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes F-S, F-D and F-I) SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: (1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and (4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY) (8) SUBSCRIBER SIGNATURES SIGNATURE OF INVESTOR DATE SIGNATURE OF CO-INVESTOR OR CUSTODIAN (If applicable) DATE (9) REGISTERED REPRESENTATIVE/ INVESTMENT ADVISOR REPRESENTATIVE BROKER DEALER/ RIA INFORMATION (Required Information.) The Registered Representative/Investment Advisor Representative (as applicable) must sign below to complete the order. Registered Representative/Investment Advisor Representative (as applicable) hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investors legal residence. Please note that unless previously agreed to in writing by Apollo Realty Income Solutions, Inc., all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, this Section 9 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investors prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned Registered Representative represents and certifies that, if the investor is a retail customer as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investors investment profile and the potential risks, rewards, and costs associated with such an investment and (b)(i) the undersigned has not placed its interests or those of the Registered Representative ahead of the interest of the investor in recommending such investment and (ii) undersigned and the Registered Representative have complied with any applicable enhanced standard of conduct, including but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Registered Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firms existing Anti-Money Laundering Program and Customer Identification Program. BROKER DEALER OR RIA FIRM REGISTERED REP OR INVESTMENT ADVISOR REP NAME E-MAIL ADDRESS FAX NUMBER OPERATIONS CONTACT NAME OPERATIONS CONTACT E-MAIL ADDRESS ADVISOR MAILING ADDRESS CITY STATE ZIP FIRM CRD NUMBER REP/RIA NUMBER TELEPHONE NUMBER REGISTERED REP OR INVESTMENT ADVISOR SIGNATURE DATE BRANCH MANAGER SIGNATURE (If required by Broker-Dealer) DATE

PAGE 8 OF 8 ARIS-IU191850-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Share Classes F-S, F-D and F-I) (10) MISCELLANEOUS If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Apollo Realty Income Solutions, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Apollo Realty Income Solutions, Inc. and the Broker-Dealer in writing. The Broker-Dealer may notify Apollo Realty Income Solutions, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Apollo Realty Income Solutions, Inc. may rely on such notification to terminate such investors participation in the Distribution Reinvestment Plan. No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Apollo Realty Income Solutions, Inc. Apollo Realty Income Solutions, Inc. Investor Relations: (888) 926-2688 Email: ARISAPOLLO.ai@dstsystems.com Return the completed Subscription Agreement to: Regular Mail To: Apollo Realty Income Solutions, Inc. PO Box 219049 Kansas City, MO 64121 Overnight To: Apollo Realty Income Solutions, Inc. 430 W 7th Street Suite 219049 Kansas City, MO 64105

PAGE 1 OF 8 ARIS-IU213202-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Qualifying Anchor Share Investors) (1) YOUR INVESTMENT (2) OWNERSHIP TYPE (Select Only One) A. Investment Investment Amount $ Initial Investment Subsequent Purchase ($500 minimum per transaction) B. Investment Method By wire: Please wire funds according to the instructions below. Name: DST as Agent for Apollo Realty Income Solutions, Inc. Bank Name: UMB Bank, N.A. ABA: 1010-0069-5 DDA: 9872586654 By mail: Attach a check to this Subscription Agreement. Make all checks payable to: Apollo Realty Income Solutions, Inc.* Broker-Dealer/Registered Representative will make payment on your behalf * Cash, cashiers checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted. C. Share Class Selection (required) The undersigned hereby tenders this Subscription Agreement and applies for the purchase of the dollar amount of shares of common stock (the Shares) of Apollo Realty Income Solutions, Inc. (ARIS) set forth below. ARIS is externally managed by its adviser, ARIS Management, LLC, which is an affiliate of the sponsor, Apollo Global Management, Inc. (together with its subsidiaries, Apollo). Taxable Account Type Brokerage Account Number Individual or Joint Tenant With Rights of Survivorship Transfer on Death (Optional Designation. See Section 3.C) Tenants in Common Community Property Uniform Gift/Transfer to Minors State of Trust (Include Certification of Investment Powers Form) Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required) Estate Non-Taxable Account Type Custodian Account Number IRA Roth IRA SEP IRA Simple IRA Pension Plan (Include Certification of Investment Powers Form) Other Custodian Information (To Be Completed By Custodian) Custodian Name Custodian Tax ID # Custodian Phone # Custodian Stamp Here SHARE CLASS A-I Entity Name Retirement Plan / Trust / Corporation / Partnership / Other Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3.A and 3.B Entity Name Tax ID Number Date of Trust Exemptions (See Form W-9 instructions at www.irs.gov) Entity Type (Select one. Required) Retirement Plan Trust S-Corp C-Corp LLC Partnership Other Jurisdiction (if Non-U.S.) Exempt payee code (if any) Exemption from FATCA reporting code (Attach a completed applicable Form W-8) (if any)

PAGE 2 OF 8 ARIS-IU213202-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Qualifying Anchor Share Investors) (3) INVESTOR INFORMATION A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.) B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Executor / Co-Authorized Signatory Information, if applicable.) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.) FIRST NAME (MI) LAST NAME SOCIAL SECURITY NUMBER / TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER RESIDENTIAL STREET ADDRESS CITY STATE ZIP EMAIL ADDRESS If you are a non-U.S. citizen, please specify your country of citizenship (required): Resident Alien Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021) Country of Citizenship If you are an Apollo employee, officer, director, affiliate, or an Immediate Family Member thereof,1 please select one below (required): Apollo employee or ARIS officer or director or Apollo affiliate or Not Applicable Immediate Family Member Immediate Family Member Immediate Family Member FIRST NAME (MI) LAST NAME SOCIAL SECURITY NUMBER / TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER RESIDENTIAL STREET ADDRESS CITY STATE ZIP EMAIL ADDRESS If you are a non-U.S. citizen, please specify your country of citizenship (required): Resident Alien Non-Resident Alien (Attach a completed Form W-8BEN, Rev. Oct. 2021) Country of Citizenship If you are an Apollo employee, officer, director, affiliate, or an Immediate Family Member thereof,1 please select one below (required): Apollo employee or ARIS officer or director or Apollo affiliate or Not Applicable Immediate Family Member Immediate Family Member Immediate Family Member 1 "Immediate Family Member means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister in-law of an officer or director, and includes adoptive relationships. DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) PRIMARY SECONDARY % DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) PRIMARY SECONDARY % DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) PRIMARY SECONDARY % DATE OF BIRTH FIRST NAME (MI) LAST NAME SSN (MM/DD/YYYY) PRIMARY SECONDARY % C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) Not available for Louisiana residents. (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.) Custodian/Guardian (required for a minor Beneficiary, cannot be same as Investor or Co-Investor):

PAGE 3 OF 8 ARIS-IU213202-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Qualifying Anchor Share Investors) (4) CONTACT INFORMATION (If different than provided in Section 3.A) (6) SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTIONS (Select only one) MAILING STREET ADDRESS CITY STATE ZIP EMAIL ADDRESS Please read entire section carefully. A. If you are NOT a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, AND you are a client of a broker-dealer that permits automatic enrollment in the distribution reinvestment plan, you are automatically enrolled in our Distribution Reinvestment Plan. If you do NOT wish to be enrolled in our Distribution Reinvestment Plan, and you instead elect to receive cash distributions, check this box and complete the information in Section 6.B: If you are a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, OR you are a client of a broker-dealer that does not permit automatic enrollment in the distribution reinvestment plan, you are NOT automatically enrolled in our Distribution Reinvestment Plan. If you wish to enroll in our Distribution Reinvestment Plan, check this box: You will receive cash distributions if you are NOT enrolled in the Distribution Reinvestment Plan. If you are NOT enrolled in the Distribution Reinvestment Plan, please complete Section 6.B to indicate how you prefer to receive your cash distributions. B. Complete the section below ONLY if you are NOT participating in the Distribution Reinvestment Plan and you instead have elected above to receive cash distributions. For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian. 1. Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.) 2. Cash/Check Mailed to Third Party/Custodian 3. Cash/Direct Deposit Attach a pre-printed voided check. (Non-Custodial Investors Only) I authorize Apollo Realty Income Solutions, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Apollo Realty Income Solutions, Inc. in writing to cancel it. In the event that Apollo Realty Income Solutions, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. NAME / ENTITY NAME / FINANCIAL INSTITUTION MAILING ADDRESS CITY STATE ZIP ACCOUNT NUMBER (Required) FINANCIAL INSTITUTION NAME MAILING ADDRESS CITY STATE ZIP YOUR BANKS ABA ROUTING NUMBER YOUR BANK ACCOUNT NUMBER PLEASE ATTACH A PRE-PRINTED VOIDED CHECK (5) INTERESTED PARTY INFORMATION (For mailed statements) RESIDENTIAL STREET ADDRESS CITY STATE ZIP FIRST NAME (MI) LAST NAME DAYTIME PHONE NUMBER EMAIL ADDRESS

PAGE 4 OF 8 ARIS-IU213202-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Qualifying Anchor Share Investors) Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Apollo Realty Income Solutions, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials. Please initial to consent to electronic delivery EMAIL (If blank, the email provided in Section 4 or Section 3.A will be used.) (7) ELECTRONIC DELIVERY FORM (Optional) (8) SUBSCRIBER SIGNATURES Apollo Realty Income Solutions, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/ taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Apollo Realty Income Solutions, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Apollo Realty Income Solutions, Inc. to accept this subscription, I hereby represent and warrant to you as follows: 8.A. Please Note: All Items in this Section 8.A. must be read and initialed I have received a copy of the final Prospectus. I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of $250,000, or (ii) a minimum net worth (as previously described) of $70,000 and a minimum annual gross income of $70,000. In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under SUITABILITY STANDARDS. I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. I am purchasing the Shares for my own account. I understand that the transaction price per Share at which my investment will be executed will be made available on Apollo Realty Income Solutions, Inc.'s website at www.gwms.apollo.com/ realtyincomesolutions and in a prospectus supplement filed with the SEC, available at www. sec.gov. INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INVESTOR CO-INVESTOR

PAGE 5 OF 8 ARIS-IU213202-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Qualifying Anchor Share Investors) (8) SUBSCRIBER SIGNATURES I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase Shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Apollo Realty Income Solutions, Inc.s toll-free, automated telephone line, (888) 926-2688. 8.B. If you live in any of the following states, please read the following carefully: Alabama, Arkansas, California, Idaho, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee, Vermont, and Washington. If I am NOT a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont, or Washington, AND I am a client of a broker-dealer that permits automatic enrollment in the Distribution Reinvestment Plan, I acknowledge that I will be automatically enrolled in the Distribution Reinvestment Plan unless I elect in Section 6 of this Subscription Agreement to receive my distributions in cash. If I am an Alabama resident, my investment in Apollo Realty Income Solutions, Inc. and its affiliates may not exceed 10% of my liquid net worth. INVESTOR CO-INVESTOR INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS If I am a California resident, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth. If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and an annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth. If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) may not exceed 10% of my net worth. If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other non-traded real estate investment trusts to not more than 10% of such investors liquid net worth. If I am a Kentucky resident, my investment in Apollo Realty Income Solutions, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. If I am a Massachusetts resident, my investment in Apollo Realty Income Solutions, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. If I am a Missouri resident, no more than 10% of my liquid net worth shall be invested in the securities being registered in this offering. If I am a Nebraska resident, and I do not meet the definition of accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of my net worth. INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS

PAGE 6 OF 8 ARIS-IU213202-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Qualifying Anchor Share Investors) If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in Apollo Realty Income Solutions, Inc., and its affiliates, and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. New Jersey investors are advised that Class S shares and Class F-S shares are subject to upfront selling commissions of up to 3.0% of the transaction price, a dealer manager fee of up to 0.5% of the transaction price and a stockholder servicing fee of 0.85% per annum of the aggregate NAV, Class D shares and Class F-D shares are subject to upfront selling commissions of up to 1.5% of the transaction price and a stockholder servicing fee of 0.25% per annum of the aggregate NAV. Because the purchase price for the Class S shares, Class D shares, Class F-S shares, and Class F-D shares is the transaction price plus applicable upfront fees, the upfront fees may reduce such shares purchase price that is available to Apollo Realty Income Solutions, Inc. for investment and other capital needs. Also, the stockholder servicing fees may reduce the amount of distributions, and the fees could result in a reduction in the NAV of the Class S shares, Class D shares, Class F-S shares, and Class F-D shares if distributions are declared in an amount less than the stockholder servicing fees. If I am a New Mexico resident I must limit my investment in Apollo Realty Income Solutions, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. If I am a North Dakota resident, I have a net worth of at least 10 times my investment in Apollo Realty Income Solutions, Inc. If I am an Ohio resident, my investment in Apollo Realty Income Solutions, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. If I am an Oregon resident, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my liquid net worth. If I am a Pennsylvania resident, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my net worth. If I am a Puerto Rico resident, my investment in Apollo Realty Income Solutions, Inc, its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, liquid net worth is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. If I am a Tennessee resident, who is not an "accredited investor" as defined in 17 C.F.R. (S) 230.501, my investment in Apollo Realty Income Solutions, Inc. may not exceed 10% of my net worth. If I am a Vermont resident who is not an accredited investor as defined in 17 C.F.R. (S) 230.501, my investment in this offering may not exceed 10% of my liquid net worth. If I am an accredited investor as defined in 17 C.F.R. (S) 230.501, I am not subject to the limitation described in this paragraph. For these purposes, liquid net worth is defined as an investors total assets (not including home, home furnishings, or automobiles) minus total liabilities. For purposes of the acknowledgments above, an affiliate of Apollo Realty Income Solutions, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Apollo Realty Income Solutions, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Apollo Realty Income Solutions, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Apollo Realty Income Solutions, Inc., including any partnership in which Apollo Realty Income Solutions, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Apollo Realty Income Solutions, Inc. In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. I declare that the information supplied above is true and correct and may be relied upon by Apollo Realty Income Solutions, Inc. I acknowledge that the Broker-Dealer/Registered Representative (Broker-Dealer/Registered Representative of record) indicated in Section 9 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/ Registered Representative of record at any time by contacting Apollo Realty Income Solutions, Inc. at the number indicated below. (8) SUBSCRIBER SIGNATURES INVESTOR CO-INVESTOR INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS INITIALS

PAGE 7 OF 8 ARIS-IU213202-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Qualifying Anchor Share Investors) SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: (1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and (4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY) (8) SUBSCRIBER SIGNATURES SIGNATURE OF INVESTOR DATE SIGNATURE OF CO-INVESTOR OR CUSTODIAN (If applicable) DATE (9) REGISTERED REPRESENTATIVE/ INVESTMENT ADVISOR REPRESENTATIVE BROKER DEALER/ RIA INFORMATION (Required Information.) The Registered Representative/Investment Advisor Representative (as applicable) must sign below to complete the order. Registered Representative/Investment Advisor Representative (as applicable) hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investors legal residence. Please note that unless previously agreed to in writing by Apollo Realty Income Solutions, Inc., all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, this Section 9 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investors prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned Registered Representative represents and certifies that, if the investor is a retail customer as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investors investment profile and the potential risks, rewards, and costs associated with such an investment and (b)(i) the undersigned has not placed its interests or those of the Registered Representative ahead of the interest of the investor in recommending such investment and (ii) undersigned and the Registered Representative have complied with any applicable enhanced standard of conduct, including but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Registered Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firms existing Anti-Money Laundering Program and Customer Identification Program. BROKER DEALER OR RIA FIRM REGISTERED REP OR INVESTMENT ADVISOR REP NAME E-MAIL ADDRESS FAX NUMBER OPERATIONS CONTACT NAME OPERATIONS CONTACT E-MAIL ADDRESS ADVISOR MAILING ADDRESS CITY STATE ZIP FIRM CRD NUMBER REP/RIA NUMBER TELEPHONE NUMBER REGISTERED REP OR INVESTMENT ADVISOR SIGNATURE DATE BRANCH MANAGER SIGNATURE (If required by Broker-Dealer) DATE

PAGE 8 OF 8 ARIS-IU213202-ES (0423) Apollo Realty Income Solutions, Inc. Subscription Agreement (For Qualifying Anchor Share Investors) (10) MISCELLANEOUS If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Apollo Realty Income Solutions, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Apollo Realty Income Solutions, Inc. and the Broker-Dealer in writing. The Broker-Dealer may notify Apollo Realty Income Solutions, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Apollo Realty Income Solutions, Inc. may rely on such notification to terminate such investors participation in the Distribution Reinvestment Plan. No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Apollo Realty Income Solutions, Inc. Apollo Realty Income Solutions, Inc. Investor Relations: (888) 926-2688 Email: ARISAPOLLO.ai@dstsystems.com Return the completed Subscription Agreement to: Regular Mail To: Apollo Realty Income Solutions, Inc. PO Box 219049 Kansas City, MO 64121 Overnight To: Apollo Realty Income Solutions, Inc. 430 W 7th Street Suite 219049 Kansas City, MO 64105

APOLLO REALTY INCOME SOLUTIONS, INC.

Maximum Offering of $5,000,000,000—Minimum Offering of $100,000,000

Common Stock

Prospectus

     , 2024

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Apollo Realty Income Solutions, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II

Information Not Required in the Prospectus

Item 31. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by the registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$463,500
FINRA filing fee	$225,000
Legal	$4,250,000
Printing and mailing	$4,200,000
Accounting and tax	$1,500,000
Blue sky	$900,000
Advertising and sales literature	$6,450,000
Due diligence	$1,000,000
Transfer agent and escrow agent fees and expenses	$2,421,000
Promotional items	$850,000
Technology expenses	$900,000
Issuer costs related to training and education meetings and retail conferences	$360,000
Total	$23,520,000

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

The offer and sale of shares to Apollo ARIS Holdings LLC is claimed to be exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) thereof.

On December 22, 2022, we issued 5,000,000 Class A-I units in a private placement to an affiliate of Apollo for an aggregate purchase price of $100 million. The sale is claimed to be exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) thereof.

The Adviser is entitled to an annual management fee payable monthly in cash, shares of common stock, or Operating Partnership units, in each case at the Adviser’s election. The offer and sale of such shares to the Adviser is claimed to be exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) thereof. The table below shows the total issuances of Class E shares and Class E units to the Adviser since January 2023:

Date of Unregistered Sale	Number of Shares Issued	Number of Units Issued	Consideration
January 2023	—	—	$—
February 2023	—	—	$—
March 2023	3,862	7,801	$233,832
April 2023	4,015	4,162	$165,255
May 2023	5,752	4,174	$201,294
June 2023	7,533	4,179	$238,213

Date of Unregistered Sale	Number of Shares Issued	Number of Units Issued	Consideration
July 2023	8,500	4,193	$259,210
August 2023	11,153	4,207	$314,430
September 2023	12,870	4,222	$351,410
October 2023	13,956	4,236	$374,939
November 2023	14,660	4,251	$390,699
December 2023	17,109	4,262	$443,164
January 2024	18,192	4,279	$467,958
February 2024	18,661	4,293	$478,590
March 2024	19,725	4,312	$503,462

In January 2024, we issued 26,977 Class E units to the Special Limited Partner as payment for $561,799 of the performance participation allocation. At the election of the Special Limited Partner, each Class E unit is exchangeable for cash or a Class E share (on a one-for-one basis) and is claimed to be exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) thereof.

As of April 1, 2024, we sold 16,788 Class E shares to employees of Apollo pursuant to a private placement for a total purchase price of $350,000. Such issuances are claimed to be exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) and Regulation D thereof.

Issuance of restricted stock awards for 1,237 Class E shares to each of our independent directors effective April 5, 2023 is claimed to be exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) thereof. Each issuance of restricted stock awards to each of our four independent directors for April 5, 2023 amounted to $25,000 to each director.

Item 34. Indemnification of Directors, Officers and Others.

Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and the Adviser and its affiliates subject to the limitations of the NASAA REIT Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law (the

“MGCL”) requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

In addition to the above limitations of the MGCL, our charter provides that our directors, the Adviser and its or our affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the Adviser or its or our affiliates, the liability or loss was not the result of negligence or misconduct; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may not provide indemnification to a director, the Adviser, any of the Adviser’s affiliates, any of our affiliates, or any person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•

a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, the Adviser and its or our affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we must indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Item 35. Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

1.	Financial Statements.

The following financial statements are incorporated into this registration statement by reference:

•

The consolidated financial statements and financial statement schedules of the Registrant included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 11, 2024.

2.	Exhibits.

See the Exhibit Index on the page immediately preceding the signatures for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37. Undertakings.

(i)	The undersigned registrant hereby undertakes:

(A)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(2)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(E)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(F)

To send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Adviser or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(ii)	The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

(iii)

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(iv)

The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(v)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC and certain state securities regulators such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description

1.1	Amended and Restated Dealer Manager Agreement (filed as Exhibit 1.1 of the Company’s Current Report on Form 8-K on November 29, 2022 (file number 333-264456) and incorporated herein by reference)

1.2	Form of Selected Dealer Agreement (filed as Exhibit 1.2 of the Company’s Current Report on Form 8-K on November 29, 2022 (file number 333-264456) and incorporated herein by reference)

3.1	Third Articles of Amendment and Restatement (filed as Exhibit 3.1 of the Company’s Current Report on Form 8-K on December 22, 2022 (file number 333-264456) and incorporated herein by reference)

3.2	Amended and Restated Bylaws (filed as Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed on August 10, 2022 and incorporated herein by reference)

4.1	Amended and Restated Share Repurchase Plan (filed as Exhibit 4.1 of the Company’s Current Report on Form 8-K on November 29, 2022 (file number 333-264456) and incorporated herein by reference)

4.2*	Amended and Restated Distribution Reinvestment Plan (included in Appendix B)

4.3*	Form of Subscription Agreement (included in Appendix C)

5.1	Opinion of Clifford Chance US LLP as to Legality of Securities (filed as Exhibit 5.1 of the Company’s Post-Effective Amendment No. 1 to Form S-11 on September 20, 2022 (file number 333-264456) and incorporated herein by reference)

8.1	Opinion of Clifford Chance US LLP as to Tax Matters (filed as Exhibit 8.1 of the Company’s Post-Effective Amendment No. 2 to Form S-11 on April 7, 2023 (file number 333-264456) and incorporated herein by reference)

10.1	Second Amended and Restated Advisory Agreement (filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K on February 21, 2023 (file number 333-264456) and incorporated herein by reference)

10.2	Second Amended and Restated Limited Partnership Agreement of ARIS Operating Partnership L.P. (filed as Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q on November 13, 2023 (file number 333-264456) and incorporated herein by reference)

10.3	Amended and Restated Escrow Agreement (filed as Exhibit 10.3 of the Company’s Current Report on Form 8-K on November 29, 2022 (file number 333-264456) and incorporated herein by reference)

10.4	License Agreement (filed as Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q filed on August 10, 2022 and incorporated herein by reference)

10.5	Form of Indemnification Agreement (filed as Exhibit 10.5 of the Company’s Pre-Effective Amendment No. 2 to Form S-11 on June 23, 2022 (file number 333-264456) and incorporated herein by reference)

10.6	Amended and Restated Apollo Realty Income Solutions, Inc. 2022 Equity Incentive Plan (filed as Exhibit 10.4 of the Company’s Current Report on Form 8-K on November 29, 2022 (file number 333-264456) and incorporated herein by reference)

10.7	Form of Restricted Stock Agreement (filed as Exhibit 10.6 of the Company’s Annual Report on Form 10-K on March 10, 2023 (file number 333-264456) and incorporated herein by reference)

Exhibit Number	Description

21.1	Subsidiaries of Registrant (filed as Exhibit 21.1 of the Company’s Annual Report on Form 10-K on March 11, 2024 (file number 333-264456) and incorporated herein by reference)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Independent Valuation Advisor

23.3	Consent of Clifford Chance US LLP (included in Exhibit 5.1)

23.4	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included in signature page to the Post-Effective Amendment No. 1 to the Registration Statement filed on September 20, 2022 and incorporated herein by reference)

107	Filing Fee Table (filed as Exhibit 107 of the Company’s Registration Statement on Form S-11 on April 22, 2022 (file number 333-264456) and incorporated herein by reference)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 11, 2024.

APOLLO REALTY INCOME SOLUTIONS, INC.

By:	/s/ Anastasia Mironova
Anastasia Mironova Interim Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-11 Registration Statement has been signed by the following persons in the following capacities on April 11, 2024.

Signature	Title

* Philip Mintz	Co-Chief Executive Officer, Co-President and Director (principal executive officer)

/s/ Randy Anderson Randy Anderson	Co-Chief Executive Officer, Co-President and Director (principal executive officer)

/s/ Anastasia Mironova Anastasia Mironova	Interim Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)

* Stuart Rothstein	Director

* Lisa Coca	Director

* Gary Meltzer	Director

* Michael Swell	Director

* Roberta Sydney	Director

*By:	/s/ Randy Anderson
Randy Anderson Attorney-in-fact